                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC
               (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:  ________________________________________________

  2) Form, Schedule or Registration Statement No.:  __________________________

  3)Filing Party:  ___________________________________________________________

  4) Date Filed:  ____________________________________________________________

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, LAWYER, ACCOUNTANT OR OTHER DULY QUALIFIED INDEPENDENT FINANCIAL ADVISER.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                             1800 WEST LOOP SOUTH

                                   SUITE 900

                             HOUSTON, TEXAS 77027

                                March 27, 1998

To the Holders of our Ordinary Shares and American Depositary Receipts
("ADRs"):

  The Boards of Learmonth & Burchett Management Systems Plc ("LBMS") and PLATINUM technology, inc. ("PLATINUM") have agreed on terms for the acquisition of LBMS by PLATINUM. It is proposed that the acquisition of LBMS be effected by way of a Scheme of Arrangement, a U.K. statutory procedure whereby, subject to the requisite approvals of LBMS shareholders and the sanction of the English High Court, the ordinary shares of 10p each in the capital of LBMS (the "Ordinary Shares" or the "LBMS Ordinary Shares") in issue on a specified date will be canceled and an equal number of new Ordinary Shares will be issued to PLATINUM, leaving PLATINUM as the sole shareholder of LBMS. In consideration, holders of Ordinary Shares will receive shares of PLATINUM common stock. The acquisition of LBMS by PLATINUM requires the approval by LBMS shareholders. It is our pleasure to invite you to attend two shareholder meetings, at which resolutions will be proposed to approve and implement the acquisition of LBMS by PLATINUM.

  A meeting of LBMS shareholders (the "Court Meeting") has been convened by Order of the High Court of England and Wales (the "High Court") to be held on Monday, April 20, 1998 at 9:00 a.m. Houston time (3:00 p.m. London time) at LBMS' executive offices, located at 1800 West Loop South, Suite 900, Houston, Texas 77027, for the purposes of considering and, if thought fit, approving the Scheme of Arrangement dated March 27, 1998 (the "Scheme of Arrangement") and proposed to be made between LBMS and holders of Ordinary Shares (a) in issue at 6:00 p.m. (London time) on the last business day prior to the date of the Court Meeting (or, if such meeting shall be adjourned to a later date, on the last business day prior to that later date); and (b) if any, issued thereafter and before 6:00 p.m. (London time) on the last business day before an order is made by the High Court to sanction the Scheme of Arrangement (collectively, the "Scheme Shares"). Notice of the Court Meeting is set out below in this document.

  The Board of LBMS has convened an Extraordinary General Meeting (the "EGM") of LBMS to be held on Monday, April 20, 1998 at 9:15 a.m. Houston time (3:15 p.m. London time), or as soon thereafter as the Court Meeting has been concluded or adjourned, at LBMS' executive offices, located at 1800 West Loop South, Suite 900, Houston, Texas 77027, for the purposes of considering and, if thought fit, passing a Special Resolution (the "Resolution") to approve (i) the Agreement and Plan of Reorganization, dated as of January 2, 1998, as amended (as so amended, the "Acquisition Agreement"), by and between PLATINUM and LBMS, (ii) the Scheme of Arrangement, (iii) the reduction of the capital of LBMS by the reduction of its share premium account and the cancellation of the Scheme Shares, (iv) the authorization of the Board of Directors of LBMS to allot Ordinary Shares in order to give effect to the Resolution and (v) the amendment of the Articles of Association of LBMS, each as more fully described in the Explanatory Statement following this letter and in the accompanying Proxy Statement. Notice of the EGM is set out below in this document.

  If the Acquisition Agreement, the Scheme of Arrangement and the transactions contemplated thereby are approved by shareholders, the Scheme of Arrangement is sanctioned by the High Court and such transactions are consummated, among other things, (i) each Ordinary Share will be canceled in consideration of
0.1047 shares of common stock, $.001 par value per share, of PLATINUM (the "Exchange Ratio") being issued to the holder of each Scheme Share, (ii) new Ordinary Shares will be issued to PLATINUM and (iii) LBMS will become a wholly-owned subsidiary of PLATINUM. A copy of the Acquisition Agreement is attached as Appendix A to the accompanying Proxy Statement. If the Scheme of Arrangement becomes effective, the Acquisition will be binding on all holders of Scheme Shares, whether or not they have voted in favor of the relevant resolutions at the Court Meeting and the EGM.

  Forming part of this document are (i) the explanatory statement from LBMS' Board of Directors, in compliance with Section 426 of the U.K. Companies Act 1985 (the "Explanatory Statement"), (ii) the Scheme of Arrangement, (iii) Notice of the Court Meeting and (iv) the Notice of the EGM; and there is enclosed with this document a Proxy Statement. Together these documents provide you with detailed information concerning the proposed acquisition of LBMS by PLATINUM pursuant to the Scheme of Arrangement and the Acquisition Agreement (the "Acquisition") and related matters.

  Broadview Associates, LBMS' financial advisor in connection with the Acquisition, has rendered an opinion to the Board of Directors of LBMS that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the LBMS shareholders. The written opinion of Broadview Associates is reproduced in full as Appendix B to the accompanying Proxy Statement.

  AFTER CAREFUL CONSIDERATION OF VARIOUS FACTORS SET FORTH IN THE PROXY STATEMENT, INCLUDING THE WRITTEN OPINION OF BROADVIEW ASSOCIATES, THE BOARD OF DIRECTORS OF LBMS HAS DETERMINED THE ACQUISITION TO BE FAIR AND IN THE BEST INTERESTS OF LBMS AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF LBMS HAS APPROVED THE ACQUISITION AGREEMENT AND THE SCHEME OF ARRANGEMENT AND UNANIMOUSLY RECOMMENDS THEIR APPROVAL AND ADOPTION BY SHAREHOLDERS.

  Whether or not you plan to attend, and regardless of the number of Ordinary Shares or LBMS American Depositary Receipts (the "ADRs" or "LBMS ADRs") you own, it is important that your shares be represented at the Court Meeting and the EGM. Accordingly, holders of Ordinary Shares are urged to sign, date and return the Forms of Proxy. Your return of the proxies in advance will not affect your right to vote in person at the Court Meeting or EGM. Although ADR holders are not entitled to attend or vote at either the Court Meeting or the EGM, ADR holders may instruct the Depositary under the ADR facility how to vote the Ordinary Shares underlying their ADRs at the Court Meeting and EGM by return of the Form of Instruction. ADR holders are urged to sign, date and return the Form of Instruction.

                                       Sincerely,

                                       GERALD N. CHRISTOPHER
                                       Chairman of the Board of Directors

                                       MICHAEL S. BENNETT
                                       Director, President and Chief
                                       Executive Officer

BVA Associates Limited, a wholly-owned subsidiary of LBMS' financial advisers, Broadview Associates, has approved this document and the accompanying proxy statement solely for the purposes of Section 57 of the U.K. Financial Services Act 1986. BVA Associates Limited, which is regulated in the U.K. by The Securities and Futures Authority Limited, is acting solely for LBMS and no-one else in connection with the Acquisition and the Scheme of Arrangement and will not be responsible to anyone other than LBMS for providing the protections afforded to customers of BVA Associates Limited, nor for affording advice in relation to the proposed transaction.

                            NOTICE OF COURT MEETING

                                                             NO. 001300 OF 1998

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

COMPANIES COURT

MR. REGISTRAR BUCKLEY

         IN THE MATTER OF LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                                      AND

                    IN THE MATTER OF THE COMPANIES ACT 1985

  NOTICE IS HEREBY GIVEN that by an Order dated the 19th day of March, 1998 made in the above matter the High Court of Justice of England and Wales has directed a Meeting to be convened of the holders of the Ordinary Shares for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between Learmonth & Burchett Management Systems Plc ("LBMS") and the holders of the Scheme Shares as defined in the said Scheme and that such meeting will be held at LBMS' executive offices, 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A., on 20 April, 1998 at 9:00 a.m. Houston time (3:00 p.m. London time), at which place and time all holders of Ordinary Shares are requested to attend.

  A copy of the said Scheme of Arrangement and a copy of the Statement required to be furnished pursuant to Section 426 of the above-mentioned Act are incorporated in the document of which this Notice forms part.

  THE HOLDERS OF ORDINARY SHARES MAY VOTE IN PERSON AT THE SAID MEETING OR THEY MAY APPOINT ANOTHER PERSON, WHETHER A MEMBER OF LBMS OR NOT, AS THEIR PROXY TO ATTEND AND VOTE IN THEIR STEAD. A PINK FORM OF PROXY FOR USE AT SUCH MEETING IS ENCLOSED WITH THIS NOTICE.

  Completion and return of a PINK Form of Proxy will not prevent a holder of Ordinary Shares from attending and voting at the Meeting.

  In the case of joint holders, the vote of the senior who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Members of LBMS in respect of the joint holding.

  IT IS REQUESTED THAT FORMS APPOINTING PROXIES BE LODGED WITH LBMS' REGISTRARS, ROYAL BANK OF SCOTLAND PLC, REGISTRAR'S DEPARTMENT, P. O. BOX 82, CAXTON HOUSE, REDCLIFFE WAY, BRISTOL BS99 7NH, ENGLAND, NOT LESS THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE SAID MEETING, BUT IF FORMS ARE NOT SO LODGED THEY MAY BE HANDED TO THE CHAIRMAN AT THE SAID MEETING. HOLDERS OF ORDINARY SHARES MAY ALTERNATIVELY RETURN THE PINK FORM OF PROXY FOR THE COURT MEETING SO THAT IT IS RECEIVED AT LBMS' EXECUTIVE OFFICES IN HOUSTON BY 12:00 P.M. HOUSTON TIME ON 16 APRIL, 1998; LBMS HAS MADE ARRANGEMENTS TO SEND COMPLETED FORMS OF PROXY RECEIVED BY IT BY SUCH TIME AND DATE VIA COURIER TO ITS REGISTRARS IN ENGLAND.

  By the said Order the High Court has appointed Michael Seth Bennett or, failing him, Gerald Nelson Christopher or, failing him, Rainer Harold Burchett to act as Chairman of the said Meeting and has directed the Chairman to report the results thereof to the High Court.

  The said Scheme of Arrangement will be subject to the subsequent approval of the High Court.

  Dated 27 March, 1998

Macfarlanes
10 Norwich Street
London EC4A 1BD
Solicitors for Learmonth & Burchett Management Systems Plc

                    NOTICE OF EXTRAORDINARY GENERAL MEETING

  Notice is hereby given that an Extraordinary General Meeting of Learmonth & Burchett Management Systems Plc ("LBMS") will be held at LBMS' executive offices, 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A., on 20 April 1998 at 9:15 a.m. Houston time (3:15 p.m. London time) (or as soon thereafter as the Meeting of the holders of Scheme Shares (as defined in the Scheme referred to in paragraph B of the resolution set out below) convened by direction of the High Court of Justice for the same date and place shall have concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as a Special
Resolution:

                              SPECIAL RESOLUTION

  THAT:

  A the Agreement and Plan of Reorganization as of 2 January 1998 between PLATINUM technology, inc. ("PLATINUM") and Learmonth & Burchett Management Systems Plc ("LBMS") relating to the proposed acquisition of all the issued shares in LBMS by PLATINUM (with such modifications or amendments as the Directors of LBMS shall determine) be and is hereby approved;

  B the Scheme of Arrangement dated 27 March, 1998 (the "Scheme") proposed to be made between LBMS and the holders of the Scheme Shares (as defined in the Scheme), a print of which has been produced to this Meeting and signed for the purpose of identification by the Chairman of the Meeting, be approved;

  C for the purpose of giving effect to the Scheme in its original form or with or subject to any modification, addition or condition approved or imposed by the Court:

    (1) the capital of LBMS be reduced by the cancellation of the Scheme Shares (as defined in the Scheme);

    (2) the share premium account of LBMS be reduced by (Pounds)7,592,494.12;
  and

    (3) forthwith and contingently upon such reductions of share capital and share premium account taking effect:

     (a) the capital of LBMS be increased to its former amount by the creation of such number of new Ordinary Shares of 10p each as shall be equal to the number of Scheme Shares canceled as aforesaid; and

     (b) the reserve arising in the books of account of LBMS as a result of the said reduction of capital be applied in paying up in full at par the Ordinary Shares of 10p each created pursuant to subparagraph (C)(3)(a) of this resolution, which shall be allotted and issued credited as fully paid up to PLATINUM and/or its nominees;

  D the Directors be hereby authorized for the purposes of Section 80 of the Companies Act 1985 to give effect to this Resolution and, accordingly, to effect the allotment of the shares created pursuant to paragraph C(3)(a) of this Resolution provided that (i) the maximum nominal amount of shares which may be allotted hereunder is (Pounds)26,500,000; (ii) this authority shall expire on 31 December, 1998; and (iii) this authority shall be without prejudice to any other authority under the said Section 80 previously granted and in force on the date on which this resolution is passed;

  E the Articles of Association of LBMS shall be amended by:

    (1) the adoption and inclusion of the following new Article as Article
  4B:

  "4B

    (i) In this Article, references to the "Scheme" are to the Scheme of Arrangement dated 27 March, 1998 under Section 425 of the Companies Act 1985, between the Company and the holders of the Scheme Shares (as defined in the Scheme) and expressions defined in the Scheme shall have the same meaning in this Article.

    (ii) If the Company issues any Ordinary Shares to any person after 6:00 p.m. (London time) on the last business day prior to the date of the meeting of holders of Ordinary Shares convened pursuant to an Order of the High Court of Justice in England and Wales to approve the Scheme (or, if such meeting shall be adjourned to a later date, on the last business day prior to that later date) and prior to 6:00 p.m. (London time) on the last business day before an Order is made to sanction the Scheme (the "Relevant Date"), such Ordinary Shares shall be subject to the terms of the Scheme and the holder or holders of such Ordinary Shares shall be bound by the Scheme accordingly.

    (iii) Subject always to the Scheme becoming effective, any member of the Company (the "Vendor") may at any time after the date on which the Scheme becomes effective give to the Company a notice (the "Vendor Notice") requiring the person holding the majority of Ordinary Shares in the Company (the "Purchaser") to acquire all the Ordinary Shares in the Company held by the Vendor (the "Disposal Shares") for a consideration consisting of 0.1047 shares of common stock, par value U.S. $0.001 per share, of the Purchaser (the "Purchaser Shares") for every ordinary share in the Company held by the Vendor and, within 21 days after the date of the Vendor Notice or such other date as may be agreed between the Purchaser and the Vendor, the Vendor shall be bound to transfer and the Purchaser shall be bound to acquire the Disposal Shares for such consideration.

    (iv) The Purchaser may on any date give a notice (the "Purchaser Notice") to the Vendor requiring the Vendor to dispose of the Disposal Shares to the Purchaser for the consideration determined in and subject to the terms of paragraph (iii) above and, within 21 days after the date of the Purchaser Notice or such other date as may be agreed between the Purchaser and the Vendor, the Vendor shall be bound to transfer and the Purchaser shall be bound to acquire the Disposal Shares for such consideration.

    (v) The Purchaser Shares issued to the Vendor pursuant to paragraphs
  (iii) or (iv) above will be fully paid and nonassessable and will rank equally in all respects with all Purchaser Shares in issue at the time (other than as regards any dividend or other distribution payable by reference to a record date preceding the date of service of the Vendor Notice or (as the case may be) the Purchaser Notice, the date of allotment and issue of such Purchaser Shares or the close of business on the business day before the hearing of the petition to sanction the Scheme, whichever is later) and be subject to the charter documents of the Purchaser.

    (vi) The number of Purchaser Shares to be issued to the Vendor under paragraphs (iii) or (iv) above may be adjusted by the directors of the Company in such manner as the Company's auditors may determine on any reorganization of the share capital of the Company or of the Purchaser effected after the close of business on the Effective Date.

    (vii) Any fractions of a Purchaser Share to be issued to a Vendor pursuant to this Article shall be disregarded and (after aggregating all fractions of a Purchaser Share to be received by the Vendor) the Vendor shall instead be paid by the Purchaser an amount in cash (rounded to the nearest whole U.S. cent) equal to such fraction, multiplied by the average closing (last) price for a Purchaser Share as reported on the Nasdaq National Market (as reported in The Wall Street Journal, Midwest Edition) for the five trading days immediately prior to the date on which the Vendor Notice or (as the case may be) the Purchaser Notice is given.

    (viii) To give effect to any transfer of Ordinary Shares in the Company required by paragraph (iii) or (iv) above, the Company may appoint any person to execute a form of transfer on behalf of the Vendor in favour of the Purchaser and to agree for and on behalf of the Vendor to become a shareholder in the Purchaser. Pending the registration of the Purchaser as the holder of any Ordinary Shares in the Company to be so transferred, the Purchaser shall be empowered to appoint a person to act as attorney on behalf of the Purchaser in accordance with such directions as the Purchaser may give in relation to any dealings with or disposal of such shares (or any interests therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and, if a person is so appointed to act as attorney, the Vendor shall not be entitled to exercise any rights attaching thereto except:

     (a) to the extent that the person appointed to act as attorney fails to act in accordance with the directions of the Purchaser; and

     (b) in accordance with the directions of the Purchaser"; and

    (2) the renumbering of Article 4 as Article 4A and all cross references to that Article shall be amended accordingly.

By order of the Board

Secretary

27 March, 1998

Registered office:
10 Norwich Street
London EC4A 1BD
England

  NOTE: Any member entitled to attend and vote at the Meeting is entitled to appoint another person (whether a member or not) as a Proxy to attend and vote on a poll. To be effective, the GREEN Form of Proxy must be deposited with LBMS' Registrar, Computershare Services plc, P.O. Box 82, Caxton House, Redcliffe Way, Bristol, BS99 7YA, England, not later than 9:15 a.m. (Houston time) (3:15 p.m. London time) on 18 April, 1998. Holders of Ordinary Shares may alternatively return the GREEN Form of Proxy for the EGM so that it is received at LBMS' executive offices in Houston by 12:00 p.m. Houston time on 16 April, 1998; LBMS has made arrangements to send completed Forms of Proxy received by it by such time and date via courier to its Registrars in England. A GREEN Form of Proxy is enclosed for use at this Meeting.

                             EXPLANATORY STATEMENT

        (IN COMPLIANCE WITH SECTION 426 OF THE U.K. COMPANIES ACT 1985)

To the Holders of our Ordinary Shares and ADRs

Dear Sir or Madam:

  Recommended Proposal for the Acquisition of Learmonth & Burchett Management Systems Plc ("LBMS") by PLATINUM technology, inc. ("PLATINUM").

1. INTRODUCTION

  The Boards of LBMS and PLATINUM have agreed on terms for the acquisition of LBMS by PLATINUM.

  It is proposed that the Acquisition be effected by way of a Scheme of Arrangement, a U.K. statutory procedure whereby, subject to the requisite approvals of LBMS shareholders and the sanction of the High Court, Ordinary Shares in issue on a specified date (including the Ordinary Shares held by the depositary for the LBMS American Depositary Receipts) (being the "Scheme Shares") will be canceled and an equal number of new Ordinary Shares will be issued to PLATINUM, leaving PLATINUM as LBMS' only shareholder. In consideration, holders of Scheme Shares will receive shares of PLATINUM common stock. If the Scheme of Arrangement becomes effective, the Acquisition will be binding on all holders of Scheme Shares, whether or not they have voted in favor of the relevant resolutions at the Court Meeting and the EGM. In the formulation and consideration of this proposal, LBMS and PLATINUM have been advised by Macfarlanes and Clifford Chance, respectively. We write to you to explain the provisions of the proposed Scheme of Arrangement, which is set out immediately following this Explanatory Statement.

  You will see from the letter above addressed to you from the Chairman and President of LBMS that the Directors of LBMS consider the terms of the Acquisition and the Scheme of Arrangement to be in the best interests of shareholders. Accordingly, they unanimously recommend that the holders of Ordinary Shares vote in favor of the resolutions to be proposed at the Court Meeting and the EGM and that ADR holders complete and return their Forms of Instruction directing the Depositary, Morgan Guaranty Trust Company of New York ("Morgan") to vote in favor of such resolutions.

2. THE CONSIDERATION

  The Scheme of Arrangement is subject to the conditions set forth in the accompanying Proxy Statement. The consideration payable to each person who is the registered holder of Scheme Shares at 6:00 p.m. (London time) on the business day immediately preceding the date on which the Scheme of Arrangement becomes effective on the cancellation of the Scheme Shares will be:

  For each Scheme Share then held by such person, 0.1047 shares (the "Exchange Ratio") of PLATINUM common stock, $0.001 par value per share ("PLATINUM Common Stock")

(and so in proportion for any other number of Scheme Shares then held), except that no fraction of a share of PLATINUM Common Stock will be issued pursuant to the Scheme of Arrangement, but in lieu thereof each holder of Scheme Shares on the relevant record date who would otherwise be entitled to a fraction of a share of PLATINUM Common Stock (after aggregating all fractions to be received by such person) shall instead be paid by PLATINUM an amount in cash (rounded to the nearest whole U.S. cent) equal to such fraction multiplied by U.S. $24.06. The total consideration will be approximately $2.434 per Ordinary Share, based on 26,486,479 Scheme Shares in issue and the closing (last) price for a share of PLATINUM Common Stock as reported on the Nasdaq National Market (as reported in The Wall Street Journal, Midwest Edition) for March 20, 1998 (the latest practicable date prior to the filing of the accompanying Proxy Statement). On this basis, the Acquisition and the Scheme of Arrangement values the whole of the existing issued share capital of LBMS at approximately $64,468,090.

  On 2 January, 1998, Broadview Associates, LBMS' financial adviser, ("Broadview") rendered its written opinion to the LBMS Board to the effect that, as of December 31, 1997, based upon and subject to the various factors and assumptions set forth therein, the Exchange Ratio to be paid to the holders of Scheme Shares pursuant to the Acquisition Agreement was fair, from a financial point of view, to such holders. The full text of the opinion of Broadview, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Broadview, is attached as Appendix B to the accompanying Proxy Statement under the heading "The Acquisition-- Opinion of Financial Advisor to LBMS." LBMS shareholders are urged to read this opinion carefully in its entirety. Broadview will receive a fee from LBMS contingent upon the successful conclusion of the Acquisition.

  The Board of LBMS has resolved that no dividends will be declared or paid on any Ordinary Shares prior to their cancellation under the Scheme of Arrangement.

3. PARTICIPATION OF HOLDERS OF ADRS

  If the Acquisition is consummated, the Ordinary Shares represented by the ADRs and held by the Depositary, Morgan, will be canceled at the same time as all other Scheme Shares, and PLATINUM will issue to Morgan, on behalf of the holders of ADRs, PLATINUM Common Stock at the Exchange Ratio. After the consummation of the Acquisition, ADRs will represent the right of each holder of ADRs to such holder's pro rata interest in the PLATINUM Common Stock issued to Morgan. After the consummation of the Acquisition, holders of ADRs may withdraw the PLATINUM Common Stock underlying the ADRs represented by their ADRs upon surrender to Morgan of their ADRs in accordance with the terms of ADRs and the Deposit Agreement governing the ADRs.

  Although ADR holders are not entitled to attend or vote at either the Court Meeting or the EGM, they may direct Morgan as to how the votes attaching to the Ordinary Shares underlying their ADRs shall be cast. A Form of Instruction to Morgan for use by holders of ADRs in relation to the EGM and Court Meeting will be provided by Morgan.

4. INFORMATION ON PLATINUM

  PLATINUM, a corporation incorporated in Delaware in 1987, has its executive offices at 1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, U.S.A. Its telephone number at that address is (630) 620-5000.

  PLATINUM develops, markets and supports software products, and provides related professional services, that help organizations manage and improve their information technology ("IT") infrastructure-data, systems and applications. PLATINUM's products and services help IT departments, primarily in large and data intensive organizations, minimize risk and improve service levels and leverage information to make better business decisions. PLATINUM's products typically perform fundamental functions and mission-critical automation, such as maintenance of data integrity, systems security, systems scheduling, project and process management, and end-user specific analysis and reporting. PLATINUM also offers a wide array of professional services, including consulting, systems integration and educational programs, often in conjunction with software product sales.

  PLATINUM Common Stock is traded on the Nasdaq National Market and the PLATINUM Common Stock to be issued to LBMS shareholders pursuant to the Scheme of Arrangement and the Acquisition will be authorized for listing and trading on the Nasdaq National Market. PLATINUM Common Stock is not listed or traded on any other stock exchange.

  Further information on PLATINUM, including financial information and information relating to PLATINUM Common Stock, is set out in the accompanying Proxy Statement.

5. INFORMATION ON LBMS

  LBMS, a company incorporated in England and Wales under the Companies Acts 1948 to 1976 in 1977, has its executive offices at 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A. Its telephone number at that address is
(713) 625-9300.

  LBMS' integrated line of management products provide organizations with a library of best practices for all areas of applications development, and a comprehensive set of tools for process management, project management, work management and deliverables management. LBMS has an installed base of more than 30,000 users worldwide in areas such as financial service, technology, manufacturing, retailing, oil, government and utilities. LBMS also provides maintenance and implementation services to its customers to assure effective utilization of its products. All of LBMS' products operate on open, LAN server-based repositories, providing more consistency, integrity and completeness in the applications development process.

  The LBMS ADRs are traded on the Nasdaq National Market and on no other stock exchange. The LBMS Ordinary Shares are not listed or traded on any stock exchange.

  Further information on LBMS, including financial information, is set out in the accompanying Proxy Statement.

6. UNITED KINGDOM TAXATION

  It is expected that the implementation of the Scheme of Arrangement should only result in a disposal of the Scheme Shares for the purposes of United Kingdom taxation of capital gains to the extent that cash is paid in respect of fractional entitlements and, accordingly, should not give rise to a material liability to such taxation. LBMS shareholders and ADR holders are urged to consult their own professional tax adviser as to the specific U.K. tax consequences to them of the Acquisition. Further information in relation to U.K. taxation is set out in the accompanying Proxy Statement under the heading "The Acquisition--Certain U.K. Tax Consequences."

7. UNITED STATES TAXATION

  It is expected that the Acquisition will constitute a reorganization for U.S. federal income tax purposes and, accordingly, that no gain or loss will be recognized for U.S. federal income tax purposes by holders of LBMS Ordinary Shares and ADRs representing Ordinary Shares when the Ordinary Shares are canceled and, in consideration of such cancellation, 0.1047 shares of PLATINUM Common Stock are issued for each Ordinary Share (0.2094 shares of PLATINUM Common Stock for each ADR) held by an LBMS shareholder (except to the extent of any cash received in lieu of a fractional share interest in PLATINUM Common Stock). Holders of Ordinary Shares or ADRs are urged to consult their own tax advisors as to the specific tax consequences to them of the Acquisition. Further information in relation to United States taxation is set out in the accompanying Proxy Statement under the heading "The Acquisition--Certain U.S. Federal Income Tax Consequences."

8. DIRECTORS' INTERESTS

  The Directors of LBMS together beneficially own a total of 3,276,581 Ordinary Shares (representing approximately twelve percent (12%) of the issued share capital of LBMS), which includes options over a total of 650,000 Ordinary Shares, and which excludes 1,996,898 Ordinary Shares owned by Bessemer Venture Partners III L.P., of which Mr. Hardymon, a director of LBMS, is a General Partner of its General Partner and of which Mr. Hardymon disclaims beneficial ownership. Full details of the Directors' interests in Ordinary Shares are set out in the accompanying Proxy Statement under the heading "Securities Ownership of Certain Beneficial Owners and Management of LBMS."

  The effect of the Scheme of Arrangement on the interests of the Directors of LBMS does not differ from its effect on the like interests of other persons, save with regard to the requirement that they enter into affiliate agreements and their interests as option holders (as described in paragraphs 11 and 12 below, respectively).

  The Directors of LBMS intend to vote in favor of the resolutions to be proposed at the Court Meeting and the EGM in respect of the Ordinary Shares held by them and to direct Morgan to do so in respect of the ADRs held by them.

9. CONDITIONS AND OPERATION OF THE SCHEME OF ARRANGEMENT

  The Scheme of Arrangement is subject to the conditions set out in the Acquisition Agreement summarized in the accompanying Proxy Statement under the heading "The Acquisition Agreement--Conditions to the Acquisition", including:

    (i) the passing by the requisite majorities of the resolutions to be proposed at the Court Meeting and the EGM;

    (ii) the High Court sanctioning the Scheme of Arrangement and confirming the proposed reduction of LBMS' share capital pursuant thereto;

    (iii) the accuracy as of the date of the Acquisition Agreement (with limited exceptions) in all material respects of the representations and warranties of LBMS and PLATINUM, and the performance by each party of its respective obligations and covenants;

    (iv) the receipt of all necessary third party and governmental consents and approvals;

    (v) the absence of any temporary restraining order, preliminary or permanent injunction or other court order preventing consummation of the Acquisition;

    (vi) (with certain exceptions) the receipt of each party's respective accountant's letter regarding treatment of the business combination to be effected by the Acquisition as a pooling of interests for accounting purposes; and

    (vii) the receipt of certain tax opinions and legal opinions.

  Subject to the conditions set forth in the Acquisition Agreement being satisfied, it is expected that the date that the Scheme of Arrangement will become effective (the "Effective Date") will be on or about 12 May, 1998, with the consideration being posted to holders of Ordinary Shares promptly, and in any event no later than 21 days thereafter. If the Scheme of Arrangement does not become effective on or before August 31, 1998 (except if the Acquisition shall not have been consummated due to the waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 not having expired or been terminated, then such date shall be extended to December 31, 1998), it will lapse.

  Under the terms of the Scheme of Arrangement, LBMS will reduce its share capital by the cancellation of the Scheme Shares. The reserve arising on the cancellation of the Scheme Shares will be capitalized by the issue of an equal number of new LBMS Ordinary Shares to PLATINUM.

  In order for this capitalisation to take place, it will first be necessary to eliminate the debit balance on the profit and loss account in the books of LBMS. As at 30th April 1997 this amounted to approximately (Pounds)7.6 million, and as at 30th April 1998 it will be substantially the same, the exact figure being (Pounds)7,592,494.12. It is therefore proposed that the share premium account of LBMS, amounting to approximately (Pounds)13.2 million, should be reduced by (Pounds)7,592,494.12, and the reserve arising on the reduction applied in eliminating the debit balance. LBMS will give to the Court whatever undertaking the Court may require for the protection of the creditors of LBMS.

10. AMENDMENT TO LBMS' ARTICLES OF ASSOCIATION

  The Resolution to be proposed at the EGM includes an amendment to the Articles of Association which, if the Resolution is duly passed, will (conditional upon the Scheme of Arrangement becoming effective) provide that the holder of any Ordinary Shares issued after 6:00 p.m. (London time) on the last business day prior to the date of the Court Meeting and prior to the last business day before an Order is made to sanction the Scheme of Arrangement will be bound by the Scheme of Arrangement and:

    (i) permit any person who is issued Ordinary Shares after the Effective Date to require PLATINUM to acquire his or her Ordinary Shares; and

    (ii) permit PLATINUM to require any person who is issued Ordinary Shares after such time and date to sell to PLATINUM such Ordinary Shares in each case for effectively the same consideration as is payable to holders of Scheme Shares under the Scheme of Arrangement.

11. AFFILIATES AGREEMENTS

  The PLATINUM Common Stock to be issued in the Acquisition will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act. Shares of PLATINUM Common Stock acquired in the Acquisition by shareholders of LBMS or PLATINUM who are deemed to control, be controlled by or be under common control with LBMS or PLATINUM, respectively ("Affiliates") will not be freely tradeable under the Securities Act.

  Accordingly, Affiliates of PLATINUM and LBMS (who include all of the directors of LBMS) will deliver to PLATINUM, on or before the Effective Time, a written agreement (the "Affiliates Agreement") in the form attached as Exhibit E to the Acquisition Agreement, pursuant to which they will have agreed, among other things, that, until such time as financial results covering at least thirty days of combined operations of LBMS and PLATINUM have been published by PLATINUM, they will not sell, transfer or otherwise dispose of or encumber, or offer or agree to sell, transfer or otherwise dispose of or encumber any shares of PLATINUM Common Stock received by them pursuant to the Acquisition or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or which the Affiliate otherwise acquires during such period. Legends restricting the transfer of such shares of PLATINUM Common stock will be placed on all certificates representing such shares.

  Further details are set out in the accompanying Proxy Statement under the heading "The Acquisition Agreement--Certain Federal Securities Laws Consequences; Affiliates Agreements".

12. LBMS SHARE OPTIONS

  The Ordinary Shares held by LBMS Trustee Company Limited in its capacity as the trustee (the "Trustee") of the LBMS Employees' Share Scheme Trust will qualify as Scheme Shares and will be cancelled as described above. In exchange, the Trustee will receive shares of PLATINUM Common Stock. The number of such shares will be determined by multiplying the number of Scheme Shares held by the Trustee by the Exchange Ratio and rounding down to the nearest whole number. The Trustee will receive cash in respect of any fraction of a share of PLATINUM Common Stock in the way described in paragraph 2 of this Explanatory Statement.

  LBMS maintains a number of share option plans under which options have been granted including the LBMS Executive Share Option Scheme (the "Executive Scheme"), the LBMS ESOP Share Option Scheme (the "ESOP Scheme") and the LBMS 1996 Equity Incentive Plan (the "Equity Plan"). Together, these schemes are called the "LBMS Share Option Schemes."

  If the Articles of Association of LBMS are amended as described in Paragraph 10 above, any Ordinary Shares which are issued pursuant to options under the LBMS Share Option Schemes before 6:00 p.m. (London time) on the last business day before the order of the High Court is made to sanction to the Scheme of Arrangement will be Scheme Shares bound by the Scheme of Arrangement (if it becomes effective). These shares will be dealt with as described above in relation to the shares held by the Trustee. Ordinary Shares issued pursuant to the LBMS Share Option Schemes at or after the Effective Date will not be Scheme Shares. They will, though, be subject to the Articles of Association and in particular the amendments described in subparagraphs (i) and (ii) of paragraph 10 above under which the shareholder may require PLATINUM to acquire his or her Ordinary Shares and PLATINUM may require the shareholder to sell his or her Ordinary Shares to PLATINUM, in each case for effectively the same consideration as is payable to holders of Scheme Shares under the Scheme of Arrangement. This will not apply if the option holder has accepted the exchange offer described below.

  PLATINUM has agreed to make an offer for all options granted under the LBMS Share Option Schemes. Pursuant to such exchange offer, LBMS options will be exercisable (when vested) for that number of whole shares of PLATINUM Common Stock equal to the product of that number of shares of LBMS that were issuable upon exercise of such options immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of PLATINUM Common Stock, and the per share exercise price for the shares of PLATINUM Common Stock issuable upon exercise of such PLATINUM options will be equal to the quotient determined by dividing the exercise price per share of LBMS Ordinary Shares at which such LBMS options were exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent.

13. MEETINGS

 (a) Court Meeting of the LBMS Shareholders

  You will find included in this document a Notice of the Meeting which has been convened by Order of the High Court for the purpose of considering and, if thought fit, approving the Scheme of Arrangement. The Court Meeting has been convened for 9:00 a.m. Houston time (3:00 p.m. London time) on 20 April , 1998 at LBMS' executive offices, 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A.

  At the Court Meeting, the Scheme of Arrangement will be approved by the holders of Scheme Shares if a majority in number, representing three-fourths in nominal (par) value, of those holders of Scheme Shares present and voting either in person or by proxy vote in favor of the Scheme of Arrangement. At the Court Meeting, each holder of Scheme Shares will be entitled to one vote for every Scheme Share registered in such holder's name.

 (b) Extraordinary General Meeting

  You will also find included in this document a Notice of an EGM of LBMS to be held for the purpose of considering and, if thought fit, passing the Resolution required to give effect to the acquisition of LBMS by PLATINUM, including approval of the Scheme of Arrangement, the proposed reductions of share capital and share premium account and the amendment of the Articles of Association of LBMS described in paragraph 10 above.

  The EGM has been convened for 9:15 a.m. Houston time (3:15 p.m. London time) on 20 April, 1998 (or as soon thereafter as the Court Meeting has concluded or been adjourned) at the same address as the Court Meeting. At the EGM, it is necessary for the Special Resolution to be approved by a majority of not less than three-fourths of the votes cast. At the EGM, each holder of Ordinary Shares will be entitled to one vote for every Ordinary Share registered in his name.

14. ACTION TO BE TAKEN BY HOLDERS OF ORDINARY SHARES

  Whether or not a holder of Ordinary Shares intends to attend the meetings in person, such holder is requested to complete and return the enclosed Forms of Proxy without delay.

 (a) Court Meeting.

  PINK Forms of Proxy relating to the Court Meeting must be completed in accordance with the instructions printed thereon and may be lodged with LBMS' Registrar, Computershare Services plc, P.O. Box 82, Caxton House, Redcliffe Way, Bristol BS99 7YA, England, in which case they must be so lodged not later than 9:00 a.m. Houston time (3:00 p.m. London time) on 18 April, 1998. Holders of Ordinary Shares may alternatively return the PINK Form of Proxy for the Court Meeting so that it is received at LBMS' executive offices in Houston by 12:00 p.m. Houston time on 16 April, 1998; LBMS has made arrangements to send completed Forms of Proxy received by it by such time and date via courier to its Registrars in England.

  However, if any such Form of Proxy is not so lodged, it will still be valid if, at the Court Meeting, it is handed to the Chairman of the Court Meeting. Completion and return of this Form of Proxy will not prevent a holder of Ordinary Shares from attending the Court Meeting and voting in person should he subsequently decide to do so.

 (b) Extraordinary General Meeting.

  GREEN Forms of Proxy relating to the EGM should be completed in accordance with the instructions printed thereon and lodged with LBMS' Registrars at the above address not later than 9:15 a.m. Houston time (3:15 p.m. London time) on 18 April, 1998. Holders of Ordinary Shares may alternatively return the GREEN Form of Proxy for the EGM so that it is received at LBMS' executive offices in Houston by 12:00 p.m. Houston time on 16 April, 1998; LBMS has made arrangements to send completed Forms of Proxy received by it by such time and date via courier to its Registrars in England. Completion and return of this Form of Proxy will not prevent a holder of Ordinary Shares from attending the EGM and voting in person should he subsequently decide to do so.

  Provided the requisite majorities are obtained and the Scheme of Arrangement is sanctioned by the High Court (and assuming the conditions of the Scheme of Arrangement and the Acquisition are satisfied or waived), holders of Scheme Shares will receive their consideration without having to take any further action.

15. ACTION TO BE TAKEN BY HOLDERS OF ADRS

  Although holders of ADRs are not entitled to attend or vote at the Court Meeting or the EGM, they are entitled to direct the ADR Depositary, Morgan, as to how the votes attaching to Ordinary Shares underlying their ADRs shall be voted at the Court Meeting and the EGM. Morgan will not exercise any voting discretion in respect of any Ordinary Shares deposited with Morgan.

  Holders of ADRs are requested to complete and return to Morgan the Form of Instruction provided by Morgan without delay. A Form of Instruction relating to the Court Meeting and the EGM must be completed in accordance with the instructions printed thereon and returned to Morgan by 3:00 p.m. Eastern Standard Time on 16 April, 1998 in the envelope provided by Morgan, which requires no postage if mailed in the United States.

16. SETTLEMENT AND CANCELLATION OF LISTING

  On the assumption that the Effective Date is 12 May, 1998, certificates for PLATINUM Common Stock and cheques in relation to fractional shares will be posted no later than June 2, 1998, but in any event within twenty one (21) days after the Effective Date to the persons who were, at the close of business on the business day immediately preceding the Effective Date), the registered holders of the Scheme Shares. All certificates and cheques will be sent by post to shareholders at their respective addresses appearing in the register of members of LBMS (or, in the case of joint holders, at the address of the joint holder whose name stands first in the register) at the close of business on the Record Date or in accordance with any special instructions regarding communications. Neither LBMS nor PLATINUM will be liable for any loss or delay in transmission.

  If the Acquisition is consummated, the Ordinary Shares represented by the ADRs and held by the Depositary, Morgan, will be canceled at the same time as all other Scheme Shares, and PLATINUM will issue to Morgan, on behalf of the holders of ADRs, PLATINUM Common Stock at the Exchange Ratio. After the consummation of the Acquisition, ADRs will represent the right of each holder of ADRs to such holders pro rata interest in the PLATINUM Common Stock issued to Morgan. After the Consummation of the Acquisition, holders of ADRs may withdraw the PLATINUM Common Stock underlying the ADRs represented by that ADRs upon surrender to Morgan or their ADRs in accordance with the terms of ADRs and the Deposit Agreement governing the ADRs.

  Subject to the Articles of Association of LBMS, the register of members will be closed from the opening of business on the date for the hearing of the petition to sanction the Scheme of Arrangement until the Effective Time. On the Effective Date, existing share certificates will cease to be of any value. The listing of ADRs on the Nasdaq National Market will be terminated as of the close of business on the day before the Effective Time.

17. FURTHER INFORMATION

  Your attention is drawn to the accompanying Proxy Statement, which forms part of this Explanatory Statement and contains full details of the conditions of the Scheme of Arrangement, further information on LBMS and PLATINUM and certain additional information.

                                          Yours faithfully,
                                          for and on behalf of

                                          Board of Directors
                                          Learmonth & Burchett Management
                                           Systems Plc

                             SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE                                 NO. 001300 OF 1998

CHANCERY DIVISION

COMPANIES COURT

                               IN THE MATTER OF
                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                                      AND

                    IN THE MATTER OF THE COMPANIES ACT 1985
                 (UNDER SECTION 425 OF THE COMPANIES ACT 1985)

                                    BETWEEN

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                                      AND

                       THE HOLDERS OF THE SCHEME SHARES
                           (AS HEREINAFTER DEFINED)

PRELIMINARY

A In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

  EFFECTIVE DATE: the day on which the Scheme becomes effective in accordance with Clause 3 of this Scheme;

  HOLDER: includes any person entitled by transmission;

  LBMS: Learmonth & Burchett Management Systems Plc;

  PLATINUM: PLATINUM technology, inc.;

  PLATINUM SHARES: shares of common stock, par value U.S. $0.001 per share, of PLATINUM;

  RECORD DATE: the business day immediately preceding the Effective Date;

  SCHEME SHARES: the Ordinary Shares of 10p each in the capital of LBMS: (a) in issue at 6:00 p.m. (London time) on the last business day prior to the date of the meeting of holders of such Ordinary Shares convened pursuant to an Order of the High Court of Justice in England and Wales to approve this Scheme (or, if such meeting shall be adjourned to a later date, on the last business day prior to that later date); and (b) if any, issued thereafter and before 6:00 p.m. (London time) on the last business day before an order is made to sanction this Scheme on terms that the holder thereof is bound by this Scheme;

  THIS SCHEME: this Scheme in its present form or with or subject to any modification, addition or condition approved or imposed by the Court.

B The authorized share capital of LBMS is (Pounds)3,350,000 divided into 33,500,000 Ordinary Shares of 10p each, of which 26,302,658 such shares have been issued and are fully paid, and the remainder are unissued.

C PLATINUM was incorporated in the State of Delaware, United States of America in 1987 under the General Corporation Law of the State of Delaware. The present authorized share capital of PLATINUM is $280,000 divided into (i) 180,000,000 shares of common stock, par value U.S. $0.001 per share, of which 63,753,675 shares were issued as fully paid as at 2 January 1998 and the remaining shares were unissued and (ii) 10,000,000 shares of Class II Preferred Stock, U.S.$0.01 par value per share (1,000,000 of which (subject to adjustment upward or downward by PLATINUM's Board of Directors), have been designated as Series A Junior Participating Preferred Stock and 1,775,000 of which (subject to adjustment upward or downward in accordance with PLATINUM'S Restated Certificate of Incorporation) have been designated as Series B Preferred Stock). As at 2 January 1998, 1,768,421 shares of Series B Preferred Stock were issued fully paid, the remaining shares of Series B Preferred Stock were unissued and no shares of Series A Junior Participating Preferred Stock were in issue.

D PLATINUM has agreed to appear by Counsel on the hearing of the Petition to sanction this Scheme and to undertake to the Court to be bound thereby and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purposes of giving effect to this Scheme.

THE SCHEME

1CANCELLATION OF SCHEME SHARES

  1.1The share capital of LBMS shall be reduced by the cancellation of the Scheme Shares.

  1.2The share premium account of LBMS shall be reduced by (Pounds)7,592,494.12 and the reserve arising on such reduction shall be applied in eliminating the debit balance on the profit and loss account of LBMS.

  1.3Forthwith and contingently upon the said reductions of share capital and share premium account taking effect:

    1.3.1 the share capital of LBMS shall be increased to its former amount by the creation of such number of Ordinary Shares of 10p each as shall be equal to the number of Scheme Shares cancelled as aforesaid; and

    1.3.2 LBMS shall apply the reserve arising as a result of such reduction of capital in paying up in full at par the Ordinary Shares of 10p each created pursuant to Clause 1.3.1 which shall be allotted and issued credited as fully paid to PLATINUM or its nominees.

2CONSIDERATION FOR THE CANCELLATION OF SCHEME SHARES

  2.1 In consideration of the cancellation of the Scheme Shares, PLATINUM shall allot and issue fully paid and nonassessable to each person who at 6:00 p.m. (London time) on the Record Date is the registered holder of Scheme Shares 0.1047 PLATINUM Shares for every Scheme Share then held by such person, save that no fraction of a PLATINUM Share will be issued pursuant to the Scheme, but in lieu thereof each holder of Scheme Shares on the Record Date who would otherwise be entitled to a fraction of a PLATINUM Share (after aggregating all fractions of a PLATINUM Share to be received by such person) shall instead be paid by PLATINUM an amount in cash (rounded to the nearest whole U.S. cent) equal to such fraction multiplied by U.S. $24.06.

  2.2 No later than 21 days from the Effective Date, PLATINUM shall make all such allotments of and shall issue such PLATINUM Shares as are required to be issued by it to give effect to this Scheme and shall deliver documents of title for the PLATINUM Shares so issued and cheques (in the case of joint holders of Scheme Shares, made payable to the first named joint holder) in respect of fractional entitlements to the persons respectively entitled thereto.

  2.3 All deliveries of notices, documents of title and cheques required to be made by this Scheme shall be effected by posting the same in pre-paid envelopes addressed to the persons respectively entitled thereto at their respective addresses as appearing in the Register of Members of LBMS at the close of business in London on the Record Date (or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the said Register of Members in respect of the joint holding) or to such other addresses (if any) as such persons may respectively direct in writing.

  2.4 Neither LBMS nor PLATINUM shall be responsible for any loss in the transmission of the documents of title or cheques posted in accordance with Clause 2.3.

  2.5 As from the Effective Date, each existing certificate representing a holding of Scheme Shares shall cease to be of value and every holder of such shares shall be bound on the request of PLATINUM to deliver up to LBMS the certificate(s) for such shares for cancellation.

  2.6 The provisions of this clause 2 shall be subject to any prohibition or condition imposed by law.

3OPERATION OF THIS SCHEME

  3.1 This Scheme shall become effective as soon as an office copy of the Order of the Court sanctioning this Scheme under Section 425 of the Companies Act 1985 and confirming under Section 137 of the said Act the reductions of share capital and share premium account provided for by this Scheme shall have been duly delivered to the Registrar of Companies for registration and registered by him.

  3.2 Unless this Scheme shall become effective on or before 31 December 1998, this Scheme shall never become effective.

  3.3 LBMS and PLATINUM may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may approve or impose.

Dated 27 March, 1998

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC
                             1800 WEST LOOP SOUTH
                                   SUITE 900
                             HOUSTON, TEXAS 77027

                               ---------------
                                PROXY STATEMENT

                               ---------------

  This Proxy Statement ("Proxy Statement") is being furnished to the shareholders of Learmonth & Burchett Management Systems Plc ("LBMS") and holders of LBMS American Depositary Receipts ("ADRs") in connection with the solicitation of proxies by the Board of Directors of LBMS (the "LBMS Board") for use at: (i) a special shareholders' meeting (the "Court Meeting") convened by the High Court of Justice of England and Wales (the "High Court") to be held at 9:00 a.m. Houston time (3:00 p.m. London time) at the executive offices of LBMS located at 1800 West Loop South, Suite 900 Houston, Texas 77027, and (ii) an Extraordinary General Meeting (the "EGM") of LBMS shareholders to be held at 9:15 a.m. Houston time (3:15 p.m. London time), on April 20, 1998 (or as soon thereafter as the Court Meeting shall have concluded or been adjourned), also at the executive offices of LBMS.

  At the Court Meeting, shareholders will be asked to consider and vote upon a proposal to pass a resolution to approve the Scheme of Arrangement dated March 27, 1998 (the "Scheme of Arrangement") proposed to be made between LBMS and the holders of the Scheme Shares (as defined below).

  There is no quorum required to transact business at the Court Meeting. To be passed, the resolution to be proposed at the Court Meeting must be passed on a poll by a majority in number of the holders of Scheme Shares, representing three-fourths in nominal (par) value of those holders of Scheme Shares present and voting either in person or by proxy.

  At the EGM, shareholders will be asked to consider and vote upon a proposal to pass a special resolution (the "Resolution") to approve (i) the Agreement and Plan of Reorganization, dated as of January 2, 1998, as amended (as so amended, the "Acquisition Agreement"), by and among PLATINUM technology, inc., a Delaware corporation ("PLATINUM"), and LBMS, a company incorporated in England and Wales under the Companies Acts 1948 to 1976, (ii) the Scheme of Arrangement, (iii) the reduction of the capital of LBMS by the cancellation of the Scheme Shares, (iv) the authorization of the LBMS Board to issue ordinary shares in order to give effect to the Resolution and (v) the amendment of the Articles of Association of LBMS, each as more fully described in this Proxy Statement. If the Acquisition Agreement, the Scheme of Arrangement and the transactions contemplated thereby are approved and the related transactions are consummated, among other things, at the effective time (the "Effective Time") of the acquisition of LBMS by PLATINUM pursuant to the Acquisition Agreement and the Scheme of Arrangement, (i) each ordinary share of 10p each in the capital of LBMS (each, an "Ordinary Share") will be canceled in consideration of 0.1047 shares (the "Exchange Ratio") of common stock, $.001 par value per share, of PLATINUM (the "PLATINUM Common Stock") being issued to the holder of each Scheme Share, (ii) new shares of LBMS will be issued to PLATINUM and (iii) LBMS will become a wholly-owned subsidiary of PLATINUM. Based on the price of PLATINUM Common Stock as of January 2, 1998, the last trading day before the date of the signing of the Acquisition Agreement, and on the number of Ordinary Shares of LBMS outstanding as of such date, the aggregate value of the PLATINUM Common Stock to be issued in respect of all Scheme Shares would be approximately $76.3 million or $2.91 per Ordinary Share ($5.82 per ADR). Based on the price of PLATINUM Common Stock as of March 20, 1998 and on the number of Ordinary Shares of LBMS outstanding as of such date, the aggregate value of the PLATINUM Common Stock to be issued in respect of all Scheme Shares would be approximately $64.5 million or $2.43 per Ordinary Share ($4.87 per ADR). As used in the Acquisition Agreement and in this Proxy Statement, "Scheme Shares" means the Ordinary Shares (i) in issue at 6:00 p.m. (London time) on the last business day prior to the date of the meeting of holders of such Ordinary Shares convened pursuant to an Order of the High Court to approve the Scheme of Arrangement (or, if such meeting shall be adjourned to a later date, on the last business day prior to that later date) and (ii) if any, issued thereafter and before 6:00 p.m. (London time) on the last business day before an order is made to sanction the Scheme of Arrangement on terms that the holders of the Ordinary Shares are bound by the Scheme of Arrangement. Prior to the Effective Time, PLATINUM will make a written offer to holders of outstanding options under LBMS share option plans, which offer will be subject to consummation of the Acquisition, to exchange their LBMS options for options to purchase PLATINUM Common Stock to be issued under PLATINUM's Employee Incentive Compensation Plan. A copy of the Acquisition Agreement is attached as Appendix A to this Proxy Statement.

  The quorum required to transact business at the EGM is three or more shareholders who are present in person or by proxy and entitled to vote. To approve the matters subject to vote, the Resolution must be passed by three-quarters in number of those present in person who (being entitled to do so) vote or (on a poll) by a three-quarters majority of the votes cast by shareholders present in person or by proxy.

  This Proxy Statement and the accompanying Forms of Proxy are first being sent to LBMS shareholders on or about March 27, 1998. Only registered holders of Ordinary Shares on the Register of Members at the date of the EGM are entitled to vote at the EGM, and only registered holders of Ordinary Shares that come within the definition of Scheme Shares are entitled to vote at the Court Meeting. Holders of Ordinary Shares are entitled on a poll to one vote for each Ordinary Share held of record. On March 20, 1998 (the latest practicable date prior to the printing of this Proxy Statement), 26,486,479 Ordinary Shares were issued and outstanding and entitled to vote.

  Although ADR holders are not entitled to attend or vote at either the Court Meeting or the EGM, they may direct Morgan as to how the votes attaching to the Ordinary Shares underlying their ADRs shall be cast. A Form of Instruction to Morgan for use by holders of ADRs in relation to the EGM and Court Meeting will be provided by Morgan.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
RISK FACTORS..............................................................   7
THE COURT MEETING.........................................................  13
  Time, Place and Date....................................................  13
  Purpose of the Court Meeting............................................  13
  Record Date; Shares Entitled to Vote....................................  13
  Voting and Revocation of Proxies........................................  13
  Vote Required...........................................................  13
  Quorum; Abstentions and Broker Non-Votes................................  13
THE EXTRAORDINARY GENERAL MEETING.........................................  14
  Time, Place and Date....................................................  14
  Purpose of the Extraordinary General Meeting............................  14
  Record Date.............................................................  14
  Voting and Revocation of Proxies........................................  14
  Vote Required...........................................................  14
  Quorum; Abstentions and Broker Non-Votes................................  15
THE ACQUISITION...........................................................  15
  General.................................................................  15
  Conversion of Ordinary Shares...........................................  15
  Conversion of Options...................................................  16
  Exchange Procedures.....................................................  16
  Effective Time..........................................................  17
  Background of the Acquisition...........................................  17
  Recommendation of LBMS Board of Directors and Reasons for the
   Acquisition............................................................  20
  PLATINUM's Reasons for the Acquisition..................................  21
  Opinion of Financial Advisor to LBMS....................................  21
  Certain Considerations..................................................  25
  Interests of Certain Persons in the Acquisition.........................  26
  Certain U.S. Federal Income Tax Consequences............................  26
  Certain U.K. Tax Consequences...........................................  27
  Accounting Treatment....................................................  29
  Regulatory Approvals....................................................  29
  Certain Federal Securities Law Consequences; Affiliates Agreements......  30
  Nasdaq National Market Listing..........................................  31
  No Appraisal or Dissenters' Rights......................................  31
THE ACQUISITION AGREEMENT.................................................  32
  Representations and Covenants...........................................  32
  Conduct of LBMS' Business Prior to the Acquisition......................  33
  No Solicitation.........................................................  34
  Indemnification.........................................................  34
  Conditions to the Acquisition...........................................  35
  Termination.............................................................  35
  Expenses and Termination Fee............................................  35
  Reseller Agreement......................................................  36

                                                                           PAGE
                                                                           ----
COMPARATIVE PER SHARE MARKET PRICE DATA..................................   36
  LBMS...................................................................   36
  PLATINUM...............................................................   38
SELECTED FINANCIAL DATA..................................................   39
  LBMS Selected Historical Consolidated Financial Data...................   39
  PLATINUM Selected Consolidated Financial Data (1)......................   40
  Pro Forma Selected Financial Data......................................   42
LBMS' MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................   43
PLATINUM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................   53
PRO FORMA COMBINED COMPARATIVE PER SHARE DATA............................   65
INFORMATION REGARDING LBMS...............................................   65
INFORMATION REGARDING PLATINUM...........................................   74
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERSAND MANAGEMENT OF LBMS..   83
UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS.............   85
DESCRIPTION OF CAPITAL STOCK OF PLATINUM.................................   91
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS..............................   94
  Deposit, Transfer and Withdrawal.......................................   95
  Distributions on Deposited Securities..................................   96
  Disclosure of Interests................................................   97
  Record Dates...........................................................   97
  Voting of Deposited Securities.........................................   98
  Inspection of Transfer Books...........................................   98
  Reports and Other Communications.......................................   98
  Changes Affecting Deposited Securities.................................   98
  Amendment and Termination of Deposit Agreement.........................   99
  Charges of Depositary..................................................   99
  Liability of Holders for Taxes.........................................   99
  General Limitations....................................................  100
  Governing Law..........................................................  101
  Morgan Guaranty Trust Company of New York..............................  101
COMPARISON OF SHAREHOLDER RIGHTS.........................................  101
  Shareholder Voting.....................................................  101
  Shareholder Approval of Certain Business Combinations..................  102
  Appraisal Rights.......................................................  103
  Amendment of By-Laws...................................................  103
  Limitation on Directors' Liability, Indemnification of Officers and
   Directors.............................................................  103
  Cumulative Voting for Directors........................................  104
  Removal of Directors...................................................  105
  Newly Created Directorships and Vacancies..............................  105
  Special Meetings.......................................................  105
  Inspection Rights......................................................  106
  Election of Directors..................................................  106

                                                                          PAGE
                                                                          ----
INDEPENDENT ACCOUNTANTS.................................................. 107
PROPOSALS BY LBMS SHAREHOLDERS FOR THE 1998 ANNUAL GENERAL MEETING OF
 SHAREHOLDERS............................................................ 107
PROXY SOLICITATION....................................................... 107

APPENDICES:

Appendix A  Agreement and Plan of Reorganization
Appendix A-1Amendment to Agreement and Plan of Reorganization
Appendix B  Opinion of Broadview Associates
Appendix C  Exhibit 99--Important Factors Regarding Forward-Looking
 Statements of LBMS

                                    SUMMARY

  Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the Appendices hereto. LBMS shareholders are urged to read this Proxy Statement and the Appendices in their entirety.

                                 THE COMPANIES

THE BUSINESS OF PLATINUM

  PLATINUM technology, inc., a Delaware corporation ("PLATINUM") develops, markets and supports software products, and provides related professional services, that help organizations manage and improve their information technology ("IT") infrastructures, which consist of data, systems and applications. PLATINUM's products and services help IT departments, primarily in large and data intensive organizations, minimize risk and improve service levels and leverage information to make better business decisions. PLATINUM's products typically perform fundamental functions, such as automating operations, maintaining the efficiency of systems and applications, and ensuring data access and integrity. PLATINUM also offers a wide array of professional services, including consulting, systems integration and educational programs, both in conjunction with and independent of software product sales.

  PLATINUM, a corporation incorporated in Delaware in 1987, has its executive offices at 1815 South Meyers Road, Oakbrook Terrace, Illinois 60181. Its telephone number at that address is (630) 620-5000 and its website is located at http://www.platinum.com.

THE BUSINESS OF LBMS

  LBMS' integrated line of management products provide organizations with a library of best practices for all areas of applications development, and a comprehensive set of tools for process management, project management, work management and deliverables management. LBMS has an installed base of more than 30,000 users worldwide in areas such as financial service, technology, manufacturing, retailing, oil, government and utilities. LBMS also provides maintenance and implementation services to its customers to assure effective utilization of its products. All of LBMS' products operate on open, LAN server-based repositories, providing more consistency, integrity and completeness in the applications development process.

  LBMS, a company incorporated in 1977 in England and Wales under the U.K. Companies Acts 1948 to 1976, has its executive offices at 1800 West Loop South, Suite 900, Houston, Texas 77027. Its telephone number at that address is (713) 625-9300.

                               THE COURT MEETING

TIME, PLACE AND DATE

  Pursuant to an Order of the High Court, the Court Meeting will be held on April 20, 1998 at 9:00 a.m. Houston time (3:00 p.m. London time) at LBMS' executive offices, 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A.

RECORD DATE; SHARES ENTITLED TO VOTE

  Only registered holders of LBMS Ordinary Shares on the Register of Members on the date of the Court Meeting (or, if such meeting be adjourned to a later date, on the last business day prior to that later date) will be entitled to vote at the Court Meeting. On March 20, 1998 (being the latest practicable date prior to the printing of this Proxy Statement), there were 26,486,479 Ordinary Shares in issue, the holders of which are entitled on a poll to one vote per share on the matter to come before the Court Meeting. In accordance with the terms of the LBMS American Depositary Receipts ("ADRs" or "LBMS ADRs"), holders of ADRs may instruct the

Depositary, Morgan Guaranty Trust of New York, ("Morgan"), how the American Depositary Shares ("ADSs") underlying the ADRs, each of which represents two
(2) Ordinary Shares, should be voted on the matter to come before the Court Meeting.

PURPOSE OF THE MEETING

  At the Court Meeting, shareholders of record on the date of the Court Meeting will be asked to consider and vote upon a resolution (the "Resolution") to approve the Scheme of Arrangement. See "The Court Meeting--Purpose of the Court Meeting."

VOTE REQUIRED; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

  The Scheme of Arrangement will be approved if a majority in number of holders of Ordinary Shares, representing three-fourths in nominal (par) value, of those holders of Ordinary Shares present and voting either in person or by proxy vote in favor of the resolution to be proposed at the Court Meeting. There is no quorum required to transact business at the Court Meeting. Neither abstentions nor broker non-votes will have any effect on the votes to be taken at the Court Meeting. See "The Court Meeting--Vote Required" and "--Quorum; Abstentions and Broker Non-Votes."

                       THE EXTRAORDINARY GENERAL MEETING

TIME, PLACE AND DATE

  The EGM will be held on April 20, 1998 at 9:15 a.m., Houston time (3:15 p.m. London time) (or as soon thereafter as the Court Meeting shall have concluded or been adjourned), at LBMS' executive offices, 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A.

RECORD DATE; SHARES ENTITLED TO VOTE

  Only registered holders of LBMS Ordinary Shares on the Register of Members at the date of the EGM will be entitled to vote at the EGM. On March 20, 1998 (being the latest practicable date prior to the printing of this Proxy Statement), there were 26,486,479 Ordinary Shares in issue, the holders of which are entitled on a poll to one vote per share on each matter to come before the EGM. In accordance with the terms of the ADRs, holders of ADRs may instruct Morgan how the ADSs underlying the ADRs, each of which represents two
(2) Ordinary Shares, should be voted on each matter to come before the EGM.

PURPOSE OF THE MEETING

  At the EGM, shareholders will be asked to consider and vote upon a resolution to approve (i) the Acquisition Agreement, (ii) the Scheme of Arrangement, (iii) the reduction of the capital of LBMS and the cancellation of the Scheme Shares,
(iv) the authorization of the LBMS Board to issue Ordinary Shares in order to give effect to the resolution and (v) the amendment of the Articles of Association of LBMS. See "The Extraordinary General Meeting--Purpose of the Extraordinary General Meeting."

VOTE REQUIRED; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

  The affirmative vote of three-quarters in number of the holders of Ordinary Shares present at the EGM and voting either in person or by proxy at the EGM is required to approve the Acquisition Agreement, the Scheme and the other matters included in the resolution to be proposed at the EGM. The quorum required at the EGM is three or more persons who are present in person or by proxy and entitled to vote. Abstentions and broker non-votes shall be counted as shares that are present at the EGM and entitled to vote for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the votes to be take at the EGM. See "The Extraordinary General Meeting--Vote Required" and "--Quorum; Abstentions and Broker Non-Votes."

                                THE ACQUISITION

GENERAL

  Upon the terms and subject to the conditions of the Acquisition Agreement, LBMS will be acquired by PLATINUM, and the holders of LBMS Ordinary Shares will become stockholders of PLATINUM. See "The Acquisition--General."

CONVERSION OF SHARES; ADRS; OPTIONS

  At the Effective Time, each of the Scheme Shares will be canceled, and, in consideration for the cancellation of the Scheme Shares, 0.1047 shares of PLATINUM Common Stock, $0.001 par value per share (the "PLATINUM Common Stock"), will be issued for each Ordinary Share held by an LBMS Shareholder (0.2094 shares for each ADR), except that anyone entitled to a fraction of a share of PLATINUM Common Stock shall receive cash in lieu thereof at the rate of $24.06 per full share. Based on the price of PLATINUM Common Stock as of January 2, 1998, the last trading day before the date of the signing of the Acquisition Agreement, and on the number of Ordinary Shares of LBMS outstanding as of such date, the aggregate value of the PLATINUM Common Stock to be issued in respect of all Scheme Shares would be approximately $76.3 million or $2.91 per Ordinary Share ($5.82 per ADR). Based on the price of PLATINUM Common Stock as of March 20, 1998 and on the number of Ordinary Shares of LBMS outstanding as of such date, the aggregate value of the PLATINUM Common Stock to be issued in respect of all Scheme Shares would be approximately $64.5 million or $2.43 per Ordinary Share ($4.87 per ADR). LBMS Ordinary Shares issued pursuant to the LBMS share option schemes before 6:00 p.m. (London time) on the last business day before the order of the High Court is made to sanction the Scheme of Arrangement and the Ordinary Shares held by LBMS Trustee Company Limited as Trustee of the LBMS Employees' Share Scheme Trust will be Scheme Shares which will be treated as described above. After the Effective Time, holders of ADRs, upon surrender of their ADRs to Morgan in accordance with the terms of the ADRs, will be entitled to 0.2094 shares of PLATINUM Common Stock for each ADS represented by such holder's ADRs, plus cash in lieu of fractional shares. Prior to the effective time of the Acquisition (the "Effective Time"), PLATINUM will make a written offer to holders of outstanding options under LBMS' share option plans, which offer will be subject to consummation of the Acquisition, to exchange their outstanding LBMS options for options to purchase PLATINUM Common Stock to be issued under PLATINUM's Employee Incentive Compensation Plan. Any acceptance of such offer will be effective immediately after the Effective Time. For holders of options who do not accept this offer, LBMS Ordinary Shares issued to them at or after 6:00 p.m. (London time) on the last business day before the order of the High Court is made to sanction to the Scheme of Arrangement will be bound by the Articles of Association of LBMS, including the amendment to those Articles which is to be proposed at the EGM. See "The Extraordinary General Meeting--Purpose of the Extraordinary General Meeting" and see "The Acquisition--Conversion of Ordinary Shares;" "-- Conversion of Options" and "--Exchange Procedures."

LISTING

  The shares of PLATINUM Common Stock to be issued to LBMS shareholders in exchange for Ordinary Shares or ADRs in the Acquisition will be listed on the Nasdaq National Market.

CONDITIONS TO THE ACQUISITION

  The respective obligations of LBMS and PLATINUM to consummate the Acquisition are subject to the fulfillment or waiver (where permissible) of certain conditions set forth in the Acquisition Agreement. See "The Acquisition Agreement--Conditions to the Acquisition."

TERMINATION; EXPENSES AND TERMINATION FEE

  The Acquisition Agreement is subject to termination at the option of either LBMS or PLATINUM if the Acquisition has not been consummated by August 31, 1998 or if a court or other governmental action prevents consummation. If the Acquisition is not consummated under certain circumstances, LBMS' Texas subsidiary, Learmonth & Burchett Management Systems Inc. ("LBMS, Inc.") is required to pay PLATINUM a fee in the amount of $2.1 million, and under certain other circumstances, LBMS, Inc. may be required to pay PLATINUM a nonaccountable expense allowance of $1 million. Similarly, if the Acquisition is not consummated under other specified circumstances, PLATINUM may be required to pay LBMS, Inc. a nonaccountable expense allowance of $1 million. See "The Acquisition Agreement--Termination" and "--Expenses and Termination Fee."

RECOMMENDATION OF THE LBMS BOARD OF DIRECTORS

  The Board of Directors of LBMS has unanimously approved the Acquisition Agreement and the Acquisition, and the transactions contemplated thereby, and recommends that holders of LBMS Ordinary Shares approve and adopt the Acquisition Agreement, the Acquisition and the transactions contemplated thereby. See "The Acquisition--Recommendation of the LBMS Board of Directors and Reasons for the Acquisition."

OPINION OF LBMS' FINANCIAL ADVISOR

  On January 2, 1998, Broadview Associates ("Broadview") rendered its written opinion to the LBMS Board of Directors to the effect that, as of December 31, 1997, based upon and subject to the various factors and assumptions set forth therein, the Exchange Ratio to be paid to the holders of Scheme Shares pursuant to the Acquisition Agreement was fair, from a financial point of view, to such holders. The full text of the opinion of Broadview, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Broadview, is attached as Appendix B to this Proxy Statement. LBMS shareholders are urged to read this opinion carefully in its entirety. See "The Acquisition--Opinion of Financial Advisor to LBMS."

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

  In considering the recommendation of the LBMS Board with respect to the Acquisition, shareholders of LBMS should be aware that certain members of LBMS' management and Board of Directors have certain interests in the Acquisition as holders of options to purchase Ordinary Shares (which options vest upon a change in control of LBMS) that are in addition to the interests of the shareholders of LBMS generally.

CERTAIN TAX CONSEQUENCES

  It is expected that the implementation of the Scheme of Arrangement should only result in a disposal of the Scheme Shares for the purposes of U.K. taxation of capital gains to the extent that cash is paid in respect of fractional entitlements and, accordingly, should not give rise to a material liability to such taxation. LBMS shareholders and ADR holders are urged to consult their own professional tax advisers as to the specific U.K. tax consequences to them of the Acquisition. See "The Acquisition--Certain U.K. Tax Consequences."

  It is a condition to the obligations of LBMS to consummate the Acquisition that LBMS receive an opinion of Ropes & Gray, counsel to LBMS, that the Acquisition constitutes a reorganization under section 368 of the Code and, accordingly, that no gain or loss will be recognized for U.S. federal income tax purposes by holders of LBMS Ordinary Shares (and ADRs representing Ordinary Shares) when the Ordinary Shares are canceled and, in consideration of such cancellation, 0.1047 shares of PLATINUM Common Stock are issued for each Ordinary Share (0.2094 shares of PLATINUM Common Stock for each ADR) held by an LBMS shareholder (except to the extent of any cash received in lieu of a fractional share interest in PLATINUM Common Stock). Holders of Ordinary Shares or ADRs are urged to consult their own tax advisers as to the specific tax consequences to them of the Acquisition. See "The Acquisition--Certain U.S. Federal Income Tax Consequences."

ACCOUNTING TREATMENT

  The Acquisition is expected to be accounted for under the pooling-of-interests method of accounting in accordance with generally accepted accounting principles. The receipt by each of PLATINUM and LBMS of a letter from its respective independent public accountants with respect to pooling of interests satisfactory to the other party is a condition precedent to the obligations of PLATINUM and LBMS to effect the Acquisition. Such condition precedent shall not be required to enforce the obligation of PLATINUM to effect the Acquisition if the non-satisfaction of this condition is due to an action or inaction of PLATINUM that prevents treating the business combination to be effected by the Acquisition as a pooling of interests. See "The Acquisition--Accounting Treatment."

REGULATORY APPROVALS

  Certain federal, state and foreign regulatory requirements must be complied with before the Acquisition can be consummated. See "The Acquisition-- Regulatory Approvals."

  The Acquisition is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, which provide that certain transactions (including the Acquisition) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. LBMS and PLATINUM have filed the required information and the applicable waiting period has expired.

  The Acquisition is being effected by means of the Scheme of Arrangement, a U.K. statutory procedure requiring (in addition to the approval of the resolution to be proposed at the Court Meeting) the sanction of the High Court and the filing of the High Court Order at the U.K. Registrar of Companies. Once effective, the Scheme of Arrangement will bind the holders of all Scheme Shares.

RISKS ASSOCIATED WITH FIXED EXCHANGE RATIO

  The Exchange Ratio is fixed and will not be adjusted in the event of any increases or decreases in the price of either PLATINUM Common Stock or ADSs representing LBMS Ordinary Shares. The prices of PLATINUM Common Stock and of LBMS ADSs at the Effective Time may vary from their prices on the date of this Proxy Statement and on the dates of the EGM or Court Meeting. The price of PLATINUM Common Stock has historically been volatile. Various factors could cause the market price of PLATINUM Common Stock to fluctuate, perhaps substantially. See "Risk Factors--Volatility of PLATINUM Stock Price." Various factors, including without limitation, changes in the business, operations or prospects of LBMS, assessments of the likelihood that the Acquisition will be consummated and general market and economic conditions could cause the market price of LBMS ADSs to fluctuate. Because the Effective Time is expected to occur approximately four weeks after the EGM and Court Meeting, there can be no assurance that the prices of PLATINUM Common Stock and of LBMS ADSs on the date of the EGM or Court Meeting will be indicative of their prices at the Effective Time. See "The Acquisition--Effective Time." Shareholders of LBMS are urged to obtain current market quotations for PLATINUM Common Stock and LBMS ADSs.

RISK FACTORS

  IN CONSIDERING WHETHER TO APPROVE THE ACQUISITION AGREEMENT AND THE ACQUISITION, LBMS SHAREHOLDERS SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION CONTAINED HEREIN UNDER THE CAPTION "RISK FACTORS."

NO APPRAISAL OR DISSENTERS' RIGHTS

  Following the Court Meeting, the EGM and the High Court hearing to sanction the Scheme of Arrangement and the registration of the High Court Order, holders of ADRs and Ordinary Shares will not have any dissenters' rights or any other means under English company law to challenge the Acquisition.

COMPARATIVE RIGHTS OF SHAREHOLDERS

  The rights of stockholders of LBMS are currently governed by English company law, including the U.K. Companies Act 1985 (as amended), LBMS' Articles of Association and LBMS' Memorandum of Association. Upon consummation of the Acquisition, shareholders of LBMS will become shareholders of PLATINUM, and their rights as shareholders of PLATINUM will be governed by the General Corporation Law of the State of Delaware (the "DGCL"), PLATINUM's Restated Certificate of Incorporation, as amended, and PLATINUM's Bylaws. For a discussion of various differences between the rights of shareholders of LBMS and the rights of shareholders of PLATINUM, see "Comparison of Shareholder Rights."

                                 RISK FACTORS

  The following risk factors should be considered by holders of LBMS Ordinary Shares in evaluating whether to approve and adopt the Acquisition Agreement and the consummation of the Acquisition and thereby become holders of PLATINUM Common Stock. These factors should be considered in conjunction with the other information contained in this Proxy Statement and the Appendices hereto.

NET LOSSES; ABILITY TO SATISFY DEBT OBLIGATIONS

  PLATINUM has experienced operating and net losses in 1995, 1996 and 1997. There can be no assurance that PLATINUM will not continue to incur operating and net losses. PLATINUM's future operating results will depend upon a number of business factors, including other factors discussed in these "Risk Factors," as well as general economic conditions. Furthermore, prior to a given year or other fiscal period, PLATINUM hires sales and product development personnel and makes other decisions which will result in increased expenses in such year or other period, based upon anticipated revenues for such year or other period. Due to the seasonality and concentration of PLATINUM's revenues at the end of fiscal periods, particularly the fourth quarter, PLATINUM's lack of backlog and PLATINUM's cost structure, if revenue targets are not met, PLATINUM's operating results would be materially adversely affected. See "--Seasonality and Variability of Quarterly Operating Results." No assurances can be given that any of PLATINUM's revenue expectations will be fulfilled, and PLATINUM's business, results of operations and financial condition will be materially adversely affected if these expectations are not fulfilled. If anticipated revenues and income are not achieved, PLATINUM's ability to pay interest on, or ultimately pay the principal amount of, its indebtedness could become impaired. As of February 28, 1998, PLATINUM had outstanding long-term obligations and acquisition-related payables of approximately $300.9 million, requiring PLATINUM to make payments of principal and interest of approximately $35.0 million and $36.0 million in 1998 and 1999, respectively. If PLATINUM is unable to meet its cash requirements out of cash flow from operations and its available borrowings, there can be no assurance that it will be able to obtain alternative financing or that it will be permitted to do so under the terms of its existing financing arrangements. In the absence of such financing, PLATINUM's ability to respond to changing business and economic conditions, to make future acquisitions, to absorb adverse operating results or to fund capital expenditures or increased working capital requirements may be adversely affected.

RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW PRODUCTS AND MARKETS

  PLATINUM expects that the market for IT software products will continue to be subject to frequent and rapid changes in technology and customer preferences. Substantially all of PLATINUM's products have maintained their commercial viability for a significant period of time, as evidenced by the fact that PLATINUM has discontinued very few of its products. However, the introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The timing of releases of new products and enhancements of existing products by PLATINUM varies depending on customer demand and emerging technology. PLATINUM's growth and future financial performance will depend upon its ability to develop and introduce new products and enhancements of existing products that accommodate the latest technological advances and customer requirements. There can be no assurance that additional new products will be successfully developed or marketed by PLATINUM, that any new products will achieve market acceptance, or that other software vendors will not develop and market products which are superior to PLATINUM's products or that such products will not achieve greater market acceptance. Furthermore, customers may delay purchases in anticipation of technological changes. PLATINUM's ability to develop and market software infrastructure products and other new products depends upon its ability to attract and retain qualified employees. Any failure by PLATINUM to anticipate or respond adequately to the changes in technology and customer preferences, to develop and introduce new products in a timely fashion, or to attract and retain qualified employees, could materially adversely affect PLATINUM's business, results of operations and financial condition. See "Information Regarding PLATINUM--Product Development."

EXECUTION RISK

  PLATINUM and LBMS believe that important benefits to be realized from the Acquisition will be the integration of their strategies and product lines. The anticipated benefits of the Acquisition may not be achieved unless PLATINUM's and LBMS' product offerings are successfully integrated in a timely manner, and the combined company could be materially adversely affected if these expectations are unfulfilled. The difficulties of such integration may initially be increased by the necessity of coordinating geographically separated organizations and integrating personnel with disparate business backgrounds and corporate cultures. The integration of LBMS into PLATINUM will require the dedication of management resources that will temporarily detract from attention to the daily business of the combined company. This integration process may cause an interruption of, or a loss of, momentum in the activities of either or both of PLATINUM's or LBMS' businesses, which could have a material adverse effect on the revenues and operating results of the combined company, at least in the near term. These other recent acquisitions, as well as the rapid growth in PLATINUM's business, have strained management resources and may impose additional difficulties on the integration of LBMS into PLATINUM. Additionally, changes that may be made relating to the operations or management of LBMS may have a material adverse effect on the revenues and operating results of the combined company.

  Upon consummation of the Acquisition, PLATINUM expects to incur charges currently estimated to be approximately $6,000,000 in connection with the combination of the companies. This amount is a preliminary estimate only and is therefore subject to change. There can be no assurance that PLATINUM will not incur additional charges to reflect costs associated with the Acquisition, nor can there be any assurance that PLATINUM will realize the anticipated benefits of the Acquisition.

RELIANCE ON AND RISKS OF ACQUISITION STRATEGY

  PLATINUM expects to continue its strategy of identifying, acquiring and developing software infrastructure products, services and technologies through the acquisition of specific products and of businesses which have developed such products, services and technologies. PLATINUM from time to time engages in, and is currently engaged in, discussions with potential acquisition candidates, including discussions relating to acquisitions that may be material in size and/or scope and which may involve issuances by PLATINUM of a significant number of shares of PLATINUM Common Stock.

  PLATINUM believes that its future growth depends, in part, upon the success of this strategy. There can be no assurance that PLATINUM will successfully identify, acquire on favorable terms or integrate such businesses, products, services or technologies. PLATINUM may in the future face increased competition for acquisition opportunities, which may inhibit PLATINUM's ability to consummate suitable acquisitions and increase the costs of completing such acquisitions.

  Acquisitions involve a number of special risks and challenges, including the diversion of management's attention, assimilation of the operations and personnel of acquired companies, incorporation of acquired products into existing product lines, adverse short-term effects on reported operating results, amortization of acquired intangible assets, assumption of liabilities of acquired companies, possible loss of key employees and difficulty of presenting a unified corporate image. No assurance can be given that any potential acquisition by PLATINUM will or will not occur, or that, if an acquisition does occur, it will not ultimately have a material adverse affect on PLATINUM or that any such acquisition will succeed in enhancing the PLATINUM's business.

  PLATINUM has historically issued PLATINUM Common Stock as consideration for business acquisitions and expects to continue to do so in the future. There can be no assurances that such issuances will not be dilutive to the PLATINUM's stockholders. Additionally, PLATINUM has recorded charges for acquired in-process technology and merger costs in connection with certain of its past acquisitions, which materially reduced operating and net income for the periods in which the acquisitions were recorded. PLATINUM expects to continue to incur such charges in connection with future acquisitions, which could materially reduce operating and net income in the periods in which such acquisitions are consummated. See "PLATINUM Management's Discussion and Analysis of Financial Condition and Results of Operation."

HIGHLY COMPETITIVE MARKETS

  The market for PLATINUM's products is highly competitive. PLATINUM expects to encounter enhanced competition and new competitors as it continues to penetrate the software infrastructure market, including competition from relational database vendors and systems software companies. Many of PLATINUM's current and prospective competitors have significantly greater financial, technical and marketing resources than PLATINUM. Competitive pressure could cause PLATINUM's products to lose market acceptance or result in significant price erosion, with a material adverse effect upon the PLATINUM's results of operations. See "Information Regarding PLATINUM--Competition."

  A variety of external and internal factors could adversely affect PLATINUM's ability to compete in the software infrastructure market. Such factors include the following: relative functionality, integration, performance and reliability of the products offered by PLATINUM and its competitors; the success and timing of new product development efforts; changes affecting the hardware, operating systems or database systems which PLATINUM currently supports; the level of demonstrable economic benefits for users relative to cost; relative quality of customer support and user documentation; ease of installation; vendor reputation, experience and financial stability and price.

  PLATINUM also encounters competition from a broad range of firms in the market for professional services. Many of PLATINUM's current and prospective competitors in the professional services market have significantly greater financial, technical and marketing resources than PLATINUM. The competitive factors affecting the market for PLATINUM's professional services include the following: breadth and quality of services offered, vendor reputation and the ability to retain qualified technical personnel.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

  PLATINUM's success is heavily dependent upon its proprietary software technology. PLATINUM relies on a combination of contractual rights, trademarks, trade secrets, patents and copyright laws to establish or protect its proprietary rights in its products. PLATINUM's license agreements restrict a customer's use of PLATINUM's software and prohibit disclosure to third persons. Notwithstanding those restrictions, it may be possible for unauthorized persons to obtain copies of PLATINUM's software products. PLATINUM registers its product names and other trademarks in the United States and certain foreign countries. There can be no assurance that the steps taken by PLATINUM in this regard will be adequate to deter misappropriation of its proprietary rights or independent third party development of functionally equivalent technologies. Although PLATINUM does not believe that it is materially infringing on the intellectual property rights of others, there can be no assurance that such a claim will not be successfully asserted against PLATINUM in the future or that any attempt to protect its technology will not be challenged. See "Information Regarding PLATINUM--Intellectual Property Rights."

DEPENDENCE ON DB2

  A significant portion of PLATINUM's revenues will continue to be derived from products that enhance the performance and functionality of IBM's DB2 relational database management software, which operates on IBM and compatible mainframe computer systems running the MVS operating system. A decline or a perceived decline in IBM's commitment to DB2 or a decline in the market's acceptance and utilization of DB2 would have an adverse effect on PLATINUM, and such adverse effect could be material. Also, if IBM were to enhance DB2 or its DB2 utilities so as to render the PLATINUM's products obsolete or unnecessary, or devote more resources to developing and marketing IBM's own DB2 tools and utilities, PLATINUM's business could be materially adversely affected.

DEPENDENCE ON RELATIONSHIPS WITH RELATIONAL DATABASE VENDORS

  PLATINUM believes that in order to address its markets, PLATINUM must develop, maintain and enhance close associations with, and obtain access to the technical personnel of, leading relational database vendors. This may become increasingly difficult due to competition among such vendors. PLATINUM has entered into alliances with, among others, Oracle Systems Corp., Sybase, Inc. and Informix Software, Inc. There can be no assurance that PLATINUM will be able to maintain existing relationships or enter into new relationships with such vendors. PLATINUM's failure to do so would have an adverse effect on its business, results of operations and financial condition, and such adverse effect could be material.

SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS

  PLATINUM's revenues and results of operations will be subject to fluctuations based upon general economic conditions. If there were a general economic downturn or a recession in the United States or certain other markets, PLATINUM believes that certain of its customers might reduce or delay their purchases of PLATINUM's products or services, leading to a reduction in the PLATINUM's revenues. The factors that might influence current and prospective customers to reduce their IT budgets under these circumstances are beyond the PLATINUM's control. In the event of an economic downturn, PLATINUM's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that growth in the markets for PLATINUM's products and services will occur or that such growth will result in increased demand for PLATINUM's products and services. See "PLATINUM Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Information Regarding PLATINUM."

SEASONALITY AND VARIABILITY OF QUARTERLY OPERATING RESULTS

  PLATINUM has experienced a seasonal pattern in its operating results, with the fourth quarter typically having the highest total revenues and operating income. Further, revenues for PLATINUM's fourth quarters have historically been higher than those for the first quarters of the following years. Because operating expenses continued to increase in the first quarters of those years, PLATINUM realized substantially lower operating margins and net income (excluding the effect of charges for acquired in-process technology and merger costs) for such quarters. PLATINUM expects this pattern to continue for the foreseeable future. PLATINUM believes the seasonality of its revenues results primarily from the budgeting cycles of its software product customers and the structure of PLATINUM's sales commission and bonus programs.

  PLATINUM operates with relatively little order backlog, and substantially all of its software product revenues in each quarter result from sales made in that quarter. Consequently, if near term demand for PLATINUM's products weakens or if sales do not close in any quarter as anticipated, PLATINUM's results of operations for that quarter would be adversely, and perhaps materially, affected. In addition, the timing and amount of the PLATINUM's revenues are subject to a number of factors that make estimation of operating results prior to the end of a quarter extremely uncertain. Historically, a substantial majority of PLATINUM's quarterly software products revenues has been recorded in the third month of any given quarter, with a concentration of such revenues in the last week of that third month, further increasing the difficulty of predicting operating results.

  PLATINUM's operating results may vary significantly from quarter to quarter depending on other factors such as the size and timing of customer orders, price and other competitive conditions in the industry, the timing of new product announcements and releases by PLATINUM and its competitors, the ability of PLATINUM to develop, introduce and market new and enhanced versions of PLATINUM's products on a timely basis, changes in PLATINUM's level of operating expenses, changes in PLATINUM's sales incentive plans, budgeting cycles of its customers, customer order deferrals in anticipation of enhancements or new products offered by PLATINUM or its competitors, the cancellation of licenses during the warranty period or nonrenewal of maintenance agreements, product life cycles, software bugs and other risks discussed herein. See "--Rapid Technological Change; Dependence on New Products and Markets" and "--Highly Competitive Markets."

RISKS OF INTERNATIONAL SALES

  The risks inherent in conducting international business generally include exposure to currency fluctuations, longer payment cycles, greater difficulties in accounts receivable collection and the burdens of complying with a wide variety of foreign laws. Approximately 32%, 30% and 29% of PLATINUM's revenues in 1995, 1996 and 1997, respectively, were attributable to international sales. Exchange rate fluctuations can have a material adverse effect on the total level of foreign sales and the profitability of those sales. During the past several years, PLATINUM has changed the primary means of international distribution of its products from a network of independent distributors to wholly-owned PLATINUM subsidiaries. PLATINUM may encounter difficulties in integrating and managing these new overseas subsidiaries. See "PLATINUM Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS OF CONSULTING SERVICES BUSINESS

  PLATINUM is subject to the risks associated with a consulting services business, including dependence on its reputation with existing customers, volatility of workload and dependence on ability to attract and retain qualified technical personnel. Also, a substantial portion of PLATINUM's consulting services revenue may be derived from the performance of services under fixed-price contracts. There can be no assurance that PLATINUM can consistently perform in a profitable manner under these contracts, particularly in the field of software development, where cost overruns are commonplace.

SUBSTANTIAL LEVERAGE

  On December 16, 1997, PLATINUM issued $150,000,000 of convertible subordinated notes, which bear interest at 6.25% annually and mature on December 15, 2002. As a result of this additional indebtedness, the Company's principal and interest obligations increased substantially. The degree to which the Company is leveraged could materially and adversely affect the Company's ability to obtain financing for working capital, acquisitions or other purposes and could make it more vulnerable to industry downturns and competitive pressures.

DEPENDENCE ON KEY PERSONNEL

  Competition for qualified personnel in the software industry is intense, and there can be no assurance that PLATINUM will be able to attract and retain a sufficient number of qualified employees. PLATINUM's success depends to a significant degree upon the continued contributions of its key management, marketing, product development, professional services and operational personnel, including key personnel of acquired companies. As the business of PLATINUM grows, it may become increasingly difficult for it to hire, train and assimilate the number of new employees required. In addition, it is possible that the business changes or uncertainty brought about by recent acquisitions may cause key employees to leave PLATINUM, and certain key members of the management of acquired companies may not continue with PLATINUM. Any difficulty in attracting and retaining key employees could have a material adverse effect on PLATINUM's business, results of operations and financial condition.

  PLATINUM's success to date has depended in large part on the skills and efforts of Andrew J. Filipowski, PLATINUM's President and Chief Executive Officer, and Paul L. Humenansky, PLATINUM's Executive Vice President-Product Development and Chief Operations Officer. PLATINUM has not entered into non-competition agreements with Messrs. Filipowski or Humenansky or any of its other key personnel, nor does PLATINUM have "key man" life insurance policies covering these individuals.

VOLATILITY OF PLATINUM'S STOCK PRICE

  The price of PLATINUM Common Stock has historically been volatile. PLATINUM believes factors such as quarterly fluctuations in results of operations, announcements of new products and acquisitions by PLATINUM or by its competitors, changes or anticipated changes in earnings estimates by analysts, changes in accounting treatments or principles and other factors may cause the market price of the PLATINUM Common Stock to fluctuate, perhaps substantially. The market price of the PLATINUM Common Stock may be affected by PLATINUM's ability to meet or exceed analysts' or "street" expectations, and any failure to meet or exceed such expectations could have a material adverse effect on the market price of the PLATINUM Common Stock. In addition, stock prices for many technology companies fluctuate widely for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions may adversely affect the market price of the PLATINUM Common Stock in the future. In the past, following periods of volatility in the market price of a company's securities, class action securities litigation has often been instituted against such company. Any such litigation instigated against PLATINUM could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on PLATINUM's business, results of operations and financial condition. See "Comparative Per Share Market Price Data--PLATINUM."

ANTITAKEOVER EFFECT OF RIGHTS AGREEMENT, CHARTER AND STATUTORY PROVISIONS

  PLATINUM has entered into a rights agreement (the "Rights Agreement"), which provides that, in the event that 15% or more of the outstanding shares of PLATINUM Common Stock are acquired by a person or group of persons, the holder of each outstanding share of PLATINUM Common Stock, other than such acquiring person(s), shall have the right to purchase from PLATINUM additional shares of PLATINUM Common Stock having a market value equal to two times the exercise price of such right. In addition, PLATINUM's Restated Certificate of Incorporation, as amended, provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. PLATINUM is also subject to
Section 203 of the Delaware General Corporation Law, which, in general, imposes restrictions upon acquirors of 15% or more of PLATINUM Common Stock. The Rights Agreement and these other provisions may have the effect of delaying, deferring or preventing a change of control of PLATINUM, even if such event would be beneficial to stockholders. See "Description of Capital Stock of PLATINUM."

RISKS ASSOCIATED WITH A FIXED EXCHANGE RATIO DESPITE POTENTIAL CHANGES IN STOCK PRICES

  The Exchange Ratio is fixed and will not be adjusted in the event of any increases or decreases in the price of either PLATINUM Common Stock or ADSs representing LBMS Ordinary Shares. The prices of PLATINUM Common Stock and of LBMS ADSs at the Effective Time may vary from their prices on the date of this Proxy Statement and on the dates of the EGM or Court Meeting. The price of PLATINUM Common Stock has historically been volatile. Various factors could cause the market price of PLATINUM Common Stock to fluctuate, perhaps substantially. See "--Volatility of PLATINUM's Stock Price." Various factors, including without limitation, changes in the business, operations or prospects of LBMS, assessments of the likelihood that the Acquisition will be consummated, and general market and economic conditions could cause the market price of LBMS ADSs to fluctuate. Because the Effective Time is expected to occur approximately four weeks after the EGM and Court Meeting, there can be no assurance that the prices of PLATINUM Common Stock and of LBMS ADSs on the date of the EGM or Court Meeting will be indicative of their prices at the Effective Time. See "The Acquisition--Effective Time." Shareholders of LBMS are urged to obtain current market quotations for PLATINUM Common Stock and LBMS ADSs.

                               THE COURT MEETING

TIME AND PLACE AND DATE

  The Court meeting will be held on April 20, 1998 at the offices of LBMS, 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A., commencing at 9:00 a.m., Houston time.

PURPOSE OF THE COURT MEETING

  Pursuant to the requirements of Section 425 of the U.K. Companies Act 1985, at the Court Meeting, the holders of Ordinary Shares will be asked to consider and vote upon a proposal to approve the Scheme of Arrangement, pursuant to which, among other things, at the Effective Time, and subject to and upon the terms and conditions of the Acquisition Agreement and the sanction of the High Court, the share premium account of LBMS will be reduced and the issued Ordinary Shares will be canceled in consideration of shares of PLATINUM Common Stock being issued to LBMS shareholders at the Exchange Ratio of 0.1047 per Ordinary Share (0.2094 per ADR). Concurrently with the cancellation of the issued Ordinary Shares, new shares of LBMS will be issued to PLATINUM with the result that LBMS will become a wholly-owned subsidiary of PLATINUM.

RECORD DATE; SHARES ENTITLED TO VOTE

  Only holders of record of Ordinary Shares on the register of members of LBMS on the date of the Court Meeting (or, if such Court Meeting shall be adjourned to a later date, on that date) will be entitled to vote at the Court Meeting. On March 20, 1998 (being the latest practicable date prior to the printing of this Proxy Statement), there were 26,486,479 Ordinary Shares in issue, the holders of which are entitled on a poll to one vote per share on the resolution to be proposed at the Court Meeting.

VOTING AND REVOCATION OF PROXIES

  The PINK Form of Proxy accompanying this Proxy Statement is solicited on behalf of the LBMS Board for use at the Court Meeting. Shareholders are requested to complete, date and sign the accompanying PINK Form of Proxy and return it promptly. All Forms of Proxy that are properly executed and returned will be voted at the Court Meeting in accordance with any directions noted thereon. If no direction is indicated, the form of Proxy will be invalid. Proxies will be voted in the discretion of the holders of the proxy with respect to all matters incidental to the conduct of the meeting. Any shareholder signing and delivering a PINK Form of Proxy may revoke it at any time before it is voted by delivering to LBMS' Secretary a written revocation or a duly executed PINK Form of Proxy bearing a later date than the date of the PINK Form of Proxy being revoked. Any shareholder attending the Court Meeting in person may revoke his or her PINK Form of Proxy and vote his or her shares at the Court Meeting. Although ADR holders are not entitled to attend or vote at either the Court Meeting or the EGM, they may instruct the Depositary, Morgan, how the ADSs, each of which represents two (2) Ordinary Shares, underlying their ADRs should be voted at such meetings, by means of the Form of Instruction provided by Morgan. ADR holders do not have the power to revoke voting instructions to Morgan.

VOTE REQUIRED

  The Scheme of Arrangement will be approved if a majority in number of holders of Ordinary Shares, representing three-fourths in nominal (par) value, of those holders of Ordinary Shares present and voting either in person or by proxy vote in favor of the resolution to be proposed at the Court Meeting. The resolution to be proposed at the Court Meeting will be held on a poll.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

  There is no quorum required for the conduct of business at the Court Meeting. Votes cast by proxy or in person at the Court Meeting will be counted by persons appointed by LBMS to act as election inspectors for the Court Meeting. Neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

                       THE EXTRAORDINARY GENERAL MEETING

TIME, PLACE AND DATE

  The EGM will be held on April 20, 1998 at the offices of LBMS, 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A., commencing at 9:15 a.m., Houston time (or as soon thereafter as the Court Meeting shall have concluded or been adjourned).

PURPOSE OF THE EXTRAORDINARY GENERAL MEETING

  At the EGM, the holders of Ordinary Shares will be asked to consider and vote upon a proposal to approve and adopt the Acquisition Agreement, pursuant to which, among other things, at the Effective Time, and subject to and upon the terms and conditions of the Acquisition Agreement and the applicable provisions of the U.K. Companies Act 1985, LBMS' share premium account will be reduced and the issued Ordinary Shares of LBMS will be canceled in consideration of shares of PLATINUM Common Stock being issued to LBMS shareholders at the Exchange Ratio of 0.1047 per Ordinary Share (0.2094 per ADS). Concurrently with the cancellation of the issued Ordinary Shares, new Ordinary Shares of LBMS will be issued to PLATINUM with the result that LBMS will become a wholly-owned subsidiary of PLATINUM.

RECORD DATE; SHARES ENTITLED TO VOTE

  Only holders of record of Ordinary Shares on the Register of Members at the date of the EGM will be entitled to vote at the EGM. On March 20, 1998 (being the latest practicable date prior to the printing of this Proxy Statement), there were 26,486,479 Ordinary Shares in issue, the holders of which are entitled on a poll to one vote per share on each matter to come before the EGM.

VOTING AND REVOCATION OF PROXIES

  The GREEN Form of Proxy accompanying this Proxy Statement is solicited on behalf of the LBMS Board for use at the EGM. Shareholders are requested to complete, date and sign the accompanying GREEN Form of Proxy and return it promptly. All Forms of Proxy that are properly executed and returned will be voted at the EGM in accordance with any directions noted thereon, or if no direction is indicated, proxies will be voted FOR approval and adoption of the Acquisition Agreement, FOR approval of the Scheme of Arrangement, FOR Cancellation of the Scheme Shares, FOR the authorization of the LBMS Board to issue Ordinary Shares in order to give effect to the resolution and FOR approval of the amendment to the Articles of Incorporation. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting and all matters incidental to the conduct of the meeting. Any shareholder signing and delivering a GREEN Form of Proxy may revoke it at any time before it is voted by delivering to LBMS' Secretary a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked. Any shareholder attending the EGM in person may revoke his or her GREEN Form of Proxy and vote his or her shares at the EGM. Although ADR holders are not entitled to attend or vote at either the Court Meeting or EGM, they may instruct the Depositary, Morgan Guaranty Trust Company of New York, how the ADSs, each of which represents two
(2) Ordinary Shares, underlying their ADRs should be voted at such meetings by means of the Form of Instruction provided by Morgan. ADR holders do not have the power to revoke such Form of Instruction.

VOTE REQUIRED

  For the Acquisition to be consummated, the proposal is required to be passed (on a show of hands) by three-quarters in number of those present in person who (being entitled to do so) vote or (on a poll) by a three-quarters majority of the votes cast by shareholders present in person or by proxy. A resolution shall be voted on a poll at the demand of: (i) the Chairman of the EGM; or
(ii) not less than five shareholders (present in person or by proxy) having the right to vote at the EGM; or (iii) by a shareholder or shareholders (present in person or by proxy) holding not less than one-tenth of the total voting rights of all shareholders.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

  The quorum required at the EGM is three or more persons who are present in person or by proxy and entitled to vote. Votes cast by proxy or in person at the EGM will be counted by persons appointed by LBMS to act as election inspectors for the EGM. The election inspectors will count shares represented by proxies that withhold authority to vote for a particular matter or that reflect abstentions and "broker non-votes" (i.e., shares represented at the EGM held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

                                THE ACQUISITION

                                    GENERAL

  At the Effective Time (as described below) and subject to and upon the terms and conditions of the Acquisition Agreement and the applicable provisions of the U.K. Companies Act 1985, LBMS will be acquired by PLATINUM, whereupon (i) the share premium account of LBMS will be reduced, (ii) the issued Ordinary Shares of LBMS will be canceled in consideration of shares of PLATINUM Common Stock being issued to LBMS shareholders at the Exchange Ratio, (iii) new shares of LBMS will be issued to PLATINUM and (iv) LBMS will become a wholly-owned subsidiary of PLATINUM. For the Acquisition to be consummated, it must be approved by the LBMS shareholders, and the other conditions specified in the Acquisition Agreement must be satisfied or waived. The discussion in this Proxy Statement of the Acquisition and the description of the principal terms and conditions of the Acquisition Agreement are subject to and qualified in their entirety by reference to the Acquisition Agreement, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. LBMS shareholders are urged to read the Acquisition Agreement carefully in its entirety.

CONVERSION OF ORDINARY SHARES

  Each of the LBMS Ordinary Shares (i) in issue at 6:00 p.m. (London time) on the last business day prior to the date of the meeting of the holders of such Ordinary Shares convened pursuant to an Order of the High Court to approve the Scheme (or, if such meeting should be adjourned to a later date, on the last business day prior to that later date) and (ii) if any, issued thereafter and before 6:00 p.m. (London time) on the last business day before the hearing of the petition to sanction the Scheme (the "Hearing Date") on terms that the holder thereof is bound by the Scheme (together, the "Scheme Shares") will be canceled, and in consideration for the cancellation of the Scheme Shares, PLATINUM shall allot and issue to each of the persons who at 6:00 p.m. (London time) on the business day immediately preceding the Effective Time (the "Record Date") is the registered holder of Scheme Shares that number of shares (the "Conversion Shares") of common stock of PLATINUM, $0.001 par value per share (the "PLATINUM Common Stock"), which is determined by multiplying the number of Scheme Shares held by such person on the Record Date by 0.1047 (the "Exchange Ratio"). The Exchange Ratio shall be adjusted to reflect fully the effect of any split, reverse stock split, stock dividend (including any dividend or distribution of securities into PLATINUM Common Stock or LBMS Ordinary Shares), reorganization, recapitalization or other like change with respect to PLATINUM Common Stock or LBMS Ordinary Shares occurring prior to 6:00 p.m. (London time) on the last business day before the Hearing Date. Based on the price of PLATINUM Common Stock as of January 2, 1998, the last trading day before the date of the signing of the Acquisition Agreement, and on the number of Ordinary Shares of LBMS outstanding as of such date, the aggregate value of the PLATINUM Common Stock to be issued in respect of all Scheme Shares would be approximately $76.3 million or $2.91 per Ordinary Share ($5.82 per ADR). Based on the price of PLATINUM Common Stock as of March 20, 1998 and on the number of Ordinary Shares of LBMS outstanding as of such date, the aggregate value of the PLATINUM Common Stock to be issued in respect of all Scheme Shares would be approximately $64.5 million or $2.43 per Ordinary Share ($4.87 per ADR).

  Forthwith and contingently upon the said cancellation of capital taking effect: (i) the share capital of LBMS shall be increased to its former amount by the creation of such number of ordinary shares of 10 pence each as shall be equal to the number of Scheme Shares canceled and (ii) LBMS shall apply the reserve arising as a result of such cancellation of capital in paying up in full at par the 10 pence each so created which shall be allotted and issued credited as fully paid to PLATINUM.

CONVERSION OF OPTIONS

  Prior to the Effective Time, PLATINUM will make a written offer to holders of outstanding options under LBMS' 1996 Equity Incentive Plan, Executive Share Option Scheme and ESOP Share Option Scheme (collectively, the "LBMS Share Option Plans"), which offer will be subject to consummation of the Acquisition, to exchange their outstanding options to purchase LBMS Ordinary Shares (the "LBMS Options") for options to purchase PLATINUM Common Stock to be issued under PLATINUM's Employee Incentive Compensation Plan (the "PLATINUM Options"). Any acceptance of such offer will be effective immediately after the Effective Time. The PLATINUM Options offered by PLATINUM to the holders of LBMS Options will have the following terms and conditions: (i) the vested or unvested status of the PLATINUM Options and the vesting schedule shall be identical to that provided by the terms of the applicable LBMS Share Option Plan, giving effect to any accelerated vesting by virtue of a "change of control," it being understood that, to the extent applicable, the option holder's acceptance of PLATINUM's offer shall constitute an agreement to "release options" in consideration of the grant of "equivalent options" in PLATINUM and, as a result, PLATINUM Options will reflect the remaining vesting schedule of the LBMS Options released, (ii) the term of the PLATINUM Options shall be identical to that provided in the applicable LBMS Share Option Plan; provided, however, that if the terms of the applicable LBMS Share Option Plan provides that the LBMS Option will expire or terminate prior to the first anniversary of the Effective Time, whether due to a change of control or by virtue of termination of employment after the Effective Time, then the term of the PLATINUM Option shall expire or terminate on the first anniversary of the Effective Time, and (iii) except as set forth above, the terms and conditions of the PLATINUM Options shall be substantially identical to those set forth in the applicable LBMS Share Option Plan. Pursuant to the exchange offer, (i) PLATINUM Options shall be exercisable (when vested) for that number of whole shares of PLATINUM Common Stock equal to the product of the number of LBMS of Ordinary Shares that were issuable upon exercise of such LBMS Options immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of PLATINUM Common Stock and
(ii) the per share exercise price for the shares of PLATINUM Common Stock issuable upon exercise of such PLATINUM Options shall be equal to the quotient determined by dividing the exercise price per LBMS Ordinary Shares at which such LBMS Options were exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent.

  If a holder of an LBMS Option does not accept the exchange offer described above, then any LBMS Ordinary Shares issued to him or her pursuant to LBMS Options will be held subject to the terms of the Articles of Association of LBMS. Subject to the relevant resolution being passed at the EGM, the Articles of Association will include a provision allowing the holder of the LBMS Ordinary Shares to require PLATINUM to acquire his or her Ordinary Shares and to permit PLATINUM to require the holder of the Ordinary Shares to sell them to PLATINUM in each case for effectively the same consideration as is payable to holders of Scheme Shares under the Scheme of Arrangement.

EXCHANGE PROCEDURES

  Promptly after the Effective Time (and in any event within 21 days thereafter), PLATINUM shall cause to be mailed to each person who at 6:00 p.m. (London time) on the Record Date was the registered holder of Scheme Shares a certificate representing the number of whole shares of PLATINUM Common Stock and a check in lieu of fractional shares which such holder has the right to receive.

  Upon consummation of the Acquisition, the ADRs will no longer be listed on the Nasdaq National Market and PLATINUM will notify Morgan, the Depositary, of the cancellation of the Scheme Shares. It is expected that the Deposit Agreement pursuant to which ADRs evidencing ADSs have been issued will be terminated after the Effective Time. After the Effective Time, holders of ADRs, upon surrender of ADRs in form satisfactory to Morgan in accordance with the terms of the ADRs, will be entitled to delivery at Morgan's office (or at the request, risk and expense of the holder, at such other place requested by the holder) of 0.2094 shares of PLATINUM Common Stock for each ADS represented by such holder's ADRs plus cash in lieu of fractional shares. Morgan may charge each person surrendering ADRs a fee of $5.00 for each 100 ADS (or portion thereof) evidenced by the ADRs surrendered. For a summary of certain provisions of such Deposit Agreement, see "Description of American Depositary Receipts."

EFFECTIVE TIME

  Following approval by the LBMS shareholders, the Acquisition will be consummated, subject to satisfaction or (where permitted under the terms of the Acquisition Agreement) waiver of the conditions precedent set forth in the Acquisition Agreement, at the date and time on which an office copy of the Order of the High Court approving the Scheme of Arrangement under Section 425 of the U.K. Companies Act 1985 and confirming under Section 137 of the U.K. Companies Act 1985 the reduction of capital provided for in connection with the Scheme of Arrangement shall have been duly delivered to the Registrar of Companies in England and Wales for registration, such High Court Order shall have been registered and the Companies Registry has issued its certificate of registration of the High Court Order.

BACKGROUND OF THE ACQUISITION

  In early 1997, having restored LBMS to profitability, LBMS management and the Board turned their attention to various goals integral to maximizing shareholder value, including, but not limited to, gaining critical mass, broadening its product line, expanding its sales force and channels, and improving profitability. Management and the Board identified various routes to attaining these goals, including raising additional capital and strategic partnering, and concluded that a strategic acquisition by LBMS, or an acquisition of LBMS by a strategic partner, would be most effective in terms of fastest implementation and greatest impact on the business. Accordingly, on February 12, 1997, LBMS engaged Broadview to assist LBMS in connection with its intent to consider acquisition offers or other transactions with respect to LBMS; and to consider selected acquisition targets on an opportunistic basis. Throughout the process described below, and in rendering a fairness opinion, Broadview considered such non-public information (in addition to publicly available information) as quarterly income statement forecasts through LBMS's fiscal year ending April 30, 1999 as well as detailed LBMS options schedules.

  On February 14, 1997, Michael Bennett, President and Chief Executive Officer of LBMS, Stephen Odom, Chief Financial Officer of LBMS, and Rick Pleczko, Senior Vice President of LBMS, met with Stephen O'Leary, a Managing Director of Broadview, and Andrea Meakem, a Senior Associate of Broadview, in Houston to discuss LBMS business activities, including products and technology, sales and marketing, organizational and personnel matters, financial performance, market performance and ownership information.

  During March and April of 1997, Broadview approached ten application development software tools companies to discuss a possible acquisition of LBMS and met with one application development software tool company to discuss an acquisition by LBMS. Broadview and LBMS considered the following criteria in selecting the aforementioned companies: strategic imperative and business fit with LBMS, proclivity to acquisitions, and acquisition currency (cash or liquid stock).

  On April 24, 1997, Ms. Meakem spoke with Andrew Filipowski, President and Chief Executive Officer of PLATINUM, regarding a matter other than a potential business combination with LBMS. During that conversation, Mr. Filipowski indicated that PLATINUM would be interested in considering the acquisition of LBMS, among other companies. Subsequently, on April 30, 1997, Mr. Bennett authorized Broadview to approach PLATINUM to discuss a possible transaction between LBMS and PLATINUM.

  On May 2, 1997, Broadview approached PLATINUM to introduce a possible partnership between PLATINUM and LBMS. On a subsequent conference call held on May 16, 1997, Mr. Filipowski and Larry Freedman, then the Vice President and associate General Counsel of PLATINUM (currently the Senior Vice President and General Counsel), spoke to Mr. O'Leary and Ms. Meakem and indicated a potential interest in moving forward and requested further review of the publicly available information.

  On May 20, 1997, Paul Hessinger, Chief Technology Counsel for PLATINUM, indicated via voicemail an interest in meeting LBMS to explore a possible business combination of the two parties.

  On June 4, 1997, Messrs. Bennett, Odom and Pleczko from LBMS, and Mr. O'Leary and Ms. Meakem from Broadview, met with Mr. Hessinger and Edward Miller, Business Unit Vice President of PLATINUM, in Houston to discuss the possibility of LBMS entering into a strategic business combination with PLATINUM. At this meeting, the parties presented general overviews of their respective businesses, strategic direction, products, services, market presence and management personnel.

  On June 20, 1997, Mr. Hessinger left a message for Ms. Meakem indicating that PLATINUM would like to put discussions on hold, pending the completion of PLATINUM's second fiscal quarter.

  On July 18, 1997, Mr. Hessinger requested of Mr. O'Leary, before moving forward with any further discussions of a business combination, an indication of LBMS' price expectations.

  From July 21 through 23, 1997, representatives of the LBMS Board met telephonically to discuss a response to PLATINUM's request on valuation. On July 24, 1997, Mr. Bennett, on behalf of the LBMS Board, instructed Mr. O'Leary to respond to PLATINUM with a valuation range expressed in terms of a premium to market based on current market value and type of transaction. In a cash transaction, the LBMS Board proposed a premium to current market of 25% and in a stock transaction, the Board proposed a premium to current market of 50%.

  On July 24, 1997, Mr. O'Leary conveyed the valuation range outlined by the LBMS Board to Mr. Hessinger.

  On August 6, 1997, Mr. Hessinger spoke to Mr. O'Leary and responded by putting discussions on hold pending the completion of PLATINUM's fiscal third quarter and the perception that valuation expectations were too high.

  On August 13, 1997, Mr. Freedman confirmed the request to put discussions on hold until after the third fiscal quarter but agreed to hold a meeting between Mr. Filipowski and Mr. Bennett to introduce the two principals.

  On September 25, 1997, Mr. Bennett met with Mr. Filipowski and Mr. Freedman in Chicago. Messrs. Filipowski and Freedman proposed an acquisition of LBMS in which the shareholders of LBMS would receive shares of PLATINUM, on a tax-free basis based on the pooling of interests accounting method, with a value between $4.00 to $5.00 per ADS. Mr. Bennett indicated that a higher valuation would most likely be necessary to gain LBMS Board approval; however, Mr. Bennett indicated that the valuation range presented a basis for discussions to move forward. Following this meeting, the LBMS Board concluded that it would be in the best interests of LBMS and its shareholders to explore further the possibility of a business combination with PLATINUM and authorized management, in conjunction with Broadview, to negotiate further with PLATINUM. Furthermore, as the LBMS board continued to hold the view that a strategic acquisition would be the most effective means to maximize shareholder value, and there had not been strong interest in partnering with LBMS from any other potential acquirers approached, LBMS viewed it important to continue discussions with PLATINUM.

  The parties proceeded to hold two separate meetings to discuss their respective businesses in greater detail. On October 13, 1997, Mr. Pleczko, Robert Prochnow, Senior Vice President, Research and Development of LBMS, and Wayne Washburn, Director of Product Development of LBMS, met with Eric Rivas, Vice President of Engineering of Clear Lake Development Lab, a division of PLATINUM, in Houston to focus on LBMS' products and technology. Subsequently, on November 5, 1997, Messrs. Bennett, Odom, and Pleczko of LBMS, and Mr. O'Leary and Ms. Meakem of Broadview, met with Messrs. Hessinger and Miller in Fort Lee, New Jersey to discuss LBMS' operations and financials in more detail.

  From May 1997 through October 1997, Broadview approached another 12 application development software tools companies (in addition to the ten approached during March and April of 1997) to discuss a possible acquisition of LBMS. Broadview and LBMS considered the following criteria in selecting the aforementioned companies: strategic imperative and business fit with LBMS, proclivity to acquisitions, and acquisition currency (cash or liquid stock). In total, LBMS met with five application development software tools companies to discuss an acquisition by LBMS.

  On November 11, 1997, PLATINUM provided a term sheet proposing an acquisition of LBMS on a tax-free basis, based on the pooling of interests accounting method, valuing LBMS at $70 million.

  The LBMS Board agreed to initiate the due diligence process and simultaneously proceed with the negotiation of a definitive agreement. Furthermore, the LBMS Board determined that it was in the best interests of the LBMS shareholders to put the activity relating to acquisition targets on hold while continuing to pursue an acquisition of LBMS as a strategic partner.

  Over the period November 15, 1997 to January 2, 1998, the parties and their respective counsel worked on drafting a mutually acceptable acquisition agreement and related documents.

  On November 17, 1997, Messrs. Bennett, Odom, and Pleczko of LBMS, and Ms. Meakem of Broadview met with an alternative possible strategic partner ("Alternative Partner") of LBMS, which Broadview had initially approached in September 1997. Following that meeting, the LBMS Board authorized Broadview to continue to pursue a business combination with Alternative Partner, giving careful consideration to the current conversations with PLATINUM.

  On November 19, 1997, a representative of Alternative Partner spoke to Mr. Bennett and to Ms. Meakem in separate conversations and indicated to both that it would not be feasible to consider an acquisition of LBMS at that time, given the price expectations and the timing requirements. Specifically, as part of these discussions, Broadview and LBMS provided Alternative Partner with guidance as to how quickly the company would have to react and the relative valuation to reach, given the receipt of a term sheet by LBMS from another company (i.e., PLATINUM).

  On November 20, 1997, a special meeting of the LBMS Board was held via conference call. Representatives of the LBMS Board, Gregory Moore of Ropes & Gray, LBMS' U.S. legal counsel, and Mr. O'Leary and Ms. Meakem of Broadview participated. Mr. Moore and Mr. O'Leary reported on the status of negotiations with respect to the Acquisition Agreement. No potential acquirers other than PLATINUM submitted bids to LBMS throughout the process.

  On December 1, 1997, Gerald Christopher, Chairman of the Board of LBMS, Messrs. Bennett, Odom, O'Leary and Ms. Meakem met with Messrs. Filipowski, Freedman and Mr. Michael Cullinane, Executive Vice President and Chief Financial Officer of PLATINUM, in Chicago. The parties discussed the status of the terms and conditions of the Acquisition and the operations, business strategy, financial performance and prospects of PLATINUM. During the meeting, PLATINUM reviewed its recent quarters' performance, expectations for PLATINUM's fourth fiscal quarter of 1997 and first fiscal quarter of 1998 in terms of financial performance, specific operational goals specifically relating to PLATINUM's professional services and sales organizations, and its current product suites and solutions strategy. PLATINUM also discussed more generally its long-term strategic direction and financial objectives.

  On December 10, 1997, a meeting of the PLATINUM Board was held via conference call, in which five of the seven members of the PLATINUM Board participated. During this meeting, the PLATINUM Board discussed the Acquisition and the Acquisition Agreement, a draft of which had been previously circulated to the PLATINUM Board. After further deliberation, the five members of the PLATINUM Board unanimously approved the Acquisition and the Acquisition Agreement.

  On December 19, 1997, a special meeting of the LBMS Board was held via conference call with representatives of Ropes & Gray; Macfarlanes, LBMS' English legal counsel; and Broadview to discuss the progress of the negotiations with PLATINUM. During this meeting, Mr. O'Leary delivered a draft opinion to the LBMS Board that the consideration to be received by LBMS shareholders in the Acquisition was fair, from a financial point of view.

  On December 31, the parties completed, subject to approval of LBMS' Board, an Acquisition Agreement.

  On January 2, 1998, a special meeting of the LBMS Board was held via conference call in which all members of the LBMS Board and representatives of Ropes & Gray, Macfarlanes and Broadview participated. Mr. Moore informed the Board that the Acquisition Agreement, a draft of which had been distributed previously to the LBMS Board, was close to being finalized pending the inclusion of the final Exchange Ratio. Representatives of Broadview presented an oral opinion to the LBMS Board that the consideration to be received by LBMS shareholders in the Acquisition was fair, from a financial point of view, which opinion was subsequently confirmed in writing. After further deliberation, the LBMS Board unanimously approved the Acquisition and the Acquisition Agreement. On January 3, 1998, each company executed and delivered the Acquisition Agreement. The execution of the Acquisition Agreement was announced on Monday, January 5, 1998 by issuance of a press release.

RECOMMENDATION OF LBMS BOARD OF DIRECTORS AND REASONS FOR THE ACQUISITION

  At its January 2, 1998 meeting, the LBMS Board of Directors determined that the Acquisition was advisable and in the best interests of LBMS and its shareholders. Accordingly, at such meeting the Board unanimously approved the Acquisition Agreement and directed that the Acquisition Agreement be submitted to the LBMS shareholders for approval.

  The determination of the LBMS Board to approve the Acquisition Agreement was based upon consideration of a number of factors, including without limitation, the following:

    (a) The Board's familiarity with, and consideration of the business, operations, financial condition, competitive position and prospects of LBMS, including without limitation, LBMS' leading position in the process management market, LBMS' strong core product offering, potential revenue from international sales, LBMS' lack of critical mass necessary for long term viability, LBMS' relatively small size and moderate growth rate, the expected growth rate of the process management market, the sole reliance of LBMS on process management products and services, the strengths of its competitors, including PLATINUM, and the limited availability of skilled software sales people;

    (b) The Board's consideration of information with respect to the financial condition, results of operations, business and prospects of PLATINUM;

    (c) The Board's review of the historical market prices of the ADSs compared to the market prices of PLATINUM Common Stock as well as the relative trading volume of the ADSs compared to that of the PLATINUM Common Stock;

    (d) The Board's review of oral presentations by, and discussions of the terms and conditions of the Acquisition Agreement with, representatives of LBMS' U.S. and U.K. legal counsel and of Broadview Associates and senior executive officers of LBMS;

    (e) The Board's receipt of the oral opinion of Broadview Associates, later confirmed in writing, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to the holders of the LBMS Ordinary Shares from a financial point of view; and

    (f) The Board's consideration of the terms of the Acquisition Agreement, including without limitation:

      (i) that the Acquisition would be structured so as to be a tax free reorganization under (S) 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes;

      (ii) with certain limited exceptions, the absence of a condition to PLATINUM's obligation to consummate the Acquisition that the representations and warranties made by LBMS in the Acquisition Agreement be true and correct as of the Effective Time;

      (iii) that, for purposes of the condition to PLATINUM's obligations to consummate the Acquisition that there shall not have occurred any Material Adverse Effect (as defined in the Acquisition Agreement) on LBMS since the date of the Acquisition Agreement, a Material Adverse Effect is not deemed to have occurred as a result of (i) a decline in the actual or potential future financial condition, properties, assets, liabilities, operations or results of operations of LBMS provided that LBMS has operated its business in accordance with the covenants set forth under "The Acquisition Agreement--Conduct of LBMS' Business Prior to the Acquisition" and otherwise consistent with its past practices,
    (ii) losses of employees or other matters related to the transactions contemplated by the Acquisition Agreement (including the public announcement thereof) or (iii) actions taken by LBMS at the specific request of PLATINUM. See "The Acquisition Agreement."

  The foregoing list of factors considered by the LBMS Board in its evaluation of the Acquisition is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Acquisition, the LBMS Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the LBMS Board may well have given different weights to different factors.

  THE LBMS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE APPROVAL OF THE ACQUISITION AGREEMENT, THE ACQUISITION AND THE TRANSACTIONS CONTEMPLATED THEREBY.

PLATINUM'S REASONS FOR THE ACQUISITION

  PLATINUM desires to integrate LBMS' process management products into the PLATINUM Process Continuum Suite, an integrated process and project management tool for application delivery. PLATINUM's management believes that the integration of LBMS' Process Engineer products as key components of the PLATINUM Process Continuum Suite will significantly enhance PLATINUM's product lines and its professional service capabilities to provide solutions for organizations seeking to manage and continuously improve the process of building and delivering applications.

OPINION OF FINANCIAL ADVISOR TO LBMS

  LBMS engaged Broadview to act as its financial advisor and requested that Broadview render an opinion regarding the fairness, from a financial point of view, to LBMS' shareholders, of the consideration to be received by LBMS shareholders in the Acquisition. At the meeting of the LBMS Board on Friday, January 2, 1998, Broadview rendered its written opinion (the "Broadview Opinion") that, as of December 31, 1997, based upon and subject to the various factors and assumptions set forth in the Broadview Opinion, the Exchange Ratio was fair, from a financial point of view, to the LBMS shareholders. The Exchange Ratio was determined pursuant to negotiations between Broadview, LBMS, PLATINUM and their respective legal advisors.

  The text of the Broadview Opinion, which sets forth assumptions made, matters considered, and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement. LBMS shareholders are urged to read the Broadview Opinion carefully in its entirety. The Broadview Opinion addresses only the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any shareholder of LBMS as to how such shareholder should vote at the Court Meeting or EGM. The LBMS Board selected Broadview as its financial advisor on the basis of Broadview's reputation and experience in the information technology sector and the computer software industry in particular. Pursuant to the terms of an engagement letter between LBMS and Broadview dated February 12, 1997, LBMS agreed to pay Broadview a fee upon the consummation of a transaction calculated as 2% of the total consideration received by shareholders. A fee of

$250,000 paid in connection with the delivery of the Broadview Opinion will be credited against such amount. Broadview's engagement letter also specifies reimbursement by LBMS for certain of its expenses in connection with its engagement. The summary of the Broadview Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

  In rendering its opinion, Broadview, among other actions: (i) reviewed the terms of the Acquisition Agreement and Plan of Reorganization and the associated schedules thereto in the form of the draft dated December 26, 1997 (the "Draft Acquisition Agreement") which draft contained no material differences from the definitive Acquisition Agreement (except the omission of the Exchange Ratio); (ii) reviewed LBMS' Form 10-K for its fiscal year ended April 30, 1997, including the audited financial statements included therein, and LBMS' Form 10-Q for the six months ended October 31, 1997, including the unaudited financial statements included therein; (iii) reviewed financial projections for LBMS prepared and provided to Broadview by LBMS management;
(iv) participated in discussions with LBMS management concerning the operations, business strategy, financial performance and prospects for LBMS;
(v) discussed with LBMS management its view of the strategic rationale for the Acquisition; (vi) reviewed the reported closing prices and trading activity for the LBMS ADSs; (vii) compared certain aspects of the financial performance of LBMS with public companies Broadview deemed comparable; (viii) analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the Acquisition; (ix) reviewed PLATINUM's annual report and Form 10-K for its fiscal year ended December 31, 1996, including the audited financial statements included therein, and PLATINUM's Form 10-Q for the nine months ended September 30, 1997, including the unaudited financial statements included therein; (x) participated in discussions with PLATINUM management concerning the operations, business strategy, financial performance and prospects for PLATINUM; (xi)discussed with PLATINUM management its view of the strategic rationale for the Acquisition; (xii) reviewed the reported closing prices and trading activity for PLATINUM Common Stock; (xiii) compared certain aspects of the financial performance of PLATINUM with public companies Broadview deemed comparable; (xiv) considered the total number of shares of PLATINUM Common Stock outstanding, the average weekly trading volume of PLATINUM Common Stock, and the maximum time period for LBMS shareholders to liquidate their PLATINUM Common Stock given SEC regulations; (xv) reviewed recent equity analyst reports covering LBMS and PLATINUM; (xvi) analyzed the anticipated effect of the Acquisition on the future financial performance of the consolidated entity; (xvii) participated in negotiations and discussions related to the Acquisition among LBMS, PLATINUM and their legal advisors; and (xviii) conducted other financial studies, analyses and investigations as deemed appropriate for purposes of the Broadview Opinion.

  In rendering the Broadview Opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Draft Acquisition Agreement) that was publicly available or furnished by LBMS or PLATINUM. Broadview assumed that those projections prepared and provided by LBMS were reasonably prepared and reflected the best available estimates and good faith judgments of the management of LBMS as to the future performance of LBMS. Broadview did not make or obtain an independent appraisal or valuation of any of LBMS' assets. Broadview did not review any internal financial projections prepared by PLATINUM management, as such projections were not made available to Broadview.

  The following is a summary explanation of the various sources of information and valuation methodologies employed by Broadview in conjunction with rendering the Broadview Opinion regarding the proposed Acquisition.

  Public Company Comparables Analysis. Total Market Capitalization/Revenue ("TMC/R") and Price/Earnings ("P/E") multiples indicate the value public markets place on companies in a particular market segment. Although there are no public company "pure plays" in the market in which LBMS competes, several companies are comparable to LBMS based on revenue size, products offered, business model, and management structure. Broadview reviewed nine public company comparables in the analysis, design and modeling;

development management; or application construction markets from a financial point of view including each company's: Trailing Twelve Month ("TTM") Revenue; TTM Revenue Growth; TTM Operating Margin; 5-year EPS Compound Annual Growth Rate ("CAGR"); Equity Market Capitalization; TTM P/E ratio; Price/Forward Calendar 1998 EPS ratio ("Forward P/E"); TTM TMC/R ratio; and Forward Calendar 1998 TMC/R ratio ("Forward TMC/R"). The public company comparables were selected from the Broadview Barometer, a proprietary database of publicly-traded Information Technology ("IT") companies maintained by Broadview and broken down by industry segment. In order of descending TTM TMC/R ratio, the public company comparables consist of: SEEC, Inc., Viasoft, Inc., Mercury Interactive, Inc., Rational Software, Inc., INTERSOLV, Inc., SELECT Software Tools, Inc., Segue Software, Inc., Logic Works, Inc. and Cayenne Software, Inc. These comparables have a TTM P/E ratio range of 25.5 to 56.3 with a median of 42.1; Forward 1998 P/E ratio range of 11.3 to 37.7 with a median of 23.2; TTM TMC/R ratio range of 0.62 to 11.01 with a median of 2.42; and Forward 1998 TMC/R ratio range of 0.96 to 5.16 with a median of 1.92.

  LBMS has experienced net losses during the trailing twelve month period ended October 31, 1997. For this reason, Broadview derived a normalized earnings figure by applying a 36% tax rate (based on discussions with LBMS management) to LBMS' pretax income for the same period. The per ADS valuation implied by the median TTM P/E multiple is $7.84. LBMS does not expect to pay taxes until the quarter ending July 31, 1998. For this reason, Broadview has derived a normalized earnings figure by applying a 36% tax rate (based on discussions with LBMS management) to LBMS' pretax income for the same period. The per ADS valuation implied by the median Forward P/E multiple is $6.33. The per ADS valuation implied by the median TTM TMC/R multiple is $4.72. The per ADS valuation implied by the median Forward TMC/R multiple is $5.13.

  Evaluation of PLATINUM Equity. Broadview compared the ranges and medians of public companies deemed comparable to PLATINUM based upon revenue size, product offering, business model and management structure. Broadview reviewed nine public company comparables in the systems management software and application development tools markets from a financial point of view. In order of descending TMC/R, the public company comparables consist of: BMC Software, Inc., Computer Associates Inc., Compuware Corporation, Oracle Corporation, Boole & Babbage, Inc., Rational Software Corp., Sterling Software Corp., Informix Corp., and Sybase, Inc. The multiples were based upon December 31, 1997 closing share prices for PLATINUM and the public company comparables.

  Transaction Comparables Analysis. Valuation statistics from transaction comparables indicate the Adjusted Price/Revenue ("P/R") and Equity Price/Pretax Income ("Equity Price/Pretax") multiples acquirers have paid for comparable companies in a particular market segment. Broadview reviewed six comparable public company merger and acquisition ("M&A") transactions and ten comparable private company merger and acquisition transactions from 1995 through the present with seller revenue greater than $5 million that involved sellers sharing many characteristics with LBMS including products offered and business model. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. These transactions represent sixteen sellers in the analysis, design and modeling; development management; or application construction markets IT market segments. In order of descending P/R multiple, the public company transactions used are the acquisition of: (i) Atria Software Inc. by Pure Software Inc.; (ii) SQA Inc. by Rational Software Corp.; (iii) Pure Atria Corp. by Rational Software Corp.; (iv) Trinzic Corp. by PLATINUM; (v) Open Environment Corp. by Borland International Inc.; and (vi) Easel Corp. by VMARK Software Inc. The P/R multiples of the six transactions range from 1.05 to
19.93 with a median of 4.71. The Equity Price/Pretax multiples of the six transactions range from 31.12 to 92.75 with a median of 51.00.

  The per ADS valuation implied by the median P/R multiple of the six public seller transaction comparables is $8.63. The per ADS valuation implied by the median Equity Price/Pretax multiple of the six public seller transaction comparables is $13.24.

  In order of descending P/R multiple, the private company transactions used are the acquisition of: (i) Performix by Pure Software Inc.; (ii) Prodea Software Corp. by PLATINUM; (iii) Digitalk Inc. by Parcplace Systems Inc.;
(iv) Texas Instruments Inc. (Texas Instruments Software Division) by Sterling Software Inc.

Additionally, Broadview considered six transactions with respect to which Broadview has information that is not publicly available. The P/R multiples of all sixteen transactions range from 0.61 to 19.93 with a median of 3.25. The Equity Price/Pretax multiples of all sixteen transactions range from 8.78 to
92.75 with a median of 41.06.

  The per ADS valuation implied by the median P/R multiple of all sixteen transaction comparables is $6.14. The per ADS valuation implied by the median Equity Price/Pretax multiple of all sixteen transaction comparables is $10.66.

  Transaction Premiums Paid Analysis. Premiums paid in comparable public seller transactions indicate the amount of consideration acquirers are willing to pay above the seller's equity market capitalization. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's stock price immediately prior to announcement, while the seller's equity market capitalization is measured one day prior and thirty days prior to announcement. Broadview reviewed 31 comparable M&A transactions involving software vendors from January 1, 1995 to the present with total consideration greater than $25 million and less than $250 million. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. In order of descending premium paid thirty days prior to announce date, the transactions used were the acquisition of: (i) High Level Design Systems Inc. by Cadence Design Systems Inc.; (ii) GMIS Inc. by HBO & Company; (iii) Softdesk, Inc. by Autodesk, Inc.; (iv) National Health Enhancement Systems, Inc. by HBO & Company; (v) Triad Systems Corp. by Cooperative Computing, Inc.; (vi) Visigenic Software Inc. by Borland International Inc. (pending); (vii) Interactive Group by Dataworks Corp.;
(viii) TGV Software, Inc. by Cisco Systems Inc.; (ix) Open Environment Corp. by Borland International Inc.; (x) Hogan Systems Inc by Continuum Co.; (xi) Software Artistry, Inc. by IBM Corp. (Tivoli Systems) (pending); (xii) Aurum Software Inc. by Baan International BV; (xiii) Datalogix International Inc. by Oracle Corp.; (xiv) Intermetrics Inc. by Apollo Holdings Inc.; (xv) Trinzic Corp. by PLATINUM; (xvi) Amisys Managed Care Systems, Inc. by HBO & Company;
(xvii) Saber Software Corp. by McAfee Associates, Inc.; (xviii) Clinicom Inc. by HBO & Company; (xix) Altai Inc. by PLATINUM; (xx) CIS Technologies Inc. by National Data Corp.; (xxi) Wavefront Technologies Inc. by Silicon Graphics, Inc.; (xxii) Microtec Research Inc. by Mentor Graphics Corp.; (xxiii) HPR Inc. by HBO & Company; (xxiv) PHAMIS Inc. by IDX Systems Corp.; (xv) Unison Software, Inc. by IBM Corp. (Tivoli Systems); (xvi) Premenos Corp. by Harbinger Corp.; (xvii) Enterprise Systems, Inc. by HBO & Company; (xviii) Technalysis Corp. by Compuware Corp.; (xxix) Meta-Software Inc. by Avant! Corp.; (xxx) Fractal Design Corp. by MetaTools Inc.; and (xxxi) Firefox Communications Inc. by FTP Software, Inc.

  Based upon Broadview's analysis of premiums paid in comparable software transactions, Broadview found that premiums/(discounts) paid to sellers' equity market capitalizations (using the buyer's share price on the day prior to the announcement date of the transaction to calculate consideration in stock acquisitions) one day prior to announce date ranged from (0.5%) to 87.4% with a median of 29.6%. The premiums/(discounts) paid to each sellers' equity market capitalization thirty days prior to announce date ranged from (47.8%) to 138.5% with a median of 44.3%.

  In the comparable software transactions, the per ADS valuation implied by the median premium paid one day prior to announce date is $5.35. The per ADS valuation implied by the median premium paid thirty days prior to announce date is $6.22.

  Stock Performance Analysis. For comparative purposes, Broadview examined the weekly historical volume and trading prices and the daily relative share prices for both LBMS ADSs and PLATINUM Common Stock. Broadview examined the following: (i) the trading prices of PLATINUM Common Stock and the LBMS ADSs and trading volumes from December 27, 1996 to December 31, 1997; (ii) PLATINUM, LBMS and their respective Public Company Comparables Indexed share prices from December 27, 1996 to December 31, 1997; (iii) Relative ratio of the trading prices of the LBMS ADSs to PLATINUM Common Stock actual share prices from December 30, 1996 to December 31, 1997.

  Pro Forma Pooling Model Analysis. A pro forma combination analysis calculates the EPS accretion/dilution of the pro forma combined entity taking into consideration various financial affects which will result from the consummation of a transaction. This analysis relies upon certain financial and operating assumptions provided by an equity research analyst, publicly available data about LBMS and PLATINUM, and LBMS management. Based on the analyst's forecast for PLATINUM and internal projections provided by LBMS management, the pro forma pooling analysis indicates EPS accretion/(dilution) without acquisition expenses for the fiscal year ending December 31, 1998 and 1999 of 1.8% and 2.1%, respectively.

  Consideration of the Discounted Cash Flow Valuation Methodology. While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating LBMS' future cash flows, Broadview considered a discounted cash flow analysis inappropriate for valuing LBMS.

  Selection and Compensation of Broadview. The LBMS Board selected Broadview as its financial advisor on the basis of Broadview's reputation and experience in the Information Technology sector and the computer software industry in particular, as well as Broadview's historical relationship with LBMS. Pursuant to the terms of an engagement letter between LBMS and Broadview, the fees payable by LBMS to Broadview upon completion of the Acquisition are based upon the consideration to be received by LBMS pursuant to the Acquisition. Broadview will be reimbursed by LBMS for certain of its expenses incurred in connection with its engagement. The terms of the fee arrangement with Broadview, which LBMS and Broadview believe are customary in acquisitions of this nature, were negotiated at arms' length between LBMS and Broadview, and the LBMS Board was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the Acquisition.

  The above summary of the presentations by Broadview to the LBMS Board does not purport to be a complete description of such presentations or of all the advice rendered by Broadview. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in Broadview's presentations to the LBMS Board and in the Broadview Opinion. In rendering the Broadview Opinion, Broadview assumed that neither LBMS nor PLATINUM was involved in any material acquisition other than the Acquisition, other acquisitions of which we are aware and those activities undertaken in the ordinary course of conducting their respective businesses. The Broadview Opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the Broadview Opinion. The Broadview Opinion expresses no opinion as to the price at which PLATINUM Common Stock will trade subsequent to the Effective Time. In performing its analyses, Broadview made numerous assumptions with respect to software industry performance and general economic conditions, many of which are beyond the control of LBMS or PLATINUM. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

CERTAIN CONSIDERATIONS

  In considering whether to approve the Acquisition Agreement and the transactions contemplated thereby, shareholders of LBMS should be aware that the price of PLATINUM Common Stock at the Effective Time may vary significantly from the price as of the date of execution of the Acquisition Agreement, the date hereof or the date on which shareholders of LBMS vote on the Acquisition due to changes in the business, operations and prospects of PLATINUM, general market and economic conditions, and other factors. Because the market price of PLATINUM Common Stock is subject to fluctuation, the market value of the shares of PLATINUM Common Stock that holders of LBMS Ordinary Shares will receive in the Acquisition may increase or decrease prior to and following the Acquisition. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR PLATINUM COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR PLATINUM COMMON STOCK.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

  In considering the recommendation of the LBMS Board with respect to the Acquisition, shareholders of LBMS should be aware that Mssrs. Bennett, Odom, Combe, Plezko and Prochnow, members of LBMS' management and/or Board of Directors, have certain interests in the Acquisition as holders of options to purchase Ordinary Shares (which options vest upon a change in control of LBMS) that are in addition to the interests of the shareholders of LBMS generally.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain U.S. federal income tax consequences of the Acquisition. This summary is not a complete description of all the tax consequences relevant to a decision whether to vote in favor of the Acquisition Agreement and the Acquisition. The discussion does not address the tax consequences that may be relevant to particular categories of shareholders subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, non-U.S. persons, tax-exempt organizations and shareholders who acquired Ordinary Shares of LBMS (or ADRs representing Ordinary Shares) pursuant to the exercise of employee stock options or otherwise as compensation. Each shareholder's individual circumstances may affect the tax consequences of the Acquisition to him or her. No information is provided herein with respect to the tax consequences of the Acquisition under foreign, state or local laws (other than as described below in "Certain U.K. Income Tax Consequences") or the tax consequences of transactions effected prior to, concurrently with, or after the Acquisition (whether or not such transactions are undertaken in connection with the Acquisition). Moreover, the tax consequences to holders of LBMS Options are not discussed. The description set forth below is based on existing law and currently applicable United States Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code"), judicial authority, and administrative positions of the Internal Revenue Service, all of which are subject to change either prospectively or retroactively. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

  It is a condition to the obligations of LBMS to consummate the Acquisition that LBMS receive an opinion of Ropes & Gray that the Acquisition constitutes a reorganization under section 368 of the Code. Ropes & Gray's opinion will be based upon representations, made as of the Effective Time, by PLATINUM, LBMS and certain shareholders of LBMS, which representations Ropes & Gray will assume to be true, correct and complete, including representations that the historic shareholders of LBMS have no present plan or intention to transfer or otherwise reduce the risk of ownership of the PLATINUM stock that they receive in the Acquisition. If representations cannot be made as of the Effective Time (by 5% stockholders of LBMS or to the best of the knowledge of LBMS with respect to less than 5% stockholders) that sufficient historic stockholders of the Company have no present plan or intention to dispose of the PLATINUM Common Stock they receive in the Acquisition, counsel may be unable to deliver its opinion. LBMS or its 5% shareholders may be unable to make such representations if (i) historic holders of a significant number of LBMS shares have sold their Ordinary Shares of LBMS (and ADRs representing Ordinary Shares) in anticipation of the Acquisition or (ii) historic holders of a significant number of LBMS shares have a present intent, as of the Effective Time, to sell the PLATINUM Common Stock to be received in the Acquisition. Moreover, if such representations are untrue, incorrect, or incomplete, the opinion could be adversely affected.

  No advance ruling will be requested or received from the Internal Revenue Service as to the U.S. federal income tax consequences of the Acquisition. LBMS shareholders should be aware that Ropes & Gray's opinion will not bind the Internal Revenue Service and the Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion. Subject to the limitations and qualifications referred to herein, the opinion of Ropes & Gray will state that the Acquisition qualifies as a reorganization under Section 368(a) of the Code and will state that the material U.S. federal income tax consequences of the Acquisition are as follows:

    (i) No gain or loss will be recognized by holders of Ordinary Shares of LBMS (or holders of ADRs representing Ordinary Shares) upon their receipt in the Acquisition of PLATINUM Common Stock (except to the extent of cash received by LBMS shareholders in lieu of fractional share interests in PLATINUM Common Stock).

    (ii) The aggregate tax basis of the PLATINUM Common Stock received by a LBMS shareholder in the Acquisition will be the same as the aggregate tax basis of the Ordinary Shares of LBMS (or of the ADRs representing Ordinary Shares) surrendered in exchange therefor, decreased by the tax basis allocated to any fractional share interest exchanged for cash.

    (iii) The holding period of the shares of PLATINUM Common Stock received in the Acquisition by LBMS shareholders will include the period during which the Ordinary Shares of LBMS (or ADRs representing Ordinary Shares) surrendered in exchange therefor were held, provided that such Ordinary Shares (or ADRs) were held as capital assets at the Effective Time.

    (iv) Cash received by a holder of Ordinary Shares of LBMS (or by a holder of ADRs representing Ordinary Shares) in lieu of a fractional share interest in PLATINUM Common Stock will be treated as if it was received upon the sale by such LBMS shareholder of a fractional share of PLATINUM Common Stock issued in the Acquisition. A shareholder receiving such cash will recognize gain or loss for federal income tax purposes upon such payment, equal to the difference (if any) between the amount of cash received and such shareholder's tax basis allocated to the fractional share. Such gain or loss will be capital gain or loss if such shareholder's Ordinary Shares of LBMS (or ADRs representing Ordinary Shares) were held as capital assets at the Effective Time and will be long-term capital gain or loss if at the Effective Time such Ordinary Shares (or ADRs) had been held for more than one year (the maximum rate of tax on any such long-term capital gain being further reduced if the Ordinary Shares (or ADRs) were held for more than 18 months).

    (v) No gain or loss will be recognized by PLATINUM or LBMS as a result of the Acquisition.

  Even if the Acquisition qualifies as a reorganization, a recipient of shares of PLATINUM Common Stock could recognize gain for U.S. federal income tax purposes to the extent that such shares were considered by the Internal Revenue Service to be received in exchange for consideration other than Ordinary Shares of LBMS (or ADRs representing Ordinary Shares). All or a portion of such gain may be taxable as ordinary income.

  A successful Internal Revenue Service challenge to the status of the Acquisition as a reorganization under Section 368(a) of the Code would result in the LBMS shareholders recognizing taxable gain or loss with respect to each Ordinary Share of LBMS (or ADR representing Ordinary Shares) surrendered equal to the difference between the shareholder's tax basis in such Ordinary Share (or ADR) and the fair market value, as of the Effective Time, of the PLATINUM Common Stock received in exchange therefor. In such event, a shareholder's aggregate tax basis in the PLATINUM Common Stock so received would equal its fair market value and the holding period for such stock would begin the day after the Acquisition.

CERTAIN U.K. TAX CONSEQUENCES

  The following summary is only intended as a brief and general guide to the main aspects of current U.K. tax law and what is understood to be current Inland Revenue practice applicable to the Scheme of Arrangement (which may change in the future). This summary is not intended to provide specific advice and no action should be taken or omitted to be taken in reliance upon it. It is addressed to ordinary investors who are the absolute beneficial owners of Ordinary Shares of LBMS held as investments and not, therefore, to special classes of shareholders such as financial institutions. Accordingly, its applicability will depend upon the particular circumstances of individual shareholders. The summary is not exhaustive and does not generally consider tax reliefs or exemptions. Any LBMS shareholder who is in any doubt as to his or her U.K. tax position in relation to the Scheme of Arrangement should consult his U.K. professional adviser, and LBMS shareholders who are resident or otherwise subject to taxation in a jurisdiction other than the U.K. should in addition obtain professional advice about their tax position in relation to the Scheme of Arrangement in their own country of citizenship, residence or domicile.

  Scheme of Arrangement: capital gains tax. Implementation of the Scheme of Arrangement should not result in any LBMS shareholder, who by virtue of U.K. residence or otherwise is within the scope of U.K. taxation of capital gains and who does not hold, either alone or together with persons connected with him, more than 5 per cent of, or of any class of, the issued share capital or debentures of LBMS, being treated as making a disposal of his Ordinary Shares in LBMS for the purposes of capital gains tax or corporation tax on chargeable gains.

  However, such an LBMS shareholder will, to the extent that he or she receives cash from PLATINUM under the Scheme of Arrangement in respect of a fractional entitlement, be treated as making a part disposal of his LBMS Ordinary Shares for the purposes of U.K. capital gains tax or corporation tax on chargeable gains and, accordingly, he may be liable to such tax on any chargeable gain arising. For this purpose, the capital gains tax base cost (including indexation allowance) of such shareholder's LBMS Ordinary Shares will generally be appointed by reference to market value at the date of disposal between the part deemed disposed of and the part retained.

  Subsequent disposal of PLATINUM common stock: capital gains tax. If a former LBMS shareholder who by virtue of U.K. residence or otherwise is within the scope of U.K. taxation of capital gains disposes or is deemed to dispose of all or part of his PLATINUM shares of common stock, such shareholder may be liable to capital gains tax or corporation tax on any chargeable gain arising. For the purposes of computing any such liability, the capital gains tax base cost of the shareholder's PLATINUM shares immediately after acquiring them pursuant to the Scheme of Arrangement will be equal to the base cost (including indexation allowance) of his LBMS Ordinary Shares immediately prior to their cancellation pursuant to that scheme, as reduced by that part of such base cost and accrued indexation allowance attributed to any fractional entitlement. However, this may not apply to a former LBMS shareholder who, either alone or together with persons connected with him, held at the time of the Scheme of Arrangement more than 5% of, or of any class of, the issued share capital or debentures of LBMS. A former LBMS shareholder who is an individual resident or ordinarily resident but not domiciled in the U.K. will only be liable to capital gains tax on a gain arising on the disposal or deemed disposal of his or her shares of PLATINUM Common Stock to the extent that such gain is remitted to the U.K. A former LBMS shareholder who is neither resident nor ordinarily resident in the U.K. and does not carry on a trade, profession or vocation in the U.K. through a branch or agency will not normally be liable to U.K. tax on capital gains accruing to such shareholder on the disposal or deemed disposal of shares of PLATINUM Common Stock. The indexation allowance can reduce or eliminate a chargeable gain but cannot create or increase an allowable loss.

  In certain circumstances, a gain arising on the disposal of shares in a company which is resident outside the U.K. can be subject to U.K. income tax rather than U.K. capital gains tax. This discussion is not covered in this brief summary.

  Subsequent holding of PLATINUM common stock: dividends. Dividends and other distributions of an income nature made in respect of PLATINUM Common Stock held by a former LBMS shareholder who is within the scope of U.K. income tax or corporation tax may be subject to either of those taxes. In the case of U.K. resident shareholders who are individuals not subject to income tax at the higher rate, foreign dividends not carrying a tax credit are charged to income tax at the lower rate (currently 20%). U.K. resident shareholders who are individuals not domiciled within the U.K. will only be liable to income tax on such a dividend to the extent that it is remitted to the U.K. but, in the case of such individuals not subject to income tax at the higher rate, the remitted portion is charged to income tax at the basic rate (currently 23%). Where certain U.K. collecting agents receive or obtain payment of a dividend in respect of foreign shares on behalf of any shareholder wherever resident or payment of such dividend is obtained through a U.K. paying agent, such agent may be required to withhold U.K. income tax at the lower rate (20%) from the dividend.

  Subsequent holding or disposal of PLATINUM common stock: inheritance tax. A gift of PLATINUM Common Stock or the death of a holder of such shares may give rise to a liability to U.K. inheritance tax. For these purposes, a transfer of assets at less than their full market value may be treated as a gift. Special rules apply to gifts of assets where the donor retains an interest or reserves a benefit. However, an individual who is not domiciled in the U.K., and is not deemed to be domiciled there under special rules relating to long residence or previous domicile in the U.K., is not normally within the scope of inheritance tax as respects assets situated outside the U.K. Shares of PLATINUM Common Stock are assets situated outside the U.K. for inheritance tax purposes.

  EACH HOLDER OF ORDINARY SHARES OF LBMS IS URGED TO CONSULT HIS OR HER OWN TAX ADVISER AS TO THE U.S. FEDERAL INCOME AND U.K. TAX CONSEQUENCES OF THE ACQUISITION TO HIM OR HER, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES.

ACCOUNTING TREATMENT

  The Acquisition is intended to qualify as a pooling of interests for accounting purposes. Under this method of accounting, the assets and liabilities of PLATINUM and LBMS will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of PLATINUM and LBMS for the entire fiscal period in which the combination occurs, and the historical results of operation of the separate companies for fiscal years prior to the Acquisition will be combined and reported as the results of operations of the combined company.

  The receipt by each of PLATINUM and LBMS of a letter from its respective independent public accountants with respect to pooling of interests satisfactory to the other party is a condition precedent to the obligation of each of LBMS and PLATINUM to consummate the Acquisition. Certain events, including certain transactions with respect to PLATINUM Common Stock or LBMS Ordinary Shares by affiliates of PLATINUM or LBMS, respectively, may prevent the Acquisition from qualifying as a pooling of interests for accounting and financial reporting purposes. The condition precedent that the parties each receive such letters from their respective independent public accountants shall not be required to enforce the obligation of PLATINUM to effect the Acquisition if the non-satisfaction of this condition is due to an action or inaction of PLATINUM that prevents treating the business combination to be effected by the Acquisition as a pooling of interests. To support the treatment of the Acquisition as a pooling of interests, the Affiliates of LBMS and PLATINUM have entered into agreements imposing certain resale limitations on their stock. See "--Certain Federal Securities Law Consequences; Affiliates Agreements."

REGULATORY APPROVALS

  Certain federal, state and foreign regulatory requirements must be complied with before the Acquisition can be consummated.

  The Acquisition is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, which provide that certain acquisition transactions (including the Acquisition) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"), and certain waiting period requirements have been satisfied. LBMS and PLATINUM have filed the required information and material with the Antitrust Division and the FTC, and the applicable waiting period has expired. Termination of the waiting period does not preclude the Antitrust Division, the FTC, or any other party from challenging or seeking to delay or enjoin the Acquisition on antitrust or other grounds. There can be no assurance that any such challenge, if made, would not be successful; however, neither LBMS nor PLATINUM believes that the Acquisition will violate the antitrust laws. Any such action taken or threatened prior to the consummation of the Acquisition could relieve LBMS and PLATINUM of their respective obligations to consummate the Acquisition.

  The Acquisition is being effected by way of the Scheme of Arrangement, a U.K. statutory procedure. Under Section 425 of the U.K. Companies Act 1985 in order for the Scheme of Arrangement to be effective, among other things, application must be made to the High Court. In determining whether to sanction the Scheme of Arrangement, the High Court must be satisfied that the statutory provisions have been complied with, including correct notice of the Court Meeting having been given, an Explanatory Statement under Section 426 of the U.K. Companies Act 1985 having been dispatched and the passing at the Court Meeting by the requisite majorities of the resolution to approve the Scheme of Arrangement. The High Court also must be satisfied that the holders of Ordinary Shares were fairly represented by those attending the Court Meeting, that those constituting the statutory voting majority acted bona fide and that approval of the Scheme of Arrangement is reasonable.

  The Scheme of Arrangement will become effective upon registration with the U.K. Registrar of Companies of the Order of the High Court sanctioning the Scheme of Arrangement and the issue by the Registrar of a certificate to such effect. Once effective, the Scheme of Arrangement will bind the holders of all Ordinary Shares in issue before 6:00 pm on the last business day before the High Court makes its Order sanctioning the Scheme of Arrangement, whether or not such holders voted in favor of the resolution to be proposed at the Court Meeting.

  The Acquisition and the Scheme of Arrangement also involve (among other things) a reduction of LBMS' share capital by the cancellation of all the Scheme Shares pursuant to Section 135 of the U.K. Companies Act 1985. The resolution to cancel the Scheme Shares is subject, under Section 137 of the U.K. Companies Act 1985, to the confirmation of the High Court. Such confirmation is a discretionary remedy and the cancellation will not become effective unless and until the High Court has made the requisite Order and the Order has been duly delivered to, and registered by, the Registrar of Companies in England and Wales.

CERTAIN FEDERAL SECURITIES LAW CONSEQUENCES; AFFILIATES AGREEMENTS

  The PLATINUM Common Stock to be issued in the Acquisition will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act. Shares of PLATINUM Common Stock acquired in the Acquisition by shareholders of LBMS or PLATINUM who are deemed to control, be controlled by or be under common control with LBMS or PLATINUM, respectively ("Affiliates"), will not be freely tradeable under the Securities Act. Shares held by shareholders that are not Affiliates of LBMS or PLATINUM will be freely tradeable under the Securities Act. Affiliates of LBMS may not sell their shares of PLATINUM Common Stock acquired in the Acquisition except pursuant to (i) an effective registration statement under the Securities Act covering such shares, (ii) the resale provisions of Rule 145 promulgated under the Securities Act or (iii) another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such Affiliates may make resales of PLATINUM Common Stock and also on the number of shares of PLATINUM Common Stock that such Affiliates, and others (including persons with whom the Affiliates act in concert), may sell within any three-month period. These restrictions will generally apply for at least a period of two years after the Acquisition (or longer if the person is an Affiliate of PLATINUM).

  Each Affiliate has been informed that the treatment of the Acquisition as a pooling of interests for accounting purposes and as a tax-free reorganization under the Code is dependent upon the accuracy of certain representations and warranties made by such Affiliate and compliance with the Affiliates Agreement (as defined below). The pooling of interests method of accounting generally will not be challenged on the basis of sales of shares by Affiliates of the acquiring or acquired company if the Affiliates do not dispose of any of the shares of the acquiring or acquired company that the Affiliates own or shares of a corporation they receive in connection with the Acquisition during the period beginning 30 days before the Acquisition is consummated and ending when financial results covering at least 30 days of post-Acquisition operations of the combined enterprise have been published.

  All Affiliates of PLATINUM and LBMS must deliver to PLATINUM, on or before the Effective Time, a written agreement (the "Affiliates Agreement") in the form attached as Exhibit E to the Acquisition Agreement, pursuant to which they will have agreed, among other things, that, until such time as financial results covering at least thirty days of combined operations of LBMS and PLATINUM have been published by PLATINUM, they will not sell, transfer or otherwise dispose of or encumber, or offer or agree to sell, transfer or otherwise dispose of or encumber any shares of PLATINUM Common Stock received by them pursuant to the Acquisition or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or which the Affiliate otherwise acquires during such period. Legends restricting the transfer of such shares of PLATINUM Common Stock will be placed on all certificates representing such shares.

NASDAQ NATIONAL MARKET LISTING

  The shares of PLATINUM Common Stock to be issued in the Acquisition will be listed on the Nasdaq National Market.

  The LBMS ADRs will be delisted from the Nasdaq National Market at the end of the trading day immediately preceding the Effective Time.

NO APPRAISAL OR DISSENTERS' RIGHTS

  Following the Court Meeting, the EGM and the date on which the Order of the High Court approving the Scheme of Arrangement under Section 425 of the U.K. Companies Act 1985 and confirming under Section 137 of the U.K. Companies Act 1985 the reduction of capital provided for in connection with the Scheme has been duly delivered to the Registrar of Companies in England and Wales for registration and the Companies Registry has issued its certificate of registration of the High Court Order, LBMS shareholders shall have no further rights under English law to object to or otherwise challenge the Acquisition.

                           THE ACQUISITION AGREEMENT

  Following is a summary of certain provisions of the Acquisition Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. Statements in this Proxy Statement with respect to the terms of the Acquisition are qualified in their entirety by reference to the Acquisition Agreement. LBMS shareholders are urged to read the full text of the Acquisition Agreement.

REPRESENTATIONS AND COVENANTS

  Under the Acquisition Agreement, PLATINUM and LBMS made certain representations and warranties that each is duly organized and validly existing and that each has authority to enter into the Acquisition Agreement. PLATINUM and LBMS also made a number of representations and warranties to each other, including those regarding: (i) their respective capital structure; (ii) corporate power and authority; (iii) required Securities and Exchange Commission (the "Commission") filings and financial statements; (iv) absence of certain changes or events; (v) absence of undisclosed liabilities; (vi) pooling of interests accounting treatment; (vii) absence of litigation; (viii) the Proxy Statement and (ix) the completeness of representations and statements in the Acquisition Agreement.

  LBMS also made certain representations regarding, among other things: (i) taxes; (ii) restrictions on business activities; (iii) absence of liens and encumbrances; (iv) intellectual property; (v) absence of certain agreements, contracts and commitments; (vi) the absence of breach of certain contracts;
(vii) governmental authorizations; (viii) insurance; (ix) health, safety and environment; (x) labor matters; (xi) employee benefit plans; (xii) certain payments; (xiii) relationships with related persons; (xiv) bank accounts; (xv) certain change of control payments and (xvi) receipt of a fairness opinion. PLATINUM and LBMS each also made certain representations and warranties with respect to brokers' and finders' fees. All representations and warranties of LBMS and PLATINUM will terminate as of the Effective Time.

  Under the Acquisition Agreement, the parties make certain agreements and covenants with respect to actions to be taken in connection with the Acquisition. Each of LBMS and PLATINUM agrees to use its reasonable commercial efforts to (i) cause the business combination to be effected by the Acquisition to be accounted for as a pooling of interests; (ii) deliver to the other party the letter of its independent public accountants regarding the accounting treatment of the Acquisition; (iii) deliver or cause to be delivered to the other party an executed Affiliates Agreement from each of its Affiliates; (iv) comply with all legal requirements imposed on it with respect to the consummation of the Acquisition (including, on the part of PLATINUM, all federal and state securities laws applicable to the issuance of the PLATINUM Common Stock pursuant to the Acquisition) and (v) effectuate the transactions contemplated by the Acquisition Agreement and fulfill or cause to be fulfilled each of the conditions precedent to the consummation of the Acquisition. PLATINUM further agreed, subject to compliance with pooling of interests accounting treatment and the requirements of any applicable laws, to take such reasonable actions as are necessary or appropriate to allow eligible employees of LBMS or its subsidiaries to participate in the employee benefit programs of PLATINUM (or in similar alternative programs) as soon as is reasonably practicable after the Effective Time.

  Pursuant to the Acquisition Agreement, PLATINUM also covenants with LBMS (for itself and as trustee for holders of LBMS Options), in order to permit the proper operation of LBMS' Articles of Association (as amended by the Resolution), that, upon service of a Vendor Notice or a Purchaser Notice (as such terms are defined in the Articles of Association, as proposed to be amended and as described in the Notice of Extraordinary General Meeting included in this Proxy Statement), it will issue to the person from whom such new Ordinary Shares (the "Later Shareholders") are acquired by PLATINUM shares of PLATINUM Common Stock in accordance with the Exchange Ratio, as may be adjusted pursuant to LBMS' Articles of Association (as so amended), in consideration of the transfer to PLATINUM of such Ordinary Shares. No fraction of a share of PLATINUM Common Stock will be issued to the Later Shareholders by virtue of the foregoing sentence, but in lieu thereof each Later Shareholder who would otherwise be entitled to a fraction of a share of PLATINUM Common Stock (after aggregating all fractional shares of PLATINUM Common Stock to be received by such holder) shall receive from PLATINUM an amount of cash calculated as set forth in Article 4B of the Articles of Association (as so amended). The PLATINUM Common Stock so issued will be fully paid and non-assessable and will rank equally in all respects with all PLATINUM Common Stock in issue at the time (other than as regards any dividend or other distribution payable by reference to a second date preceding the date of allotment). Pursuant to the Acquisition Agreement, PLATINUM agrees to file a registration statement on Form S-8 with the Commission for the shares of PLATINUM Common Stock issuable to any Later Shareholders in accordance with the foregoing provisions no later than ten days after the Effective Time.

  PLATINUM has agreed, if the Acquisition is consummated, to instruct English Counsel to appear at the hearing of petition to sanction the Scheme of Arrangement, to pay all and any U.K. stamp duty and/or stamp duty reserve tax payable in relation to the Acquisition, and that it will not cause any change with respect to PLATINUM Common Stock between the Hearing Date and the Effective Time.

CONDUCT OF LBMS' BUSINESS PRIOR TO THE ACQUISITION

  Under the Acquisition Agreement, LBMS has agreed, during the period from the date of the Acquisition Agreement and continuing until the earlier of the termination of the Acquisition Agreement pursuant to its terms and the Effective Time, except to the extent that PLATINUM otherwise consents in writing, that LBMS will carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to keep financial records in accordance with sound business practices, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, to file all necessary and/or required forms, reports and documents required to be filed with the Commission and to prepare such future Commission reports in accordance with the requirements of the Securities Act or the Exchange Act, and to use commercially reasonable efforts consistent with past practices and policies to preserve intact LBMS' present business organizations, to the best of its ability and except as a result of announcement of the signing of the Acquisition Agreement, to keep available the services of its of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with LBMS, to the end that LBMS' goodwill and ongoing business be unimpaired at the effective time. Among other things, LBMS has agreed that, except as expressly provided for in the Acquisition Agreement, it will not, without the prior written consent of PLATINUM, which consent will not be unreasonably withheld: (i) accelerate, amend or change the period of exercisability of options or restricted stock, or authorize cash payments in exchange for any options granted under the employee stock plans of LBMS or authorize cash payments in exchange for any options granted under any of such plans; (ii) grant any severance or termination pay (a) to any executive officer or (b) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with LBMS' policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date of the Acquisition Agreement and as previously disclosed in writing to PLATINUM or pursuant to written agreements consistent with LBMS' past agreements under similar circumstances; (iii) create any new subsidiaries, or enter into partnership arrangements, joint ventures, joint development agreements, or strategic alliances; (iv) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its share capital, or split, combine or reclassify any of its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the share capital of LBMS; (v) repurchase or otherwise acquire, directly or indirectly, any of its share capital; (vi) with certain exceptions, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its share capital of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating LBMS to issue any such shares or other convertible securities;
(vii) cause, permit or propose any amendments to LBMS' Articles of Association or Memorandum of Association (except as required by the Scheme of Arrangement and the Acquisition Agreement); (viii) sell, lease, license, encumber or otherwise dispose of any of LBMS' properties or assets (including intellectual property rights ) which are material, individually or in the aggregate, to its business, except in the ordinary course of business; or (ix) incur any indebtedness for borrowed money, other than certain borrowings in the ordinary course of business.

NO SOLICITATION

  The Acquisition Agreement provides that from the date of the Acquisition Agreement until the Effective Time or the earlier termination of the Acquisition Agreement, subject to certain exceptions described below, LBMS will not, and will not permit its directors, officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly, (i) solicit or encourage submission of any inquiries, proposals or offers by, (ii) participate in negotiations with, (iii) afford any access to the properties, books or records or LBMS or any of its subsidiaries to, or
(iv) otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than PLATINUM and its affiliates, agents and representatives), in connection with any Acquisition Proposal. Under the Acquisition Agreement, an "Acquisition Proposal" means any proposal relating to the possible acquisition of LBMS, whether by way of acquisition, consolidation, sale of material assets, or otherwise. Additionally, subject to certain exceptions described below, LBMS will not, and will not permit its directors, officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than PLATINUM).

  Notwithstanding the foregoing, prior to the approval of the Acquisition Agreement and the Acquisition as a Scheme of Arrangement by the shareholders of LBMS and the approval of resolutions at the EGM, LBMS may furnish information concerning LBMS to any third party (but shall not encourage the request for such information); provided that such information will not be provided unless (i) such third party has delivered to LBMS in writing an unsolicited, bona fide Superior Proposal (as defined below), (ii) any non-public information is provided pursuant to a confidentiality agreement at least as restrictive as the confidentiality agreement between LBMS and PLATINUM and (iii) LBMS notifies PLATINUM immediately of any non-public information disclosed to such third party with a description of the information to be disclosed. If LBMS receives any Acquisition Proposal which the LBMS Board in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the shareholders of LBMS from a financial point of view than the Acquisition and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the LBMS Board (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (a "Superior Proposal"), nothing contained in the Acquisition Agreement shall prevent the LBMS Board from approving such Superior Proposal or recommending such Superior Proposal to LBMS shareholders, if the LBMS Board determines in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; and in such case, the LBMS Board may amend or withdraw its recommendation of the Acquisition.

  LBMS must (i) notify PLATINUM immediately if any proposal is made or any information or access is requested in connection with a Superior Proposal or potential Superior Proposal and (ii) immediately communicate to PLATINUM the terms and conditions of any such Superior Proposal or potential Superior Proposal or inquiry and the identity of the offeror or potential offeror.

INDEMNIFICATION

  The Acquisition Agreement provides that, for a period of two years after the Effective Time, LBMS shall indemnify and hold harmless each person who at any time prior to the Effective Time has been an officer, director or employee of LBMS and each other person entitled to indemnification by LBMS pursuant to its Memorandum of Association or Articles of Association, as such documents were in effect on the date of the Acquisition Agreement, to the same extent as provided for in such documents.

CONDITIONS TO THE ACQUISITION

  In addition to the approval by the shareholders of LBMS, the obligations of PLATINUM and LBMS to consummate the Acquisition will be subject to the satisfaction of a number of other conditions including, among others: (i) the sanction of the Scheme of Arrangement and confirmation of the proposed reduction of LBMS' share capital by the High Court of Justice in England and Wales; (ii) the absence of any adverse similar proceeding by the Commission;
(iii) the absence of any temporary restraining order, preliminary or permanent injunction or other court order preventing the consummation of the Acquisition; (iv) the expiration of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period; (v) the receipt of each party's respective accountant's letter satisfactory to the other party; (vi) and the authorization for listing on the Nasdaq National Market of the shares of PLATINUM Common Stock issuable to shareholders of LBMS pursuant to the Acquisition. Additionally, the obligations of PLATINUM and LBMS will also be conditioned upon: (i) the accuracy as of the date of the Acquisition Agreement (with limited exceptions) in all material respects of the representations and warranties made by the other party; (ii) performance in all material respects by the other party of its agreements and covenants; (iii) the receipt of all necessary third party consents; (iv) with certain exceptions in the case of LBMS, the absence of any Material Adverse Effect (as defined in the Acquisition Agreement) on PLATINUM or LBMS; (v) executed Affiliates Agreements and (vi) the receipt of certain tax opinions and legal opinions.

TERMINATION

  The Acquisition Agreement may be terminated at any time prior to 6:00 p.m. (London time) on the day immediately preceding the date on which the High Court hears the petition to sanction the Scheme by mutual agreement of both parties or: (i) by either party as a result of a material breach by the other party of a representation, warranty, covenant or agreement set forth in the Acquisition Agreement if such breach is not under certain circumstances cured within ten (10) business days after written notice (except that no cure period is provided for a breach which by its nature cannot be cured), provided that the party seeking termination is not in material breach of the Acquisition Agreement; (ii) by either party if the Board of Directors of the other party adversely amends, withholds or withdraws its recommendation of the Acquisition or if the Acquisition is not submitted to LBMS' shareholders (provided that the party seeking termination is not in material breach of the Acquisition Agreement); (iii) by either party if the Acquisition or the Scheme of Arrangement is not approved by LBMS' shareholders; (iv) by either party if the Acquisition is not consummated on or before the Final Date (as defined below) and the party seeking the termination has not caused the delay by willfully failing to fulfill its material obligations under the Acquisition Agreement; or (v) by either party if there is a final non-appealable order of a Federal or state court, or the High Court in effect preventing consummation of the Acquisition or there is any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any government entity which would make the Acquisition illegal, prohibit PLATINUM from owning a material portion of LBMS' business or require PLATINUM to divest a material portion of its business. The Acquisition Agreement may also be terminated by LBMS or PLATINUM if, prior to the consummation of the Acquisition, the LBMS Board accepts, approves or recommends to the shareholders of LBMS, a Superior Proposal.

  The term "Final Date" means August 31, 1998, except that if the Acquisition shall not have been consummated due to the waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act not having expired or been terminated, then such date shall be extended to December 31, 1998.

  The Acquisition Agreement may be amended by PLATINUM and LBMS at any time by execution of an instrument in writing signed on behalf of each of the parties thereto.

EXPENSES AND TERMINATION FEE

  Whether or not the Acquisition is consummated, each party will bear its own costs and expenses in connection with the Acquisition Agreement and the transactions provided for therein. If, however, the

Acquisition is not consummated because of a material breach of any representation, warranty, covenant or agreement contained in the Acquisition Agreement by either PLATINUM or LBMS, then under certain circumstances the defaulting party is required to pay a nonaccountable expense allowance of $1 million. In the event of such a breach by LBMS, LBMS, Inc. would pay such allowance to PLATINUM in accordance with the Compensation Agreement dated as of January 2, 1998 (the "Compensation Agreement") between PLATINUM and LBMS, Inc. If the Acquisition Agreement is terminated because the LBMS Board adversely amends, withholds or withdraws its recommendation of the Acquisition or the Acquisition is not submitted to LBMS shareholders, or the LBMS shareholders do not approve the Acquisition, or if LBMS accepts a Superior Proposal, then PLATINUM (provided it is not then in material breach of the Acquisition Agreement) may in certain circumstances collect a $2.1 million fee from LBMS, Inc. pursuant to the Compensation Agreement. If the Acquisition Agreement is terminated in accordance with the mutual agreement of both parties, or in a manner not addressed above, then neither party will be required to pay any expenses or fees to the other party.

RESELLER AGREEMENT

  In connection with the Acquisition Agreement, PLATINUM, LBMS and LBMS, Inc. entered into a reseller agreement (the "Reseller Agreement") (i) giving PLATINUM the right to market, sell, distribute, license and sublicense the LBMS process management products and (ii) giving LBMS the right to market, sell, distribute, license and sublicense PLATINUM's Process Continuum Suite products, all on the terms and conditions provided in the Reseller Agreement. The term of the Reseller Agreement is from January 2, 1998 until December 31, 1998, unless terminated earlier for breach. The Reseller Agreement will automatically terminate if the Scheme of Arrangement is not sanctioned by the High Court or if the Acquisition Agreement is otherwise terminated.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

LBMS

  The principal trading market for LBMS' ADSs, each representing two (2) Ordinary Shares, is the Nasdaq National Market under the symbol "LBMSY." Until December 1996, the principal trading market for the Ordinary Shares was the U.K. Unlisted Securities Market ("USM"), on which the Ordinary Shares had traded since June 1987. At the end of December 1996, the USM was discontinued by the London Stock Exchange. At that time, LBMS determined that the Nasdaq National Market would serve as its only public trading market. A holder of Ordinary Shares may convert such shares into ADSs. The conversion results in an assessment to the holder for taxes payable to the U.K. government (equal to approximately 1.5% of the market value of ADSs issued) and an administrative fee payable to the ADS facility manager (equal to approximately $0.05 per ADS issued).

  The table below sets forth, for the periods indicated, the reported high and low prices for the Ordinary Shares on the USM. See "--Exchange Rate Data" with respect to exchange rates applicable to the periods set forth below.

                                    EQUIVALENT PRICE         PRICE PER
                                       PER ADS(1)         ORDINARY SHARE
                                    ---------------- -------------------------
      FISCAL PERIOD                   HIGH     LOW       HIGH         LOW
      -------------                 -------- ------- ------------ ------------
Quarter ended July 31, 1995........ $   9.18 $  4.92 (Pounds)2.87 (Pounds)1.54
Quarter ended October 31, 1995.....    12.19    8.10         3.85         2.58
Quarter ended January 31, 1996.....    11.64    8.83         3.71         2.86
Quarter ended April 30, 1996.......     9.89    3.76         3.24         1.23
Quarter ended July 31, 1996........     7.71    2.65         2.55         0.85
Quarter ended October 31, 1996.....     3.88    2.18         1.25         0.70
Quarter beginning November 1, 1996
 (through December 31, 1996)            3.98    1.98         1.19         0.60

--------
(1) Translated solely for convenience of reference into U.S. dollars on the respective dates on which the prices shown were reported on the USM or on the following date if such date was a U.S. holiday at the closing buying rate from Reuters Interbank System.

  The table below sets forth, for the periods indicated, the reported high and low prices for the ADSs on the Nasdaq National Market.

                                              EQUIVALENT         PROFORMA
                                 PRICE PER     PRICE PER      LBMS PRICE PER
                                    ADS     ORDINARY SHARE  ORDINARY SHARES(1)
                                ----------- --------------- -------------------
        FISCAL PERIOD            HIGH  LOW   HIGH     LOW     HIGH       LOW
        -------------           ------ ---- ------- ------- --------- ---------
Period beginning November 23,
 1995 (through January 31,
 1996)........................  $10.63 8.75 $  5.32 $  4.38 $    1.96 $    1.33
Quarter ended April 30, 1996..    9.75 3.88    4.88    1.94      1.69      1.18
Quarter ended July 31, 1996...    8.00 2.38    4.00    1.19      1.96       .97
Quarter ended October 31,
 1996.........................    4.13 2.25    2.06    1.13      1.98      1.02
Quarter ended January 31,
 1997.........................    5.25 2.00    2.63    1.00      1.87      1.15
Quarter ended April 30, 1997..    5.75 3.38    2.88    1.69      1.79      1.07
Quarter ended July 31, 1997...    5.63 4.13    2.82    2.07      1.68      1.26
Quarter ended October 31,
 1997.........................    5.19 2.75    2.60    1.38      3.02      1.57
Quarter ended January 31,
 1998.........................    5.25 2.75    2.63    1.38      3.02      2.45
Quarter beginning February 1,
 1998 (through March 20,
 1998)........................    6.06 4.50    3.03    2.25      3.26      2.38

--------
(1) Determined by multiplying the applicable prices for PLATINUM Common Stock by the Exchange Ratio. As of January 2, 1998, the last trading day before the announcement of the proposed Acquisition, the last reported sales price on the Nasdaq National Market for the ADSs was $4.25. On March 20, 1998, the latest practicable trading day before the printing of this Proxy Statement, the last reported sales price on the Nasdaq National Market for the ADSs was $4.625. On January 2, 1998, there were 686 and 67 holders of record of the Ordinary Shares and ADSs, respectively.

  LBMS has not paid any cash dividends on its Ordinary Shares in the last two fiscal years and does not currently intend to pay any cash dividends in the foreseeable future. LBMS currently intends to retain its earnings, if any, for the continued growth of its business. LBMS, Inc. is party to a loan agreement that limits the amount of cash transferable outside the U.S. during any fiscal year to 50% of its net income during such fiscal year. Consequently, LBMS' ability to pay dividends on the Ordinary Shares or ADSs may be limited by such restrictions.

EXCHANGE RATE DATA

  The table below sets forth for information purposes, for the periods indicated, the high, low, average and end of period noon buying rates for pounds sterling expressed in U.S. dollars per (Pounds)1.00 reported by the Federal Reserve Bank of New York ("Noon Buying Rate").

   YEARS ENDED APRIL 30              HIGH   LOW  AVERAGE RATE (1) END OF PERIOD
   --------------------              ----- ----- ---------------- -------------
1994................................ $1.57 $1.46      $1.50           $1.51
1995................................  1.64  1.49       1.57            1.61
1996................................  1.64  1.50       1.56            1.50
1997................................  1.72  1.49       1.60            1.63
1998 (through March 20, 1998)(2)....  1.67  1.61       1.64            1.66

--------
(1) The average of the noon Buying Rates for each month during the relevant period.
(2) The closing rate on March 20, 1998 was $1.6643 per (Pounds)1.00.

PLATINUM

  PLATINUM Common Stock is traded on the Nasdaq National Market under the symbol "PLAT." The table below sets forth, for the periods indicated, the reported high and low prices for the PLATINUM Common Stock as reported on the Nasdaq National Market.

     FISCAL PERIOD                                              HIGH     LOW
     -------------                                            -------- --------
1996
Quarter ended March 31....................................... $18.7500 $11.2500
Quarter ended June 30........................................  18.7500  12.7500
Quarter ended September 30...................................  15.8750   9.2500
Quarter ended December 31....................................  15.5000  10.6250
1997
Quarter ended March 31.......................................  17.8750  10.8750
Quarter ended June 30........................................  14.8125  10.5000
Quarter ended September 30...................................  25.0000  12.6250
Quarter ended December 31....................................  30.8125  20.1250
1998
Quarter beginning January 1 (through March 20)...............  30.1250  23.2500

  As of January 2, 1998, the last trading day before the announcement of the proposed Acquisition, the last reported sales price on the Nasdaq National Market for the PLATINUM Common Stock was $27.8125. On March 20, 1998, the latest practicable trading day before the printing of this Proxy Statement, the last reported sales price on the Nasdaq National Market for the Platinum Common Stock was $23.2500.

  As of March 10, 1998, there were approximately 927 record holders of PLATINUM Common Stock.

  PLATINUM has not paid dividends on the PLATINUM Common Stock, and the PLATINUM Board intends to continue a policy of retaining earnings to finance its growth and for general corporate purposes. PLATINUM does not anticipate paying any such dividends in the foreseeable future.

                            SELECTED FINANCIAL DATA

LBMS SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  The following selected historical financial data for each of the years ended April 30, 1993 through 1997 have been derived from LBMS' Consolidated Financial Statements. The Selected Historical Financial Data set forth below for the nine months ended January 31, 1997 and 1998 have been derived from LBMS' unaudited Consolidated Financial Statements and reflect all adjustments which LBMS' management considers necessary for a fair presentation. The information set forth below with respect to the fiscal years ended April 30, 1995, 1996 and 1997 and the nine months ended January 31, 1997 and 1998 is qualified by reference to and should be read in conjunction with the consolidated financial statements and related notes included in this Proxy Statement.

                                                                        NINE MONTHS ENDED
                                    YEAR ENDED APRIL 30,                   JANUARY 31,
                          --------------------------------------------  -------------------
                           1993     1994     1995     1996      1997      1997       1998
                          -------  -------  -------  -------  --------  ---------  --------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of Operations
 Data:
 Revenue:
  Product licenses......  $15,451  $17,980  $21,629  $25,077  $ 12,170  $   8,163  $ 11,978
  Services..............   17,020   18,670   18,857   16,081     9,691      7,510     5,731
                          -------  -------  -------  -------  --------  ---------  --------
    Total revenue.......   32,471   36,650   40,486   41,158    21,861     15,673    17,709
                          -------  -------  -------  -------  --------  ---------  --------
 Cost of revenue:
  Product licenses......      975    1,401    1,399      838       195        123        53
  Services..............    8,339   10,187    8,417    6,975     4,218      3,363     2,786
                          -------  -------  -------  -------  --------  ---------  --------
    Total cost of
     revenue............    9,314   11,588    9,816    7,813     4,413      3,486     2,839
                          -------  -------  -------  -------  --------  ---------  --------
Gross profit............   23,157   25,062   30,670   33,345    17,448     12,187    14,870
                          -------  -------  -------  -------  --------  ---------  --------
Operating expenses:
 Sales and marketing....    9,627   13,984   16,100   20,045    11,704      9,134     7,723
 Research and
  development...........    5,981    7,196    8,578    8,059     5,296      4,263     3,662
 General and
  administrative........    5,180    5,288    5,430    5,724     3,108      2,470     1,983
 Merger expense.........      --       --       --       468       --         --        --
 Restructuring charge
  (recovery)............      --       --     4,418      --     14,109     14,109    (1,490)
                          -------  -------  -------  -------  --------  ---------  --------
    Total operating
     expenses...........   20,788   26,468   34,526   34,296    34,217     29,976    11,878
                          -------  -------  -------  -------  --------  ---------  --------
Operating income
 (loss).................    2,369   (1,406)  (3,856)    (951)  (16,769)   (17,789)    2,992
Interest income
 (expense), net.........     (286)     (22)      53      167       301        247       303
                          -------  -------  -------  -------  --------  ---------  --------
Income (loss) from
 continuing operations
 before income taxes....    2,083   (1,428)  (3,803)    (784)  (16,468)   (17,542)    3,295
Income tax benefit
 (provision)............     (682)     272       36      --        150        150       100
                          -------  -------  -------  -------  --------  ---------  --------
Income (loss) from
 continuing operations..    1,401   (1,156)  (3,767)    (784)  (16,318) $     --   $    --
Discontinued operations:
 Income (loss) from
  operations............      238      155   (4,074)     --        --         --        --
  Loss on disposal......      --       --      (834)     --        --         --        --
                          -------  -------  -------  -------  --------  ---------  --------
Net income (loss).......  $ 1,639  $(1,001) $(8,675) $  (784) $(16,318) $ (17,392) $  3,395
                          =======  =======  =======  =======  ========  =========  ========
Operating income (loss)
 per Ordinary Share.....  $  0.13  $ (0.07) $ (0.18) $ (0.04) $  (0.66) $   (0.70) $   0.11
Operating income (loss)
 per Ordinary Share-
 assuming dilution......    $0.13      n/a      n/a      n/a       n/a        n/a  $   0.11

                                                                     NINE MONTHS ENDED
                                  YEAR ENDED APRIL 30,                  JANUARY 31,
                         ------------------------------------------  ------------------
                          1993    1994     1995     1996     1997      1997      1998
                         ------- -------  -------  -------  -------  --------  --------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Income (loss) per
 Orindary Share from
 discontinued
 operations, net of
 tax.................... $  0.01 $  0.01  $ (0.22)     n/a      n/a       n/a       n/a
Income (loss) per
 Ordinary Share from
 discontinued operations
 - assuming dilution,
 net of tax............. $  0.01     n/a      n/a      n/a      n/a       n/a       n/a
Net income (loss) per
 Ordinary Share......... $  0.10 $ (0.05) $ (0.40) $ (0.03) $ (0.64) $  (0.68) $   0.13
Net income (loss) per
 Ordinary Share -
 assuming dilution...... $  0.10     n/a      n/a      n/a      n/a       n/a  $   0.12
Weighted average
 Ordinary Shares
 outstanding............  16,178  18,760   21,844   23,639   25,551    25,543    26,036
Weighted average
 Ordinary and Ordinary
 Share equivalents
 outstanding............  16,580     n/a      n/a      n/a      n/a       n/a    27,711


                                     AS OF APRIL 30,
                         ---------------------------------------       AS OF
                          1993    1994    1995    1996    1997    JANUARY 31, 1998
                         ------- ------- ------- ------- -------  ----------------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Balance Sheet Data:
 Cash and cash
  equivalents........... $ 3,398 $   297 $ 5,026 $10,960 $ 8,461      $10,321
 Working capital........   5,458   4,134   2,119  11,466   2,322        5,275
 Total assets...........  20,141  17,716  20,921  27,179  15,354       14,936
Total indebtedness(1)...     314     417   1,803   1,527     983          325
Shareholders' (deficit)
 equity.................   7,651   6,241     490  11,935  (5,247)         762

--------
(1) Does not include indebtedness of the Executive Stock Option Trust which has been guaranteed by LBMS.

PLATINUM SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data set forth below has been derived from the historical financial statements of PLATINUM. The selected consolidated financial data should be read in conjunction with "PLATINUM Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto contained elsewhere herein.

                                    YEARS ENDED DECEMBER 31,
                         ---------------------------------------------------------------------
                           1997           1996(1)         1995(1)        1994(1)      1993(1)
                         ---------        --------       ---------       --------     --------
                            (IN THOUSANDS, EXCEPT PER SHARE DATA AND
                                            RATIOS)
Statement of Operations
 Data:
  Total revenues........ $ 623,503        $468,065       $ 326,411       $243,607     $190,623
  Operating income
   (loss)...............  (115,792)(2)     (79,404)(3)    (127,377)(4)       (517)(5)    3,062(6)
  Net income (loss).....  (117,784)(2)     (64,922)(3)    (111,567)(4)     (1,562)(5)      126(6)
  Net income (loss) per
   share................ $   (1.90)(2)    $  (1.14)(3)   $   (2.50)(4)   $  (0.04)(5) $    -- (6)
  Shares used in per
   share calculation....    62,042          56,968          44,671         41,294       39,375
Other Operating Data:
  Ratio of Earnings to
   Fixed Charges(7).....       --  (2)(8)      -- (3)(8)       -- (4)(8)     7.49(5)     10.47(6)

                                                AS OF DECEMBER 31,
                                    -------------------------------------------
                                      1997   1996(1)  1995(1)  1994(1)  1993(1)
                                    -------- -------- -------- -------- -------
                                                  (IN THOUSANDS)
Balance Sheet Data:
  Cash, cash equivalents and
   investments..................... $261,288 $185,673 $136,737 $126,215 $71,148
  Working capital..................  288,349  217,157  127,990   90,500  43,672
  Total assets.....................  834,177  618,572  452,267  273,333 176,064
  Long-term obligations and
   acquisition-related payables,
   less current portion............  285,144  118,305   11,389    9,080   3,465
  Total stockholders' equity....... $243,560 $295,760 $290,213 $160,126 $93,350

--------
(1) The selected consolidated financial data give retroactive effect to the acquisitions of Australian Technology Resources Pty Limited ("ATR") as of January 31, 1997 and I&S Informationstechnik and Services GmbH ("I&S") as of February 28, 1997, each of which has been accounted for as a pooling of interests for financial reporting purposes. As a result, the financial position and results of operations are presented as if the combining companies had been consolidated for all periods presented.
(2) Reflects a pre-tax charge for acquired in-process technology of $67,904,000 relating to PLATINUM's acquisitions of GEJAC, Inc. ("GEJAC") and ProMetrics Group Limited ("ProMetrics"), the purchase of certain product technologies and other intangible assets from Intel Corporation ("Intel") and the purchase of certain other product technologies. Also reflects a pre-tax charge for merger costs of $8,927,000 relating to the Company's acquisitions of ATR, I&S and Vayda Consulting, Inc. ("Vayda") and a pre-tax charge of $57,319,000 for restructuring costs.
(3) Reflects a pre-tax charge for acquired in-process technology of $48,456,000 relating to PLATINUM's acquisitions of Advanced Systems Technologies, Inc. ("AST"), Software Alternatives, Inc. (d/b/a System Software Alternatives) ("Software Alternatives"), Grateful Data, Inc. (d/b/a TransCentury Data Systems) ("Grateful Data") and VREAM, Inc. ("VREAM"); substantially all of the assets of the Access Manager business unit of the High Performance Systems division of International Computers Limited ("Access Manager"); and certain product technologies. Also reflects a pre-tax charge for merger costs of $5,782,000 relating primarily to PLATINUM's acquisitions of Prodea Software Corporation ("Prodea"), Paradigm Systems Corporation ("Paradigm") and Axis Systems International, Inc. ("Axis").
(4) Reflects a pre-tax charge for acquired in-process technology of $88,493,000 relating primarily to PLATINUM's acquisitions of Advanced Software Concepts, Inc. ("ASC"), SQL Software Corporation ("SQL"), RELTECH Group, Inc. ("Reltech"), Protellicess Software, Inc. ("Protellicess"), AIB Software Corporation ("AIB") and BMS Computer, Inc. ("BMS") and the net assets of ViaTech Development, Inc. ("ViaTech"), BrownStone Solutions, Inc. ("BrownStone") and ProtoSoft, Inc. ("ProtoSoft") and to certain product acquisitions. Also reflects a pre-tax charge for merger costs of $30,819,000 relating to PLATINUM's acquisitions of Software Interfaces, Inc. ("SII"), Answer Systems, Inc. ("Answer"), Locus Computing Corporation ("Locus"), Altai, Inc. ("Altai"), Trinzic Corporation ("Trinzic") and Softool Corporation ("Softool").
(5) Reflects a pre-tax charge for acquired in-process technology of $24,594,000 relating primarily to PLATINUM's acquisitions of Dimeric Development, Inc. ("Dimeric") and the net assets of Aston Brooke Software, Inc. ("Aston Brooke") and AutoSystems Corporation ("AutoSystems").
(6) Reflects a pre-tax charge for acquired in-process technology of $8,735,000 relating primarily to PLATINUM's acquisition of Datura Corporation ("Datura") and a pre-tax charge of $4,659,000 relating to Trinzic and Locus restructuring costs.
(7) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest and the portion of rental expense which represents interest).
(8) Earnings available for fixed charges of $(89,933,000), $(72,342,000) and $(122,465,000) were inadequate to cover fixed charges of $9,130,000, $1,825,000 and $782,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

PRO FORMA SELECTED FINANCIAL DATA

  The unaudited pro forma condensed combined financial data are qualified in their entirety by reference to, and should be read in conjunction with, the pro forma unaudited condensed combining financial statements and notes thereto that are included elsewhere in this Proxy Statement.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

                                            YEARS ENDED DECEMBER 31,
                                      ---------------------------------------
                                          1995         1996          1997
                                      ------------  ------------ ------------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Pro Forma Combined Statement of
 Operations Data:
  Total revenues..................... $    367,569  $   489,926  $    647,400
  Operating loss.....................     (128,328)     (96,173)     (111,780)
  Net loss...........................     (112,351)     (81,240)     (113,315)
  Net loss per share................. $      (2.38) $     (1.36) $      (1.75)
  Shares used in computing per share
   amounts...........................       47,146       59,643        64,756

                                                                    AS OF
                                                              DECEMBER 31, 1997
                                                              -----------------
Pro Forma Combined Balance Sheet Data:
  Cash, cash equivalents and investment securities...........     $271,609
  Working capital............................................      293,624
  Total assets...............................................      849,113
  Long-term obligations and acquisition-related payables,
   less current portion......................................      285,633
  Stockholders' equity.......................................      244,322
  Book value per share(1)....................................         3.67

--------
(1) Book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at December 31, 1997.

                 LBMS' MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  When used in this discussion, the words "believes," "anticipated" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. See Exhibit 99 "Important Factors Regarding Forward-Looking Statements" which is attached hereto as Appendix C. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. LBMS undertakes no obligation to publicly release any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

OVERVIEW

  On January 3, 1998, LBMS entered into a definitive agreement under which PLATINUM would acquire LBMS. If the proposed acquisition is consummated, LBMS would become a wholly owned subsidiary of PLATINUM, and PLATINUM would issue
0.1047 PLATINUM shares for each outstanding LBMS Ordinary Share. See "The Acquisition" and "The Acquisition Agreement." The proposed acquisition is structured to be accounted for as a pooling of interest. In connection with the proposed acquisition, LBMS and PLATINUM entered into a cross licensing agreement under which each has distribution rights to the other's respective process management product lines. Management believes that the announcement of the proposed acquisition resulted in lower license revenue for the month of January 1998 than anticipated prior to the acquisition announcement. The reduction in license revenue LBMS experienced in January 1998 could continue into LBMS' fiscal fourth quarter, negatively affecting operating results. If the proposed acquisition is delayed or not completed, LBMS' revenue and operating results could be negatively affected in future periods. Further, potential uncertainty due to a delay or failure to complete the proposed acquisition could result in an inability to retain and attract key employees, which would also adversely affect LBMS.

  In August 1996, the Board of Directors approved a plan to restructure LBMS' operations and made certain changes to executive management. Included in the restructuring was a shift in LBMS' development and marketing efforts to focus substantially all its resources on LBMS' Process Engineer product line, eliminating or substantially reducing its development and marketing investment in the Systems Engineer, Insight, GUI Guidelines and Client Server Guidelines product lines. LBMS also discontinued its direct sales and service operations outside the U.S., replacing its non-U.S. operations with third-party distributor relationships. There is no assurance that such distributors will be successful. Also, LBMS discontinued its telesales operations in the U.S. LBMS' future ability to generate sustained profitability is dependent on LBMS' Process Engineer product line and LBMS' direct sales operations in the U.S. There is no assurance that LBMS will be able to generate or sustain profitability. LBMS has not historically been successful in selling its Process Engineer product line outside the U.S.

  In connection with LBMS' restructuring plan, LBMS recorded a $17.6 million restructuring charge in the three months ended October 31, 1996. The restructuring charge was comprised primarily of lease costs, severance and other employee costs and impairment of certain operating assets, principally outside the U.S. The lease costs include all future costs associated with LBMS' U.K., Australia and Hong Kong facilities and the Chicago, Illinois facility, which supported the GUI Guidelines and Client Server Guidelines product lines, and portions of the Houston facility which became excessive as a result of the elimination of certain product lines supported by LBMS. The severance costs were for the termination of approximately 130 employees, all of whom were terminated in the quarter ended October 31, 1996. The charge for impairment of certain operating assets reflects the abandonment of net operating assets outside the U.S. as well as net operating assets inside the U.S. related to product lines which were eliminated. LBMS' restructuring activities were essentially completed as of October 31, 1996, except for the sale of the Systems Engineer product line which was completed in December 1996. Subsequent to the sale of the Systems Engineer product line, the only substantial restructuring activity remaining related to attempts to sublease abandoned properties. LBMS' abandoned leases expire between 1999 and 2014.

  The restructuring actions have resulted and may continue to result in a substantial reduction in LBMS' cash balance. The estimated total cash requirements associated with the restructuring actions extends over many years. Additionally, LBMS' restructuring plan could result in additional claims or liabilities which LBMS has not anticipated or included in the restructuring charge. Unanticipated claims or liabilities could result in additional cash needs for LBMS.

  During the nine months ended January 31, 1998, LBMS recorded a restructuring benefit of $1.5 million related to the subleasing and/or buy out of various abandoned leases. During fiscal 1997, LBMS recorded a restructuring benefit of $3.5 million. Approximately, $2.1 million represented proceeds from the sale of the Systems Engineer product line and the remainder related to sublease arrangements and other recoveries of charges recorded in the previous period. LBMS expects additional recoveries, through sublease or other arrangements; however, there is no assurance that such recoveries will actually occur.

  As a result of the significant changes in the business, the results of operations and financial position of LBMS for the nine months ended January 31, 1998 and from the fiscal year ended April 30, 1997, are substantially different than for the comparative prior period. LBMS' financial results for the periods subsequent to July 31, 1996, excluding restructuring charges/benefits, are generally reflective of the reduced labor, facilities, depreciation and amortization costs resulting from LBMS' restructuring activities. Those results also reflect a general reduction in revenues as a result of LBMS' exit from product lines other than Process Engineer and elimination of direct operations outside the U.S.

  In fiscal 1995, the Board of Directors of LBMS decided to focus exclusively on its software products business, center that activity in the U.S. and discontinue its consulting business. Accordingly, LBMS relocated its operational headquarters and the majority of its U.K.-based research and development activities to the U.S. This resulted in a restructuring charge of $4.4 million, primarily related to the abandonment of excess U.K.-based facilities and assets, employee severance costs and employee relocation costs. In connection with the discontinuance of its consulting business, LBMS disposed of its U.K.-based General Consultancy Division (the "Division") and ceased all other similar consulting activities across the business. The consulting business had provided services that included custom systems development, strategic planning and other traditional systems integration activities principally for mainframe environments. The operating results from the consulting business are included in the financial statements as discontinued operations. The operating results of LBMS' consulting business and the loss from the sale of that business are shown in the accompanying financial statements as Discontinued operations. In accordance with accounting principles generally accepted in the U.S., only direct costs associated with the consulting business have been used to determine the results of operations for that business. The loss on disposal of the Division included incremental direct costs consisting of $1.4 million related to the abandonment of U.K.- based facilities and assets formerly utilized by the Division, as well as approximately $0.9 million of employee severance and related costs, net of proceeds of $1.5 million from the sale.

  As part of LBMS' efforts to expand its software products business, in August 1995, LBMS acquired Corporate Computing Inc. ("CCI"), a provider of entry-level, client/server process management software products, in exchange for 700,000 Ordinary Shares of LBMS. The acquisition was accounted for as a pooling of interests. The Consolidated Financial Statements of LBMS contained in this Proxy Statement include the effects of this acquisition for all periods presented.

  LBMS' revenue is derived from license fees for its software products and related maintenance and implementation fees. LBMS recognizes revenue in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position No. 91-1, "Software Revenue Recognition". LBMS licenses its software products on a perpetual, fully paid-up basis. Product license revenue is recognized upon shipment of the product. Product returns are estimated and provided for at the time of sale. LBMS' revenue from maintenance services, which includes technical support, is generally based on a percentage of the product license fee. Maintenance fee revenue is recognized ratably over the term of the maintenance agreement, which typically runs for 12 months. LBMS' revenue from implementation services, which includes product installation, training and assisting customers with the effective deployment of LBMS products, is based on daily rates and is recognized as services are provided. Implementation services generally are not provided under long-term contracts. LBMS historically has recognized a substantial portion of its revenue in the last weeks of its fiscal quarters. Since a substantial portion of LBMS' revenues are generated in the last weeks of each respective quarter, a large portion of LBMS' revenues for the fiscal quarter remain uncollected at the end of the period because they are not yet due under normal trade terms.

  LBMS does not currently expect to incur material additional costs to ensure that its systems and products are Year 2000 compliant.

  LBMS' fiscal year ends April 30. References in this section to a specific year refer to the year ended April 30 of the year cited.

RESULTS OF OPERATIONS

  The following table sets forth certain operating data as a percentage of total revenue for the periods indicated (subtotals not adjusted for rounding):

                                                          NINE MONTHS ENDED
                            YEAR ENDED APRIL 30,             JANUARY 31,
                            --------------------------    --------------------
                             1995      1996      1997       1997        1998
                            ------    ------    ------    ---------   --------
Consolidated Statement of
 Operations Data:
  Revenue:
    Product licenses......      53%       61%       56%          52%        68%
    Services..............      47        39        44           48         32
                            ------    ------    ------    ---------   --------
      Total revenue.......     100       100       100          100        100
                            ------    ------    ------    ---------   --------
Cost of revenue:
  Product licenses........       3         2         1            1         --
  Services................      21        17        19           21         16
                            ------    ------    ------    ---------   --------
      Total cost of
       revenue............      24        19        20           22         16
                            ------    ------    ------    ---------   --------
Gross margin..............      76        81        80           78         84
                            ------    ------    ------    ---------   --------
Operating expenses:
  Sales and marketing.....      40        49        54           58         44
  Research and
   development............      21        20        24           27         21
  General and
   administrative.........      13        14        14           16         11
  Merger expense..........     --          1       --           --         --
  Restructuring charge....      11       --         65           90         (8)
                            ------    ------    ------    ---------   --------
      Total operating
       expenses...........      85        83       157          191         67
                            ------    ------    ------    ---------   --------
Operating loss............     (10)       (2)      (77)        (114)        17
Interest income (expense),
 net......................     --        --          1            2          2
                            ------    ------    ------    ---------   --------
Loss from continuing
 operations before income
 taxes....................     (10)       (2)      (75)        (112)        19
Income tax benefit........     --        --          1            1          1
                            ------    ------    ------    ---------   --------
Loss from continuing
 operations...............     (10)       (2)      (76)        (111)        19
Discontinued operations:
  Loss from operations....     (10)      --        --           --         --
  Loss on disposal........      (2)      --        --           --         --
                            ------    ------    ------    ---------   --------
Net loss..................     (21)%      (2)%     (75)%       (111)%       19%
                            ======    ======    ======    =========   ========
Gross margin:
  Product licenses........      94%       97%       98%          98%       100%
  Services................      55%       57%       56%          55%        51%

THREE MONTHS ENDED JANUARY 31, 1998 COMPARED TO THREE MONTHS ENDED JANUARY 31, 1997

 Total Revenue

  Total revenue decreased 5.2% from $5.6 million in the three months ended January 31, 1997 to $5.3 million in the three months ended January 31, 1998. This decrease is attributed to licenses revenue being lower than anticipated as a result of the announcement of a proposed acquisition of LBMS by PLATINUM and the elimination of Systems Engineer maintenance revenue with the sale of the Systems Engineer product line in December 1996.

  Product Licenses. Product license revenue decreased 5.2% from $3.4 million in the three months ended January 31, 1997 to $3.2 million in the three months ended January 31, 1998. This decrease is attributed to licenses revenue being lower than anticipated as a result of the announcement of a proposed acquisition of LBMS by PLATINUM. This decline reflects a reduction in the number of licenses sold.

  Services. LBMS provides maintenance and implementation services to its customers. Maintenance services include technical support and access to product upgrades. Implementation services include product installation, training and assisting customers with the effective deployment of LBMS products. Overall services revenue decreased 5.2% from $2.2 million for the three months ended January 31, 1997 to $2.1 million for the three months ended January 31, 1998, due to a reduction in maintenance revenue as a result of the sale of the Systems Engineer product line in December 1996 and an increase in employee and related recruiting costs associated with the addition of service personnel in the U.S.

 Cost of Revenue

  Cost of Product Licenses. Cost of product licenses consists of sublicense fees, product media and duplication cost, manuals, packaging materials and shipping expenses. Cost of product licenses was $54,000 and $15,000 in the three months ended January 31, 1997 and 1998, respectively. The decrease is the result of a change in the mix of products with license fees payable to a third party licensor to products without such third party fees.

  Cost of Services. Cost of services consists primarily of personnel costs for implementation, training and customer support. Cost of services was $0.8 million and $1 million in the three months ended January 31, 1997 and 1998, respectively, resulting in a gross margin of 62% and 52% of the related service revenue in each respective period. The reduction in gross margin percentage predominately reflects the elimination of maintenance revenue from the Systems Engineer product line, which was sold in December 1996, and an increase in employee and related recruiting costs due to the addition of service personnel in the U.S.

 Operating Expenses

  Sales and Marketing. Sales and marketing expenses consist primarily of salaries and commissions of sales and marketing personnel, travel and promotional expenses and related indirect costs. Sales and marketing expenses remained flat at $2.4 million, or 43% of total revenue, in the three months ended January 31, 1997 and 46% of total revenue, for the three months ended January 31, 1998. The increase in sales and marketing as a percentage of total revenue is due to the reduction in license revenue in the three months ended January 31, 1998.

  Research and Development. Research and development (R & D) expenses consist primarily of cost of research and development personnel and related indirect costs. R & D expenses were $1.1 million, or 20% of total revenue, for the three months ended January 31, 1997 compared to $1.4 million, or 27% of total revenue for the three months ended January 31, 1998. The increase in R & D expenses reflects LBMS' additional investment in personnel and contracted development cost related to its Process Engineer product line.

  General and Administrative. General and administrative expenses consist primarily of salaries of financial, administrative and management personnel and related indirect costs. General and administrative expenses increased 15% from $0.6 million for the three months ended January 31, 1997 to $0.7 million for the three months ended January 31, 1998. The increase primarily resulted from additional expenses to support LBMS' recruiting efforts, including the addition of a director of human resources, and the expansion of facilities and its related costs in Austin, Texas.

  Operating Income. LBMS generated income from operations of $3,000 in the three months ended January 31, 1998 compared to $4.1 million for the comparable period in 1997. This decrease is attributed to license revenue being lower than anticipated as a result of the announcement of a proposed acquisition of LBMS by PLATINUM, the elimination of Systems Engineer maintenance revenue with the sale of the Systems Engineer product line in December 1996 and the reduction in restructuring benefit from $3.5 million in the three months ended January 31, 1997 to $0.2 million for the 1998 comparable period.

  Income taxes. During the three month period ended January 31, 1998, LBMS recorded a tax refund of $0.1 million compared to $0.15 million for the three month period ended January 31, 1997. Both refunds are related to the recovery of taxes paid in prior years.

NINE MONTHS ENDED JANUARY 31, 1998 COMPARED TO NINE MONTHS ENDED JANUARY 31,
1997

 Total Revenue

  Total revenue increased 13% from $15.7 million in the nine months ended January 31, 1997 to $17.7 million in the nine months ended January 31, 1998. This increase was attributable to increased Process Engineer license revenue partially offset by a reduction in services revenue related to the elimination of the service personnel outside the U.S. and the elimination of Systems Engineer license and maintenance revenue with the sale of the Systems Engineer product line in December 1996.

  Product Licenses. Product licenses revenue increased 47% from $8.2 million in the nine months ended January 31, 1997 to $12 million in the nine months ended January 31, 1998. License revenue from the Process Engineer product line increased 78%, partially offset by the elimination of Systems Engineer license revenue as a result of the sale of the Systems Engineer product line in December 1996.

  Services. LBMS provides maintenance and implementation services to its customers. Maintenance services include technical support and access to product upgrades. Implementation services include product installation, training and assisting customers with the effective deployment of LBMS products. Service revenue was $7.5 million for the nine months ended January 31, 1997 compared to $5.7 million for the nine months ended January 31, 1998. Overall services revenue decreased 24% due to a reduction in maintenance revenue from the Systems Engineer product line which was sold in December 1996.

 Cost of Revenue

  Cost of Product Licenses. Cost of product licenses consists of sublicense fees, product media and duplication cost, manuals, packaging materials and shipping expenses. Cost of product licenses was $0.1 million in the nine months ended January 31, 1997 and 1998, respectively, resulting in a gross margin of 98% and 100% for each respective period. The increase in margin is the result of a change in the mix of product from products with license fees payable to a third party licensor to products without such third party fees.

  Cost of Services. Cost of services consists primarily of personnel costs for implementation and customer support. Cost of services was $3.4 million and $2.8 million in the nine months ended January 31, 1997 and 1998, respectively, resulting in a gross margin of 55% and 51% of the related service revenue in each respective period. The reduction of the gross margin percentage reflects the elimination of maintenance revenue from the Systems Engineer product line which was sold in December 1996 and an increase in employee and related recruiting costs associated with the addition of service personnel in the U.S.

 Operating Expenses

  Sales and Marketing. Sales and marketing expenses consists primarily of salaries and commissions of sales and marketing personnel, travel and promotional expenses and related indirect costs. Sales and marketing expenses decreased 15% from $9.1 million, or 58% of total revenue in the nine months ended January 31, 1997 to $7.7 million, or 44% of total revenue, for the nine months ended January 31, 1998. This decrease of $1.3 million is due to the elimination of sales and marketing costs outside the U.S. after July 31, 1996.


  Research and Development. Research and development ("R&D") expenses consist primarily of cost of research and development personnel and related indirect costs. R & D expenses were $4.3 million, or 27% of total revenue, for the nine months ended January 31, 1997 compared to $3.7 million, or 21% of total revenue for the nine months ended January 31, 1998. The decrease in R & D expenses reflect the elimination or substantial reduction in development efforts related to the Systems Engineer, Insight, GUI Guidelines and Client Server

Guidelines products subsequent to July 31, 1996, partially offset by LBMS' increased investment in personnel and contracted development cost for the Process Engineer product line. Development headcount and expenses related to the Process Engineer product line were increased in the nine months ended January 31, 1998 compared to the nine months ended January 31, 1997.

  General and Administrative. General and administrative expenses consist primarily of salaries of financial, administrative and management personnel and related indirect costs. General and administrative expenses decreased 20% from $2.5 million for the nine months ended January 31, 1997 to $2 million for the nine months ended January 31, 1998. The decrease resulted from the elimination of general and administrative expenses outside the U.S. and a reduction of general and administrative expenses, principally leasehold costs, in the U.S. subsequent to July 31, 1996, offset by additional expenses to support LBMS' recruiting efforts, including the addition of a director of human resources, and the expansion of facilities and related cost in Austin, Texas.

  Operating Income. The Company generated income from operations of $3 million in the nine months ended January 31, 1998 compared to a loss from operations of $17.8 million for the nine month period ended January 31, 1997. The nine month period ended January 31, 1998, contained a $1.5 million recovery of restructuring benefit compared to the 1997 period which contained a net restructuring charge of $14.1 million.

  Income Taxes. During the nine month period ended January 31, 1998, LBMS recorded a tax refund of $0.1 million compared to $0.15 million for the nine month period ended January 31, 1997. Both refunds are related to the recovery of taxes paid in prior years.

 Liquidity and Capital Resources

  At January 31, 1998, LBMS had cash and cash equivalents of $10.3 million and working capital of $5.3 million. LBMS generated approximately $4 million in cash from operations for the nine months ended January 31, 1998 before payments of approximately $2.6 million related to LBMS' restructuring activities and legal settlement.

  LBMS' investing activities consist primarily of purchases of equipment. LBMS had capital expenditures of $0.4 million for the nine months ended January 31, 1998, compared to $0.2 million for the comparable period in fiscal 1997. LBMS does not currently have any significant capital commitments.

  LBMS' restructuring activities in July 1994 and August 1996 resulted in abandonment of certain leased properties with leasehold costs payable over future periods. As of January 31, 1998, remaining cash outlays, net of sublease recoveries, related to the restructuring charge were approximately $6.4 million, payable through the year 2014. See Note 4 to LBMS' Consolidated Financial Statements for the period ended January 31, 1998 for further discussion.

  LBMS has an available line of credit from a bank in the amount of $2.5 million. At January 31, 1998, LBMS could only access approximately $0.75 million of the available line of credit due to borrowing base limitations. During the nine months ended January 31, 1998, LBMS repaid approximately $0.5 million in outstanding indebtedness under the line of credit. This credit facility requires LBMS to comply with certain restrictive covenants and maintain certain financial ratios. At July 31, 1997, LBMS was in violation of certain restrictive covenants and obtained a waiver from the Bank. In September 1997, LBMS renewed its credit facilities and modified certain of the restrictive covenants and financial ratios requirements. As of January 31, 1998 and February 28, 1998, LBMS was in compliance with all credit facility covenants.

  In June 1997, LBMS' Executive Share Option Trust repaid approximately $1 million of indebtedness to a Bank with proceeds from the sale of the shares held by the Trust; consequently, LBMS was released from its guarantee of that indebtedness.

  LBMS believes that its existing cash will be adequate to finance its operations through the close of the proposed acquisition, projected for May 1998. However, a failure to complete the proposed acquisition with PLATINUM would negatively impact LBMS' cash position. If LBMS' shareholders do not approve the acquisition, LBMS will be required to pay termination fee to PLATINUM in the amount of $2.1 million and will have incurred professional services and other liabilities in connection with the proposed acquisition that could range from $1.0 million to $1.5 million.

  See Exhibit 99 for further discussions about potential risk factors.

FISCAL YEARS 1995, 1996 AND 1997

 Total Revenue

  Total revenue increased 2% from $40.5 million in 1995 to $41.2 million in 1996 and decreased 47% to $21.9 million in 1997. The increase from 1995 to 1996 was primarily due to increased license fee revenue due to expansion of sales offices and personnel. The decrease from 1996 to 1997 was attributable to the elimination of the direct sales and service operations outside the U.S. after the three months ended July 31, 1996 and a decline in Systems Engineer license revenue in the U.S. The Systems Engineer product line was sold in December 1996.

  Product Licenses. Product license revenue increased 16% to $25.1 million in 1996 and decreased 52% to $12.2 million in 1997. U.S. product license revenue constituted 66%, 78% and 94% of total Company product license revenue in 1995, 1996 and 1997, respectively. U.S. product license revenue increased 36% from 1995 to 1996 and decreased 41% from 1996 to 1997. The increase in product license revenue in the U.S. from 1995 to 1996, was primarily attributable to increases in sales of the Process Engineer product line. The decrease in product license revenue in the U.S. from 1996 to 1997, was primarily attributable to the decline in revenue from and subsequent sale of the Systems Engineer product line.

  Direct sales of product licenses outside the U.S. were via third-party distributors subsequent to the three months ended July 31, 1996.

  Services. Service revenue decreased 15% to $16.1 million from 1995 to 1996 and decreased 40% to $9.7 million in 1997. From 1995 to 1996, LBMS experienced decreases in implementation service revenues in all geographic areas. The decrease in the U.S. was attributable to a decrease in implementation service personnel. The decrease outside the U.S. was attributable to the decrease in product license revenue. From 1996 to 1997, the service revenue decrease was attributable to the elimination of direct service operations outside the U.S. subsequent to July 1996. U.S. service revenue was generally flat from 1996 to 1997.

 Cost of Revenue

  Cost of Product Licenses. Cost of product licenses was $1.4 million, $0.8 million and $0.2 million in 1995, 1996 and 1997, respectively, resulting in a gross margin of 94%, 97% and 98% of the related product license revenue for each respective period. In 1995, license fees payable to a third party licensor were a higher percentage of product license revenue than in 1996 and 1997. This decrease is due to a higher percentage of license revenue being generated by products for which no such license fees are paid in 1996 and 1997.

  Cost of Services. Cost of services was $8.4 million, $7.0 million and $4.2 million in 1995, 1996 and 1997, respectively, resulting in a gross margin of 55%, 57% and 56% of the related service revenue for each respective period. The decrease in cost of services from 1995 to 1996 is attributable to a decrease in implementation service personnel. The decrease from 1996 to 1997 is attributable to the elimination of service operations outside the U.S. subsequent to July 1996.

 Operating Expenses

  Sales and Marketing. Sales and marketing expenses were $16.1 million, $20 million and $11.7 million, or 40%, 49% and 54% of total revenue, in 1995, 1996 and 1997, respectively. The increase in sales and marketing expenses in dollar amount and as a percentage of revenue from 1995 to 1996 was primarily due to the addition of two sales offices and related personnel in the U.S. and increased marketing headcount and activities. The increase in sales and marketing expense as a percentage of revenue from 1996 to 1997 is attributable to LBMS' revenue performance in the three months ended July 31, 1996. Sales and marketing expense was 86% of revenues during the three months ended July 31, 1996 compared to a range of 42%-46% in each of the three fiscal quarters subsequent to the first fiscal quarter. The decrease in sales and marketing expense in dollars from 1996 to 1997 is due to the elimination of all direct sales personnel and activities outside the U.S. subsequent to July 31, 1996.

  Research and Development. Research and development expenses were $8.6 million, $8.1 million and $5.3 million in 1995, 1996 and 1997, respectively. Research and development costs have been expensed as incurred and have not been capitalized because capitalizable costs have not been material. The decrease from 1995 to 1996 was primarily the result of cost efficiencies and headcount reduction through consolidation of certain of LBMS' development activities in the U.S. The decrease from 1996 to 1997 resulted from elimination or substantial reduction in the development and investment in the Systems Engineer, GUI Guidelines and Client Server Guidelines product lines.

  General and Administrative. General and administrative expenses were $5.4 million, $5.7 million and $3.1 million in 1995, 1996 and 1997, respectively. General and administrative expenses in dollar amount remained relatively constant from 1995 to 1996. The decrease in general and administrative expense from 1996 to 1997 was attributable to the restructuring plan implemented in August 1996, including the elimination of direct operations outside the U.S. General and administrative expenses as a percentage of total revenue have remained relatively constant over the three fiscal periods.

 Operating Income

  LBMS posted an operating losses of $3.8 million, $0.8 million and $16.3 million in 1995, 1996 and 1997, respectively. Included in LBMS' operating losses were net restructuring charges of $4.4 million and $14.1 million in 1995 and 1997, respectively. Included in the operating loss in 1996 was $0.5 million of merger costs.

 Income Taxes

  In 1995, 1996 and 1997, LBMS recognized approximately $8.7 million, $0.8 million and $16.5 million in pre-tax losses, respectively, for financial statement purposes. A substantial portion of these losses have been recognized in LBMS' tax returns or will be recognized in future years. Given the historical tax losses experienced in 1995, 1996 and 1997, there can be no assurance that LBMS' operations will generate taxable income to utilize these losses, therefore, as of April 30, 1997, LBMS has recorded a full valuation allowance for the deferred tax assets related to the future benefits, if any, for these losses. In 1997, LBMS recognized a tax benefit of $150,000 based on carryback benefits recognized in the U.S.

 Discontinued Operations

  The income from operations of the General Consultancy Division (the "Division"), net of related taxes, was $155,000 in 1994. In 1995, LBMS recognized a loss of $4.1 million related to the discontinued operations of the Division. This loss includes a provision of $3.9 million related to the settlement of litigation in connection with an asserted failure to fulfill contractual obligations related to an unsuccessful consulting project of the Division. LBMS paid $1.0 million of the settlement in June 1995, and the remaining $2.9 million is to be paid in installments through June 1999. LBMS believes that it is remote that further claims or payments will be required with regard to this or other consulting project. In addition, the customer associated with the settlement has indemnified LBMS against any related future claims. LBMS is no longer a party to similar consulting projects as a result of its disposal of the Division and is not aware of any asserted or unasserted claims of this nature.

 New Accounting Pronouncements

  LBMS was required to implement Statement of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS 128) which became effective for periods ending after December 15, 1997, SFAS 128 requires the presentation of basic and diluted EPS and the restatement of EPS amounts reported for previous periods.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting for Comprehensive Income" and No. 131 "Disclosure about Segments of an Enterprise and Related Information." These statements are effective for financial statements issued for periods beginning after December 15, 1997. LBMS has not yet analyzed the impact of adopting these statements.

  The American Institute of Certified Public Accountants has issued a new Statement of Position to amend the provisions of Statement of Position 91-1, "Software Revenue Recognition." The adoption of this standard will not have a significant impact on the LBMS' results of operations or financial position.

   PLATINUM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

  The discussion and analysis below contains certain forward-looking statements (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that are based on the beliefs of the management of PLATINUM, as well as assumptions made by, and information currently available to, PLATINUM'S management. PLATINUM'S actual growth, results, performance and business prospects and opportunities in 1998 and beyond could differ materially from those expressed in, or implied by, any such forward-looking statements. See "--Special Note Regarding Forward-Looking Statements" on page 64 for a discussion of risks, uncertainties and other factors that could cause or contribute to such material differences.

GENERAL

  PLATINUM develops, markets and supports software products, and provides related professional services, that help organizations manage and improve their IT infrastructures, which consist of data, systems and applications. PLATINUM's products and services help IT infrastructure departments, primarily in large and data-intensive organizations, minimize risk, improve service levels and leverage information to make better business decisions. As an integral part of PLATINUM's growth strategy, it has consummated a number of significant business combinations, including acquisitions of SII, Answer, Locus, Altai, Trinzic, Softool, Prodea, Paradigm, Axis, ATR and I&S, each of which has been accounted for using the pooling-of-interests method. As a result, PLATINUM's consolidated financial statements are presented as if PLATINUM and such acquired companies had been consolidated for all periods presented. Information regarding PLATINUM in this Management's Discussion and Analysis of Financial Condition and Results of Operations gives retroactive effect to these acquisitions. In addition, PLATINUM has consummated a number of acquisitions accounted for as purchases, in which cases the acquired businesses have been included in PLATINUM's results of operations beginning with the effective dates of the acquisitions.

RESULTS OF OPERATIONS

  The table below sets forth for the periods indicated: (1) line items from PLATINUM's consolidated statements of operations expressed as a percentage of revenues, and (2) the percentage changes in these line items from the prior period.

                                          PERCENTAGE OF          YEAR-TO-YEAR
                                          TOTAL REVENUES       PERCENTAGE CHANGE
                                          ------------------   -----------------
                                           YEARS ENDED
                                           DECEMBER 31,          1997     1996
                                          ------------------   COMPARED COMPARED
                                          1997   1996   1995   TO 1996  TO 1995
                                          ----   ----   ----   -------- --------
Statement of Operations Data:
 Revenues:
 Software products......................   57%    52%    49%      46%      54%
 Maintenance............................   20     22     23       22       34
 Professional services..................   23     26     28       16       33
                                          ---    ---    ---
  Total revenues........................  100    100    100       33       43
                                          ---    ---    ---
 Costs and expenses:
 Professional services..................   20     25     28       10       26
 Product development and support........   30     33     29       21       65
 Sales and marketing....................   37     39     35       25       60
 General and administrative.............   10      9     11       58       15
 Restructuring charges..................    9    --     --         *      --
 Merger costs...........................    2      1      9       54      (81)
 Acquired in-process technology.........   11     10     27       40      (45)
                                          ---    ---    ---
  Total costs and expenses..............  119    117    139       35       21
                                          ---    ---    ---
 Operating loss.........................  (19)   (17)   (39)       *        *
 Other income, net......................    3      1      1      219       27
                                          ---    ---    ---
 Loss before income taxes...............  (16)   (16)   (38)       *        *
 Income taxes...........................    3     (2)    (4)       *        *
                                          ---    ---    ---
 Net loss...............................  (19)%  (14)%  (34)%      *%       *%
                                          ===    ===    ===

--------
  *Not meaningful.

 REVENUES

  PLATINUM's revenues are derived from three sources: (1) license and upgrade fees for licensing PLATINUM's proprietary and other parties' software products and providing additional processing capacity on already-licensed products, (2) maintenance fees for maintaining, supporting and providing updates and enhancements to software products, and (3) revenues from PLATINUM's professional services business. Total revenues for 1997 were $623,503,000, an increase of $155,438,000, or 33%, over 1996 total revenues of $468,065,000.
Total revenues in 1996 increased $141,654,000, or 43%, over 1995 revenues of $326,411,000.

  PLATINUM has a diversified customer base, with no single customer representing greater than 10% of its total revenues generated in 1997, 1996 or 1995. PLATINUM estimates that sales to repeat customers represented over 90% of its revenues generated in 1997.

  Revenues from domestic (U.S.) customers represented 71%, 70% and 68% of PLATINUM's total revenues in 1997, 1996 and 1995, respectively. Domestic revenues are generated primarily by PLATINUM's direct sales force (which visits customer sites to assist with trials, demonstrate product features and close sales transactions) and inside sales force (which predominantly supports the direct sales force by developing sales leads and arranging product evaluations), as well as a telemarketing organization. Since January 1, 1997, PLATINUM has organized its domestic direct sales force by regions throughout the United States. PLATINUM formerly combined the domestic and Canadian sales forces to represent the North American sales force. The Canadian sales team is now part of PLATINUM's international sales force.

  Revenues from international customers, principally in Western Europe, represented 29%, 30% and 32% of PLATINUM's total revenues in 1997, 1996 and 1995, respectively. PLATINUM generates the majority of its international revenues through a network of wholly-owned subsidiaries, primarily utilizing a direct sales force. Over the past two years, PLATINUM has invested significantly in the global marketplace, increasing its focus on international sales efforts and expanding its international operations.

  The table below sets forth, for the periods indicated, PLATINUM's primary sources of revenues expressed as a percentage of total revenues.

                                             PERCENTAGE OF TOTAL REVENUES
                                             ---------------------------------
                                               YEARS ENDED DECEMBER 31,
                                             ---------------------------------
                                               1997        1996        1995
                                             ---------   ---------   ---------
Revenues:
 Software products:
  Licenses..................................        41%         39%         46%
  Upgrades..................................        16          13           3
                                             ---------   ---------   ---------
    Total software products.................        57          52          49
                                             ---------   ---------   ---------
 Maintenance................................        20          22          23
 Professional services......................        23          26          28
                                             ---------   ---------   ---------
    Total revenues..........................       100%        100%        100%
                                             =========   =========   =========

  Software Products. Software products revenues represented 57%, 52% and 49% of total revenues in 1997, 1996 and 1995, respectively. In 1997, software products revenues increased 46% to $357,223,000 from $243,938,000 in 1996, as a result of increases of 48%, 56%, 25% and 48%, respectively, experienced by PLATINUM's database management, systems management, application infrastructure management, and data warehousing and decision support business units. From 1995 to 1996, software product revenues increased 54% from $158,597,000. PLATINUM believes the growth in software products revenues over the past three years has resulted from the continued marketplace acceptance of PLATINUM's products across all business units and PLATINUM's aggressive expansion of its sales and marketing efforts. PLATINUM has continuously increased its product offerings over the past three years, in part through the acquisitions of businesses and technologies, which also contributed to the growth in software products revenues. The substantial majority of the increases in software products revenues in 1997 and 1996 resulted from increases in the volume of sales of existing products. A smaller, but still significant, portion of the increases related to sales of newly introduced products, while only a small percentage was attributable to price increases. During 1996 and 1997, PLATINUM expanded its customer base, increased sales of product bundles and integrated product suites, and executed increasingly larger sales transactions. Additionally, TransCentury, PLATINUM's Year 2000 product suite, which was first introduced in the third quarter of 1996, contributed significantly to the growth in revenues of the data warehousing and decision support business unit during 1997. PLATINUM's database management (principally DB2-related products), systems management, application infrastructure management and data warehousing and decision support business units represented 40%, 30%, 10% and 20%, respectively, of total software products revenues in 1997; 40%, 29%, 11% and 20%, respectively, of total software products revenues in 1996; and 38%, 29%, 11% and 22%, respectively, of total software products revenues in 1995.

  Maintenance. Maintenance revenues in 1997 increased 22% over 1996 to $125,245,000, and 1996 maintenance revenues of $102,364,000 represented an increase of 34% over 1995 maintenance revenues of $76,498,000. Maintenance revenues are derived from recurring fees charged to perpetual license customers and the implicit first-year maintenance fees bundled in certain software product sales. PLATINUM provides maintenance customers with technical support and product enhancements. Maintenance revenues are deferred and recognized ratably over the term of the agreement. The increases during 1997 and 1996 were primarily attributable to the expansion of PLATINUM's installed customer base, from which maintenance fees are derived. Because maintenance fees are implicit in certain new software product licenses, the increase in software licensing transactions also contributed to the increase in maintenance revenues. In 1997, PLATINUM's database management, systems management, application infrastructure management, and data warehousing and decision support business units represented 45%, 23%, 13% and 19%, respectively, of total maintenance revenues.

  Professional Services. Professional services revenues are associated with PLATINUM's consulting services business and educational programs. In 1997, professional services revenues increased 16% over 1996 to $141,035,000 from $121,763,000 in 1996. From 1995 to 1996, professional services revenues increased 33% from $91,316,000. The growth in professional services revenues during 1997 was primarily attributable to an increase in billable consultants, as well as a higher ratio of billable hours to total hours worked. To a much lesser extent, increases in rates charged per billable hour contributed to this growth. Additionally, the revenues generated by PLATINUM's new specialty consulting services practices, established near the end of 1996, contributed to the increase in professional services revenues during 1997. The increase in professional services revenues during 1996 was primarily due to the addition of established consulting practices through various acquisitions, as well as the growth experienced within these acquired businesses.

 COSTS AND EXPENSES

  Total expenses for 1997 were $739,295,000, an increase of 35% over 1996 expenses of $547,469,000, which represented an increase of 21% over 1995 expenses of $453,788,000. Total expenses increased in 1997 due to greater variable expenses related to higher revenue results, as well as increased costs, including training and system-support expenses, associated with the integration of recently acquired companies. Additionally, a restructuring charge recorded in the second quarter of 1997 (as discussed below under "-- Restructuring Charges") contributed to the increase in total expenses. Excluding restructuring charges, merger costs acquired in-process technology charges and the integration-related charges in 1997 discussed under "--General and Administrative" below, total expenses for 1997 were $591,632,000, an increase of $98,401,000, or 20%, compared to $493,231,000 for 1996. Total expenses, excluding merger costs and acquired in-process technology charges, increased 47% in 1996 as compared to $334,476,000 in 1995. Total expenses, excluding restructuring charges, merger costs, acquired in-process technology charges and the integration-related charges, represented 95%, 105% and 102% of total revenues for 1997, 1996 and 1995, respectively. As a percentage of total revenues, total expenses, excluding restructuring charges, merger costs, acquired in-process technology charges and the integration-related charges, decreased in 1997, as compared to 1996, primarily due to overall cost containment efforts and the savings realized from the restructuring plan.

  During 1996 and 1995, PLATINUM incurred significant costs in supporting its development laboratories and in building the infrastructure to support the significantly larger combined company that resulted from

PLATINUM's acquisitions in those years. These costs were primarily associated with the expansion of the inside and outside sales forces, hiring of product developers and support technicians plus key management personnel, training all personnel in IT infrastructure systems issues and new products, providing additional financial and technical support to the international subsidiaries established in those years, translating product materials into numerous foreign languages, and augmenting internal support systems. Greater commission and bonus expenses associated with the increase in revenues during 1996, as compared to 1995, also contributed to the increase in total expenses in 1996.

  Professional Services. Costs of professional services increased to $127,499,000 in 1997, from $116,133,000 in 1996 and $92,374,000 in 1995. The increases in these expenses during 1997 and 1996 were related to salaries and other direct employment expenses resulting from PLATINUM's continued hiring to support this business, as well as the costs incurred to integrate the numerous consulting practices acquired over the past three years. Greater commission and bonus expenses associated with higher professional services revenues in each year also contributed to the increases. Costs of professional services represented 90%, 95% and 101% of professional services revenues in 1997, 1996 and 1995, respectively. During 1997, as part of PLATINUM's overall restructuring plan, PLATINUM realigned its professional services business through the consolidation of redundant functions. The savings realized from the restructuring plan, as well as the increased productivity of the consulting staff, contributed to the decrease in professional services expenses as a percentage of professional services revenues in 1997.

  Product Development and Support. Product development and support expenses increased to $187,383,000 in 1997, from $155,277,000 in 1996 and $94,027,000 in 1995. The increases in these expenses in 1997 and 1996 were primarily attributable to an increase in the number of product development and support personnel, from approximately 1,215 at December 31, 1995 to approximately 1,400 at December 31, 1996 and approximately 1,625 at December 31, 1997, and to other higher employee-related expenses associated with expanded product offerings in each year, as well as continued product integration and internationalization efforts in 1997 and, to a lesser extent, 1996; increased allocated charges for office space and overhead; an increase in information technology costs to support the expanded development efforts and product offerings; higher bonuses and royalty expenses related to greater revenues; and higher travel expenses in 1997 and 1996 associated with PLATINUM's product integration efforts and expanded product offerings. Product development and support expenses represented 30%, 33% and 29%, of total revenues in 1997, 1996 and 1995, respectively. During 1997, PLATINUM began consolidating certain product development and support efforts to coincide with its product integration focus. As a result of these consolidation efforts, PLATINUM reduced product development and support expenses as a percentage of total revenues during 1997.

  In 1997, 1996 and 1995, PLATINUM capitalized $41,143,000, $27,246,000 and
$13,591,000, respectively, of internal software development costs, net of related amortization expense, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Product development and support expenses plus capitalized internal software development costs, net of related amortization expense, were $228,526,000 in 1997, $182,523,000 in 1996 and $107,618,000 in 1995, which amounted to 47%, 53% and 46%, respectively, of software product and maintenance revenues for these years.

  Sales and Marketing. Sales and marketing expenses increased to $228,387,000 in 1997, from $182,597,000 in 1996 and $113,978,000 in 1995. The increase in sales and marketing expenses during 1997 was primarily attributable to the significant expansion of the domestic and international outside sales force and higher commission expenses relating to the increase in software products revenues. During 1996, as compared to 1995, PLATINUM incurred higher commission expenses associated with the increase in software products revenues and greater marketing costs associated with PLATINUM's expanded product line. Sales and marketing expenses represented 37%, 39% and 35% of total revenues in 1997, 1996 and 1995, respectively. During the second quarter of 1997, PLATINUM realigned its inside sales force to be more compatible with its strategy of providing complete IT infrastructure solutions and to correspond with the restructuring plan. This realignment resulted in a significant reduction in the inside sales force. PLATINUM also consolidated certain remote sales facilities. Consequently, sales and marketing expenses as a percentage of total revenues decreased during 1997. The increase in sales and marketing expenses as a percentage of total revenues in 1996, as compared to 1995, was primarily attributable to costs associated with the significant expansion of the domestic and international outside and inside sales forces and the telemarketing organization.

  General and Administrative. General and administrative expenses increased to $61,876,000 in 1997, from $39,224,000 in 1996 and $34,097,000 in 1995. General and administrative expenses represented 10%, 9% and 11% of total revenues in 1997, 1996 and 1995, respectively. The increase in general and administrative expenses during 1997 was primarily due to total charges of $13,513,000 recorded during the second quarter of 1997 for write-offs of certain assets, as well as severance and other employee-related expenses, related to the integration procedures discussed below. In conjunction with the restructuring plan executed during the second quarter of 1997, PLATINUM performed additional integration procedures related to past acquisition activity. PLATINUM evaluated the fair value of assets recorded through prior acquisitions and identified certain trade receivables, prepaid expenses and intangible assets that had no future value. The respective balances of these assets were written-off during the second quarter of 1997. Additionally, PLATINUM expensed severance and other employee benefits, including guaranteed bonuses, for certain employees of acquired companies who were terminated as a result of the integration efforts, but not specifically as part of the restructuring plan. The increase in general and administrative expenses in 1997 was also attributable to the costs associated with integrating recently acquired businesses and maintaining the infrastructure to support the restructured company, including administrative system upgrade expenses and associated consulting fees, as well as the amortization of intangible assets relating to PLATINUM's convertible debt offerings (see "--Liquidity and Capital Resources"). Total general and administrative expenses in 1997, excluding the charges related to the integration efforts, were $48,363,000, representing 8% of total revenues. PLATINUM believes the decrease in general and administrative expenses as a percentage of total revenues, excluding the integration charges, was the result of PLATINUM's overall cost containment efforts, as well as the savings realized by the restructuring plan.

  The increase in general and administrative expenses in 1996 was primarily related to salaries and other direct employment expenses attributable to an expanded administrative staff both in the U.S. and in international subsidiaries, amortization of excess of cost over net assets acquired related to PLATINUM's acquisitions accounted for as purchases, and increased professional fees. During 1996, a concerted effort to consolidate redundant administrative functions at PLATINUM's various domestic locations resulted in a reduction in these expenses as a percentage of total revenues.

  Restructuring Charges. During the second quarter of 1997, PLATINUM executed a restructuring plan to consolidate its sales, marketing, business development and product development operations to achieve cost efficiencies through the elimination of redundant functions. These redundancies resulted primarily from businesses acquired over the last three years. PLATINUM also realigned its business units and inside sales force to redirect focus on its strongest product lines and better integrate the efforts of certain product development teams. As part of the plan, PLATINUM reduced its worldwide work force by approximately 10%, eliminating approximately 400 positions, primarily in the areas of product development and support, marketing and inside sales and, to a lesser extent, professional services and administration.

  PLATINUM recorded a one-time charge of $57,319,000 during the second quarter of 1997 related to the restructuring plan. The restructuring charge included the following expenses: $24,032,000 for facility-related costs, including a reserve for estimated lease obligations associated with the closing of office facilities; $3,510,000 for write-offs of excess equipment, furniture and fixtures; $19,413,000 for write-offs of capitalized software costs and other intangible assets related to the termination of development efforts for certain discontinued products, as well as penalties for the cancellation of distributorship agreements for such products; and $10,364,000 for severance and other employee-related costs of the terminated staff. Of the $57,319,000 restructuring charge, PLATINUM paid out approximately $15,322,000 and wrote off $19,687,000 of non-cash charges during 1997. Consequently, PLATINUM had $22,310,000 of accrued restructuring costs recorded as of December 31, 1997. PLATINUM anticipates that approximately $6,300,000 of these costs will be paid out during 1998. PLATINUM estimates that annual restructuring payments will be approximately $3,300,000 to $4,000,000 for the years 1999 through 2002 and that the remaining approximately $1,300,000 of cash disbursements related to the restructuring plan will be paid out in 2003.

  PLATINUM currently expects to realize a reduction in annual operating expenses of approximately $40,000,000 in 1998 and subsequent years as a result of the restructuring, without an adverse impact on revenues. However, there can be no assurance as to the ultimate effects of the restructuring on PLATINUM's operating results.

  Merger Costs. Merger costs were $8,927,000, $5,782,000 and $30,819,000 in
1997, 1996 and 1995, respectively. Merger costs relate to acquisitions accounted for as poolings of interests and include investment banking and other professional fees, employee severance payments, costs of closing excess office facilities and various other expenses. PLATINUM from time to time engages in, and is currently engaged in, discussions relating to acquisitions that may be material in size and/or scope and may involve issuances by PLATINUM of a significant number of shares of PLATINUM Common Stock. PLATINUM continues to pursue merger and acquisition opportunities, because it believes that acquisitions are an essential part of PLATINUM's strategy to compete effectively in its rapidly evolving marketplace. PLATINUM expects to incur merger costs in connection with future acquisitions accounted for as poolings of interests. These costs will be expensed in the periods in which the transactions are consummated. See "--Recent Developments" for a description of certain pending acquisitions.

  Acquired In-Process Technology. Acquired in-process technology charges were $67,904,000, $48,456,000 and $88,493,000 in 1997, 1996 and 1995, respectively.
Acquired in-process technology charges relate to acquisitions of software companies and product technologies accounted for under the purchase method. In these cases, portions of the purchase prices were allocated to acquired in-process technology.

  Prior to completing these acquisitions, PLATINUM conducted reviews in order to determine the fair market value of the organizations and technologies to be acquired. These reviews consisted of an evaluation of existing products, research and development in process (projects that had not reached technological feasibility and had no alternative future use), customers, financial position and other matters. The acquired in-process research and development represents unique and emerging technologies, the application of which is limited to PLATINUM's IT infrastructure strategy. Accordingly, these acquired technologies have no alternative future use. PLATINUM believes it has budgeted adequate research and development resources to complete the contemplated projects over time periods generally ranging from six to 18 months from the dates of acquisition.

  PLATINUM has already devoted substantial resources to the development of products from research and development purchased in 1997. PLATINUM estimates that up to an additional 12 months and approximately $9,000,000 in cash expenditures will be required to develop commercially viable products from this acquired research and development. With respect to research and development acquired prior to 1997, PLATINUM has either completed the development of commercially viable products or discontinued the product development efforts.

  PLATINUM expects to continue to incur charges for acquired in-process technology in connection with future acquisitions, which will reduce operating and net income for the periods in which the acquisitions are consummated.

 OPERATING LOSS

  For the reasons discussed above, PLATINUM incurred an operating loss of $115,792,000 in 1997, as compared to an operating loss of $79,404,000 in 1996 and an operating loss of $127,377,000 in 1995. PLATINUM had operating margins of (19)%, (17)% and (39)% in 1997, 1996 and 1995, respectively. The significant restructuring charges, merger costs, acquired in-process technology charges and integration-related charges incurred in these years contributed significantly to the operating losses and negative operating margins experienced by PLATINUM. Excluding restructuring charges, merger costs, acquired in-process technology charges and the integration-related charges in 1997 discussed under "--General and Administrative" above, PLATINUM would have reported operating income of $31,871,000 in 1997, an operating loss of $25,166,000 in 1996 and an operating loss of $8,065,000 in 1995. Excluding such charges, PLATINUM would have reported operating margins of 5%, (5)% and
(2)% in 1997, 1996 and 1995, respectively. During 1997, PLATINUM improved its operating margin, excluding restructuring charges, merger costs, acquired in-process technology charges and the integration-related charges, through cost containment efforts and the savings realized from the restructuring plan. PLATINUM's operating margin, excluding merger costs and acquired in-process technology charges, decreased in 1996, as compared to 1995, due primarily to the significant costs incurred to integrate the numerous acquisitions consummated during 1996 and 1995. Because acquisitions remain an important part of PLATINUM's growth strategy, PLATINUM expects to continue to incur acquisition-related charges, as well as expenses related to the integration of acquired businesses, which could materially adversely affect operating results in the periods in which such acquisitions are consummated and in subsequent periods.

 OTHER INCOME

  Other income was $16,729,000 in 1997 as compared to $5,237,000 in 1996 and $4,130,000 in 1995. The increase in other income in 1997, as compared to 1996, was primarily attributable to unrealized holding gains that resulted from the reclassification of certain available-for-sale securities into the trading classification; unrealized holding gains on trading securities, the market values of which increased during 1997; and realized gains on the sales of investment securities. The increase in other income during 1996, as compared to 1995, was primarily attributable to realized gains on the sales of investment securities and unrealized holding gains on trading securities. Because unrealized holding gains and losses for trading securities are reflected in pre-tax earnings, fluctuations in the market value of these securities are continuously recorded as additions to, or deductions from, other income until the securities are sold. The increase in other income during 1997, as compared to 1996, was partially offset by interest expense on PLATINUM's convertible subordinated notes issued in November 1996 and December 1997. To a lesser extent, the interest expense on the convertible subordinated notes issued in November 1996 reduced the increase in other income in 1996, as compared to 1995. See "--Liquidity and Capital Resources."

 INCOME TAXES

  PLATINUM recognized income tax expense of $18,721,000 in 1997, and income tax benefits of $9,245,000 in 1996 and $11,680,000 in 1995. The income tax expense recorded in 1997 included an amount of $13,651,000 based on PLATINUM's 28% effective tax rate, plus an additional $5,070,000 recorded in the second quarter of 1997 to reduce PLATINUM's deferred tax asset balance. PLATINUM reduced its deferred tax asset balance so that it would reflect an asset amount that will, more likely than not, be realized in future periods.

  PLATINUM has available approximately $294,715,000 of net operating loss carryforwards and $14,000,000 of tax credit carryforwards, which are available to reduce future Federal income taxes, if any, through the year 2012. Some of PLATINUM's tax carryforwards are subject to limitations as to the amounts that may be used in any particular future year.

 NET LOSS

  For the reasons discussed above, PLATINUM incurred a net loss of $117,784,000 in 1997, as compared to $64,922,000 in 1996 and $111,567,000 in
1995. The significant restructuring charges, merger costs and acquired in-process technology charges incurred in these years contributed significantly to the net losses experienced by PLATINUM. See "--Operating Loss" above.

RECENT DEVELOPMENTS

  On January 2, 1998, PLATINUM entered into the Acquisition Agreement, pursuant to which PLATINUM has agreed to acquire LBMS, as described in this Proxy Statement.

  On February 18, 1998, PLATINUM entered into an agreement and plan of merger, pursuant to which PLATINUM has agreed to acquire Mastering, Inc. ("Mastering"), a leading provider of information technology training. Under the terms of this acquisition, Mastering will become a wholly-owned subsidiary of PLATINUM. PLATINUM has agreed to exchange approximately 6,165,000 shares of Platinum Common Stock for all of the outstanding common shares of Mastering and to assume stock options which will convert into options to purchase approximately 2,143,000 shares of Platinum Common Stock. This acquisition, which is expected to be consummated in the second quarter of 1998, is subject to the filing of a registration statement with the Securities and Exchange Commission, the approval of the stockholders of Mastering and customary legal and regulatory conditions.

  On March 14, 1998, PLATINUM entered into an agreement and plan of merger, pursuant to which PLATINUM has agreed to acquire Logic Works, Inc. ("Logic"), a leading provider of data modeling tools. Under the terms of this acquisition, Logic will become a wholly-owned subsidiary of PLATINUM. PLATINUM has agreed to exchange approximately 7,240,095 shares of Platinum Common Stock for all of the outstanding common shares of Logic and to assume stock options which will convert into options to purchase approximately 1,325,716 shares of Platinum Common Stock. This acquisition, which is expected to be consummated in mid-1998, is subject to the filing of a registration statement with the Securities and Exchange Commission, the approval of the stockholders of Logic and customary legal and regulatory conditions.

  The acquisitions of LBMS, Mastering and Logic are expected to be accounted for as poolings of interests. Costs incurred in connection with these transactions will be expensed in the periods in which the acquisitions are consummated.

LIQUIDITY AND CAPITAL RESOURCES

  PLATINUM's cash, cash equivalents and investments were $261,288,000 and $185,673,000 as of December 31, 1997 and 1996, respectively. For the year ended December 31, 1997, cash and cash equivalents increased $37,355,000, from $140,783,000 at the beginning of the year to $178,138,000 at the end of the year. This increase was attributable primarily to net proceeds of $144,967,000 from the sale of $150,000,000 principal amount of 6.25% convertible subordinated notes due 2002 (the "1997 Notes") and net cash provided by operating activities of $32,586,000. The positive cash flow from operating activities was reduced by an increase in trade and installment receivables, net of proceeds from the sale of installment receivables. Previously, PLATINUM reported trade and installment receivables on a gross basis and the sale of installment receivables as a financing activity. Of the $191,266,000 of cash provided by financing and operating activities, $153,911,000 was used in investing activities. The principal components of investing activities were purchases of marketable securities and the investment of resources in purchased and developed software. For 1996, cash and cash equivalents increased from $115,809,000 at the beginning of the year to $140,783,000 at the end of the year, with the primary sources of cash being sales of installment receivables and the net proceeds from the sale of $115,000,000 principal amount of 6.75% convertible subordinated notes due 2001 (the "1996 Notes"). For 1995, cash and cash equivalents increased from $80,110,000 at the beginning of the year to $115,809,000 at the end of the year, with the principal source of cash being the net proceeds from a public offering of Common Stock.

  In recent years, PLATINUM's sources of liquidity have primarily been funds from capital markets and sales of installment receivables. PLATINUM believes the funding available to it from these sources, as well as cash flows from operations, will be sufficient to satisfy its working capital and debt service requirements for the foreseeable future. PLATINUM's capital requirements are primarily dependent on management's business plans regarding the levels and timing of investments in existing and newly acquired businesses and technologies. These plans and the related capital requirements may change based upon various factors, such as PLATINUM's strategic opportunities, developments in PLATINUM's markets, the timing of closing and integrating acquisitions and the conditions of financial markets.

  PLATINUM had trade and installment accounts receivable, net of allowances, of $264,686,000 and $200,399,000 as of December 31, 1997 and 1996,
respectively. PLATINUM sells software products and services to customers in diversified industries and geographic regions and, therefore, has no significant concentration of credit risk. Historically, a substantial amount of PLATINUM's revenues have been recorded in the third month of any given quarter, with a concentration of such revenues in the last week of the third month. This trend results in a high balance of accounts receivable relative to reported revenues at the end of any quarterly reporting period.

  PLATINUM sells a significant portion of its installment receivables to third parties. Installment receivables represent amounts collectible on long-term financing arrangements and include fees for product licenses, upgrades and maintenance, sometimes also bundled with professional services contracts. Installment receivables are generally financed over three to five years, with interest payable on the license and upgrade portions only. Over the past two years, PLATINUM executed an increasingly greater number and higher dollar value of sales transactions having long-term financing arrangements, primarily attributable to sales of product bundles and integrated product suites. Consequently, PLATINUM's volume of installment receivable sales increased significantly over the past two years. However, PLATINUM expects to reduce the volume of installment receivable sales, as a percentage of total revenues, in 1998 as compared to 1997.

  PLATINUM receives proceeds equal to the entire installment receivable balance sold to a third party finance company, net of an amount representing the interest to be earned by the finance company. The finance company collects customer remittances over the term of the agreement. Proceeds from the sale of receivables were $206,916,000, $129,328,000 and $2,903,000 for the years ended
December 31, 1997, 1996 and 1995, respectively. Accounts receivable sold with recourse were $19,373,000 and $2,993,000 for the years ended December 31, 1996 and 1995, respectively, and as of December 31, 1996 and 1995, potential obligations for accounts receivable sold with recourse were $16,817,000 and $5,177,000, respectively. There were no accounts receivable sold with recourse for the year ended December 31, 1997, and as of December 31, 1997, there were no remaining potential recourse obligations for accounts receivable sold with recourse. PLATINUM has an agreement with a third party that provides for potential recourse obligations in the form of a loss pool based on the performance of the related accounts receivable portfolio. Under the terms of that agreement, potential recourse obligations at December 31, 1997 and 1996 were $14,600,000 and $9,300,000, respectively. There were no potential recourse obligations in the form of a loss pool as of December 31, 1995. Based on the credit ratings of the underlying obligors to the accounts receivable and the performance history of the accounts receivable portfolio, PLATINUM has assessed the exposure related to these recourse obligations and determined the potential liability to be minimal.

  PLATINUM's installment receivables are recorded net of unamortized discounts and deferred maintenance fees. When these receivables are sold, PLATINUM reduces the gross installment receivable balance. Additionally, PLATINUM reclassifies the deferred maintenance, which was previously reflected as a reduction of the related installment receivable balance, to an obligation. The deferred maintenance is recognized into income ratably over the term of the maintenance agreement.

  PLATINUM had long-term acquisition-related payables of $18,320,000 and $2,502,000 and other long-term obligations of $266,824,000 and $115,803,000 as of December 31, 1997 and 1996, respectively. The significant increase in long-term obligations from December 31, 1996 to December 31, 1997 was attributable to the 1997 Notes issued by PLATINUM in December 1997. The 1997 Notes bear interest at 6.25% annually and mature on December 15, 2002. The holders of the 1997 Notes have the option to convert them into shares of Common Stock, at any time prior to maturity, at a conversion price of $36.05 per share. PLATINUM received proceeds, net of issuance costs, of $144,967,000 from the offering of the 1997 Notes. PLATINUM completed an offering of convertible subordinated notes due November 15, 2001 in November 1996 (the "1996 Notes"). The 1996 Notes bear interest at 6.75% annually, and the holders of the 1996 Notes have the option to convert them into shares of Common Stock, at any time prior to maturity, at a conversion price of $13.95 per share. PLATINUM received proceeds, net of issuance costs, of $110,783,000 from the offering of the 1996 Notes. PLATINUM currently has total debt service obligations of approximately $35,000,000 for 1998, consisting primarily of obligations to pay interest on the 1996 Notes and the 1997 Notes, as well as acquisition-related payables. Based on current outstanding indebtedness, PLATINUM estimates its debt service requirements to be approximately

$36,000,000, $18,000,000, $132,000,000 and $160,000,000 for 1999, 2000, 2001
and 2002, respectively, which amounts include the outstanding principal balance of the 1996 Notes in 2001 and the outstanding principal balance of the 1997 Notes in 2002.

  PLATINUM currently has an unsecured bank line of credit of $55,000,000, under which borrowings bear interest at rates ranging from approximately LIBOR plus 1% to the bank's prime rate. As of March 10, 1998, PLATINUM had no outstanding borrowings under this line of credit, but had aggregate letters of credit outstanding for approximately $2,598,000, with expiration dates ranging from April 1998 to May 1999. These letters of credit reduce the available line of credit balance. Under this credit agreement, PLATINUM has agreed: (i) to maintain a ratio of current assets to current liabilities of at least 1.0 to 1.0; (ii) to maintain a tangible net worth of not less than $100,000,000; and
(iii) not to permit its ratio of total liabilities to tangible net worth to at any time exceed 1.0 to 1.0.

FOREIGN CURRENCY EXCHANGE RATES

  To date, fluctuations in foreign currency exchange rates have not had a material effect on PLATINUM's results of operations or liquidity. However, PLATINUM closely monitors its foreign operations and net asset position to ascertain the need for hedging foreign currency exchange risk. Since 1997, the only exposure related to foreign currency exchange for which PLATINUM has considered hedging appropriate has been related to short-term intercompany balances. These non-functional currency balances are hedged by purchases and sales of forward exchange contracts to reduce this exchange rate exposure. At December 31, 1997, PLATINUM held an aggregate of approximately $26,800,000 in notional amount of forward exchange contracts. As PLATINUM's operations expand in international regions outside Western Europe, where PLATINUM's international operations are currently concentrated, PLATINUM may increasingly hedge foreign currency exchange risk.

YEAR 2000 CONSIDERATIONS

  During 1997, PLATINUM substantially completed the implementation of an enterprise-wide financial accounting system which is Year 2000 compliant. Further, PLATINUM has evaluated its internal software and computer systems and believes its potential liability relating to the Year 2000 problem is minimal.

  PLATINUM believes that certain of its customers may allocate a substantial portion of their 1998 and 1999 IT budgets to products and services addressing the Year 2000 problem. PLATINUM is unable to determine whether this trend will negatively impact sales of its traditional product offerings, but believes that it may lead to increased sales of its Year 2000 products and services. PLATINUM believes that, in 1997, sales of its Year 2000 products and services were favorably affected by this trend. All of PLATINUM's current software product offerings are Year 2000 compliant.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." PLATINUM is required to adopt SFAS No. 130 for periods beginning after December 15, 1997. This statement establishes standards for reporting comprehensive income and its components in a full set of general-purpose financial statements. The standard requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed in equal prominence with the other financial statements. The standard is not expected to have a material impact on PLATINUM's current presentation of income.

  In June 1997, the Financial Accounting Standards Board also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." PLATINUM is required to adopt the disclosures of SFAS No. 131 beginning with its December 31, 1998 annual financial statements. This statement establishes standards for the way companies are to report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers. PLATINUM is currently evaluating the impact of this standard on its financial statements.

  In November 1997, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." PLATINUM is required to adopt SOP 97-2 on January 1, 1998. SOP 97-2 is intended to reduce diversity in current revenue recognition practices within the software industry. PLATINUM is currently evaluating the effects of SOP 97-2 on its operations.

QUARTERLY COMPARISONS

  The following tables set forth an unaudited summary of quarterly financial data. This quarterly information has been prepared on the same basis as the annual consolidated financial statements and, in management's opinion, reflects all adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for any future period.

  PLATINUM has experienced a seasonal pattern in its operating results, with the fourth quarter typically having the highest total revenues and operating income in a given year. For example, 34% and 32% of PLATINUM's total revenues in 1997 and 1996, respectively, were generated in the fourth quarter. Further, revenues for the fourth quarter of 1996 were higher than revenues for the first quarter of 1997. PLATINUM believes the seasonality of its revenue results primarily from the budgeting cycles of its software product customers and the structure of PLATINUM's sales commission and bonus programs. In addition, PLATINUM's software products revenues may vary significantly from quarter to quarter depending upon other factors, such as the timing of new product announcements and releases by PLATINUM and its competitors. PLATINUM operates with relatively little backlog, and substantially all of its software products revenues in each quarter result from sales made in that quarter.

                                          1997
                           -----------------------------------------------
                            FIRST        SECOND       THIRD        FOURTH
                           QUARTER      QUARTER      QUARTER      QUARTER
                           --------     --------     --------     --------
                             (IN THOUSANDS, EXCEPT PER SHARE
                                        AMOUNTS)
                                       (UNAUDITED)
Total revenues............ $115,623     $136,438     $160,201     $211,241
Operating income (loss)...  (33,086)(1)  (77,336)(2)   10,553      (15,923)(3)
Net income (loss).........  (25,269)(1)  (78,933)(2)   10,160      (23,742)(3)
Net income (loss) per
 share.................... $  (0.41)(1) $  (1.28)(2) $   0.16     $  (0.37)(3)
Shares used in computing
 net income (loss) per
 share....................   60,947       61,477       65,328       63,615
                                          1996
                           -----------------------------------------------
                            FIRST        SECOND       THIRD        FOURTH
                           QUARTER      QUARTER      QUARTER      QUARTER
                           --------     --------     --------     --------
                             (IN THOUSANDS, EXCEPT PER SHARE
                                        AMOUNTS)
                                       (UNAUDITED)
Total revenues, as
 previously reported(4)... $ 82,471     $100,485     $113,430     $142,804
Adjustments(5)............    6,588        6,712        6,884        8,691
  Total revenues..........   89,059      107,197      120,314      151,495
Operating loss, as
 previously reported(4)...  (32,374)(6)  (10,072)     (10,636)(7)  (29,411)(8)
Adjustments(5)............      293          271          209        2,316
  Operating loss..........  (32,081)(6)   (9,801)     (10,427)(7)  (27,095)(8)
Net loss, as previously
 reported(4)..............  (24,504)(6)   (5,791)      (7,693)(7)  (29,974)(8)
Adjustments(5)............      283          235          208        2,314
  Net loss................  (24,221)(6)   (5,556)      (7,485)(7)  (27,660)(8)
Net loss per share, as
 previously reported(4)... $  (0.45)(6) $  (0.10)    $  (0.14)(7) $  (0.53)(8)
  Net loss per share......    (0.43)(6)    (0.10)       (0.13)(7)    (0.48)(8)
Shares used in computing
 net loss per share, as
 previously reported......   54,915       55,214       55,678       56,419
  Shares used in computing
   net loss per share.....   56,341       56,625       57,070       57,823

--------
(1) Reflects a pre-tax charge for acquired in-process technology of $10,417,000 relating to PLATINUM's acquisition of GEJAC and the purchase of certain product technologies. Also reflects a pre-tax charge for merger costs of $3,706,000 relating to PLATINUM's acquisitions of ATR and I&S.
(2) Reflects a pre-tax charge for acquired in-process technology of $6,747,000 relating to PLATINUM's acquisition of certain product technologies. Also reflects a pre-tax charge of $57,319,000 for restructuring costs.

(3) Reflects a pre-tax charge for acquired in-process technology of $50,740,000 relating to PLATINUM's acquisition of ProMetrics, the purchase of certain product technologies and other intangible assets from Intel and the purchase of certain other product technologies. Also reflects a pre-tax charge for merger costs of $5,221,000 relating primarily to PLATINUM's acquisition of Vayda.
(4) As reported under "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Comparisons" in PLATINUM's Annual Report on Form 10-K for the year ended December 31, 1996.
(5) Adjustments reflect the effects of the acquisitions of ATR and I&S, each of which has been accounted for using the pooling-of-interests method. See
    Note 2 of the notes to PLATINUM's consolidated financial statements included elsewhere herein for a more detailed discussion of these transactions.
(6) Reflects a pre-tax charge for acquired in-process technology of $7,005,000 relating to PLATINUM's acquisition of AST and the purchase of certain product technologies. Also reflects a pre-tax charge for merger costs of $5,782,000 relating primarily to PLATINUM's acquisitions of Prodea, Paradigm and Axis.
(7) Reflects a pre-tax charge for acquired in-process technology of $4,090,000 relating to PLATINUM's acquisitions of Software Alternatives and Grateful Data.
(8) Reflects a pre-tax charge for acquired in-process technology of $37,361,000 relating to PLATINUM's acquisitions of VREAM and substantially all of the assets of Access Manager.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This Proxy Statement contains certain "forward-looking statements" (as defined in Section 21E of the Exchange Act) that reflect PLATINUM's expectations regarding its future growth, results of operations, performance and business prospects and opportunities. Words such as "anticipates," "believes," "plans," "expects," "estimates" and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect PLATINUM's current beliefs and are based on information currently available to PLATINUM. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause PLATINUM's actual growth, results, performance and business prospects and opportunities to differ from those expressed in, or implied by, these statements. These risks, uncertainties and other factors include PLATINUM's ability to develop and market existing and acquired products for the IT infrastructure market; PLATINUM's ability to successfully integrate its acquired products, services and businesses and continue its acquisition strategy; PLATINUM's ability to adjust to changes in technology, customer preferences, enhanced competition and new competitors in the IT infrastructure and professional services markets; currency exchange rate fluctuations, collection of receivables, compliance with foreign laws and other risks inherent in conducting international business; risks associated with conducting a consulting services business; general economic and business conditions, which may reduce or delay customers' purchases of PLATINUM's products and services; charges and costs related to acquisitions; and PLATINUM's ability to protect its proprietary software rights from infringement or misappropriation, to maintain or enhance its relationships with relational database vendors, and to attract and retain key employees. PLATINUM is not obligated to update or revise these forward-looking statements to reflect new events or circumstances.

                 PRO FORMA COMBINED COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of PLATINUM and LBMS and combined per share data on an unaudited pro forma basis after giving effect to the Acquisition on a pooling-of-interests basis utilizing the exchange ratio discussed in Note (4) below. This data should be read in conjunction with the selected financial data, the unaudited pro forma condensed combining financial statements and the separate historical financial statements of PLATINUM and LBMS and notes thereto, included elsewhere in this Proxy Statement. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                 EQUIVALENT LBMS
                               HISTORICAL HISTORICAL  PROFORMA      PRO FORMA
                                PLATINUM     LBMS    COMBINED(3)   COMBINED(4)
                               ---------- ---------- ----------- ---------------
Net Loss Per Share
  Year ended December 31:(1)
    1995......................   $(2.50)    $(0.03)    $(2.38)       $(0.25)
    1996......................    (1.14)     (0.64)     (1.36)        (0.14)
    1997......................    (1.90)      0.16      (1.75)        (0.18)
Book Value Per Share:(2)
  December 31, 1997...........     3.81       0.03       3.67          0.38

--------
(1) The years ended December 31, 1995, 1996 and 1997 combine PLATINUM's statements of operations for the fiscal years ended December 31, 1995, 1996 and 1997 with LBMS's results of operations for the fiscal years ended April 30, 1996 and 1997 and the twelve months ended January 31, 1998.
(2) Book value per share reflects PLATINUM at December 31, 1997 and LBMS at January 31, 1998 and is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the respective dates.
(3) Pro Forma combined per share amounts reflect the Acquisition.
(4) The equivalent LBMS pro forma combined per share amount is calculated by multiplying the pro forma combined per share amount by the exchange ratio of .1047.

                          INFORMATION REGARDING LBMS

GENERAL

  LBMS conducts its operations through one operating subsidiary, LBMS, Inc., which conducts business in North America. During its 1996 fiscal year and the first quarter of fiscal 1997, LBMS also conducted business through four additional subsidiaries. LBMS Pty. Ltd., which conducted business in Australia and the Pacific region, and LBMS (Hong Kong) Limited, which conducted business in Hong Kong and Asia, are wholly-owned subsidiaries of LBMS Holdings Limited, which is a holding company wholly-owned by LBMS. LBMS Europe Limited, which conducted business in Europe, owns the intellectual property rights to Process Engineer, Deliverables Manager and their related products and owned the intellectual property rights to the Systems Engineer product line, prior to its sale. Corporate Computing, Inc. owns the intellectual property rights to

RADPath and Client/Server Guidelines (product lines no longer actively developed and marketed). Both Corporate Computing, Inc. and LBMS Europe Limited are owned directly by LBMS.

OVERVIEW

  In August 1996, the Board of Directors approved a plan to restructure LBMS' operations and made certain changes to executive management. Included in the restructuring was a shift in LBMS' development and marketing efforts to focus substantially all its resources on LBMS' Process Engineer product line, eliminating or substantially reducing its development and marketing investment in the Systems Engineer, Insight, GUI Guidelines and Client Server Guidelines product lines. LBMS also discontinued its direct sales and service operations outside the U.S., replacing its non-U.S. operations with third-party distributor relationships. There is no assurance that such distributors will be successful. Also, LBMS discontinued its telesales operations in the U.S. LBMS' future ability to generate sustained profitability is dependent on LBMS' Process Engineer product line and LBMS' direct sales operations in the U.S. There is no assurance that LBMS will be able to generate or sustain profitability. LBMS has not historically been successful in selling its Process Engineer product line outside the U.S. For further discussion see "Overview--LBMS' Management's Discussion and Analysis of Financial Condition and Results of Operations."

PRODUCTS

  LBMS' integrated line of management products provide organizations with a library of best practices for all areas of applications development, and a comprehensive set of tools for process management, project management, work management and deliverables management. LBMS has an installed base of more than 30,000 users worldwide in areas such as financial service, technology, manufacturing, retailing, oil, government and utilities. LBMS also provides maintenance and implementation services to its customers to assure effective utilization of its products. All of LBMS' products operate on open, LAN server-based repositories, providing more consistency, integrity and completeness in the applications development process.

  Process Management Tools. Set forth below is a description of LBMS' current process management tools.

                         LBMS PROCESS MANAGEMENT TOOLS

                                                                                       INITIAL
      PRODUCTS                                FUNCTIONALITY                          RELEASE DATE
      --------                                -------------                          ------------
Process Engineer      Client/server-based, interactive process management                    1993
                      environment that automates applications development processes;
                      consists of six components: PE/Process Library, PE/Process
                      Manager, PE/Project Manager, PE/Activity Manager, PE/Web
                      Publisher and PE/Project Warehouse
PE/Process Library    Server-based process repository containing industry and                1993
                      organization best practices for software applications
                      development and management
PE/Process Manager    Process Authoring Tool, enables definition of best practices           1993
                      as processes in the PE/Process Library; used by process
                      managers to define and continuously improve organization
                      processes for applications development
PE/Project Manager    Used by project managers to rapidly build project plans from           1993
                      best practices stored in the PE/Process Library. Provides
                      facilities for project definition, estimating, resourcing, scheduling, work distribution and project control
PE/Activity Manager   Used by project team members to receive work from project      October 1995
                      managers, manage work queues, execute work using appropriate tools deliverables, capture and report performance metrics and to route completed deliverables to the project manager
PE/Web Publisher      Used by Process Managers to publish best practices contained      July 1996
                      in the PE/Process Library onto a corporate Intranet for
                      organization wide reference
PE/Project Warehouse  Provides an integrated repository containing all project and      July 1996
                      process performance data for management reporting, project status reporting and data analysis for continuous process
                      improvement

  Process Engineer, a market leading process management product, is used by customers who need to manage complex applications development processes. These organizations include Fortune 2000 companies who use the product to manage their own development programs as well as consulting companies that use the product to manage the delivery of development expertise to their customers. Process Engineer, together with its support components, enables organizations to define, deploy, measure and continuously improve development processes. At the core of the product is a repository of processes, PE/Process Library, which contains the enterprise's knowledge base for applications development. Unique within the architecture of the PE/Process Library is support for reusable process components which are used to assemble templates rapidly in order to address a variety of application development needs. This architecture makes the implementation of continuous process improvement a practical reality. Through its ProcessWare program, LBMS has opened its repository to include "best practices", or processes from a broad range of vendors including Powersoft, SQA, Lotus, Computer Horizons Corporation and James Martin, supplementing its own proprietary processes and techniques for applications development. Currently there are over 150 processes available in PE/Process Library as well as over 15 titles through the ProcessWare program. Under this program, LBMS will continue to recruit industry subject matter experts to provide best practices for a wide range of applications development topics delivered in the PE/Process Library.

  The Process Engineer environment provides complete, automated integration of process, project and work management functions within a customer's development organization:

  . The best practices of the industry or the customer are defined as processes in the PE/Process Library by LBMS, by ProcessWare partners and by the customer organization itself using PE/Process

     Manager. These processes may be published on a corporate intranet for reference and education purposes using PE/Web Publisher.

  . Processes are selected from PE/Process Library and customized, using PE/Project Manager, to meet the needs of a particular project.

  The project plan is estimated, resources allocated and schedules developed to create detailed project plans.

  . Project managers distribute work packets to team members using a web based messaging transport. Each work packet contains a comprehensive set of information including task definitions, work guidance, techniques, tools, template deliverables, metrics, roles and responsibilities and dependencies that provide clear information as to what is to be produced and how it should be produced.

  . Team members manage the execution of their work using the PE/Activity Manager component. They can launch tools and invoke templates to produce the deliverables for the project task. Actual performance may be measured and reported to the project manager at any point. Once an activity has been completed, all information, including completed deliverables, is sent back to the project manager for review and possible further routing to other team members.

  . Management reports regarding the status of the project portfolio and analysis reports regarding the usage of process data may be produced using the PE/Project Warehouse Component.

  . Once a process has been used, the process may be evaluated and its content improved in PE/Process Library using the PE/Process Manager component.

  Deliverables Management Tools. Set forth below is a description of LBMS' product for managing application development deliverables (Deliverables Manager).

                      LBMS DELIVERABLES MANAGEMENT TOOLS

                                                                                       INITIAL
      PRODUCTS                                FUNCTIONALITY                          RELEASE DATE
      --------                                -------------                          ------------
Deliverables Manager  Provides storage, organization, configuration management,       June 1997
                      access control and reuse brokering facilities for all types of software development assets

  Deliverables Manager is the industry's first facility for storing, managing and reusing all types of software development deliverables, from project plans, to requirements documents, to code and executable components. Using Deliverables Manager, organizations are able to store all deliverables in a secure central repository, apply configuration management, version control and change management and realize the benefits of reuse. Deliverables Manager enables an organization to realize the full value of its software development assets.

  Deliverables Manager is sold as a stand-alone product and is also sold as a companion product to the Process Engineer product line.

  Key features of Deliverables Manager include:

  INTEGRATED, SECURE STORAGE--One of the key requirements for successfully leveraging software development deliverables is having a reliable way to organize, locate, understand, and update common development assets. Deliverables Manager provides a comprehensive repository environment for storing, cataloging, searching, and securing all deliverable components including project plans, requirements documents, design models, test cases, source code and reusable components (ActiveX, OLE objects, Java Classes, etc.). Deliverables Manager may also be used to store organization template deliverables to enable the implementation of consistent standards throughout the organization. In addition, Deliverables Manager provides Visual Links which graphically cross-reference components and clearly define their relationships.

  Deliverables Manager uses industry-standard relational databases that easily fit existing development environments and can be used effectively by individuals, teams, or entire enterprises.

  COMPREHENSIVE CONFIGURATION MANAGEMENT AND VERSION CONTROL--The configuration management of all project deliverables, not just code files, provides significant benefits for the whole development organization. Using Deliverables Manager, project managers, team members and the whole development organization can feel secure that all deliverables are stored, controlled, versioned and can be easily retrieved. In addition, Deliverables Manager provides comprehensive security facilities ensuring only authorized users are enabled to change project deliverables.

  Deliverables Manager enables snapshots of the complete set of project deliverables to be taken at any point in the project. It retains this snapshot as a baseline for future reference. Branching and Merging facilities are provided to enable parallel working on a project.

  DESKTOP TOOL INTEGRATION--Deliverables Manager provides integration with common desktop development tools such as the Microsoft Office (Word, Excel, Powerpoint, Project, etc.) and Microsoft Developer Studio (Visual Basic, Visual C++, Visual J++, etc.) suites. This enables team members to retrieve and store deliverables directly from their development tools, enabling transparent use of Deliverables Manager facilities. This avoids the overhead associated with using traditional software configuration management tools.

  REUSE BROKERING--The collection and reuse or re-cycling of "development assets" is a key factor in increasing project productivity. Deliverables Manager acts as a broker, or "clearinghouse", of reusable objects where multiple projects can share components with minimal overhead.

  Project team members can start by searching the Deliverables Manager for useful components to reuse or for deliverables from other projects to recycle. As revisions are made to components, Deliverables Manager creates graphical revision indicators, notifying and allowing other team members to selectively update the components. Deliverables Manager in effect creates a dynamic "use and improve" environment--project teams coordinate the use of common software assets and continuously improve them in the process.

  INTEGRATION WITH PROCESS ENGINEER--Deliverables Manager is completely integrated into the Process Engineer environment. This integration provides Process Engineer users with facilities for: setting up a repository for storing all organizational standard deliverables

  . creating project folders for all project deliverables, using organizational standard deliverables as a baseline

  .  configuration management and version control of all project deliverables

  .  browsing deliverables to find reusable components

  . checking in and out deliverables for use on tasks assigned in PE/Activity Manager

  .  viewing and editing deliverables using the appropriate development tool

MAINTENANCE AND IMPLEMENTATION SERVICES

  LBMS believes that a high level of customer support is important to the successful marketing and sale of its products. LBMS provides maintenance and implementation services to its customers for all of its products. Typically, when purchasing LBMS' products, a majority of customers enter into separate maintenance agreements. To address technical support issues, LBMS has established support by telephone, e-mail and facsimile. Technical "hotlines" are staffed by trained technical support personnel during extended business hours each day. Implementation services provided by LBMS include product installation, training and assisting customers with the effective deployment of LBMS products.

CUSTOMERS

  LBMS targets its products to major corporations and governmental entities worldwide. Typical prospective customers have identified the need to improve the quality, productivity and economics of the application development process and require an integrated process, project, work and deliverables management environment to enable this improvement.

MARKETING, SALES AND DISTRIBUTION

  In North America, LBMS sells its products and services directly to its customers using a sales team approach. Each sales team generally consists of three persons: a sales manager, an inside sales person and a sales engineer. The sales manager is responsible for coordinating the efforts of the sales team and for finalizing customer requirements and closing the sale. The inside sales person is responsible for maintaining contact with existing customers as well as prospecting for and qualifying potential new customers. The sales engineer is a highly skilled technical employee responsible for supporting product sales, including all technical aspects related to sales of LBMS' products. LBMS believes that the use of sales teams has enabled it to sell its products and services more effectively. Leveraging on its existing infrastructure, LBMS intends to add sales professionals to its existing sales teams so it can reach a broader market and increase its sales revenue.

  Outside of North America, LBMS sells its products and services to its customers via a network of distributors and services contractors. LBMS intends to add various revenue channels to enable it to increase its penetration of existing international markets as well as entering into markets not currently served. The timing of such expansion and the rate at which new channels and markets become productive is difficult to forecast and may cause fluctuations in quarterly operating results.

  LBMS conducts comprehensive marketing activities such as advertising in trade journals and general business press, direct mail, and telemarketing to generate sales leads. LBMS also runs sales seminars and participates in industry conferences and trade shows to introduce prospective customers to its products.

RESEARCH AND DEVELOPMENT

  LBMS believes that the timely development of new products and enhancements to current products is essential to maintaining its competitive position as a technological leader. LBMS conducts research and development activities to enhance its existing products and to design new products complementary to its existing product lines.

  In determining customer needs and developing products to address those needs, LBMS relies heavily on market feedback. LBMS establishes focus groups consisting of selected customers to aid in the product development process, both in determining the need for products or applications and in testing new products or applications under development.

  Following these initial research stages LBMS documents certain themes for new products or applications. LBMS then works to develop prototypes and product specifications for new products engendered by the research process. Once a new product idea is tested and sufficient positive user feedback is received, LBMS begins to implement the development plan for the product.

COMPETITION

  The process management tools market is extremely competitive, fragmented and rapidly changing. LBMS believes that its ability to compete depends on many factors both within and outside of its control, including corporate and product reputation, breadth of coverage with an integrated product line, product architecture, functionality and features, product quality, performance, ease-of-use, quality of support, availability of product implementation and training services, and price.

  LBMS' competitors include companies that offer applications development tools, process management tools and project management tools and consulting firms offering development methodologies. LBMS believes that the primary competition to its process management tools come from companies such as Acquisition Technologies, MCI Systemhouse, James Martin, Applied Business Technologies, Ernst & Young, and Coopers & Lybrand. LBMS believes that the primary competition to its deliverables management tools comes from companies such as Acquisition Technologies, Intersolv, PCDocs and Softlab. In addition, because of the complexities inherent in software development, software companies and the information technology departments of other business organizations may determine that it is more cost effective to develop their own software development tools offering similar solutions to those products offered by LBMS. Furthermore, LBMS faces the risk that vendors of tools, databases and other elements of the software development tools market may add to their products some or all of the functionality that LBMS' products provide to customers, thereby reducing the number of prospective customers in need of LBMS' products. There can be no assurance that the loss of customers will not have a material and adverse effect on LBMS' business, financial condition and results of operations.

  LBMS expects competition from existing and additional competitors to increase. Many of LBMS' competitors have, and new competitors may have, larger technical staffs, more established and larger marketing and sales organizations, better developed distribution systems and significantly greater financial resources than LBMS. There can be no assurance that either existing or new competitors will not develop products that are superior to LBMS' products or achieve greater market acceptance. There can be no assurance that future competition will not have a material adverse effect on LBMS' business, financial condition or results of operations. In addition, distribution channels, technical requirements and levels and bases of competition may differ as LBMS introduces new products, and there can be no assurance that LBMS will be able to compete favorably. The proliferation of software products to meet the needs of the applications development market may have a downward pressure on the prices of such products. Such downward pressure on product prices could have an impact on LBMS' operating margins. There can be no assurance that LBMS could avoid these price pressures.

PROPRIETARY TECHNOLOGY

  LBMS' success is heavily dependent upon proprietary technology. LBMS' products are licensed to customers under signed license agreements containing, among other things, provisions protecting against the unauthorized usage, copying and transferring of the licensed program. In addition, LBMS relies on a combination of trade secret, copyright and trademark laws, nondisclosure agreements and contractual provisions to protect its proprietary rights in its products and technology. LBMS has no patents or patent applications pending, and existing trade secrets and copyright laws afford only limited protection. Despite LBMS' efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of LBMS' products or to obtain and use information that LBMS regards as proprietary. Policing unauthorized use of LBMS' products is difficult, and while LBMS is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. In addition, the laws of some foreign countries do not protect LBMS' proprietary rights to the same extent as do the laws of the U.K. and U.S. There can be no assurance that the steps taken by LBMS to protect its proprietary rights will be adequate or that LBMS' competitors will not independently develop technologies that are substantially equivalent or superior to LBMS' technologies.

  LBMS has various trademarks including LBMS, LBMS Process Engineer and LBMS Deliverables Manager. LBMS is not aware that any of these products and trademarks infringe the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against LBMS in the future with respect to current or future products. As the number of software products in the market increases and the functionality of these products further overlap, software developers may become increasingly subject to infringement claims. Any such claims against LBMS, with or without merit, could be time-consuming and expensive to defend, cause product shipment delays or require LBMS to enter into royalty or licensing agreements. Such royalty agreements, if required, may not be available on terms acceptable to LBMS, or at all, which could have a material adverse effect on LBMS' business, results of operations and financial condition.

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

EMPLOYEES

  As of February 28, 1998, LBMS had a total of 121 employees. Of the total, 62 were engaged in software sales and technical support, 5 in marketing, 16 in administration and management, and 38 in research and development. All of LBMS' employees are in the U.S.

  The executive officers of LBMS are as follows:

               NAME                AGE                  POSITION
               ----                ---                  --------
Michael S. Bennett................  46 Chief Executive Officer and Director
Stephen E. Odom...................  46 Chief Financial Officer, Senior Vice
                                       President--Finance and Administration and
                                       Company Secretary
                                    47 Senior Vice President--North American
Peter Combe.......................     Operations
Rick Pleczko......................  40 Senior Vice President--Product Management
Robert A. Prochnow................  43 Senior Vice President--Engineering

  Mr. Bennett has served as the President, Chief Executive Officer and Director since August 1996. Mr. Bennett served as the President and Chief Executive Officer of Summagraphics until the time of its acquisition by Lockheed Martin's CalComp subsidiary. Prior to Summagraphics, Mr. Bennett served as Senior Executive with Dell Computer and Chief Executive Officer of several high technology organizations. He also has spent over 12 years in various capacities with Digital Equipment Corporation in both domestic and international positions.

  Mr. Odom has served as Chief Financial Officer and Senior Vice President-Finance and Administration of LBMS since April 1995. Mr. Odom was appointed as Company Secretary in July 1995. From 1988 to April 1995, Mr. Odom was a Partner with Price Waterhouse LLP. Mr. Odom is a certified public accountant.

  Mr. Combe has served as Senior Vice President-North American Operations of LBMS since July 1994. Prior to that he served as Vice President-Sales from 1991 to 1994. Mr. Combe joined LBMS in 1985.

  Mr. Pleczko has served as Senior Vice President-Product Management since August 1997. From November 1996 to August 1997, he served as Senior Vice President-Marketing and Product Development. From November 1996 to August 1997 he served as Senior Vice President-Marketing and Product Development. From 1994 to 1996 he served as Senior Vice President-Product Management of LBMS. From 1990 to 1994, Mr. Pleczko served as Vice President-Product Services of LBMS, Inc. Mr. Pleczko joined LBMS in 1984.

  Mr. Prochnow has served as Senior Vice President-Engineering of LBMS since August 1997. Prior to joining LBMS, Mr. Prochnow served as Vice President, Research & Development for GlobalSoft, a software development company, from 1994 to 1997. Prior to GlobalSoft, he served as Technical coordinator for Schlumberger from 1977 to 1994.

  LBMS has experienced an extended period of significant changes (i.e., refocusing of the business, relocation of a significant portion of the development personnel, stock registration on the Nasdaq National Market, etc.) which have increased the pressure on the viability and scope of its operating and financial systems. The changes have resulted in new and increased responsibilities for management personnel and has placed a significant strain upon LBMS' management, operating and financial controls and resources. To accommodate recent changes, compete effectively and manage potential future growth and changes in the market place, LBMS must continue to implement and improve the speed and quality of its information decision systems, management decisions, reporting systems, procedures and controls and further expand, train and motivate its workforce. There can be no assurance that LBMS' personnel, procedures, systems and controls will be adequate to support LBMS' future operations. Additionally, LBMS faces intense competition in hiring and retaining skilled management, technical, marketing, and sales personnel. The loss of services of one or more of LBMS' key employees could have a material adverse effect on LBMS' business, operating results and financial condition. LBMS intends to hire a

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

significant number of additional sales, service and technical personnel in fiscal 1998. Competition for the hiring of such personnel in the software industry is intense, and LBMS from time to time experiences difficulty in locating candidates with appropriate qualifications, particularly within the desired geographic locations. None of LBMS' employees is represented by a labor union or covered by a collective bargaining agreement, and LBMS considers its relations with its employees to be good.

SERVICE OF PROCESS

  LBMS is a public limited company incorporated in England and Wales in 1977. Two of its directors are not subject to the jurisdiction of the U.S. because they are neither citizens nor residents of the U.S. All or a substantial portion of the assets of such persons and certain of the assets of LBMS are located in jurisdictions outside the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon such persons or upon LBMS or any of its subsidiaries (other than its U.S. subsidiaries) or to realize upon judgments of U.S. courts predicated upon civil liability under the U.S. federal or state securities laws. LBMS has been advised by English solicitors, that there is doubt as to the enforceability in the U.K. against LBMS or any of its subsidiaries (other than its U.S. subsidiaries) or any of their respective directors, controlling persons or executive officers who are not residents of the U.S., in actions for enforcement of judgments of U.S. courts of liabilities predicated upon, or in original actions predicated solely upon, U.S. federal or state securities laws.

PROPERTIES

  LBMS' principal executive offices are located in approximately 22,000 square feet of leased space in Houston, Texas. As of December 31, 1997, LBMS also leased office space in Bristol and Stockport, England and Edinburgh, Scotland, Australia, which have been abandoned by LBMS. (See further discussion in the Notes to the Consolidated Financial Statements contained herein). In support of its North American field sales and support operations, LBMS also leases offices in Ann Arbor, Atlanta, Austin, Boston, Chicago, Dallas, Iselin (New Jersey), Los Angeles, Minneapolis, New York, Philadelphia, Pleasanton (California), Seattle and Toronto. LBMS believes that its current facilities are adequate for its existing needs although additional facilities will be required as LBMS expands into additional North American cities.

LEGAL PROCEEDINGS

  LBMS is not a party to any material legal proceedings at January 31, 1998; however, from time to time LBMS has legal or administrative proceedings which are generally incidental to its normal business activities. While the outcome of any such proceeding can not be accurately predicted, LBMS does not believe the ultimate resolution of any such existing matters should have a material adverse effect on its financial position or results of operations.

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

                        INFORMATION REGARDING PLATINUM

  The discussion below contains certain forward-looking statements (as such term is defined in Section 21E of the Exchange Act) that are based on the beliefs of the management of PLATINUM, as well as assumptions made by, and information currently available to, PLATINUM's management. PLATINUM's actual growth, results, performance and business prospects and opportunities in 1998 and beyond could differ materially from those expressed in, or implied by, any such forward-looking statements. See "PLATINUM Management's Discussion and Analysis of Financial Condition and Results of Operations--Special Note Regarding Forward-Looking Statements" on page 64 for a discussion of risks, uncertainties and other factors that could cause or contribute to such material differences.

OVERVIEW

  PLATINUM develops, markets and supports software products, and provides related professional services, that help organizations manage and improve their information technology ("IT") infrastructures, which consist of data, systems and applications. PLATINUM's products and services help IT departments, primarily in large and data intensive organizations, minimize risk, improve service levels, and leverage information to make better business decisions. PLATINUM's products typically perform fundamental functions such as automating operations, maintaining the operating efficiency of systems and applications, and ensuring data access and integrity. PLATINUM currently develops software products through its four business units: database management, systems management, application infrastructure management, and data warehousing and decision support. Addressing businesses' increasing demand for simplified vendor relationships and complete solutions to IT problems, PLATINUM's goal is to become the leading provider of IT infrastructure management solutions by offering a comprehensive set of "best in class" point products, product bundles and integrated product suites. PLATINUM also offers a wide array of professional services, including consulting, systems integration and educational programs, both in conjunction with and independent of software product sales.

  To achieve its goal, PLATINUM identified key technologies and skill sets required to better manage the IT infrastructure. Through a combination of an aggressive acquisition program and vigorous internal product development efforts, PLATINUM assembled the competencies to create complete infrastructure management solutions. Devoting substantial resources to integrating its products and technologies, PLATINUM is now leveraging the breadth of its product lines and its professional services capabilities to provide complete, customized solutions for IT infrastructure problems. These solutions include single products; product suites, which are sets of integrated products drawn together from multiple business units of PLATINUM; and product bundles, which are sets of software applications that are packaged together but do not necessarily have the level of integration that defines a suite; as well as design and implementation services provided by PLATINUM's professional services staff. These solutions also include ongoing product upgrades, maintenance and support, sometimes pursuant to multi-year contracts. Evidencing the increasing demand from PLATINUM's customers for comprehensive solutions, PLATINUM completed 102 transactions of over $1 million during 1997, as compared to 55 such transactions during 1996 and only two such transactions during 1995. Each of these large transactions included licenses for software product bundles or suites, along with future upgrades and maintenance; software consulting services; or both product licenses and related consulting services.

  PLATINUM is focusing on the development of products and services that offer its customers maximum flexibility and functionality. PLATINUM's products are designed to permit a customer to either purchase prepackaged integrated suites or to choose individual products and later add other products as needed. The cornerstone of PLATINUM's integration efforts is POEMS (PLATINUM Open Enterprise Management Services), an internally developed set of shared components that give PLATINUM's products a common look and feel, common installation and distribution and common communication, data and events handling. POEMS integration is built into individual products so that, as customers purchase additional PLATINUM products, the newly acquired and previously installed products can begin working together immediately. In February 1998, PLATINUM released for general availability its ProVision suite of integrated systems and database management tools, which is

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

PLATINUM's most significant POEMS-enabled integrated offering of products to date. ProVision initially includes nine tools within the following key IT management disciplines: job management, performance management and analysis, software distribution, problem resolution, security, database utilities, and database administration.

  PLATINUM is also creating solutions for the needs of specific industries, as well as general business needs. PLATINUM also is enabling its products and suites for application with intranets and the internet and offers a broad set of solutions for the Year 2000 problem. Additionally, in late 1996, PLATINUM formed specialty consulting practice groups within its professional services business unit, including groups dedicated to Year 2000 solutions and internet/intranet technologies.

MARKET OVERVIEW

  Companies today rely on their IT infrastructures to keep their businesses operating efficiently. As organizations have moved from host-based computing systems to open systems environments, the deployment, management, maintenance and productive use of IT has become increasingly complex. These open computing environments service numerous end-users spread across various locations and consist of a diverse set of applications, computing platforms (including mainframes, minicomputers, workstations and desktop PCs/LANs), relational database management systems ("RDBMS"), operating systems (including UNIX, Windows, Windows NT, OS/400, OS/2, MVS and VMS) and media, including intranets and the internet. These open environments are also dynamic; users, as well as hardware and software resources, are frequently added, removed or changed; and new, mission-critical applications are continually being developed and deployed.

  PLATINUM believes that, due to the complexities of these new computing environments, organizations are increasingly seeking to purchase IT management products and services from a smaller number of vendors that can provide complete, flexible and integrated solutions for managing and improving their IT infrastructures.

PRODUCTS

  PLATINUM provides software solutions that help organizations efficiently operate and manage their complex IT infrastructures and related environments, which contain multiple computing platforms, database management systems, applications and operating systems. These tools increase the efficiency and interoperability of these systems and applications in distributed environments of any size. PLATINUM's solutions support platforms and operating systems that span mainframe, midrange and PC/LAN computing environments, including MVS, UNIX, OS/2, OS/400, Windows and Windows NT. They also support multiple database management systems, such as the DB2 family, Oracle, Sybase, Microsoft SQL Service and Informix. In addition, PLATINUM's solutions provide support for packaged applications such as SAP, PeopleSoft and Oracle Financials.

  PLATINUM now offers over 160 robust and adaptable point products. While point products are initially developed and supported through one of PLATINUM's four business units described below, PLATINUM continues to build integrated suites of products drawn from different business units, such as ProVision, in order to provide comprehensive solutions to organizations' IT needs.

  Database Management Products-PLATINUM provides a leading set of tools and utilities for centralized or distributed database administration, performance analysis and monitoring and database backup and recovery for heterogeneous database management systems. By automating administrative and maintenance tasks, these software solutions enable users to achieve the highest performance levels possible, increase data availability, automate arduous administrative tasks, and deliver new products or enhancements to end-users faster and with more flexibility. Principal database management products include the following:

  . Database Analyzer-a DB2 direct access storage device and database monitoring, analysis, validation, forecasting and tuning tool. It provides extensive statistical reporting capabilities, automated maintenance and auditing of internal structures, as well as a DB2 page editor.

  . RC/Migrator-a tool that automates DB2 object and data migrations and alterations, while maintaining object dependencies and preserving data security. Migrations may be performed on a one-to-one or one-to-many basis.

  . TSreorg-a tablespace reorganization tool for heterogeneous databases of any size. TSreorg delivers fast reorganizations of entire tablespaces, individual tables and indexes. It also provides efficient fragmentation of used and free space and automatic data partitioning. TSreorg can run on UNIX, VMS or Windows NT-based server systems.

  Systems Management Products-PLATINUM offers products that enable organizations to automate routine systems maintenance tasks and processes, thereby streamlining enterprise management, enhancing system reliability and reducing costs. These products also simplify the management of disparate systems and enterprise-wide applications, and increase end-user productivity. Systems management product offerings span many disciplines, including job and process management, enterprise automation, desktop management, output management, problem resolution, security management, distribution management, performance management, enterprise-wide resource management, storage management, and networking and connectivity. PLATINUM offers over 20 products that provide the functionality required by businesses, while scaling across multiple platforms that include UNIX, Windows, Windows NT, OS/400, OS/2, MVS and VMS. Principal systems management products include the following:

  . AutoSys - a job scheduling and management tool that simplifies the task of managing and monitoring multiple jobs in distributed environments. It provides centralized control of job execution across heterogeneous platforms and offers flexible features, such as self-correcting job control and automated restart and recovery capabilities.

  . DBVision - a scaleable tool for continuous monitoring and centralized management of heterogeneous databases in any size network. DBVision collects and displays performance measurements in real time or retrospect. It automatically detects and corrects performance problems and predicts space shortages.

  . AutoSecure - a tool set that enables organizations to secure and manage large, heterogeneous computing environments. It protects information by preventing unauthorized access to data and system resources in distributed environments; provides single sign-on for users to applications and services they are authorized to use, whether they are on mainframes, distributed systems or Pcs; and provides a single point for user registration in other security systems.

  Application Infrastructure Management Products - PLATINUM offers products that enable organizations to establish an application development process that is systematic, error-resistant and flexible to adapt to changing business needs. These products include tools for integrated project and process management, component modeling, construction, testing, application deployment and software distribution, integrated change and configuration management, help desk support and decision support. These products facilitate the development of sophisticated, high-performance applications and improve the overall productivity and quality of development efforts. Principal application infrastructure management products include the following:

  . ADvantage - an integrated set of tools for managing the application development infrastructure. ADvantage helps organizations automate and improve the processes for building, managing and delivering applications through solutions for component modeling (Paradigm Plus), integrated project and process management (Process Continuum), integrated change and configuration management (CCC/Harvest), rule-based application development (AionDS) and decision support (ADvisor).

  . ADvisor - a decision-support tool, and key component of ADvantage, that helps IT executives and development managers minimize the risks and costs associated with the applications that run their businesses by providing the information needed to ensure on-time, on-budget delivery of applications. ADvisor delivers the critical project information organizations need to manage application development as a core business process.

  Data Warehousing and Decision Support Products-PLATINUM offers an integrated set of solutions for all major data warehousing functions, including data transformation and movement, data warehouse management,

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

metadata management and repository, and decision support. These comprehensive solutions help organizations build, manage and maintain data warehouses. A data warehouse is a data store that gives end-users full access to periodically consolidated, historical data for making business decisions and analyzing trends without jeopardizing the performance of mission-critical operations. Warehousing tools can capture data in many forms on numerous platforms, transfer it to multiple database platforms and provide users with the means to access and manage such information. Repository tools play a key role in data warehouses as places for centralized control and as collection points for status information concerning the warehouses and their activities.

  PLATINUM's products enable organizations to better leverage their corporate data investments by allowing end-users to derive maximum value and insight from information. These products ensure enterprise-wide data access and enable complex data analysis and reporting so that users can effectively identify business trends and make informed decisions. Principal data warehousing and decision support products include the following:

  . InfoPump - a bi-directional data movement tool, InfoPump automates the process of replicating, transferring and integrating data in heterogeneous environments on a scheduled or event-driven basis.
  . Repository - a product that serves as a central point of control, enabling organizations to easily manage, maintain and access vast amounts of corporate data, applications, and systems in a heterogeneous environment. Repository provides information such as where data is located, who created and who maintains data, what application processes the data drives, and what relationship the data has with other data.
  . Forest & Trees - a rapid decision-support system development tool which enables IT departments to deliver customized desktop applications that provide the necessary components for intuitive navigation and data investigation. Forest & Trees applications can simultaneously access multiple data sources and combine data into information that makes sense to the knowledge worker. Forest & Trees applications can monitor key strategic, tactical and operational indicators for the business and automatically alert users to specific conditions via the corporate network or via the web.
  . InfoBeacon - a decision support tool that provides advanced online analytical processing (OLAP) capabilities for data warehouse environments. This product creates a virtual, multidimensional view on top of the relational database. It provides end-users with advanced analysis capabilities - such as drill down, pivoting, ranking, ratios, and exception-and date-handling - without requiring the organization to redundantly store and manage data in a proprietary multidimensional database.
  . Perspectives - an environment for rapidly developing custom, server-centric, OLAP-enabled decision-support systems. Combining the power of tools with the speed of packaged applications, Perspectives provides the benefits of rapid time to market without sacrificing flexibility for future growth. Perspectives for Market Analysis helps profit/loss managers (such as brand managers, product managers, VPs of marketing) view and analyze complex relationships between multiple product dimensions and measures so that they can understand and respond to emerging trends.

  New Product Suites - In the past, businesses licensed products on a stand-alone basis to address each of their needs as they arose. By combining tools and technologies within and across its business units, PLATINUM now provides product suites that are complete solutions to businesses' IT infrastructure problems. These integrated product offerings allow businesses to experience comprehensive benefits without having to deal with multiple products or multiple vendors. PLATINUM has designed product suites that address IT infrastructure problems that are shared by businesses from various industries, as well as product suites that target IT infrastructure problems that are unique to specific industries. The following provides a brief description of some of PLATINUM's recent product suite offerings:

  . ProVision - this integrated product suite, a combination of database management and systems management tools, enables companies to reduce the costs and risks associated with managing their IT infrastructures, while improving service levels, availability and productivity. ProVision initially includes nine tools within the following key IT management disciplines: job management, performance management and analysis, software distribution, problem resolution, security, database utilities and database administration. Because integration is built into each ProVision tool, organizations can

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

     implement one or more tools, and add more tools as needed, to solve their most immediate IT problems. ProVision became generally available in February 1998.

  . TransCentury - this product suite, developed through a combination of tools and technologies made available through internal development, acquisitions and marketing agreements, provides an end-to-end solution to the problem created by the century date change, commonly known as the Year 2000 problem. TransCentury applies a "find-it, fix-it, test-it" approach that enables businesses to analyze, plan, implement and test century date changes in an integrated manner. It helps organizations ensure business continuity and compliance by minimizing exposure, helping them more effectively plan resources, and reducing costs and time associated with the Year 2000 problem.

PRODUCT LICENSES

  PLATINUM provides its software products to customers under non-exclusive, non-transferable license agreements (including standard shrink-wrap licenses for certain products). As is customary in the software industry, in order to protect its intellectual property rights, PLATINUM does not sell or transfer title to its software products to customers. Under PLATINUM's current standard form license agreement, licensed software may be used solely for the customers' internal operations and only on designated hardware at specified sites, which may be comprised of a stand-alone computer, a single network server with multiple terminals or multiple network servers with multiple terminals.

  Licenses for PLATINUM's software are almost exclusively perpetual, although annual and monthly licenses are also offered. License fees may be due upon execution by the customer of the applicable product agreement or may be payable over time for contracts involving multi-year commitments for maintenance and product upgrades. List prices are based upon the size of the processor, number of servers and/or number of users, depending upon the type of license and product being licensed. PLATINUM's published list prices include discounts for suite, enterprise and multi-site licenses. Licenses generally include more than one product. Under PLATINUM's current standard form license agreement, maintenance is renewed on an annual basis by the customer paying the current maintenance fee. See "--Technical Support and Maintenance."

PRODUCT DEVELOPMENT

  PLATINUM is pursuing its strategy by continuing its emphasis on internally developing new software products and product enhancements, acquiring products, technologies and businesses complementary to PLATINUM's existing product lines: and forming alliances with leading technology companies. PLATINUM has formed separate in-house development teams to efficiently integrate acquired products and technologies into existing product lines. During 1995, 1996 and 1997, product development and support expenses of PLATINUM were $51,404,000, $94,027,000, $155,277,000 and $187,383,000, respectively. As of February 28,
1998, PLATINUM employed approximately 1,660 persons in product development and support.

  Internal Development. PLATINUM will continue to rely on the internal development of products to expand its product lines. PLATINUM believes its RDBMS expertise and experience give it a competitive advantage in developing products that address increasingly complex environments and that meet evolving customer needs. In order to fully exploit acquired software development personnel, and to access new sources of talent, PLATINUM has established approximately 36 independent development laboratories, generally at the locations of newly-acquired companies. These development laboratories are interconnected via video conferencing, e-mail, Lotus Notes and other communication technologies, and use various hardware, operating systems and database systems which give PLATINUM the ability to simulate the environments of its customers. Laboratories have responsibility for their product lines and receive guidance from POEMS teams to foster interoperability.

  Acquisitions. PLATINUM continually reviews acquisition candidates with leading-edge products and technologies that could enhance PLATINUM's product portfolio. The technologies associated with the products of the acquired businesses are being incorporated into PLATINUM's existing internally developed products and

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

are being used in developing new products. In addition to providing PLATINUM with new products and technologies, these acquisitions have provided PLATINUM with experienced teams of product developers who now staff PLATINUM's independent development laboratories. PLATINUM plans to continue to pursue acquisition opportunities because it believes that acquisitions are an essential part of PLATINUM's strategy to compete effectively in its rapidly evolving marketplace. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Costs and Expenses--Merger Costs" and "--Recent Developments."

  Technology Relationships. To reinforce its commitment to providing interoperable solutions for managing IT infrastructures, PLATINUM has implemented its PLATINUM Partners Program, whereby PLATINUM has established strategic and technology relationships with other leading IT vendors. PLATINUM believes that in order to provide solutions for heterogeneous computing environments, it will need to continue to establish and maintain key relationships with leading technology companies. PLATINUM's current partners include Intel, IBM, Hewlett-Packard, Oracle, Microsoft, SAP and Lucent Technologies. These technical and marketing alliances provide PLATINUM early access to product information and pre-release software.

PROFESSIONAL SERVICES

  As part of its strategy to provide complete solutions for Global 10,000 IT organizations, PLATINUM offers a range of professional services, including consulting services, systems integration, and educational programs, in support of and independent of its products. These services help businesses plan, construct and manage infrastructures in which complex software products can be used. These services can improve and accelerate customization, implementation and deployment of PLATINUM's software products. PLATINUM believes that more rapid and effective implementation of its software products will lead to increased customer satisfaction and greater follow-on sales. For these reasons, PLATINUM is now packaging professional services as a standard feature of its product sales. As of February 28, 1998, PLATINUM employed approximately 1,100 persons in professional services.

  Consulting Services. PLATINUM is focusing significant effort on developing and expanding its consulting services group. Primarily developed through recent acquisitions of consulting services companies, this group provides consulting services that help Global 10,000 companies manage risks, manage the implementation of new technologies and products, and optimize their current computing environments. Areas of expertise span systems and database management, information management, security, Year 2000 reengineering, application lifecycle management, internet/intranet development, and electronic commerce. PLATINUM's consultants provide flexible, customizable solutions as well as prepackaged solutions. They can serve all of an organization's software consulting needs, from strategy and organization to implementation.

  Educational Programs. PLATINUM believes that its training and education services play an important role in increasing market awareness of its software products among IT personnel, including application developers, database administrators and end-users. Offering a comprehensive curriculum that supports leading technologies, PLATINUM conducts a set of training courses designed to deal with the critical issue of skills management. These courses cover several key technology areas of IT infrastructure management and are held at various training centers in the United States and throughout PLATINUM's international operations. PLATINUM also offers on-site computer-based training courses and self-led internet-based training courses that users may complete in their own offices or homes.

  PLATINUM continually reviews acquisition candidates that are leading-edge IT education service providers. Most recently, PLATINUM entered into an agreement to acquire Mastering, Inc., a leading provider of IT technology training to Fortune 1000 companies, universities and large governmental agencies. PLATINUM believes that, upon consummation, this acquisition will significantly enhance PLATINUM's educational service offerings. PLATINUM is also expanding its professional services through internal growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments."


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

SALES AND MARKETING

  PLATINUM employs a multi-faceted sales strategy. For software products, PLATINUM utilizes telemarketers, an inside sales force, an outside sales force, product seminars, user group participation, direct mail, print and web-based advertising, and web promotions. PLATINUM also utilizes certain indirect sales channels, such as distributors, VAR and OEM relationships for selected products.

  Domestic (U.S.) Software Sales. Since January 1, 1997, PLATINUM has organized its domestic direct sales force by regions throughout the United States. PLATINUM formerly combined the domestic and Canadian sales forces to represent the North American sales force. As of February 28, 1998, PLATINUM had approximately 450 domestic direct sales representatives.

  Generally, for domestic software product licenses, PLATINUM's telemarketing specialists call prospective customers to identify and qualify leads. Once a lead has been qualified, the prospective client is turned over to the inside sales force, which predominantly supports the direct sales force by developing sales leads and arranging product evaluations. Established sales leads are then typically forwarded to the direct sales force, which visits customer sites to assist with trials, demonstrate product features and close sales transactions. For certain sales to smaller customers, as well as the licensing of standard shrink-wrap products, the inside sales force may handle the full sales cycle for completing such transactions.

  International Software Sales. PLATINUM generally markets its products overseas through a network of wholly-owned subsidiaries. Generally, these subsidiaries use an approach similar to that used by PLATINUM domestically. As of February 28, 1998, PLATINUM had approximately 220 international (non-U.S.) direct sales representatives and had subsidiaries in Australia, Austria, Belgium, Brazil, Canada, China, Denmark, Finland, France, Germany, Hong Kong, Indonesia, Italy, Japan, Korea, Malaysia, the Netherlands, Norway, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand and the United Kingdom. PLATINUM expects that it will establish other foreign subsidiaries in the future to meet its strategic objectives. In a few countries, primarily in South America and the Middle East, PLATINUM markets its products through independent distributors.

  Global Accounts. PLATINUM now designates certain large, geographically dispersed entities as "global accounts." Each of these accounts is managed, on a worldwide basis, by a single executive who focuses his or her attention on the diverse needs of the enterprise.

  Professional Services. PLATINUM's consulting services and educational programs are marketed by a specialized direct sales force.

  User Group Leadership. PLATINUM believes that its sales and marketing efforts have also been greatly enhanced by participation in domestic and international user groups. PLATINUM plays a major role in the activities of the International DB2 Users Group, the International Oracle Users Group, the International Sybase Users Group and other smaller user groups, and expects to continue to do so in the future.

TECHNICAL SUPPORT AND MAINTENANCE

  PLATINUM's in-house technical support group, situated at various sites throughout the U.S., provides pre- sale, installation and post-sale support, including toll-free telephone support during regular business hours, to current users and potential customers evaluating PLATINUM's products. The technical support group also offers seven-day, 24-hour toll-free telephone service for an additional fee. PLATINUM believes that effective technical support during product evaluation substantially contributes to product acceptance, and that post-sale support has been, and will continue to be, a substantial factor in customer satisfaction.

  PLATINUM offers a maintenance program for its software products, which consists of product enhancements, updated products and technical support. Maintenance is typically provided without additional charge during the warranty period defined in PLATINUM's license agreements. Under PLATINUM's standard license agreement, customers renew maintenance support on an annual basis by paying the current maintenance fee. Customers may also commit for maintenance and product support over extended periods of time. Maintenance revenue implicit in new product sales and recurring maintenance charges are recognized ratably over the period the maintenance and support services are to be provided.

COMPETITION

  PLATINUM operates in highly competitive markets and expects competition to increase. PLATINUM encountered substantially intensified competition as it moved from the relational database tools market to the much larger IT infrastructure products market and as it entered the consulting services business. PLATINUM also experienced many new competitors, including relational database vendors and systems software companies. Many of PLATINUM's current and prospective competitors have significantly greater financial, technical and marketing resources than PLATINUM. In addition, many prospective customers may have the internal capability to implement solutions to their IT infrastructure problems.

  The competitive factors affecting the market for PLATINUM's software products include the following: product functionality, integration, performance and reliability; demonstrable economic benefits for users relative to cost; quality of customer support and user documentation and ease of installation; vendor reputation, experience and financial stability; and price.

  PLATINUM believes that it has competed effectively to date and that its ability to remain competitive will depend, to a great extent, upon its ongoing performance in the areas of product development and customer support. To be successful in the future, PLATINUM must respond promptly and effectively to the challenges of technological change and its competitors' innovations by continually enhancing its own product offerings. Performance in these areas will, in turn, depend upon PLATINUM's ability to attract and retain highly qualified technical personnel in a competitive market for experienced and talented software developers. PLATINUM also expects to continue its strategy of identifying and acquiring IT infrastructure products and technologies and businesses which have developed such products and technologies.

  In addition, PLATINUM encounters competition from a broader range of firms in the market for professional services. Many of PLATINUM's current and prospective competitors in the professional services business have significantly greater financial, technical and marketing resources than PLATINUM. The competitive factors affecting the market for PLATINUM's professional services include the following: breadth and quality of services offered, vendor reputation and the ability to retain qualified technical personnel.

INTELLECTUAL PROPERTY RIGHTS

  PLATINUM has historically relied upon a combination of contractual rights, trademarks, trade secrets and copyright laws to establish and protect its proprietary rights in its products. PLATINUM also holds some patents and believes that patents are becoming increasingly important to the software industry. Consequently, PLATINUM is taking actions to further protect its proprietary rights through software patents. PLATINUM's license agreements restrict a customer's use of PLATINUM's software and prohibit disclosure to third persons. Notwithstanding those restrictions, it may be possible for unauthorized persons to obtain copies of PLATINUM's software products. PLATINUM believes that because of the rapid pace of technological change in the computer software industry, the legal protections for its products are less significant factors in PLATINUM's success than the knowledge, ability and experience of PLATINUM's employees, the frequency of product enhancements, and the timeliness and quality of support services provided by PLATINUM. PLATINUM registers its product names and other trademarks in the United States and certain foreign countries.

EMPLOYEES

  As of February 28, 1998, PLATINUM employed approximately 4,330 persons, including 1,280 in sales, marketing and related activities, 1,660 in product development and support, 1,100 in professional services, and

290 in management, administration and finance. PLATINUM's success is highly dependent on its ability to attract and retain qualified employees. Competition for employees is intense in the software industry. None of PLATINUM's employees is represented by a labor union or is the subject of a collective bargaining agreement. PLATINUM has never experienced a work stoppage and believes that its employee relations are good.

PROPERTIES

  PLATINUM's principal administrative, marketing, training, and product development and support facilities are located in Oakbrook Terrace, Illinois, where PLATINUM leases approximately 334,000 square feet under leases terminating in April 2003, with plans to lease additional space in the near future. PLATINUM also leases approximately 164,000 square feet of administrative, marketing, sales and product development space in Lisle, Illinois, near PLATINUM's headquarters, under leases terminating in January and October 2003. In addition, PLATINUM leases space for approximately 75 sales offices and product development laboratories throughout the United States, ranging in size from approximately 1,000 to 45,000 square feet. In conjunction with the restructuring plan executed during the second quarter of 1997, PLATINUM closed certain sales offices and product development laboratories in the United States and certain foreign countries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Restructuring Charges."

LEGAL PROCEEDINGS

  Computer Associates' International, Inc., and L'Agence pour la Protection des Programmes v. La Societe Faster, S.A.R.L. (Commercial Court of Bobigny, Paris, France). Altai, a wholly-owned subsidiary of PLATINUM, is involved in a suit in France which concerns copyright infringement claims identical to those on which Altai previously prevailed against Computer Associates International, Inc. ("CAI") in the United States. The French appellate court granted Altai's request that the U.S. appellate court's copyright ruling should bind the Commercial Court of Bobigny as a matter of law. In January 1995, the French appellate court issued a decision rejecting CAI's claim of copyright infringement. CAI's subsequent appeal in the French appellate court is still pending, as are motions from Altai that the U.S. court decisions are binding with respect to the French case.

  PLATINUM is also subject to certain other legal proceedings and claims which have arisen in the ordinary course of business and which have not been fully adjudicated. Management currently believes the ultimate outcome of such matters and those described above will not have a material adverse effect on PLATINUM's results of operations or financial position.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF LBMS

  The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Ordinary Shares as of February 28, 1998 by (i) each person who is known to LBMS to beneficially own more than 5% of the outstanding Ordinary Shares of LBMS; (ii) LBMS' Chief Executive Officer and each of the four other most highly paid executive officers of LBMS who received compensation in excess of $100,000 for fiscal 1997; (iii) each director of LBMS; (iv) each current executive officer and (iv) all officers and directors of LBMS as a group. Except as otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to the Ordinary Shares beneficially owned:

                                                      ORDINARY SHARES
                                                   BENEFICIALLY OWNED(1)
                                                   -----------------------------
     OFFICERS, DIRECTORS AND 5% SHAREHOLDERS         NUMBER           PERCENT
     ---------------------------------------       -------------     -----------
Rainer H. Burchett................................     1,500,000(2)        5.4%
 c/o Learmonth & Burchett
 Management Systems Plc
 10 Norwich Street
 London EC4A 1BD England
Roger A. Learmonth................................     1,049,749(3)        3.8%
 c/o Learmonth & Burchett
 Management Systems Plc
 10 Norwich Street
 London EC4 1BD England
S Squared Technology Corp. .......................     2,344,654           8.4%
 515 Madison Avenue
 New York, NY 10022
Bessemer Venture Partners III L.P. ...............     1,996,898(4)        7.2%
 1025 Old Country Road
 Suite 205
 Westbury, NY 11590
Pioneering Management Corp. ......................     1,417,500           5.1%
 60 State Street
 Boston, MA 02109
Gerald N. Christopher.............................       252,000(5)       *
Michael S. Bennett................................       412,418(6)        1.5%
Stephen E. Odom...................................       319,782(7)        1.1%
Peter Combe.......................................       368,682(8)        1.3%
Rick Pleczko......................................       321,848(9)        1.2%
Felda Hardymon....................................        65,262(10)      *
Robert A. Prochnow................................             0(11)      *
All current directors and executive officers as a      4,289,741          15.0%
 group(12)........................................

--------
 *  Less than one percent.
 (1) Applicable percentage of ownership as of February 28, 1998 is based upon 27,920,359 Ordinary Shares outstanding (including 1,630,200 Ordinary Shares issuable within 60 days of February 28, 1998 upon the exercise of options beneficially owned by the indicated shareholder on that date). Unless otherwise indicated, the persons named in the table have sole voting power and sole investment control with respect to all Ordinary Shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such Ordinary Shares.
 (2) Includes 692,000 Ordinary Shares held by 9 trusts for which Mr. Burchett is a co-trustee. Mr. Burchett disclaims beneficial ownership in all shares held by LBMS Trustee Company Limited, of which Mr.

    Burchett is a shareholder and director including shares to be acquired in the future pursuant to subscription rights granted to LBMS Trustee Company Limited.
 (3) Includes 600,000 Ordinary Shares held in a trust for which Mr. Learmonth serves as co-trustee. Also includes 2,850 Ordinary Shares held by his daughter. Mr. Learmonth disclaims beneficial ownership in all shares held by LBMS Trustee Company Limited, of which Mr. Learmonth is a director, including shares to be acquired in the future pursuant to subscription rights granted to the LBMS Trustee Company Limited.
 (4) Does not include 38,903 Ordinary Shares owned by BVP III Special Situations L.P. and 80,566 owned beneficially by certain consultants and employees of Bessemer Securities Corporation, the sole owner of the sole limited partner of Bessemer Venture Partners III L.P. Under certain circumstances Bessemer Venture Partners III L.P. may direct the voting of such shares.
 (5) Includes 250,000 Ordinary Shares issuable upon exercise of the vested portion of a share option.
 (6) Includes 400,000 Ordinary Shares issuable upon exercise of the vested portion of a share option.
 (7) Includes 304,000 Ordinary Shares issuable upon exercise of the vested portion of a share option.
 (8) Includes 367,400 Ordinary Shares issuable upon exercise of the vested portion of a share option.
 (9) Includes 308,800 Ordinary Shares issuable upon exercise of the vested portion of a share option.
(10) Excludes 1,996,898 Ordinary Shares owned by Bessemer Venture Partners III LP. Mr. Hardymon is a general partner of the general partner of Bessemer Venture Partners III LP.
(11) Mr. Prochnow was granted an option to purchase 150,000 Ordinary Shares, none of which are currently vested.
(12) Includes 1,630,200 Ordinary Shares issuable upon exercise of the vested portions of share options but excludes shares owned by Bessemer Venture Partners III LP, of which Mr. Hardymon is a general partner of the general partner of Bessemer.

         UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

  The unaudited pro forma condensed combining balance sheet combines PLATINUM's December 31, 1997 consolidated balance sheet with LBMS' January 31, 1998 consolidated balance sheet as if the Acquisition occurred on December 31, 1997. The unaudited pro forma condensed combining statements of operations combine PLATINUM's statements of operations for the fiscal years ended December 31, 1995, 1996 and 1997 with LBMS' results of operations for the fiscal years ended April 30, 1996 and 1997, and the twelve months ended January 31, 1998, respectively, applying the pooling-of-interests method of accounting.

  The revenue and operating results of LBMS for the three months ended April 30, 1997 are included in the pro forma condensed combining statements of operations for both the fiscal years ended December 31, 1996 and 1997. The revenue and net income of LBMS reflected in both years are $6,188,000 and $1,074,000, respectively.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated as of the beginning of each period presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies following the Acquisition. These financial statements should be read in conjunction with the historical consolidated financial statements and related notes thereto, included elsewhere in this Proxy Statement.

             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

                               DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)

                                 PLATINUM      LBMS
                                HISTORICAL  HISTORICAL               PRO FORMA
                               DECEMBER 31, JANUARY 31,  PRO FORMA  DECEMBER 31,
                                   1997        1998     ADJUSTMENTS     1997
                               ------------ ----------- ----------- ------------
           ASSETS
Current assets:
  Cash and cash equivalents..    $178,138     $10,321      $--        $188,459
  Short-term investment secu-
   rities....................      57,597         --        --          57,597
  Trade accounts receivable,
   net of allowances of
   $2,183....................     212,731       2,035       --         214,766
  Installment accounts re-
   ceivable, net of allow-
   ances of $878.............      30,043         --        --          30,043
  Other current assets.......      32,679       1,005       --          33,684
                                 --------     -------      ----       --------
    Total current assets.....     511,188      13,361       --         524,549
                                 --------     -------      ----       --------
Non-current investment secu-
 rities......................      25,553         --        --          25,553
Property and equipment, net..      77,842       1,575       --          79,417
Purchased and developed soft-
 ware, net...................     116,717         --        --         116,717
Excess of cost over net
 assets acquired, net of
 accumulated amortization of
 $15,975.....................      52,759         --        --          52,759
Non-current installment
 receivables, net of
 allowances of $1,616........      21,912         --        --          21,912
Other assets.................      28,206         --        --          28,206
                                 --------     -------      ----       --------
    Total assets.............    $834,177     $14,936      $--        $849,113
                                 ========     =======      ====       ========
LIABILITIES AND STOCKHOLDERS'
            EQUITY
Current liabilities:
  Acquisition-related
   payables..................    $ 15,717     $   --       $--        $ 15,717
  Accounts payable...........      16,091         664       --          16,755
  Accrued restructuring
   costs.....................       6,308         836       --           7,144
  Other accrued liabilities..      67,030       3,156       --          70,186
  Current maturities of long-
   term obligations..........       1,319         165                    1,484
  Deferred revenue...........     116,374       3,265       --         119,639
                                 --------     -------      ----       --------
    Total current liabili-
     ties....................     222,839       8,086       --         230,925
                                 --------     -------      ----       --------
Acquisitions-related
 payables....................      18,320         --        --          18,320
Deferred revenue.............      60,435         --        --          60,435
Deferred rent................       6,197         --        --           6,197
Accrued restructuring costs..      16,002       5,599       --          21,601
Long-term obligations, net of
 current maturities..........     266,824         489       --         267,313
                                 --------     -------      ----       --------
    Total liabilities........     590,617      14,174       --         604,791
                                 --------     -------      ----       --------
Stockholders' equity.........     243,560         762       --         244,322
                                 --------     -------      ----       --------
    Total liabilities and
     stockholders' equity....    $834,177     $14,936      $--        $849,113
                                 ========     =======      ====       ========

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

                                PLATINUM      LBMS
                               HISTORICAL  HISTORICAL              PRO FORMA
                               YEAR ENDED  YEAR ENDED              YEAR ENDED
                              DECEMBER 31, APRIL 30,   PRO FORMA  DECEMBER 31,
                                  1995        1996    ADJUSTMENTS     1995
                              ------------ ---------- ----------- ------------
                              (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues:
  Software products..........  $ 158,597    $25,077      $ --      $ 183,674
  Maintenance................     76,498      8,272        --         84,770
  Professional services......     91,316      7,809        --         99,125
                               ---------    -------      -----     ---------
    Total revenues...........    326,411     41,158        --        367,569
                               ---------    -------      -----     ---------
Costs and expenses:
  Professional services......     92,374      6,975        --         99,349
  Product development and
   support...................     94,027      8,059        --        102,086
  Sales and marketing........    113,978     20,883        --        134,861
  General and
   administrative............     34,097      5,724        --         39,821
  Merger costs...............     30,819        468        --         31,287
  Acquired in-process
   technology................     88,493        --         --         88,493
                               ---------    -------      -----     ---------
    Total costs and
     expenses................    453,788     42,109        --        495,897
                               ---------    -------      -----     ---------
Operating loss...............   (127,377)      (951)       --       (128,328)
Other income, net............      4,130        167        --          4,297
                               ---------    -------      -----     ---------
Loss before income taxes.....   (123,247)      (784)       --       (124,031)
Income taxes.................    (11,680)       --         --        (11,680)
                               ---------    -------      -----     ---------
Net loss.....................  $(111,567)   $  (784)     $ --       (112,351)
                               =========    =======      =====     =========
Net loss per share...........  $   (2.50)   $ (0.03)     $ --      $   (2.38)
                               =========    =======      =====     =========
Shares used in computing per
 share amounts...............     44,671     23,639        --         47,146
                               =========    =======      =====     =========

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                                PLATINUM      LBMS
                               HISTORICAL  HISTORICAL              PRO FORMA
                               YEAR ENDED  YEAR ENDED              YEAR ENDED
                              DECEMBER 31, APRIL 30,   PRO FORMA  DECEMBER 31,
                                  1996        1997    ADJUSTMENTS     1996
                              ------------ ---------- ----------- ------------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Software products..........   $243,938    $ 12,170     $ --       $256,108
  Maintenance................    102,364       5,498       --        107,862
  Professional services......    121,763       4,193       --        125,956
                                --------    --------     -----      --------
    Total revenues...........    468,065      21,861       --        489,926
                                --------    --------     -----      --------
Costs and expenses:
  Professional services......    116,133       4,218       --        120,351
  Product development and
   support...................    155,277       5,296       --        160,573
  Sales and marketing........    182,597      11,899       --        194,496
  General and
   administrative............     39,224       3,108       --         42,332
  Restructuring charge.......        --       14,109       --         14,109
  Merger costs...............      5,782         --        --          5,782
  Acquired in-process
   technology................     48,456         --        --         48,456
                                --------    --------     -----      --------
    Total costs and
     expenses................    547,469      38,630       --        586,099
                                --------    --------     -----      --------
Operating loss...............    (79,404)    (16,769)      --        (96,173)
Other income, net............      5,237         301       --          5,538
                                --------    --------     -----      --------
Loss before income taxes.....    (74,167)    (16,468)      --        (90,635)
Income taxes.................     (9,245)       (150)      --         (9,395)
                                --------    --------     -----      --------
Net loss.....................   $(64,922)   $(16,318)    $ --       $(81,240)
                                ========    ========     =====      ========
Net loss per share...........   $  (1.14)   $  (0.64)    $ --       $  (1.36)
                                ========    ========     =====      ========
Shares used in computing per
 share amounts...............     56,968      25,551       --         59,643
                                ========    ========     =====      ========

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                               PLATINUM
                              HISTORICAL   LBMS YEAR                PRO FORMA
                              YEAR ENDED     ENDED                  YEAR ENDED
                             DECEMBER 31, JANUARY 31,   PRO FORMA  DECEMBER 31,
                                 1997         1998     ADJUSTMENTS     1997
                             ------------ ------------ ----------- ------------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Software products........   $ 357,223     $15,985       $ --      $ 373,208
  Maintenance..............     125,245       3,878         --        129,123
  Professional services....     141,035       4,034         --        145,069
                              ---------     -------       -----     ---------
    Total revenues.........     623,503      23,897         --        647,400
                              ---------     -------       -----     ---------
Costs and expenses:
  Professional services....     127,499       3,641         --        131,140
  Product development and
   support.................     187,383       4,695         --        192,078
  Sales and marketing......     228,387      10,418         --        238,805
  General and
   administrative..........      61,876       2,621         --         64,497
  Restructuring charges....      57,319      (1,490)        --         55,829
  Merger costs.............       8,927         --          --          8,927
  Acquired in-process
   technology..............      67,904         --          --         67,904
                              ---------     -------       -----     ---------
    Total costs and
     expenses..............     739,295      19,885         --        759,180
                              ---------     -------       -----     ---------
Operating income (loss)....    (115,792)      4,012         --       (111,780)
Other income, net..........      16,729         357         --         17,086
                              ---------     -------       -----     ---------
Income (loss) before income
 taxes.....................     (99,063)      4,369         --        (94,694)
Income taxes...............      18,721        (100)        --         18,621
                              ---------     -------       -----     ---------
Net income (loss)..........   $(117,784)    $ 4,469       $ --      $(113,315)
                              =========     =======       =====     =========
Net income (loss) per
 share.....................   $   (1.90)    $  0.16       $ --      $   (1.75)
                              =========     =======       =====     =========
Shares used in computing
 per share amounts.........      62,042      27,597         --         64,756
                              =========     =======       =====     =========

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE A--DESCRIPTION OF ACQUISITION

  On January 2, 1998, PLATINUM signed a definitive agreement to acquire all of the outstanding capital stock of LBMS. PLATINUM will exchange .1047 shares of PLATINUM Common Stock for each Ordinary Share of LBMS stock (0.2094 shares for each ADR). LBMS will become a wholly-owned subsidiary of PLATINUM. The closing of the definitive Acquisition Agreement is subject to approval by the stockholders of LBMS and the sanction of the English Court as well as the satisfaction of conditions customary in such agreements. It is expected that the acquisition will qualify as a tax-free reorganization and be accounted for as a pooling of interests.

  The revenue and operating results of LBMS for the three months ended April 30, 1997 are included in the pro forma condensed combining statements of operations for both the fiscal years ended December 31, 1996 and 1997. The revenues and net income of LBMS reflected in both years are $6,188,000 and $1,074,000, respectively.

  The following table summarizes the assumed average shares outstanding used in computing pro forma net loss per share, using the exchange ratio of .1047, for the years ended December 31, 1995, 1996 and 1997 (in thousands):

                                                       YEARS ENDED DECEMBER 31,
                                                      --------------------------
                                                        1995     1996     1997
                                                      -------- -------- --------
PLATINUM average shares outstanding..................   44,671   56,968   62,042
LBMS assumed average shares outstanding..............    2,475    2,675    2,714
                                                      -------- -------- --------
Pro forma average shares outstanding.................   47,146   59,643   64,756
                                                      ======== ======== ========

NOTE B--RECLASSIFICATIONS

  Certain historical amounts have been reclassified to conform to the pro forma combined presentation.

NOTE C--SUBSEQUENT EVENTS

  See PLATINUM's "Subsequent Events" footnote in the accompanying financial statements, included elsewhere in this Proxy Statement, for unaudited pro forma revenues and net income (loss) information of PLATINUM, LBMS, Mastering, Inc. and Logic.

                   DESCRIPTION OF CAPITAL STOCK OF PLATINUM

  The authorized capital stock of PLATINUM consists of 180,000,000 shares of Common Stock, $.001 par value per share (the "PLATINUM Common Stock"), and 10,000,000 shares of Class II Preferred Stock, $0.01 par value per share (the "Preferred Stock"), 1,000,000 shares of which (subject to adjustment upward or downward by PLATINUM's Board of Directors) have been designated as Series A Junior Participating Preferred Stock, and 1,775,000 of which (subject to adjustment upward or downward in accordance with PLATINUM's Restated Certificate of Incorporation, as amended (the "Certificate")) have been designated as Series B Preferred Stock. As of January 2, 1998, 63,753,657 shares of PLATINUM Common Stock were issued and outstanding; 1,768,421 shares of Series B Preferred Stock were subscribed; and no shares of the Series A Junior Participating Preferred Stock were issued or outstanding. The following description is a summary and is qualified in its entirety by reference to the provisions of PLATINUM's Restated Certificate of Incorporation, as amended, and its Bylaws, copies of which have been filed with and are available from the Commission and PLATINUM upon request.

COMMON STOCK

  Holders of PLATINUM Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of a majority of the shares of PLATINUM Common Stock represented at a meeting can elect all of the directors to be elected at that meeting. Holders of PLATINUM Common Stock are not permitted to act by written consent. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of PLATINUM Common Stock are entitled to receive ratably such dividends as may be declared by the PLATINUM Board of Directors out of funds legally available therefor. See "Comparative Per Share Market Price Data-- PLATINUM." In the event of a liquidation, dissolution, or winding up of PLATINUM, holders of the PLATINUM Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of PLATINUM Common Stock have no preemptive rights and have no right to convert their PLATINUM Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the PLATINUM Common Stock. All outstanding shares of PLATINUM Common Stock are, and any shares of PLATINUM Common Stock which are issued in connection with the Acquisition, when so issued, will be, fully paid and nonassessable.

PREFERRED STOCK

  The PLATINUM Board of Directors has the authority, without further action by the stockholders, to issue up to 8,231,579 shares of Preferred Stock in one or more series and to fix the voting powers, designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series. Because the PLATINUM Board of Directors has the power to establish the preferences and rights of the shares of any such series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights (including voting rights), senior to the rights of holders of PLATINUM Common Stock, which could adversely affect the rights of holders of PLATINUM Common Stock and could have the effect of delaying, deferring, or preventing a change in control of PLATINUM.

SERIES B PREFERRED STOCK

  Holders of shares of Series B Preferred Stock have voting rights only with respect to actions by PLATINUM which will materially and adversely change any of the rights, privileges and preferences of the Series B Preferred Stock. Shares of Series B Preferred Stock may only be transferred to PLATINUM, or any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with the holder of such shares. Shares of Series B Preferred Stock are convertible, at any time, into shares of PLATINUM Common Stock at the rate of one-for-one (subject to certain adjustments). Furthermore, each share of Series B Preferred Stock shall automatically be converted into shares of PLATINUM Common Stock at the rate of one-for-one (subject to certain adjustments) upon the improper transfer of any shares of Series B Preferred Stock by any holder thereof. In the event of any liquidation, dissolution, or winding up of PLATINUM, holders of Series B Preferred Stock are entitled to receive up to an amount equal to (i) $23.75 per share for each share of Series B Preferred Stock then held by them, plus
(ii) the amount of declared but unpaid dividends thereon.

PREFERRED STOCK PURCHASE RIGHTS

  The registered holders of PLATINUM Common Stock have the right (a "Right") to purchase from PLATINUM, for each share of PLATINUM Common Stock owned, one one-hundredth of a share of Class II Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Rights Shares"), of PLATINUM at a price of $125.00 per one one-hundredth of a Preferred Rights Share (the "Rights Purchase Price"), subject to adjustment. Each one-one hundredth of a Preferred Rights Share is entitled to one vote, a dividend equal to the dividend per share paid on the PLATINUM Common Stock, and a liquidation payment equal to the liquidation payment per share paid on the PLATINUM Common Stock. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between PLATINUM and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

  The Rights are not exercisable until the earlier of (i) the close of business on the tenth business day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding shares of PLATINUM Common Stock (an "Acquired Person"), or (ii) the close of business on the tenth business day (or such later date as may be determined by action of the PLATINUM Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by such person or group of 15% or more of the outstanding shares of PLATINUM Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date, the Rights will be evidenced by the certificates for the PLATINUM Common Stock, will be transferable only by the transfer of the shares of PLATINUM Common Stock (including a transfer to PLATINUM) will constitute a transfer of the Rights. As described below, after a person or group becomes an Acquiring Person, the Rights may not be redeemed or amended. The Rights will expire on January 5, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are redeemed earlier by PLATINUM, in each case, as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of PLATINUM as a result of the ownership of the Right, including, without limitation, the right to vote or to receive dividends.

  Until the Distribution Date (or earlier redemption or expiration of the Rights), certificates for the PLATINUM Common Stock issued upon the transfer or new issuance of shares of PLATINUM Common Stock will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of PLATINUM Common Stock will also constitute the transfer of Rights associated with the shares of PLATINUM Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of shares of PLATINUM Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

  At any time after the Distribution Date, each holder of a Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise and in lieu of Preferred Rights Shares, shares of PLATINUM Common Stock (or, in certain circumstances, cash, property or other securities of PLATINUM) having a value equal to two times the Rights Purchase Price. All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be void.

  At any time after the first date of public announcement by PLATINUM or an Acquiring Person that an Acquiring Person has become such (a "Shares Acquisition Date"), if (i) PLATINUM is the surviving corporation in a merger with any other company or entity, (ii) PLATINUM is acquired in a merger or other business combination transaction, or (iii) 50% or more of PLATINUM's consolidated assets or earning power are sold, each holder of a Right (other than those whose rights have become void) will thereafter have the right to receive, upon the exercise thereof at the then current Rights Purchase Price and in lieu of Preferred Rights Shares, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the exercise price of such Right.

  At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of PLATINUM Common Stock, the Board of Directors of PLATINUM may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, without any additional payment, for shares of PLATINUM Common Stock at an exchange ratio equal to one share of PLATINUM Common Stock (or a share of a class or series of PLATINUM's preferred shares having equivalent rights, preferences and privileges) per Right, subject to adjustment.

  With certain exceptions, no adjustment in the Rights Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Rights Purchase Price. No fractional Rights Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Rights Preferred Share, which may, at the election of PLATINUM, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Rights Preferred Shares on the last trading day prior to the date of exercise.

  At any time prior to the Shares Acquisition Date, the Board of Directors of PLATINUM may redeem all, but not less than all, of the Rights at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the PLATINUM Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  Any provisions of the Rights may be amended by the Board of Directors of PLATINUM prior to the Shares Acquisition Date. After the Shares Acquisition Date, the provisions of the Rights Agreement may be amended by the Board of Directors of PLATINUM in order to cure any ambiguity or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

  A copy of the Rights Agreement is available free of charge from PLATINUM. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

  The Rights have certain anti-takeover effects. The Rights should not interfere with any merger or business combination approved by the Board of Directors of PLATINUM because the Rights may be redeemed by PLATINUM at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of PLATINUM Common Stock. However, by causing substantial dilution to a person or group that attempts to acquire PLATINUM on terms not approved by PLATINUM's Board of Directors, the Rights may interfere with certain acquisitions, including acquisitions that may offer a premium over market price to some or all of PLATINUM's stockholders. The PLATINUM Board of Directors has stated that the Rights are not intended to prevent an acquisition of PLATINUM on terms that are favorable and fair to all stockholders.

CERTAIN CERTIFICATE AND BYLAWS PROVISIONS

  The Certificate and the Bylaws contain a number of provisions relating to corporate governance and to the rights of PLATINUM stockholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of PLATINUM. These provisions include (i) the classification of PLATINUM's Board of Directors into three classes, each class serving for staggered three year terms; (ii) restrictions on the removal of directors;
(iii) a requirement that special meetings of PLATINUM stockholders may be called only by the Board of Directors of PLATINUM and that PLATINUM stockholder action may be taken only at PLATINUM stockholder meetings and not by written consent; (iv) the authority of the Board of Directors of PLATINUM to issue series of Preferred Stock with such voting rights and other powers as it may determine; (v) a requirement that the affirmative vote of greater than 80% of the voting power of shares entitled to vote generally for the election of directors is required to amend provisions of the Certificate relating to
(a) the classification of PLATINUM's Board of Directors, (b) removal of directors, and (c) the inability of PLATINUM stockholders to call special meetings and to take action by written consent; (vi) a requirement that the Bylaws may only be amended (other than by PLATINUM's Board of Directors) by the vote of the holders of 66% of the shares entitled to vote generally for the election of directors; and (vii) notice requirements in the Bylaws relating to nominations to the Board of Directors of PLATINUM and to the raising of business matters at PLATINUM stockholder meetings.

DELAWARE GENERAL CORPORATION LAW

  PLATINUM is subject to the provisions of Section 203 of the DGCL ("Section 203"). Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder, unless (i) the transaction that results in the person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares), or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders. Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation, that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or
(ii) an affiliate or associate of the corporation and the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

  Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of
Section 203 may encourage persons interested in acquiring PLATINUM to negotiate in advance with PLATINUM's Board of Directors because the stockholder approval requirement would be avoided if a majority of the PLATINUM's directors then in office approve either the business combination or the transaction which results in the person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in management of PLATINUM. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

TRANSFER AGENT

  The transfer agent and registrar for the PLATINUM Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

  The following is a summary of certain provisions of the Deposit Agreement (including all exhibits thereto, the "Deposit Agreement") dated as of November 15, 1995 among LBMS, Morgan Guaranty Trust Company of New York, as depositary (the "Depositary"), and the registered holders ("Holders") from time to time of the

ADRs issued thereunder. This summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the principal office of the Depositary in New York (the "Principal New York Office"), which is presently located at 60 Wall Street, New York, New York 10260. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Deposit Agreement.

  ADRs evidencing ADSs are issuable by the Depositary pursuant to the terms of the Deposit Agreement. Each ADS represents, as of the date hereof, the right to receive two Ordinary Shares deposited under the Deposit Agreement (together with any additional Ordinary Shares deposited thereunder and all other securities, property and cash received and held thereunder at any time in respect of or in lieu of such deposited Ordinary Shares, the "Deposited Securities") with the Custodian, currently the London office of Morgan Guaranty Trust Company of New York (together with any successor or successors thereto, the "Custodian"). An ADR may evidence any number of ADSs. Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and LBMS as Holders.

DEPOSIT, TRANSFER AND WITHDRAWAL

  In connection with the deposit of Ordinary Shares under the Deposit Agreement, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order an ADR or ADRs evidencing the number of ADSs representing such deposited Ordinary Shares (a "Delivery Order"); (b) proper endorsement or duly executed instruments of transfer in respect of such deposited Ordinary Shares;
(c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Ordinary Shares or indemnity therefor; and,
(d) proxies entitling the Custodian to vote such deposited Ordinary Shares until the Ordinary Shares are registered in the name of the Custodian or its nominee. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary or its nominee or the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in the Deposit Agreement.

  After any such deposit of Ordinary Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement, shall execute and deliver at the Transfer Office which is presently located at the Principal New York Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

  Subject to the terms and conditions of the Deposit Agreement, the Depositary may so issue ADRs for delivery at the Transfer Office only against deposit with the Custodian of: (a) Ordinary Shares in form satisfactory to the Custodian; (b) rights to receive Ordinary Shares from LBMS or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) other rights to receive Ordinary Shares (until such Ordinary Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Ordinary Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Ordinary Shares for the account of the Depositary and (d) will deliver such Ordinary Shares to the

Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20% of all such ADSs. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Ordinary Shares, the Depositary may accept deposits together with other specified instruments for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Ordinary Shares under the Deposit Agreement represents and warrants that such Ordinary Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Ordinary Shares are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Ordinary Shares and issuance of ADRs.

  Subject to the terms and conditions of the Deposit Agreement, upon surrender of an ADR in form satisfactory to the Depositary at the Transfer office, the Holder thereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the Holder thereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or the ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

DISTRIBUTIONS ON DEPOSITED SECURITIES

  Subject to the terms and conditions of the Deposit Agreement, to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's
ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in the Deposit Agreement ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the U.S. by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for-such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that in its judgment any foreign currency received by it cannot be converted on a reasonable basis and transferred to the U.S., the Depositary may distribute the foreign currency received by it or, at its discretion, hold such foreign currency, uninvested and without liability for interest thereon, for the respective accounts of the Holders entitled to receive the same. (b) Ordinary Shares. (i) Additional ADRs evidencing whole ADSs representing any Ordinary Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Ordinary Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Ordinary Shares received in a Share Distribution, which Ordinary Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights.
(i) warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Ordinary Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that LBMS timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute same (LBMS has no obligation to so furnish such evidence), or (ii) to the extent LBMS does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent LBMS does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the U.S. for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

  To the extent that the Depositary determines in its discretion that any distribution is not practicable with respect to any Holder, the Depositary may make such distribution as it so determines is practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

  There can be no assurance that the Depositary will be able to effect any currency conversion or to sell or otherwise dispose of any distributed or offered property, subscription or other rights, Ordinary Shares or other securities in a timely manner or at a specified rate or price, as the case may be.

DISCLOSURE OF INTERESTS

  To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Ordinary Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any LBMS instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such LBMS instructions.

  Notwithstanding any other provision of the Deposit Agreement or the ADRs, each Holder agrees to provide such information as LBMS may request in a disclosure notice (a "Disclosure Notice") given pursuant to the Companies Act or the Articles. Each Holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Ordinary Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include, the withdrawal of the voting rights of such Ordinary Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Ordinary Shares. In addition, each Holder agrees to comply with the provisions of the Companies Act with regard to the notification to LBMS of interests in Ordinary Shares, which currently provide, inter alia, that any Holder who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more of the outstanding Ordinary Shares, or is aware that another person for whom it holds such ADRs is so interested, must within two business days after becoming so interested or so aware (and thereafter in certain circumstances upon any change to the particulars previously notified) notify LBMS as required by the Companies Act.

RECORD DATES

  The Depositary may, after consultation with LBMS if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by LBMS) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

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

VOTING OF DEPOSITED SECURITIES

  As soon as practicable after receipt from LBMS of notice of any meeting or solicitation of consents or proxies of holders of Ordinary Shares or other Deposited Securities, the Depositary shall mail to Holders a notice stating
(a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by LBMS. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

INSPECTION OF TRANSFER BOOKS

  The Deposit Agreement provides that the Depositary will keep books at its Transfer Office for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by the Holders and LBMS for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Deposit Agreement.

REPORTS AND OTHER COMMUNICATIONS

  The Depositary shall make available for inspection by Holders at the Transfer Office any reports and communications received from LBMS which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by LBMS. The Depositary shall also send to the Holders copies of such reports when furnished by LBMS. Any such reports and communications furnished to the Depositary by LBMS shall be furnished in English.

  On or before the first date on which LBMS gives notice, by publication or otherwise, of any meeting of holders of Ordinary Shares or other Deposited Securities, or of any adjourned meeting of such holders, or the taking of any action by such holders other than at a meeting, LBMS shall transmit to the Depositary and the Custodian a copy of the notice thereof (in English) in the form given or to be given to holders of Ordinary Shares or other Deposited Securities. The Depositary will, at LBMS' expense, arrange for the prompt mailing of copies thereof to all Holders. In connection with any registration statement under the Securities Act of 1933 relating to the ADRs or with any undertaking contained therein, LBMS and the Depositary shall each furnish to the other and to the U.S. Securities and Exchange Commission or any successor governmental agency such information as shall be required to make such filing or comply with such undertakings. LBMS has delivered to the Depositary, the Custodian and an Transfer Office, a copy of all provisions of or governing the Ordinary Shares and any other Deposited Securities issued by LBMS or any affiliate of LBMS and, promptly upon any change thereto LBMS shall deliver to the Depositary, the Custodian and any Transfer Office, a copy of such provision as so changed. The Depositary and its agents may rely upon LBMS' delivery thereof for all purpose of the Deposit Agreement.

CHANGES AFFECTING DEPOSITED SECURITIES

  Subject to the terms and conditions of the Deposit Agreement, the Depositary may, in its discretion, amend the form of ADR or distribute additional or amended ADRs (with or without calling the ADRs for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any

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

recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of LBMS, and to the extent the Depositary does not so amend the ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

  The ADRs and the Deposit Agreement may be amended by LBMS and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

  The Depositary may, and shall at the written direction of LBMS, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the ADRs, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, LBMS shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

CHARGES OF DEPOSITARY

  The Depositary may charge each person to whom ADRs are issued against deposits of Ordinary Shares including deposits in respect of Share Distributions, Rights and Other Distributions and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. LBMS will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between LBMS and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Ordinary Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Ordinary Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Ordinary Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Ordinary Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

LIABILITY OF HOLDERS FOR TAXES

  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to the ADRs, any Deposited Securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder thereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination thereof or, subject to the terms and conditions of the Deposit Agreement, any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder thereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder thereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Deposited Securities. In connection with any distribution to Holders, LBMS will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by LBMS; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Ordinary Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

GENERAL LIMITATIONS

  The Depositary, LBMS, their agents and each of them shall: (a) incur no liability (i) if any present or future law, regulation of any country or of any governmental or regulatory authority or stock exchange, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or the ADRs provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or the ADRs; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in the ADRs and the Deposit Agreement without gross negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the ADRs; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and LBMS may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in a class of securities of LBMS and its affiliates and in ADRs. LBMS has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify LBMS against losses incurred by LBMS to the extent such losses are due to the negligence or bad faith of the Depositary.

  Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the terms and conditions of the Deposit Agreement, the withdrawal of any Deposited Securities, LBMS, the Depositary or the Custodian may require (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Ordinary Shares or other Deposited Securities upon any applicable register, and (iii) any applicable charges as provided in the Deposit Agreement; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The

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

issuance of ADRs, the acceptance of deposits of Ordinary Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the terms of the Deposit Agreement, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or LBMS.

GOVERNING LAW

  The Deposit Agreement is governed by and shall be construed in accordance with the laws of the State of New York.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

  The Depositary is Morgan Guaranty Trust Company of New York, a New York banking corporation, which has its principal office located in New York, New York. Morgan Guaranty Trust Company of New York is a commercial bank offering a wide range of banking and trust services to its customers in the New York metropolitan area, throughout the U.S. and around the world. The Consolidated Balance Sheets of J.P. Morgan & Co. Incorporated ("J.P. Morgan"), the parent corporation of Morgan Guaranty Trust Company of New York, are set forth in the most recent Annual Report and Form 10-Q. The Annual Report, Form 10-K and Form 10-Q of J.P. Morgan are on file with the Securities and Exchange Commission. The Articles of Association of Morgan Guaranty Trust Company of New York and By-Laws together with the annual report, Form 10-K and Form 10-Q of J.P. Morgan will be available for inspection at the Principal New York Office of the Depositary.

                       COMPARISON OF SHAREHOLDER RIGHTS

  Upon consummation of the Acquisition, the shareholders of LBMS, a company incorporated in England and Wales under the Companies Acts 1948 to 1976 (the "Companies Act"), will become shareholders of PLATINUM, a Delaware corporation. The Delaware General Corporation Law (the "DGCL") and English Company Law, including the U.K. Companies Act 1985 (the "Companies Act"), differ in many respects, and these differences will result in changes in the rights of LBMS shareholders. The following description summarizes certain differences between the DGCL and English Company Law that may affect the rights of LBMS shareholders as a result of the Acquisition. No securities of LBMS are currently listed on any stock exchange other than the Nasdaq National Market. The U.K. Panel on Takeovers and Mergers has recently confirmed that the provisions of the City Code on Takeovers and Mergers (the "City Code") do not apply to LBMS in relation to the Acquisition. The protections afforded to shareholders of a company to which the City Code applies are not available to holders of Ordinary Shares and ADRs and are not therefore summarized here.

  This summary is not, and does not purport to be, complete and does not purport to identify all differences that may, under given fact situations, be material to LBMS shareholders. This summary is qualified in its entirety by reference to the corporate laws of Delaware and of England and Wales and the governing instruments of LBMS and PLATINUM.

SHAREHOLDER VOTING

  The DGCL generally requires a majority vote of the shares of stock of each constituent corporation outstanding and entitled to vote in order to effectuate an acquisition between two Delaware corporations (Section 251) or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign" corporation) (Section 252). Under English law, the voting rights of shareholders are governed by a company's articles of association, subject to the statutory right of shareholders to demand a poll (a vote by the number of shares held) at a general meeting. Cumulative voting is essentially unknown under English law. An ordinary resolution (e.g., a resolution for the election of directors, the approval of financial statements, the appointment of auditors, the increase of authorized share capital or the grant of authority to allot shares) requires the affirmative vote of a majority of the members present in person in the case of a vote by show of hands, or present in person

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

or by proxy and holding shares conferring in the aggregate a majority of the votes actually cast on the ordinary resolution, in the case of a vote by poll. A special resolution (e.g., a resolution amending the articles of association, changing the name of the company or waiving statutory preemptive rights on the issue of new shares for cash) or an extraordinary resolution (e.g., a resolution modifying the rights of any class of shares at a meeting of the holders of such class or relating to certain matters concerning the liquidation of the company) requires the affirmative vote of not less than three-fourths of the shareholders present in person, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate at least three-fourths of the votes actually cast on the resolutions, in the case of a vote by poll. In the case of a tie, the chairman of the meeting is entitled to cast a deciding vote.

SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

  Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or group, other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation, who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

  For purposes of Section 203, the term "business combination" is defined broadly to include acquisitions with or caused by the interested shareholder; sales or other dispositions to the interested shareholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested shareholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); and receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

  The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder; (ii) the interested shareholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him an interested shareholder (excluding shares held by certain affiliates of the corporation); or (iii) on or after the date such person becomes an interested shareholder, the business combination is approved by both the board of directors and 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder).

  Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, is quoted by an interdealer quotation system such as Nasdaq or is held of record by more than 2,000 shareholders. A Delaware corporation may elect in its original certificate of incorporation, or by amending its certificate of incorporation or by-laws, that it will not be governed by Section 203. Any such amendment must be approved by the shareholders and may not be further amended by the board of directors. PLATINUM has not "opted out" of the provisions of Section 203.

  Under English law, certain transactions between a company and its directors must be approved by the shareholders (by way of ordinary resolution). The relevant transactions are those involving the acquisition by the company from a director (or vice versa) of a non-cash asset with a value exceeding (Pounds)100,000 or 10% of the company's asset value.

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APPRAISAL RIGHTS

  Section 262 of the DGCL provides for appraisal rights only in the case of a statutory acquisition or consolidation of the corporation where the petitioning stockholder does not consent to the transaction. In addition, no appraisal rights are available where the corporation is to be the surviving corporation and a vote of its stockholders is not required under DGCL Section 251(f). There are also no appraisal rights, unless otherwise provided for in a corporation's certificate of incorporation, for shares listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by more than 2,000 holders of record, unless such stockholders would be required to accept anything other than shares of the surviving corporation, shares of another corporation so listed or held by such number of holders of record, cash in lieu of fractional shares of such stock or any combination thereof. The Restated Certificate of Incorporation of PLATINUM does not provide for such additional appraisal rights. PLATINUM is designated as a national market system security and thus its stockholders do not have statutory dissenters' rights.

  English law does not provide for appraisal rights in a scheme of arrangement. Once a scheme has been approved by the shareholders and the High Court, and the Court Order sanctioning it has been registered at the Companies Registry, all shareholders of the relevant class are bound by the terms of the scheme; a dissenting shareholder would have no rights comparable to the dissenters' rights described below.

  The Companies Act provides that where a takeover offer (as defined therein) is made for the shares of a company incorporated in the United Kingdom and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates, the offeror may, within two months of reaching the nine-tenths level, by notice require shareholders who do not accept the offer to transfer their shares on the terms of the offer. On an application by a dissenting shareholder within six weeks of the date on which such notice was given objecting to the transfer or its proposed terms, the court has a discretion to order that the acquisition not take effect. The Court is unlikely (absent fraud or oppression) to exercise this discretion, but it may specify such other terms for the transfer as it finds appropriate. A minority shareholder is also entitled in these circumstances to require the offeror to acquire such shareholder's shares on the terms of the offer.

AMENDMENT OF BY-LAWS

  Section 109 of the DGCL provides that the power to adopt, amend or repeal by-laws shall be in the shareholders entitled to vote, provided that a corporation may, in its certificate of incorporation, confer such powers on the board of directors. In accordance with the Restated Certificate of Incorporation of PLATINUM, the PLATINUM Board is expressly authorized to make, alter, amend or repeal the By-laws of PLATINUM; provided, however, that if such action is to be taken by stockholders, the affirmative vote of 66 2/3% of the total votes eligible to be cast by stockholders is required.

  Under English law, the shareholders have the authority to alter, delete, substitute or add to most provisions of a company's memorandum and all provisions of its articles of association by special resolution subject, in the case of certain alterations to the memorandum of association, to the right of dissenting shareholders to apply to the courts to cancel the alterations. Under English law, the board of directors is not authorized to change the memorandum or the articles of association. Where an English company has issued shares of more than one class, amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to such class and the nature of the amendments, also require approval of the classes affected in separate class meetings.

LIMITATION ON DIRECTORS' LIABILITY, INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 102 of the DGCL allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its shareholders for monetary

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damages for breach of fiduciary duty as a director. Section 102 of the DGCL does not, however, permit a corporation to limit or eliminate the personal liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) intentional or negligent payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derives an improper personal benefit. The Restated Certificate of Incorporation of PLATINUM provides for limitations on directors' liability to the fullest extent permitted by the DGCL.

  English law does not permit a company to exempt any director or other officer of the company or any person employed by the company as auditor from any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

  Section 145 of the DGCL provides that a corporation may indemnify any of its officers and directors party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another organization by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. The Restated Certificate of Incorporation of PLATINUM provide for indemnification of officers and directors of PLATINUM to the maximum extent and in the manner permitted by the DGCL.

  English law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as auditor against any liability which by virtue of any rule of law would otherwise attach to such person in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director, officer or auditor in defending any legal proceedings (whether civil or criminal) in which judgment is given in such person's favor or in which such person is acquitted or in certain instances where, although liable, a court finds that such director, officer or auditor acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court. Subject to the provisions of the Companies Act, LBMS' Articles of Association provide for the indemnification of directors and officers against costs, charges, expenses, losses, and liabilities incurred by such directors and officers. Section 310 of the Companies Act enables companies to purchase and maintain insurance for directors, officers and auditors against any liability which would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust in relation to the company.

CUMULATIVE VOTING FOR DIRECTORS

  Section 214 of the DGCL permits cumulative voting for directors to the extent provided for in a Delaware corporations's certificate of incorporation. The Restated Certificate of Incorporation of PLATINUM does not provide for cumulative voting. As a result, the shareholders of PLATINUM do not have cumulative voting rights. The elimination of cumulative voting limits the ability of minority shareholders to obtain representation on the PLATINUM Board. English law does not have a concept of cumulative voting.

CLASSIFIED BOARD OF DIRECTORS

  A classified board is one with respect to which a certain number of the directors, but not necessarily all, are elected on a rotating basis each year. The DGCL permits, but does not require, a Delaware corporation to provide in its certificate of incorporation for a classified board of directors, pursuant to which the directors can be divided into up to three classes of directors with staggered terms of office, with only one class of directors to be elected each year for a maximum term of three years.

  PLATINUM's Restated Certificate of Incorporation currently provides that the Board of Directors shall be divided into three classes, each class consisting as nearly as possible of one-third of the total number of directors, with each class having a three-year term.

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REMOVAL OF DIRECTORS

  Under Section 141 of the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except (i) unless the certificate of incorporation otherwise provides, in the case of a corporation having a classified board, stockholders may effect such removal only for cause and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors. PLATINUM's Restated Certificate of Incorporation provides that directors may be removed only with cause by a vote of a majority of the combined voting power of PLATINUM's outstanding stock.

  Under the Companies Act, shareholders have the right to remove a director by ordinary resolution of which special notice (28 clear days) has been given to the company.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

  Section 223 of the DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or by-laws of the corporation (PLATINUM's Restated Certificate of Incorporation and By-laws do not provide otherwise) or
(ii) the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy (PLATINUM's Restated Certificate of Incorporation does not have such a provision). In addition, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of shareholders holding at least ten percent of the shares outstanding at the time and entitled to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Such elections are to be conducted in accordance with the procedures provided by the DGCL. Unless otherwise provided in the certificate of incorporation or by-laws, when one or more directors resign from the board, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy. PLATINUM's By-laws limit this provision with respect to directors that have resigned such that it applies only where the director has resigned, effective at a future date.

  Under English law, shareholders of an English public company may, by ordinary resolution at a meeting at which any director retires by rotation, appoint a person who is willing to be a director either to fill a vacancy or as an additional director. The board of directors also has the power to appoint a director to fill a vacancy or as an additional director, subject to such conditions as may be set out in the company's articles of association, provided that such appointment will only last until the next following annual general meeting of the company, at which the director concerned may be re-elected.

SPECIAL MEETINGS

  Under Section 211 of the DGCL, special meetings of shareholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or by-laws. Under PLATINUM's By-laws, a special meeting of shareholders may be called only by the Board of Directors.

  Under English law, an extraordinary general meeting of shareholders may be called by the board of directors or by requisition of shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings.

SHAREHOLDER PROPOSALS

  The PLATINUM Bylaws provide that, to be timely, a stockholder must deliver written notice to, or mail such written notice so that it is received by the Secretary of PLATINUM at the principal executive offices of

PLATINUM, not less than 120 nor more than 150 days prior to the first anniversary of the date of PLATINUM's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders except that if no annual meeting of stockholders or election by consent was held in the previous year or if the date of the meeting has been changed from the previous year's meeting date, a proposal must be received within 10 days after the meeting date has been "publicly disclosed."

CONFLICT OF INTEREST

  The PLATINUM Bylaws provide that no contract entered into between PLATINUM and one or more of its directors or officers or between PLATINUM and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because the director or officer is present or participates in a meeting which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if: (i) the director or officer's relationship or interest in the contract or transaction are disclosed to the disinterested directors and the disinterested directors in good faith authorize the contract or transaction;
(ii) the material facts as to the director or officer's relationship or interest in the contract are disclosed to the stockholders entitled to vote thereon, and a contract is approved in good faith by the vote of the stockholders; or (iii) the contract is fair as to the corporation as of the time it is authorized, by the Board of Directors, or by the stockholders.

ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS

  Under the DGCL, stockholders may execute an action by written consent in lieu of a stockholders meeting. The DGCL permits a corporation to eliminate such actions by written consent in its certificate of incorporation. Under PLATINUM's Restated Certificate of Incorporation, such actions by written consent are prohibited.

INSPECTION RIGHTS

  Section 220 of the DGCL provides that any shareholder, upon written demand stating the purpose of the inspection, shall have the right to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records.

  Except when closed in accordance with the provisions of the Companies Act, the register and index of names of shareholders of an English public company may be inspected during business hours by its shareholders, without charge and by other persons upon payment of a (Pounds)0.05 charge, and copies may be obtained on payment of a charge. The shareholders of an English public company, may, without charge, also inspect the minutes of meetings of the shareholders during business hours and obtain copies upon payment of a charge. The published annual accounts of an English public company are required to be laid before the shareholders in a general meeting and each shareholder is entitled to a copy of such accounts. The shareholders of LBMS have no right to inspect the accounting records of the company or minutes of meetings of directors. Certain registers required to be kept by LBMS are open to public inspection and service contracts of directors of the company (which have more than twelve months unexpired or require more than twelve months' notice to terminate) must be available for inspection during business hours. Rights of inspection during business hours mean that LBMS must make the register, index or document available for inspection for not less than two hours during the period between 9:00 a.m. and 5:00 p.m. on each business day.

ELECTION OF DIRECTORS

  The PLATINUM's Restated Certificate of Incorporation provides that the PLATINUM Board shall consist of at least six and no more than 11 members and that such number shall otherwise be fixed from time to time by resolution of the PLATINUM Board.

  The Articles of Association of LBMS provide that the LBMS Board shall consist of not less than 2 directors and that the number of directors may be increased to a maximum of 20.

                            INDEPENDENT ACCOUNTANTS

  The consolidated financial statements of PLATINUM, as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, appearing in this Proxy Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Proxy Statement.

  The consolidated financial statements of LBMS, as of April 30, 1996 and 1997, and for each of the three years in the period ended April 30, 1997 included in this Proxy Statement have been audited by Price Waterhouse LLP, independent accounts, as stated in the report.

  Representatives of Price Waterhouse LLP are expected to be present at the EGM and to be available to respond to appropriate questions.

                    PROPOSALS BY LBMS SHAREHOLDERS FOR THE
                  1998 ANNUAL GENERAL MEETING OF SHAREHOLDERS

  If the Acquisition is not consummated, or if it is not consummated within the time period currently contemplated, LBMS will hold a 1998 Annual General Meeting of Shareholders. As described in LBMS' proxy statement relating to its 1997 Annual General Meeting of Shareholders, in order for proposals of LBMS' shareholders to be considered for inclusion in the proxy statement relating to its 1998 Annual General Meeting, such proposals must have been received not later than July 1, 1998 at its principal office, 1800 West Loop South, Suite 900, Houston, Texas 77027, U.S.A., Attention: Company Secretary.

                              PROXY SOLICITATION

  The cost of soliciting proxies will be paid by LBMS. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of LBMS by mail, telegram or personally.

  Shareholders are urged to return their proxies without delay.

                         INDEX TO FINANCIAL STATEMENTS

                                      LBMS

Consolidated Balance Sheet as of January 31, 1998 (unaudited) and April
 30, 1997.................................................................   F-2
Consolidated Statement of Operations for the three and nine months ended
 January 31, 1998 (unaudited) and January 31, 1997 (unaudited)............   F-3
Consolidated Statement of Cash Flows for the nine months ended January 31,
 1998 (unaudited) and January 31, 1997 (unaudited)........................   F-4
Notes to the Consolidated Financial Statements............................   F-5
Report of Independent Accountants.........................................   F-8
Consolidated Balance Sheet as of April 30, 1996 and 1997..................   F-9
Consolidated Statement of Operations for the three years ended April 30,
 1997.....................................................................  F-10
Consolidated Statement of Shareholders' (Deficit) Equity for the three years ended April 30, 1997...............................................  F-11
Consolidated Statement of Cash Flows for the three years ended April 30,
 1997.....................................................................  F-12
Notes to Consolidated Financial Statements................................  F-13
Financial Statement Schedules:
Schedule II--Valuation and Qualifying Accounts and Reserve................  F-23
All other schedules are omitted because they are not applicable or the re-
 quired information is shown in the financial statements or notes thereto.
PLATINUM
Report of KPMG Peat Marwick LLP...........................................  F-24
Consolidated Balance Sheets as of December 31, 1996 and 1997..............  F-25
Consolidated Statements of Operations for the years ended December 31,
 1995, 1996 and 1997......................................................  F-26
Consolidated Statements of Stockholders' Equity for the years ended Decem-
 ber 31, 1995, 1996 and 1997..............................................  F-27
Consolidated Statements of Cash Flows for the years ended December 31,
 1995, 1996 and 1997......................................................  F-28
Notes to Consolidated Financial Statements................................  F-29

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                           CONSOLIDATED BALANCE SHEET
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                          JANUARY 31, APRIL 30,
                                                             1998       1997
                                                          ----------- ---------
                                                          (UNAUDITED) (AUDITED)
                         ASSETS
Current assets:
  Cash and cash equivalents..............................  $ 10,321   $  8,461
  Trade accounts receivable..............................     2,035      4,358
  Other current assets...................................     1,005      1,023
                                                           --------   --------
    Total current assets.................................    13,361     13,842
Furniture, fixture and equipment, net....................     1,575      1,512
                                                           --------   --------
    Total assets.........................................  $ 14,936   $ 15,354
                                                           ========   ========
     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of indebtedness.....................  $    165   $    745
  Accounts payable.......................................       664        486
  Deferred revenue.......................................     3,265      3,534
  Accrued liabilities....................................     3,992      5,778
  Executive Share Option Trust indebtedness..............       --         977
                                                           --------   --------
    Total current liabilities............................     8,806     11,520
                                                           --------   --------
Indebtedness.............................................       160        238
Other liabilities........................................     5,928      8,843
                                                           --------   --------
    Total liabilities....................................    14,174     20,601
                                                           --------   --------
Shareholders' equity (deficit):
  Ordinary shares, 10 pence par value....................     4,380      4,267
  Additional paid-in capital.............................    21,753     20,330
  Executive Share Option Trust indebtedness..............                 (977)
  Cumulative translation adjustment......................      (271)      (372)
  Accumulated deficit....................................   (25,100)   (28,495)
                                                           --------   --------
    Total shareholders' equity (deficit).................       762     (5,247)
                                                           --------   --------
Commitments and contingencies
    Total liabilities and shareholders' equity (defi-
     cit)................................................  $ 14,936   $ 15,354
                                                           ========   ========

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                  (UNAUDITED)

                                     THREE MONTHS ENDED    NINE MONTHS ENDED
                                         JANUARY 31,          JANUARY 31,
                                     --------------------  -------------------
                                       1998       1997       1998      1997
                                     ---------  ---------  --------  ---------
Revenue:
  Product licenses.................  $   3,226  $   3,402  $ 11,978  $   8,163
  Services.........................      2,052      2,165     5,731      7,510
                                     ---------  ---------  --------  ---------
  Total revenue....................      5,278      5,567    17,709     15,673
                                     ---------  ---------  --------  ---------
Costs and expenses:
  Cost of product licenses.........         15         54        53        123
  Cost of services.................        975        826     2,786      3,363
                                     ---------  ---------  --------  ---------
    Total cost of revenue..........        990        880     2,839      3,486
                                     ---------  ---------  --------  ---------
Gross margin.......................      4,288      4,687    14,870     12,187
                                     ---------  ---------  --------  ---------
Sales and marketing................      2,426      2,395     7,723      9,134
Research and development...........      1,418      1,104     3,662      4,263
General and administrative.........        675        584     1,983      2,470
Restructuring charge (recovery)....       (234)    (3,512)   (1,490)    14,109
                                     ---------  ---------  --------  ---------
  Total operating expenses.........      4,285        571    11,878     24,976
                                     ---------  ---------  --------  ---------
Operating income (loss)............          3      4,116     2,992    (17,789)
Interest income....................        119         85       352        327
Interest expense...................         (9)       (26)      (49)       (95)
Other income.......................                                         15
                                     ---------  ---------  --------  ---------
Income (loss) from continuing oper-
 ations before income taxes........        113      4,175     3,295    (17,542)
Income tax benefit.................        100        150       100        150
                                     ---------  ---------  --------  ---------
Net Income (loss)..................  $     213  $   4,325  $  3,395  $ (17,392)
                                     =========  =========  ========  =========
Operating income (loss) per Ordi-
 nary Share........................  $    0.00  $    0.16  $   0.11  $   (0.70)
                                     =========  =========  ========  =========
Operating income (loss) per Ordi-
 nary Share - assuming dilution....  $    0.00  $    0.16  $   0.11  $   (0.70)
                                     =========  =========  ========  =========
Net income (loss) per Ordinary
 Share.............................  $    0.01  $    0.17  $   0.13  $   (0.68)
                                     =========  =========  ========  =========
Net income (loss) per Ordinary
 Share - assuming dilution.........  $    0.01  $    0.16  $   0.12  $   (0.68)
                                     =========  =========  ========  =========

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                           NINE MONTHS ENDED
                                                              JANUARY 31,
                                                           -------------------
                                                             1998      1997
                                                           --------  ---------
Cash flow from operating activities:-
  Net income (loss)....................................... $  3,395  $ (17,392)
  Adjustments to reconcile net income (loss) to cash used
   by operating activities:
   Depreciation and amortization..........................      337        378
   Write-off / (recovery) of net assets from restructur-
    ing...................................................   (1,490)     1,412
   Changes in current assets and liabilities, net of the
    effect of net asset
    write-offs from restructuring:
    Trade accounts receivable.............................    2,323      3,869
    Other current assets..................................       18      1,058
    Accounts payable......................................      178     (1,142)
    Accrued restructuring.................................   (1,941)    10,024
    Accrued legal settlement..............................     (672)      (665)
    Other accrued liabilities.............................     (684)      (431)
    Deferred revenue......................................     (269)     1,959
   Other noncurrent assets and liabilities, net...........      187       (628)
                                                           --------  ---------
    Net cash provided (used) by operating activities......    1,382     (1,558)
                                                           --------  ---------
Cash flows from investing activities:
  Purchases of furniture, fixtures and equipment..........     (400)      (227)
                                                           --------  ---------
    Net cash used by investing activities.................     (400)      (227)
                                                           --------  ---------
Cash flows from financing activities:
  Repayments of indebtedness..............................   (1,635)      (432)
  Sale of ESOT Ordinary Shares, net.......................    1,636
  Issuance of Ordinary Shares, net........................      877        (28)
                                                           --------  ---------
    Net cash provided (used) by financing activities......      878       (460)
                                                           --------  ---------
Increase (decrease) in cash...............................    1,860     (2,245)
Beginning cash and cash equivalents.......................    8,461     10,960
                                                           --------  ---------
Ending cash and cash equivalents.......................... $ 10,321  $   8,715
                                                           ========  =========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           FOR THE NINE MONTHS ENDED
                               JANUARY 31, 1998
                                   UNAUDITED

NOTE 1--BASIS OF PRESENTATION:

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States for interim financial reporting and in accordance with Form 10-Q and Rule 10.01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles of the United States for complete financial statements. In the opinion of management, the unaudited consolidated financial statements contained in this report reflect all adjustments, consisting of only normal recurring adjustments considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. Operating results for interim periods are not necessarily indicative of results for the full year. These unaudited consolidated financial statements, footnote disclosures and other information should be read in conjunction with the financial statements and the notes thereto included in the Company's annual 10-K filed with the Securities and Exchange Commission on July 29, 1997.

NOTE 2--SHAREHOLDERS' EQUITY:

  In the period May 1, 1997 through January 31, 1998, options to purchase 534,479 Ordinary Shares at exercise prices of $0.69 to $1.50 per share were exercised. At January 31, 1998, there were options to purchase 4,370,491 Ordinary Shares. In November 1997, the shareholders formally approved an amendment to the 1996 Stock Option Plan (the Plan) to increase the maximum number of shares available in the Plan by 1.5 million Ordinary Shares.

  In June 1997, the Company's Executive Share Option Trust (the Trust) completed a Private Placement for 988,240 of restricted Ordinary Shares of the Company and repaid approximately $1.0 million of indebtedness to a Bank with proceeds from the sale; consequently, the Company was released from its guarantee of the indebtedness. The Company recognized an increase of $0.7 million in Additional Paid in Capital which represents the net proceeds of the sale after the repayment of indebtedness and transaction cost.

  The Company issued 144,960 Ordinary Shares and the Trust issued 36,000 Ordinary Shares to the Company's employees during the nine months ended January 31, 1998 under the Employee Stock Purchase Plan. Consequently, the Company recognized an increase to its equity accounts of $0.3 million.

NOTE 3--EARNINGS PER ORDINARY SHARE:

  Statement of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS 128) became effective for periods ending after December 15, 1997. SFAS 128 requires the presentation of basic and diluted EPS and EPS amounts reported for previous periods are to be restated. Basic EPS is calculated by dividing income available to common shareholders by the weighted average number of Ordinary Shares outstanding during the period. Diluted EPS is calculated by dividing income available to common shareholders by the weighted average number of Ordinary Shares outstanding adjusted to reflect options, to the extent they are dilutive, less the number of shares that could have been repurchased with the exercise proceeds using the treasury stock method. The EPS calculations below are in thousands except for per share information and all prior periods have been restated to comply with SFAS 128:

                                                      NET EFFECTS OF  DILUTED
                                       BASIC EARNINGS DILUTIVE SHARE EARNINGS
                                         PER SHARE       OPTIONS     PER SHARE
                                       -------------- -------------- ---------
For the three months ended January
 31, 1998:
  Net income                              $    213          --       $    213
  Ordinary Shares                           26,179        1,808        27,987
                                          --------        -----      --------
                                          $   0.01                   $   0.01
                                          ========                   ========
For the three months ended January
 31, 1997:
  Net income                              $  4,325          --       $  4,325
  Ordinary Shares                           25,555          780        26,335
                                          --------        -----      --------
                                          $   0.17                   $   0.16
                                          ========                   ========
For the nine months ended January 31,
 1998:
  Net income                              $  3,395          --       $  3,395
  Ordinary Shares                           26,036        1,808        27,844
                                          --------        -----      --------
                                          $   0.13                   $   0.12
                                          ========                   ========
For the nine months ended January 31,
 1997:
  Net loss                                ($17,392)         --       ($17,392)
  Ordinary Shares                           25,543          --         25,543
                                          --------        -----      --------
                                          ($  0.68)                  ($  0.68)
                                          ========                   ========

NOTE 4--RESTRUCTURING CHARGE:

  In August 1996, the Board of Directors approved a plan to restructure the Company's operations. Under the approved plan, the Company recorded a restructuring charge of $17.6 million in the three months ending October 31, 1996. During the nine months ended January 31, 1998, the Company recorded a restructuring benefit of $1.5 million related to the subleasing and/or buy out of various abandoned leases. At January 31, 1998, the Company had approximately $6.4 million of the restructuring liabilities remaining. These primarily relate to abandoned lease costs which will be paid out through the year 2014. Minimum lease commitments for the abandoned leases before existing subleases for fiscal years ending April 30 are as follows:

                 1998        $  244
                 1999           965
                 2000           763
                 2001           606
                 2002           403
                 Thereafter   4,531
                             ------
                             $7,512
                             ======

Sublease income from noncancellable sublease agreements related to the rental agreements which have been abandoned for fiscal years ending April 30 are as follows:

                 1998        $  115
                 1999           428
                 2000           262
                 2001           225
                 2002            46
                 Thereafter
                             ------
                             $1,076
                             ======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Learmonth & Burchett Management Systems Plc

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Learmonth & Burchett Management Systems Plc and its subsidiaries (the Company) at April 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Houston, Texas
June 7, 1997

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                           CONSOLIDATED BALANCE SHEET

            (AMOUNTS IN THOUSANDS, EXCEPT FOR PAR VALUE INFORMATION)

                                                                 APRIL 30,
                                                              ----------------
                                                               1996     1997
                                                              -------  -------
                           ASSETS
                           ------
Current assets:
  Cash and cash equivalents.................................. $10,960  $ 8,461
  Trade accounts receivable, net of allowance for returns of
   $526 and $780.............................................   9,579    4,358
  Other current assets.......................................   3,498    1,023
                                                              -------  -------
    Total current assets.....................................  24,037   13,842
Furniture, fixtures and equipment, net.......................   2,982    1,512
Other assets.................................................     160
                                                              -------  -------
    Total assets............................................. $27,179  $15,354
                                                              =======  =======
       LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
       ----------------------------------------------
Current liabilities:
  Current maturities of indebtedness......................... $ 1,003  $   745
  Accounts payable...........................................   1,630      486
  Deferred revenue...........................................   3,691    3,534
  Accrued liabilities........................................   5,344    5,778
  ESOT indebtedness..........................................     903      977
                                                              -------  -------
    Total current liabilities................................  12,571   11,520
Indebtedness.................................................     524      238
Other liabilities............................................   2,149    8,843
                                                              -------  -------
    Total liabilities........................................  15,244   20,601
                                                              -------  -------
Shareholders' (deficit) equity:
  Ordinary Shares, 10 pence par value, 33,500 shares autho-
   rized, 25,531 and 25,611 shares issued and outstanding....   4,253    4,267
  Additional paid-in capital.................................  20,323   20,330
  Adjustment for ESOT........................................    (903)    (977)
  Cumulative translation adjustment..........................     439     (372)
  Accumulated deficit........................................ (12,177) (28,495)
                                                              -------  -------
    Total shareholders' (deficit) equity.....................  11,935   (5,247)
                                                              -------  -------
Commitments and contingencies (Note 12)
    Total liabilities and shareholders' (deficit) equity..... $27,179  $15,354
                                                              =======  =======

         The accompanying notes are an integral part of this statement.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                      CONSOLIDATED STATEMENT OF OPERATIONS
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                      YEAR ENDED APRIL 30,
                                                    --------------------------
                                                     1995     1996      1997
                                                    -------  -------  --------
Revenue:
  Product licenses................................. $21,629  $25,077  $ 12,170
  Services.........................................  18,857   16,081     9,691
                                                    -------  -------  --------
    Total revenue..................................  40,486   41,158    21,861
                                                    -------  -------  --------
Costs of revenue:
  Cost of product licenses.........................   1,399      838       195
  Cost of services.................................   8,417    6,975     4,218
                                                    -------  -------  --------
    Total costs of revenue.........................   9,816    7,813     4,413
                                                    -------  -------  --------
Gross margin.......................................  30,670   33,345    17,448
                                                    -------  -------  --------
Operating expenses:
  Sales and marketing..............................  16,100   20,045    11,704
  Research and development.........................   8,578    8,059     5,296
  General and administrative.......................   5,430    5,724     3,108
  Merger expense...................................              468
  Restructuring charge (Note 3)....................   4,418             14,109
                                                    -------  -------  --------
    Total operating expenses.......................  34,526   34,296    34,217
                                                    -------  -------  --------
                                                     (3,856)    (951)  (16,769)
Interest income....................................     162      301       445
Interest expense...................................     (99)     (83)     (159)
Other income (expense), net........................     (10)     (51)       15
Loss from continuing operations before income tax-
 es................................................  (3,803)    (784)  (16,468)
Income tax benefit.................................      36                150
                                                    -------  -------  --------
Loss from continuing operations....................  (3,767)    (784)  (16,318)
Discontinued operations (Note 2):
  Loss from operations of General Consultancy
   Division (net of applicable income tax provision
   of $0)..........................................  (4,074)
  Loss on disposal of General Consultancy Divi-
   sion............................................    (834)
                                                    -------  -------  --------
Net loss........................................... $(8,675) $  (784) $(16,318)
                                                    =======  =======  ========
Income (loss) per share:
  Continuing operations............................ $  (.17) $  (.03) $   (.64)
  Discontinued operations..........................    (.23)
                                                    -------  -------  --------
Net loss per share................................. $  (.40) $  (.03) $   (.64)
                                                    =======  =======  ========
Weighted average ordinary and ordinary equivalent
 shares outstanding................................  21,844   23,639    25,551
                                                    =======  =======  ========

         The accompanying notes are an integral part of this statement.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' (DEFICIT) EQUITY
              (AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                           ORDINARY SHARES
                         --------------------                                                        ---
                                              ADDITIONAL ADJUSTMENT CUMULATIVE
                                               PAID-IN      FOR     TRANSLATION ACCUMULATED
                           SHARES   PAR VALUE  CAPITAL      ESOT    ADJUSTMENT    DEFICIT    TOTAL
                         ---------- --------- ---------- ---------- ----------- ----------- -------
Balance, April 30,
 1994................... 18,837,350  $3,219    $ 5,919     $(172)      $ (39)    $ (2,686)  $ 6,241
Issuance of shares in
 connection with rights
 issue..................  3,627,470     554      2,871                                        3,425
Exercise of stock
 options................     84,100      13         38                                           51
Executive Stock Option
 Trust borrowings.......                                    (763)                              (763)
Distribution to CCI
 shareholders...........                                                              (32)      (32)
Cumulative translation
 adjustment.............                                                 243                    243
    Net loss............                                                           (8,675)   (8,675)
                         ----------  ------    -------     -----       -----     --------   -------
Balance, April 30,
 1995................... 22,548,920   3,786      8,828      (935)        204      (11,393)      490
Public share offering,
 net....................  2,900,000     452     11,382                                       11,834
Exercise of stock
 options................     81,800      15        113                                          128
Reductions from
 translation of foreign
 exchange...............                                      32                                 32
Cumulative translation
 adjustment.............                           235                                          235
Net loss................                                                             (784)     (784)
                         ----------  ------    -------     -----       -----     --------   -------
Balance, April 30,
 1996................... 25,530,720   4,253     20,323      (903)        439      (12,177)   11,935
Public offering cost....                           (47)                                         (47)
Exercise of stock
 options................     80,000      14         54                                           68
Increases from
 translation of foreign
 exchange...............                                     (74)                               (74)
Cumulative translation
 adjustment.............                                                (811)                  (811)
Net loss................                                                          (16,318)  (16,318)
                         ----------  ------    -------     -----       -----     --------   -------
Balance, April 30,
 1997................... 25,610,720  $4,267    $20,330     $(977)      $(372)    $(28,495)  $(5,247)
                         ==========  ======    =======     =====       =====     ========   =======

         The accompanying notes are an integral part of this statement.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                      YEAR ENDED APRIL 30,
                                                    --------------------------
                                                     1995     1996      1997
                                                    -------  -------  --------
Cash flows from operating activities:--
  Net loss......................................... $(8,675) $  (784) $(16,318)
  Adjustments to reconcile net loss to cash pro-
   vided by operating activities:
    Depreciation...................................   1,006      580       453
    Gain (loss) on sale of assets..................    (834)      94
    Write-off from restructuring, net..............                      2,894
    Changes in current assets and liabilities, net
     of the effect of the business disposal:
      Trade accounts receivable....................   1,997    1,055     3,434
      Other current assets.........................    (411)    (753)    1,287
      Accounts payable.............................  (1,828)    (512)   (1,144)
      Deferred revenue.............................   1,161      (11)    1,348
      Accrued restructuring charges................   3,608   (3,488)    8,706
      Accrued legal settlement.....................   3,922   (1,815)     (665)
      Other accrued liabilities....................     774      952    (1,136)
    Other..........................................       2      (92)     (490)
                                                    -------  -------  --------
        Net cash provided (used) by operating ac-
         tivities..................................     722   (4,774)   (1,631)
                                                    -------  -------  --------
Cash flows from investing activities:
  Purchases of furniture, fixtures and equipment,
   net.............................................  (1,437)  (1,906)     (345)
  Proceeds from sale of General Consulting Divi-
   sion............................................   1,537
  Other............................................    (160)
                                                    -------  -------  --------
        Net cash used by investing activities......     (60)  (1,906)     (345)
                                                    -------  -------  --------
Cash flows from financing activities:
  Issuance of Ordinary Shares, net.................   3,476   11,962        21
  Proceeds from indebtedness.......................     623    1,219
  Repayments of indebtedness.......................             (560)     (544)
  Distribution to CCI shareholders.................     (32)      (7)
                                                    -------  -------  --------
        Net cash provided (used) by financing ac-
         tivities..................................   4,067   12,614      (523)
                                                    -------  -------  --------
Increase (decrease) in cash and cash equivalents...   4,729    5,934    (2,499)
Beginning cash and cash equivalents................     297    5,026    10,960
                                                    -------  -------  --------
Ending cash and cash equivalents................... $ 5,026  $10,960  $  8,461
                                                    =======  =======  ========
Supplemental cash flow disclosures:--
  Cash paid for:
    Interest....................................... $    99  $   104  $    150
    Income taxes...................................     348      282
Noncash transactions:
  Impairment of furniture, fixtures and equipment..     600
  Executive Stock Option Trust borrowings..........     763

         The accompanying notes are an integral part of this statement.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

NOTE 1--BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Learmonth & Burchett Management Systems Plc (LBMS or the Company) designs, develops, markets and supports client/server software development management tools. The Company also provides services such as maintenance, training, consulting and support services related to its products directly in North America and via distributors in Europe, United Kingdom and Asia.

 Consolidation and basis of presentation

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. In August 1995, the Company acquired Corporate Computing Inc. (CCI). The Company exchanged 700,000 newly issued Ordinary Shares for all the outstanding interests of CCI in a transaction accounted for as a pooling of interests. These consolidated financial statements have been restated to include CCI for all periods presented. All significant intercompany accounts and transactions have been eliminated. These financial statements have been prepared under the historical cost convention and in accordance with accounting principles generally accepted in the U.S. using U.S. dollars as the reporting currency.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Revenue recognition

  The Company recognizes revenue in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position No. 91-1, "Software Revenue Recognition". Product revenue is recognized when products are shipped. Product returns are estimated and provided for at the time of sale. Training and implementation services revenue is recognized as services are provided. Revenue from support and maintenance agreements is recognized ratably over the term of the agreement which is typically 12 months.

 Deferred revenue

  Deferred revenue represents advance payments for training and implementation and support and maintenance services.

 Furniture, fixtures and equipment

  Furniture, fixtures and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or lease term.

 Research and development

  Research and development costs are charged to operations as incurred. The Company considers technological feasibility to have been established once a working model of a product has been produced and tested. To date, the Company has not capitalized software development costs since costs incurred subsequent to the establishment of technological feasibility have not been material.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

 Income taxes

  Deferred income taxes are provided using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when differences are expected to be included in the Company's tax returns.

 Loss per share

  Loss per share is computed by dividing net loss by the weighted average number of Ordinary Shares and dilutive Ordinary Share equivalents outstanding during the period. Ordinary Share equivalents include the number of shares issuable upon the exercise of stock options, less the number of shares that could have been repurchased with the exercise proceeds using the Treasury stock method.

 Statement of cash flows

  The Company considers all investments with original maturities of three months or less at the date acquired by the Company as cash equivalents. The effect of exchange rates on cash balances was not material for any of the periods presented.

 Financial instruments

  The Company records all financial instruments at cost. The fair values of accounts receivable, accounts payable, accrued liabilities and indebtedness approximate cost due to their short-term nature or adjustable interest rates.

 Foreign currency translation

  The functional currency for the Company's subsidiaries is the applicable local currency. Accordingly, monetary assets and liabilities are translated at period-end exchange rates. Income and expense accounts are translated at the average exchange rates during the period. Gains and losses from translation are recorded as a separate component of shareholders' equity. Transaction gains and losses are included in current operations and were not significant for any of the periods presented.

 Concentration of credit risk

  Financial instruments that subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. The Company's investment policy limits its exposure to credit risk for cash and cash equivalents. The Company sells its products primarily to major corporations in a number of industries. Collateral or deposits generally are not required from customers who demonstrate creditworthiness. Credit risk is considered limited for accounts receivable. The Company provides a reserve for returns and such returns have not been significant in any of the periods presented. During fiscal 1997, the Company's five largest customers accounted for approximately 21% of it total revenues. Although the particular customers may change from period to period, the Company expects that large sales to a limited number of customers will continue to account for a significant percentage of its revenues in any particular period for the foreseeable future. In fiscal 1996 and 1995, the Company's five largest customers did not represent a significant percentages of revenue.

 Reclassifications

  Certain amounts in the prior year's consolidated financial statements have been reclassified to conform to the current year's presentation.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

NOTE 2--DISCONTINUED OPERATIONS:

  In the first quarter of fiscal 1995, the Company discontinued its general consulting business and disposed of its U.K.-based General Consultancy Division for $1,537 in cash, resulting in a loss from disposition of $834 after considering provisions for costs directly related to the disposition. The loss from operations of the discontinued consulting business include a charge for a legal settlement and related costs (Notes 5 and 7). Revenue from the discontinued consulting business was $632 for the year ended April 30, 1995.

NOTE 3--RESTRUCTURING CHARGES:

  During fiscal 1995, the Company decided to focus exclusively on its software products business, center that activity in the U.S. and discontinue its consulting business (Notes 2 and 7). Accordingly, the Company relocated its operational headquarters and the majority of its U.K.-based research and development activities to the U.S. This resulted in a restructuring charge of $4,418, primarily related to the abandonment of U.K.-based facilities and assets and employee severance and relocation costs. The restructuring charge included $2,670 related to employee severance and relocation costs. At April 30, 1997, all restructuring cost had been paid except for $755 of abandoned lease cost which will be paid out through 1999.

  On August 2, 1996, the Board of Directors approved a plan to restructure the Company's operations. Under the approved plan, the Company recorded a restructuring charge of $17,621. This charge was comprised of approximately $10,278 in abandoned lease costs which is payable through 2014, $4,449 in severance, personnel and other costs and $2,894 for the abandonment of certain net operating assets predominately outside the U.S. The following table illustrates the restructure change taken in the quarter ended October 31, 1996:

                            PROVISION                                    RESERVES
                              DURING                           IMPACT OF    AT
                          QUARTER ENDED                         FOREIGN  APRIL 30,
                         OCTOBER 31, 1996 PAYMENTS  RECOVERIES EXCHANGE    1997
                         ---------------- --------  ---------- --------- ---------
Abandoned leasehold.....     $10,278      $(1,035)   $(1,143)    $354     $8,454
Employee severance and
 other related cost.....       2,986       (2,986)
Other costs.............       1,463         (522)      (339)                602
                             -------      -------    -------     ----     ------
  Restructuring re-
   serve................     $14,727      $(4,543)   $(1,482)    $354     $9,056
                             =======      =======    =======     ====     ======
Write-off of operating
 assets.................                    2,894
                                          -------
Total restructuring
 charge ................     $17,621
                             =======

  In December 1996, the Company released $3,512 of the amount previously accrued to reflect the sublease of abandoned properties, the sale of the Systems Engineer product line and reduction in related costs.

  Minimum lease commitments related to the rental agreements before existing subleases which have been abandoned for fiscal years ending April 30 are as follows:

   1998................................................................. $ 1,778
   1999.................................................................   1,872
   2000.................................................................   1,375
   2001.................................................................     606
   2002.................................................................     352
   Thereafter...........................................................   4,413
                                                                         -------
     Total.............................................................. $10,396
                                                                         =======

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

  Sublease income from noncancellable sublease agreements related to the rental agreements which have been abandoned for fiscal years ending April 30 are as follows:

   1998.................................................................. $  435
   1999..................................................................    443
   2000..................................................................     80
   2001..................................................................     57
   2002..................................................................     57
   Thereafter............................................................    115
                                                                          ------
     Total............................................................... $1,187
                                                                          ======

NOTE 4--FURNITURE, FIXTURES AND EQUIPMENT:

  Furniture, fixtures and equipment at April 30 are as follows:

                                                    ESTIMATED
                                                   USEFUL LIFE  1996     1997
                                                   ----------- -------  -------
Furniture and equipment...........................  3-7 years  $ 4,531  $ 3,061
Leasehold improvements............................    5 years      814       14
Real estate.......................................   50 years      102       98
                                                               -------  -------
                                                                 5,447    3,173
Less--accumulated depreciation....................              (2,465)  (1,661)
                                                               -------  -------
                                                               $ 2,982  $ 1,512
                                                               =======  =======

NOTE 5--ACCRUED LIABILITIES:

  Accrued expenses at April 30 are summarized as follows:

                                                                   1996   1997
                                                                  ------ ------
   Accrued compensation.......................................... $1,375 $1,245
   Accrued restructuring.........................................           602
   Accrued abandoned leaseholds..................................    424  1,343
   Accrued legal settlement and related costs....................    602    651
   Other accrued expenses........................................  2,943  1,937
                                                                  ------ ------
                                                                  $5,344 $5,778
                                                                  ====== ======

  The accrued abandoned leaseholds relate to provisions made for both the discontinued operations (Note 2) and the restructuring charges (Note 3).

  During fiscal 1995, the Company reached a settlement with a third party over claims related to a consulting project of the Company's discontinued consulting business. A settlement charge of $3,922 was included in the loss from discontinued operations in fiscal 1995. The Company paid the third party (Pounds)1,000 and (Pounds)400 in 1996 and 1997, respectively. The settlement provides for remaining payments to be made to the third party of (Pounds)400 in fiscal 1998 and 1999 and (Pounds)200 on or before June 30, 1999. The Company believes it is remote that further claims or payments will be required with regard to this consulting project. In addition, the customer associated with the settlement has indemnified the Company against any related future claims. The Company is no longer a party to

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC similar consulting projects as a result of its disposal of the Division and is not aware of any asserted or unasserted claims of this nature.

NOTE 6--INDEBTEDNESS:

  Indebtedness at April 30 consists of the following:

                                                                   1996   1997
                                                                  ------  ----
Revolving line of credit facilities with a bank which mature in
 September 1997, interest is payable monthly at prime (8.5% at
 April 30, 1997), secured by substantially all the assets of the
 U.S. Company.................................................... $  475  $500
Notes payable to a bank, monthly principal instalments totaling
 $45, interest payable monthly at prime plus 1% (9.5% at April
 30, 1997), maturing at various dates from June 1997 through
 April 1999, secured by substantially all the assets of the U.S.
 Company......................................................... $  742  $448
Note payable to a bank, monthly principal instalments of $20 un-
 til December 1996, interest payable monthly at prime plus 1%, secured by substantially all of the assets of the U.S. Company.. $  160
Other............................................................ $  150  $ 35
                                                                  $1,527  $983
Less--current maturities......................................... (1,003) (745)
                                                                  ------  ----
                                                                  $  524  $238
                                                                  ======  ====

 Bank lines of credit

  The Company has two revolving line of credit facilities with a U.S. bank amounting to $2,500 and $500. At April 30, 1997, there is $325 and $175 outstanding under the respective facilities. The credit facilities subject the Company to certain restrictive and financial covenants including limitations of distributions and maintaining certain financial ratios. At April 30, 1997, the Company was in violation of certain covenants and obtained a waiver from the Bank which extended through September 30, 1997.

  The Company has guaranteed certain indebtedness incurred by the LBMS Executive Share Option Trust (the Trust) ($977 at April 30, 1997) in connection with the Trust's purchase of Company Ordinary Shares and, accordingly, the Company has reflected the amount of its guarantee of the indebtedness as a reduction of shareholders' equity in the accompanying financial statements. Subsequent to year end, the Trust indebtedness was repaid with proceeds from the sale of the shares held by the Trust and the Company's guarantee was relinquished (Note 9).

 Maturities

  Future principal payments of indebtedness for the fiscal years ending April 30 are as follows:

       1998................................................................ $745
       1999................................................................  181
       2000................................................................   13
       2001................................................................    2
       2002................................................................    2
     Thereafter............................................................   40
                                                                            ----
                                                                            $983
                                                                            ====

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

NOTE 7--OTHER LIABILITIES:

  Other liabilities at April 30 consist of the following:

                                                                   1996   1997
                                                                  ------ ------
     Abandoned leaseholds (Note 2 and 3)......................... $  644 $7,866
     Accrued legal settlement (Note 5)...........................  1,505    977
                                                                  ------ ------
                                                                  $2,149 $8,843
                                                                  ====== ======

  The accrued abandoned leaseholds relate to provisions made for both the discontinued operations (Note 2) and the restructuring charges (Note 3).

NOTE 8--INCOME TAXES:

  The current income tax benefit (provision) for the year ended April 30 consists of the following:

                                                     1995     1996      1997
                                                    -------  -------  --------
     U.S........................................... $  (174) $    98  $    102
     U.K...........................................     201
     Other.........................................       9      (98)       48
                                                    -------  -------  --------
                                                    $    36  $   --   $    150
                                                    =======  =======  ========

  Components of book pretax loss were as follows for the year ended April 30:

                                                     1995     1996      1997
                                                    -------  -------  --------
     U.K........................................... $(7,210) $(1,898) $ (7,146)
     Other.........................................   3,407    1,114    (9,172)
                                                    -------  -------  --------
                                                    $(3,803) $  (784) $(16,318)
                                                    =======  =======  ========

  The Company's effective tax rate reconciliation is as follows for the year ended April 30:

                                                     1995     1996      1997
                                                    -------  -------  --------
     Benefit at U.K. statutory rates...............      33%      33%       33%
     Restructuring reserve.........................     (15)     121       (17)
     Net operating losses not benefited............     (11)    (188)      (12)
     Other, net....................................      (6)      34        (3)
                                                    -------  -------  --------
       Tax benefit.................................       1%       %         1%
                                                    =======  =======  ========

  The statutory tax rates in U.K., U.S. and Australia are 33%, 34% and 33%, respectively.

  The tax effects of the principal temporary differences between financial reporting and income tax reporting at April 30 are as follows:

                                                               1996      1997
                                                              -------  --------
    Accrued restructuring.................................... $   840  $  3,934
    Net operating loss carryforwards.........................   3,071     5,731
    Related party interest expense...........................               486
    Tax credit carryforwards.................................     160       160
    Other....................................................               279
                                                              -------  --------
                                                                4,071    10,590
    Depreciation.............................................    (239)     (382)
                                                              -------  --------
                                                                3,832    10,208
    Valuation allowance......................................  (3,832)  (10,208)
                                                              -------  --------
    Net deferred taxes....................................... $   --   $    --
                                                              =======  ========

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

  At April 30, 1997, the Company has net operating loss carryforwards of approximately $9,500 for income tax purposes outside of the U.S. and $6,700 available for U.S. income tax purposes which expire from 2006 through 2012. In addition, the Company has $160 of General Business Credit carryforwards available in the U.S. Certain of the U.S. carryforwards relate to preacquisition net operating losses and tax credit carryforwards of acquired companies and are subject to limitations under Section 382 of the U.S. Internal Revenue Code. Given the historical tax losses experienced in 1995, 1996 and 1997, there can be no assurance that operations will generate future taxable income to utilize the net operating losses and future deductions related to the restructuring reserve. Accordingly, the Company has provided a valuation allowance against its deferred tax assets.

NOTE 9--SHAREHOLDERS' EQUITY:

 Stock Option Plans

  The Company's various Stock Option Plans (Option Plans) provide for the grant of incentive and nonstatutory stock options, as determined by the Board of Directors. Options are generally granted at an exercise price of not less than the fair value per Ordinary Share on the date of grant. The vesting and exercise provisions are determined by the Board of Directors with a maximum term of ten years. Options granted under the Plans are immediately exercisable and generally vest over an eighteen-month to five-year period. Information related to share options granted to directors, officers and employees under various plans is as follows (share amounts in thousands, prices translated at April 30, 1997 exchange rate):

                                                                  WEIGHTED-
                                       SHARES       EXERCISE       AVERAGE
                                    UNDER OPTION     PRICE      EXERCISE PRICE
                                    ------------ -------------- --------------
Options outstanding April 30,
 1994..............................       470    $0.62 to $2.64     $1.91
  Granted..........................     2,412    $1.27 to $2.12      1.83
  Canceled.........................      (105)   $0.62 to $2.64      1.19
  Exercised........................       (84)   $0.62 to $0.64      0.63
                                       ------                       -----
Options outstanding April 30,
 1995..............................     2,693    $0.62 to $2.64      1.91
  Granted..........................       814    $2.00 to $4.84      2.56
  Canceled.........................      (485)   $0.98 to $4.84      2.80
  Exercised........................      (116)   $0.62 to $2.75      1.72
                                       ------                       -----
Options outstanding at April 30,
 1996..............................     2,906    $0.70 to $2.75      1.95
  Granted..........................     2,499    $1.19 to $2.69      1.23
  Canceled.........................    (1,200)   $1.03 to $2.75      1.73
  Exercised........................      (105)   $0.71 to $1.36      1.19
                                       ------                       -----
Options outstanding at April 30,
 1997..............................     4,100    $0.71 to $2.69      1.60
                                       ======
Options exercisable at April 30,
 1995..............................       147    $0.65 to $2.64      1.40
                                       ======
Options exercisable at April 30,
 1996..............................       165    $0.70 to $2.75      1.66
                                       ======
Options exercisable at April 30,
 1997..............................     1,722    $0.71 to $2.37      1.53
                                       ======

  During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123 (SFAS 123), "Accounting for Stock-Based Compensation" which defines a fair value-based method of accounting for employee stock option plans or similar equity instruments. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". Entities electing to remain with the accounting

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC prescribed in APB No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in the statement had been applied.

  The Company has elected to account for its stock-based compensation plan under APB No. 25. The Company has computed for pro forma disclosure purposes the value of all options granted during 1996 and 1997 using the Black-Scholes option pricing model as prescribed by SFAS No. 123. The weighted average assumptions used for grants in 1996 and 1997 were:

     Risk-free interest rate...................................       6.0%--6.3%
     Expected dividend yield...................................               0
     Expected lives............................................ 18 to 84 months
     Expected volatility.......................................              73%

  The total value under SFAS 123 of the options granted during the years ended April 30, 1996 and 1997 was computed to be approximately $1,395 and $2,199, respectively. Under SFAS 123, these amounts would be amortized over the vesting period of the options. If the company had accounted for these plans in accordance with SFAS 123, the Company's reported net loss and net loss per Ordinary Share for the years ended April 30, would have increased to the following pro forma amounts:

                                                              1996     1997
                                                             ------  --------
     Pro forma net loss:
       As reported in the statement of operations........... $ (784) $(16,318)
       Pro forma in accordance with SFAS 123................   (858)  (18,190)
     Pro forma net loss per Ordinary Share and Ordinary
      Share equivalents:
       As reported in the statement of operations...........  (0.03)    (0.64)
       Pro forma in accordance with SFAS No. 123............  (0.04)    (0.71)

  Because SFAS 123 is applicable only to awards granted subsequent to May 1, 1995, its pro forma effect will not be fully reflected until all options granted prior to that date have vested and is not expected to be indicative of the effect on net loss and net loss per share in future years.

  For options outstanding as of the latest balance sheet, the range of exercise prices, the weighted-average exercise price and the weighted-average remaining contractual life is provided in the schedule below. The number and weighted-average exercise price of options currently exercisable is also included in the schedule below:

                                                                                   WEIGHTED-
                                        WEIGHTED-                                   AVERAGE
                                         AVERAGE        WEIGHTED-                EXERCISE PRICE
RANGE OF                                REMAINING        AVERAGE                 OF EXERCISABLE
EXERCISE PRICES          OUTSTANDING CONTRACTUAL LIFE EXERCISE PRICE EXERCISABLE    OPTIONS
---------------          ----------- ---------------- -------------- ----------- --------------
$0.00--$1.00............       73          4.63           $0.89            72        $0.89
$1.01--$2.00............    2,966          8.98            1.22         1,318         1.23
$2.01--$3.00............    1,061          8.53            2.20           332         2.26
                            -----          ----           -----         -----        -----
                            4,100          8.83           $1.60         1,722        $1.53
                            =====          ====           =====         =====        =====

 1996 Employee Stock Purchase Plan

  In November 1996, the Board adopted and the shareholders approved the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Company has reserved 500,000 shares of Ordinary Shares (250,000 ADSs) for

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC issuance under the Purchase Plan. The Purchase Plan will enable eligible employees to purchase ADSs at 85% of the lower of the fair market value of the Company's ADSs on the first or the last day of each offering period.

 Executive Share Option Trust

  The Company has established the LBMS Executive Share Option Trust (the Trust). The Trust purchases shares to be issued to satisfy the exercise of certain stock options. During 1995, the Trust purchased at market price, 311,000 and 134,000 shares from two directors of the Company, respectively. The Trust held 1,024,000 shares at April 30, 1997. The trustees of the Trust have designated that certain options representing 643,000 Ordinary Shares will be satisfied through the issuance of shares held by the Trust (Note 6).

  The Trust completed a Private Placement for 988,240 of restricted Ordinary Shares of the Company on June 5, 1997 and the outstanding indebtedness of $994 was repaid. The Company recognized a increase of $661 in Additional Paid in Capital which represents the net proceeds of the transaction after approximately $75 in legal and professional fees.

 U.S. Registration of Shares

  In December of 1995, the Company completed its initial U.S. offering of 1,450,000 American Depository Shares (ADS). Proceeds from the offering were $13,485 before expenses of approximately $1,700. Each ADS represents two Ordinary Shares.

NOTE 10--EMPLOYEE BENEFIT PLANS:

  The Company contributed $67 into a defined contribution plan on behalf of its employees in fiscal 1997. In prior years, the Company maintained two contribution plans and contributed a total of $355 and $241 for the years ended April 30, 1995 and 1996, respectively.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

NOTE 11--SEGMENT INFORMATION:

  Starting in fiscal 1995 (Note 2), the Company began operating in a single industry segment. Selected information regarding the Company's continuing operations by geographic region are as follows:

                                                     YEAR ENDED APRIL 30,
                                                   --------------------------
                                                    1995     1996      1997
                                                   -------  -------  --------
     Revenues:
       U.S. ...................................... $24,292  $28,029  $ 19,871
       U.K. and Europe............................  10,848    8,858     1,310
       Australia and Asia.........................   5,346    4,271       680
                                                   -------  -------  --------
                                                   $40,486  $41,158  $ 21,861
                                                   =======  =======  ========
     Operating income (loss):
       U.S. ...................................... $ 2,471  $ 2,626  $ (7,119)
       U.K. and Europe............................  (4,579)  (1,509)   (7,411)
       Australia and Asia.........................       7      (74)   (1,210)
                                                    (2,101)   1,043   (15,740)
                                                   -------  -------  --------
     Corporate general and administrative.........  (1,755)  (2,045)   (1,014)
       Interest income, net.......................      53      218       286
                                                   -------  -------  --------
       Loss from continuing operations before
        income taxes.............................. $(3,803) $  (784) $(16,468)
                                                   =======  =======  ========

                                                                    APRIL 30,
                                                                 ---------------
                                                                  1996    1997
                                                                 ------- -------
     Identifiable assets:
       U.S...................................................... $12,241 $ 6,739
       U.K. and Europe..........................................   3,994     147
       Australia and Asia.......................................   1,444       7
                                                                 ------- -------
                                                                  17,679   6,893
     Corporate cash.............................................   9,500   8,461
                                                                 ------- -------
                                                                 $27,179 $15,354
                                                                 ======= =======

NOTE 12--COMMITMENTS AND CONTINGENCIES:

  The Company has entered into certain noncancelable operating leases for office space which expire through 2001. Rent expense totaled $2,703, $2,400 and $1,250 for the years ended April 30, 1995, 1996 and 1997. Minimum lease commitments related to these rental agreements, exclusive of amounts related to abandonment leaseholds (Note 3), for the fiscal years ending April 30 are as follows:

   1998.................................................................. $  513
   1999..................................................................    345
   2000..................................................................    328
   2001..................................................................    291
   2002..................................................................     70
   Thereafter............................................................
                                                                          ------
     Total............................................................... $1,547
                                                                          ======

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                       VALUATION AND QUALIFYING ACCOUNTS
                             ALLOWANCE FOR RETURNS
                                 (IN THOUSANDS)

                                                        YEAR ENDED APRIL 30,
                                                       ------------------------
                                                        1995     1996     1997
                                                       ------  --------  ------
Balance, beginning of period.......................... $  177  $    369  $  526
Additions charged to revenue..........................    897     1,341     957
Reductions............................................   (705)   (1,184)   (703)
                                                       ------  --------  ------
Balance, end of period................................ $  369  $    526  $  780
                                                       ======  ========  ======

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
PLATINUM technology, inc.:

  We have audited the accompanying consolidated balance sheets of PLATINUM technology, inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PLATINUM technology, inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
February 9, 1998, except for Note 18,
 which is as of March 14, 1998

                   PLATINUM TECHNOLOGY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         AS OF DECEMBER 31,
                                                         --------------------
                        ASSETS                             1997       1996
   ----------------------------------------------------  ---------  ---------
Current assets:
  Cash and cash equivalents............................. $ 178,138  $ 140,783
  Short-term investment securities......................    57,597     42,755
  Trade accounts receivable, net of allowances of $1,613
   and $2,503...........................................   212,731    165,131
  Installment accounts receivable, net of allowances of
   $878 and $395........................................    30,043     13,603
  Accrued interest and other current assets.............    32,132     11,729
  Refundable income taxes...............................       547        629
                                                         ---------  ---------
    Total current assets................................   511,188    374,630
                                                         ---------  ---------
Non-current investment securities.......................    25,553      2,135
Property and equipment, net.............................    77,842     72,750
Purchased and developed software, net...................   116,717     82,438
Excess of cost over net assets acquired, net of
 accumulated amortization of $15,975 and $10,610........    52,759     37,382
Non-current installment receivables, net of allowances
 of $1,616 and $816.....................................    21,912     21,665
Other assets............................................    28,206     27,572
                                                         ---------  ---------
    Total assets........................................ $ 834,177  $ 618,572
                                                         =========  =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
   ----------------------------------------------------
Current liabilities:
  Acquisition-related payables.......................... $  15,717  $   7,872
  Income taxes payable..................................     3,698      2,420
  Accounts payable......................................    16,091     15,436
  Accrued commissions and bonuses.......................    13,357     10,622
  Accrued royalties.....................................     7,070      3,913
  Accrued restructuring costs...........................     6,308         --
  Other accrued liabilities.............................    42,905     29,798
  Current maturities of long-term obligations...........     1,319      3,246
  Deferred revenue......................................   116,374     84,166
                                                         ---------  ---------
    Total current liabilities...........................   222,839    157,473
                                                         ---------  ---------
Acquisition-related payables............................    18,320      2,502
Deferred revenue........................................    60,435     38,674
Deferred rent...........................................     6,197      8,360
Accrued restructuring costs.............................    16,002        --
Long-term obligations, net of current maturities........   266,824    115,803
                                                         ---------  ---------
    Total liabilities...................................   590,617    322,812
                                                         ---------  ---------
Stockholders' equity:
  Class II preferred stock, $.01 par value; authorized
   10,000, none issued and outstanding..................        --         --
  Subscribed Class II preferred stock, $.01 par value;
   1,768 shares subscribed in 1997......................        18         --
  Common stock, $.001 par value; authorized 180,000,
   issued and outstanding 63,860 and 60,577.............        64         61
  Paid-in capital.......................................   565,371    487,417
  Accumulated deficit...................................  (325,558)  (208,788)
  Unrealized holding gains on marketable securities.....     8,262     17,805
  Foreign currency translation adjustment...............    (4,597)      (735)
                                                         ---------  ---------
    Total stockholders' equity..........................   243,560    295,760
                                                         ---------  ---------
    Total liabilities and stockholders' equity.......... $ 834,177  $ 618,572
                                                         =========  =========

          See accompanying notes to consolidated financial statements.

                   PLATINUM TECHNOLOGY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  YEARS ENDED DECEMBER 31,
                                                ------------------------------
                                                  1997       1996      1995
                                                ---------  --------  ---------
Revenues:
  Software products............................ $ 357,223  $243,938  $ 158,597
  Maintenance..................................   125,245   102,364     76,498
  Professional services........................   141,035   121,763     91,316
                                                ---------  --------  ---------
    Total revenues.............................   623,503   468,065    326,411
                                                ---------  --------  ---------
Costs and expenses:
  Professional services........................   127,499   116,133     92,374
  Product development and support..............   187,383   155,277     94,027
  Sales and marketing..........................   228,387   182,597    113,978
  General and administrative...................    61,876    39,224     34,097
  Restructuring charges........................    57,319       --         --
  Merger costs.................................     8,927     5,782     30,819
  Acquired in-process technology...............    67,904    48,456     88,493
                                                ---------  --------  ---------
    Total costs and expenses...................   739,295   547,469    453,788
                                                ---------  --------  ---------
Operating loss.................................  (115,792)  (79,404)  (127,377)
Other income, net..............................    16,729     5,237      4,130
                                                ---------  --------  ---------
Loss before income taxes.......................   (99,063)  (74,167)  (123,247)
Income taxes...................................    18,721    (9,245)   (11,680)
                                                ---------  --------  ---------
Net loss....................................... $(117,784) $(64,922) $(111,567)
                                                =========  ========  =========
Net loss per share............................. $   (1.90) $  (1.14) $   (2.50)
                                                =========  ========  =========
Shares used in computing per share amounts.....    62,042    56,968     44,671


          See accompanying notes to consolidated financial statements.

                   PLATINUM TECHNOLOGY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                       YEARS ENDED DECEMBER 31,
                          ----------------------------------------------------
                                1997              1996              1995
                          ----------------  ----------------  ----------------
                          SHARES  AMOUNT    SHARES  AMOUNT    SHARES  AMOUNT
                          ------ ---------  ------ ---------  ------ ---------
Preferred stock:
 Balance at beginning of
  year...................    --  $     --      --  $     --      --  $     --
 Stock subscribed........  1,768        18     --        --      --        --
                          ------ ---------  ------ ---------  ------ ---------
 Balance at end of
  year...................  1,768 $      18     --  $     --      --  $     --
                          ====== =========  ====== =========  ====== =========
Common stock:
 Balance at beginning of
  year................... 60,577 $      61  54,598 $      55  39,670 $      40
 Exercise of stock
  options................    939         1     517         1     803         1
 Issuance of common
  stock under Stock
  Purchase Plan..........    882         1     197       --      --        --
 Issuance of common
  stock..................  1,461         1   5,265         5  14,125        14
 Conversion of
  subordinated notes.....      1       --      --        --      --        --
                          ------ ---------  ------ ---------  ------ ---------
 Balance at end of
  year................... 63,860 $      64  60,577 $      61  54,598 $      55
                          ====== =========  ====== =========  ====== =========
Paid-in capital:
 Balance at beginning of
  year...................        $ 487,417         $ 433,856         $ 191,194
 Exercise of stock
  options................            7,067             2,380             4,754
 Issuance of common
  stock under Stock
  Purchase Plan..........           11,540             1,801               --
 Issuance of common
  stock..................           17,514            49,515           237,907
 Preferred stock
  subscribed.............           41,848               --                --
 Amortization of shelf
  registration costs.....              (25)             (135)              --
 Conversion of
  subordinated notes.....               10               --                --
 Adjustment to conform
  fiscal years of pooled
  businesses.............              --                --                  1
                                 ---------         ---------         ---------
 Balance at end of
  year...................        $ 565,371         $ 487,417         $ 433,856
                                 =========         =========         =========
Notes receivable:
 Balance at beginning of
  year...................        $     --          $    (515)        $    (333)
 Issuance of notes
  receivable.............              --                --               (200)
 Repayment of notes
  receivable.............              --                --                 18
 Reclassification to
  other assets...........              --                515               --
                                 ---------         ---------         ---------
 Balance at end of
  year...................        $     --          $     --          $    (515)
                                 =========         =========         =========
Accumulated deficit:
 Balance at beginning of
  year...................        $(208,788)        $(143,771)        $ (30,958)
 Net loss................         (117,784)          (64,922)         (111,567)
 Adjustment for
  immaterial pooled
  businesses.............            1,014                45               --
 Other...................              --                --                (22)
 Adjustment to conform
  fiscal years of pooled
  businesses.............              --               (140)           (1,224)
                                 ---------         ---------         ---------
 Balance at end of
  year...................        $(325,558)        $(208,788)        $(143,771)
                                 =========         =========         =========
Unrealized appreciation
 in marketable
 securities:
 Balance at beginning of
  year...................        $  17,805         $     --          $     --
 Change in unrealized
  holding gains, net of
  tax....................           (9,543)           17,805               --
                                 ---------         ---------         ---------
 Balance at end of
  year...................        $   8,262         $  17,805         $     --
                                 =========         =========         =========
Foreign currency
 translation adjustment:
 Balance at beginning of
  year...................        $    (735)        $     588         $     183
 Translation
  adjustment.............           (3,862)           (1,323)              405
                                 ---------         ---------         ---------
 Balance at end of
  year...................        $  (4,597)        $    (735)        $     588
                                 =========         =========         =========
   Total stockholders'
    equity...............        $ 243,560         $ 295,760         $ 290,213
                                 =========         =========         =========

          See accompanying notes to consolidated financial statements.

                   PLATINUM TECHNOLOGY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                  YEARS ENDED DECEMBER 31,
                                                ------------------------------
                                                  1997       1996      1995
                                                ---------  --------  ---------
Cash flows from operating activities:
  Net loss..................................... $(117,784) $(64,922) $(111,567)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation and amortization..............    57,191    38,824     24,140
    Acquired in-process technology.............    67,904    48,456     88,493
    Write-off of fixed assets, capitalized
     software and other intangible assets in
     conjunction with the restructuring plan...    19,687       --         --
    Unrealized holding gains on marketable
     equity securities.........................   (12,581)     (920)       --
    Realized net gain on sales of investment
     securities................................    (7,566)   (1,032)      (332)
    Write-off of capitalized software in
     connection with product stabilization and
     mergers...................................       --        654        942
    Noncash compensation.......................       --        --          78
  Sales of trading securities..................     9,489       --         --
Changes in assets and liabilities, net of
 acquisitions:
  Trade and installment receivables............   (62,316)  (67,219)   (53,845)
  Deferred income taxes........................    14,580   (16,337)   (13,000)
  Accrued interest and other current assets ...   (10,394)   (1,170)    (3,134)
  Accounts payable and accrued liabilities.....    32,547    (7,080)     6,888
  Deferred revenue.............................    53,969    59,196     20,325
  Income taxes payable.........................     1,092       993      2,615
  Other........................................   (13,232)    6,657     16,073
                                                ---------  --------  ---------
      Net cash provided by (used in) operating
       activities..............................    32,586    (3,900)   (22,324)
                                                ---------  --------  ---------
Cash flows from investing activities:
  Purchases of investment securities...........   (66,957)  (18,797)   (61,484)
  Sales of investment securities...............        87    30,223     75,519
  Maturities of investment securities..........    24,383     5,846     10,753
  Purchases of property and equipment..........   (26,940)  (35,542)   (39,435)
  Purchased and developed software.............   (63,781)  (41,279)   (20,742)
  Payments for acquisitions....................   (19,338)  (17,853)  (103,085)
  Other assets.................................    (1,365)   (3,749)      (482)
                                                ---------  --------  ---------
      Net cash used in investing activities....  (153,911)  (81,151)  (138,956)
                                                ---------  --------  ---------
Cash flows from financing activities:
  Proceeds from issuance of common stock, net
   of issuance costs...........................       --        --     194,420
  Proceeds from issuance of convertible notes,
   net of issuance costs.......................   144,967   110,783        --
  Proceeds from exercise of stock options and
   Stock Purchase Plan.........................    18,609     4,182      4,144
  Short-term borrowings........................       --      1,115      8,205
  Payments on borrowings.......................    (4,896)   (5,915)    (7,331)
  Other........................................       --        --        (256)
                                                ---------  --------  ---------
      Net cash provided by financing
       activities..............................   158,680   110,165    199,182
                                                ---------  --------  ---------
Adjustment to conform fiscal years of pooled
 businesses....................................       --       (140)    (2,203)
                                                ---------  --------  ---------
Net increase in cash and cash equivalents......    37,355    24,974     35,699
Cash and cash equivalents at beginning of
 year..........................................   140,783   115,809     80,110
                                                ---------  --------  ---------
Cash and cash equivalents at end of year....... $ 178,138  $140,783  $ 115,809
                                                =========  ========  =========

          See accompanying notes to consolidated financial statements.

                  PLATINUM TECHNOLOGY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

  PLATINUM technology, inc. and its subsidiaries (collectively, the "Company" or "PLATINUM") develop, market and support software products, and provide related professional services, that help organizations manage and improve their information technology ("IT") infrastructures, which consist of data, systems and applications. The Company's products and services help IT departments, primarily in large and data-intensive organizations, minimize risk, improve service levels and leverage information to make better business decisions. The Company's products typically perform fundamental functions such as automating operations, maintaining the operating efficiency of systems and applications and ensuring data access and integrity. The Company currently develops software products through its four business units: database management, systems management, application infrastructure management and data warehousing and decision support. The Company markets and supports its products and services principally through its own sales organization, including an international network of wholly-owned subsidiaries.

 Use of Estimates

  In preparing the consolidated financial statements in conformity with generally accepted accounting principles, the Company's management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Principles of Consolidation

  The consolidated financial statements include the accounts of PLATINUM technology, inc. and its subsidiaries. All intercompany accounts and transactions are eliminated in consolidation.

 Revenue Recognition

  Revenues from software product sales of perpetual and fixed-term license agreements are recognized upon product delivery and customer acceptance, when all significant contractual obligations are satisfied and the collection of the resulting receivables is reasonably assured. Software product sales under extended payment terms are discounted to present value. Revenues from maintenance fees implicit in software product sales or separately priced maintenance agreements are recognized on a straight-line basis over the maintenance period.

  Professional service revenues are derived from the Company's consulting services business and educational programs. These revenues are comprised of both time and material contracts and fixed-price contracts. Time and material contract revenues are recognized as services are performed. Fixed-price contract revenues are recognized based on the percentage-of-completion method.

 Cash Equivalents and Investment Securities

  Cash equivalents are comprised of highly liquid investments with original maturities of three months or less. Investment securities consist primarily of state and municipal bonds with original maturities generally ranging from four to thirty years, corporate bonds with original maturities of less than one year and marketable equity securities. The Company classifies its investment securities as either available-for-sale or trading and reports them at fair value.

  Available-for-sale securities represent those securities that do not meet the classification of held-to-maturity and are not actively traded. Trading securities represent those securities which the Company intends to buy or sell in the near term for the purpose of generating profits on increases in market values. For available-for-sale securities, unrealized holding gains and losses, net of income taxes, are reported as a separate component of stockholders' equity. For trading securities, unrealized holding gains and losses are reflected in pre-tax earnings. For securities transferred from available-for-sale to the trading classification, any unrealized holding gains or losses at the date of transfer are recognized in pre-tax earnings immediately.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives, generally three to seven years, of the various classes of property and equipment. Amortization of leasehold improvements is computed over the shorter of the lease term or the estimated useful life of the asset.

 Purchased and Developed Software

  Software development costs are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Costs associated with the planning and designing phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as product development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing and documentation, are capitalized.

  Amortization of purchased and developed software is provided on a product-by-product basis over the estimated economic life of the software, generally four years, using the straight-line method. This method generally results in greater amortization expense per year than the method based on the ratio of current year gross product revenue to current and anticipated future gross product revenue. Amortization commences when a product is available for general release to customers. Unamortized capitalized costs determined to be in excess of the net realizable value of a product are expensed at the date of such determination.

 Excess of Cost Over Net Assets Acquired

  Excess of cost over net assets acquired is amortized on a straight-line basis over the expected period to be benefited, generally seven to 10 years. Adjustments to the carrying value of excess of cost over net assets acquired are made if the sum of expected future net cash flows from the business acquired is less than book value.

 Income Taxes

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period of enactment.

 Fair Value of Financial Instruments and Long-Lived Assets

  The Company has reviewed the following financial instruments and determined that their fair values approximated their carrying values as of December 31, 1997: cash and cash equivalents; trade and installment receivables; accrued interest and other current assets; refundable income taxes; acquisition-related payables; accounts payable and other accrued liabilities; and long-term obligations, excluding convertible subordinated notes. Investment securities are discussed in Note 3, and convertible subordinated notes are discussed in Note 12.

  On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," under which the Company has reviewed long-lived assets and certain intangible assets and determined that their carrying values as of December 31, 1997 are recoverable in future periods.

 Earnings Per Share

  In the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings Per Share," which established new methods for computing and presenting earnings per share ("EPS") and replaced the presentation of primary and fully-diluted EPS with basic ("Basic") and diluted EPS. Basic earnings per share is based on the weighted average number of shares outstanding and excludes the dilutive effect of unexercised common stock equivalents. Diluted earnings per share is based on the weighted average number of shares outstanding and includes the dilutive effect of unexercised common stock equivalents. Because the Company reported a net loss for the years ended December 31, 1997, 1996 and 1995, per share amounts have been presented under the Basic method only.

  Had the Company reported net earnings for the years ended December 31, 1997, 1996 and 1995, the weighted average number of shares outstanding would have potentially been diluted by the following common equivalent securities (not assuming the effects of applying the treasury stock method to outstanding stock options or the if-invested method to convertible securities):

                                                  1997       1996      1995
                                               ---------- ---------- ---------
   Stock options.............................. 11,861,865 10,143,622 8,404,911
   Convertible subordinated notes (November
    1996).....................................  8,243,010  8,243,727       --
   Convertible subordinated notes (December
    1997).....................................  4,160,600        --        --
                                               ---------- ---------- ---------
                                               24,265,475 18,387,349 8,404,911
                                               ========== ========== =========

  Additionally, net earnings applicable to common stockholders for the years ended December 31, 1997 and 1996 would have been increased by interest expense, net of income taxes, related to the convertible subordinated notes of $5,870,000 and $501,000, respectively.

 Foreign Currency Translation and Transactions

  The financial position and results of operations of the Company's foreign subsidiaries are measured using the local currency as the functional currency. Accordingly, assets and liabilities are translated into U.S. dollars using current exchange rates as of the balance sheet date. Revenues and expenses are translated at average exchange rates prevailing during the year. Translation adjustments arising from differences in exchange rates are included as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statement of operations.

 Derivative Financial Instruments

  In the ordinary course of business, the Company enters into forward exchange contracts to minimize the short-term impact of foreign currency fluctuations on assets and liabilities denominated in currencies other than the functional currency of the reporting entity. All foreign exchange forward contracts designated and effective as hedges of firm commitments are treated as hedges, as required by generally accepted accounting principles.

  Forward exchange contracts are reported at fair value within short-term investment securities. Fair values of forward exchange contracts are determined using published rates. Gains and losses on the forward exchange contracts are included in other income and expense and offset foreign exchange gains and losses from the revaluation of intercompany balances denominated in currencies other than the functional currency of the reporting entity. Realized and unrealized holding gains and losses on the forward exchange contracts are reported within operating activities in the statement of cash flows.

 Stock-Based Compensation

  On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize the compensation expense associated with the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and provide pro forma net income and earnings per share disclosures as if the fair value method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures of SFAS No. 123.

 Transfers and Servicing of Financial Assets and Extinguishments of
Liabilities

  On January 1, 1997, the Company adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The Company sells installment receivables to third party finance companies in the normal course of business. During 1997, all such transactions were accounted for as sales in accordance with SFAS No. 125.

 Supplemental Cash Flow Disclosure

  Income tax refunds received by the Company amounted to $524,000, $307,000 and $933,000 in 1997, 1996 and 1995, respectively. Cash paid for income taxes in 1997, 1996 and 1995 was $1,173,000, $2,179,000 and
$987,000, respectively. Cash paid for interest in 1997, 1996 and 1995 was $8,419,000, $787,000 and $824,000, respectively.

 Reclassifications

  Certain prior year amounts have been reclassified to conform to the 1997 presentation.

2. ACQUISITIONS

 Poolings of Interests

  On June 15, 1995, the Company acquired all of the outstanding capital stock of Software Interfaces, Inc. ("SII"), a leading provider of data access, reporting and data conversion utilities for relational and non-relational database management systems, in exchange for 1,085,450 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which had a market value, based upon the trading price of the Common Stock on the Nasdaq National Market ("Market Value"), of approximately $20,000,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 14,377 shares of Common Stock.

  On August 9, 1995, the Company acquired all of the outstanding capital stock and warrants of Answer Systems, Inc. ("Answer"), a pioneer in client/server help desk solutions, in exchange for 1,567,946 shares of Common Stock, which had a Market Value of approximately $38,000,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 42,176 shares of Common Stock.

  On August 16, 1995, the Company acquired all of the outstanding capital stock of Locus Computing Corporation ("Locus"), a leading provider of consulting services for information technology users and suppliers, in exchange for 1,452,445 shares of Common Stock, which had a Market Value of approximately $33,000,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 231,905 shares of Common Stock.

  On August 23, 1995, the Company acquired all of the outstanding capital stock of Altai, Inc. ("Altai"), a vendor of integrated automated operations software for open computing, in exchange for 1,098,295 shares of Common Stock, which had a Market Value of approximately $23,000,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 52,696 shares of Common Stock.

  On August 25, 1995, the Company acquired all of the outstanding capital stock of Trinzic Corporation ("Trinzic"), a major provider of data warehousing and open systems tools and services, in exchange for 6,654,484 shares of Common Stock, which had a Market Value of approximately $150,000,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 620,948 shares of Common Stock.

  On November 17, 1995, the Company acquired all of the outstanding capital stock of Softool Corporation ("Softool"), a leading provider of software change and configuration management technology, in exchange for 1,452,708 shares of Common Stock, which had a Market Value of approximately $25,000,000 at the time of the acquisition.

  On February 8, 1996, the Company acquired all of the outstanding capital stock of Prodea Software Corporation ("Prodea"), a leading provider of data warehousing and business intelligence tools, in exchange for 2,126,913 shares of Common Stock, which had a Market Value of approximately $36,000,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 212,427 shares of Common Stock.

  On March 26, 1996, the Company acquired all of the outstanding capital stock of Paradigm Systems Corporation ("Paradigm"), a leading provider of information technology consulting services, in exchange for 762,503 shares of Common Stock, which had a Market Value of approximately $12,800,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 87,912 shares of Common Stock.

  On March 29, 1996, the Company acquired all of the outstanding capital stock of Axis Systems International, Inc. ("Axis"), a leading provider of information technology consulting services, in exchange for 319,926 shares of Common Stock, which had a Market Value of approximately $6,300,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 59,986 shares of Common Stock.

  On January 31, 1997, the Company acquired all of the outstanding capital stock of Australian Technology Resources Pty Limited ("ATR"), a leading provider of information technology consulting services, in exchange for 313,784 shares of Common Stock, which had a Market Value of approximately $5,000,000 at the time of the acquisition.

  On February 28, 1997, the Company acquired all of the outstanding capital stock of I&S Informationstechnik and Services GmbH ("I&S"), a leading provider of information technology consulting services, in exchange for 1,089,867 shares of Common Stock, which had a Market Value of approximately $17,200,000 at the time of the acquisition.

  Each of the aforementioned transactions was accounted for as a pooling of interests and, accordingly, the consolidated financial statements have been restated as if the combining companies had been combined for all periods presented. Merger costs relating to the acquisitions consummated in 1997, 1996 and 1995 amounted to $8,927,000, $5,782,000 and $30,819,000, respectively, of which $3,155,000, $353,000 and $1,942,000, were included in other accrued liabilities at December 31, 1997, 1996 and 1995, respectively. These costs included investment banking and other professional fees, write-downs of certain assets, employee severance payments, costs of closing excess office facilities and various other expenses.

  The following information reconciles total revenues and net loss of PLATINUM technology, inc. as previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 with the amounts presented in the accompanying consolidated statements of operations for the years ended December 31, 1996 and 1995, as well as separate results of operations for 1997 of ATR and I&S during the periods preceding their acquisition. The 1997 results presented for ATR represent the one-month period ended January 31, 1997. The 1997 results for I&S represent the two-month period ended February 28, 1997.

                           1997                1996                1995
                    ------------------- ------------------- ------------------
                                                                        NET
                             NET INCOME          NET INCOME           INCOME
                    REVENUES   (LOSS)   REVENUES   (LOSS)   REVENUES  (LOSS)
                    -------- ---------- -------- ---------- -------- ---------
   PLATINUM(1).....                     $439,190  $(67,962) $304,676 $(111,933)
   ATR.............  $  511     $(56)      9,132       142     9,492       301
   I&S.............   2,627      109      19,743     2,898    12,243        65
                                        --------  --------  -------- ---------
       Total.......                     $468,065  $(64,922) $326,411 $(111,567)
                                        ========  ========  ======== =========

--------
(1) Represents the historical results of PLATINUM technology, inc. without considering the effect of the poolings of interests consummated during 1997. All merger costs and acquired in-process technology charges are reflected in the historical results of PLATINUM.

  The consolidated statement of operations for the year ended December 31, 1996 reflects the impact of ATR's operating results for the six months ended June 30, 1996, which are also included in the year ended December 31, 1995 statement of operations due to differences in reporting periods relative to PLATINUM. The revenues and net income of ATR included more than once were $5,061,000 and $140,000, respectively.

  The consolidated statement of operations for the year ended December 31, 1995 reflects the impact of Trinzic's operating results for the quarter ended March 31, 1995, which are also included in the year ended December 31, 1994 statement of operations due to differences in reporting periods relative to PLATINUM. The revenues and net income of Trinzic included more than once were $12,553,000 and $215,000, respectively.

  The consolidated statement of operations for the year ended December 31, 1995 reflects the impact of certain operating results included more than once, due to the differences in reporting periods of Altai and Locus relative to that of PLATINUM. The revenues and net income of Altai included more than once were $2,514,000 and $441,100, respectively. The revenue and net income of Locus included more than once were $3,197,000 and $568,000, respectively.

  During 1996, the Company consummated an immaterial acquisition accounted for as a pooling of interests. The Company did not restate the consolidated financial statements to reflect the results of this entity for the periods preceding the acquisition. As a result, the retained earnings of this entity were recorded as of the acquisition date, causing a $45,000 adjustment to the Company's accumulated deficit in 1996. This adjustment is reflected in the consolidated statement of stockholders' equity.

  On November 26, 1997, the Company consummated an immaterial acquisition accounted for as a pooling of interests. The Company acquired all of the outstanding capital stock of Vayda Consulting, Inc. ("Vayda"), a leading provider of information technology consulting services, in exchange for 580,231 shares of Common Stock, which had a Market Value of approximately $15,300,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 67,937 shares of Common Stock. The Company did not restate the consolidated financial statements to reflect the results of Vayda for the periods preceding the acquisition. As a result, the retained earnings of Vayda were recorded as of the acquisition date, causing an adjustment of $1,014,000 to the Company's accumulated deficit in 1997. This adjustment is reflected in the consolidated statement of stockholders' equity.

 Purchase Transactions

  The Company has also made a number of acquisitions that have been accounted for under the purchase method. Accordingly, purchase prices have been allocated to identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. Amounts allocated to acquired in-process technology have been expensed at the time of acquisition. Excess of cost over net assets acquired is amortized on a straight-line basis over the expected period to be benefited, generally seven to ten years. The consolidated statements of operations reflect the results of operations of the purchased companies since the effective dates of the acquisitions.

  To determine the fair market value of the acquired in-process technology, the Company considered the three traditional approaches of value: the cost approach, the market approach and the income approach. The Company relied primarily on the income approach, whereupon fair market value is a function of the future revenues expected to be generated by an asset, net of all allocable expenses and charges for the use of contributory assets. The future net revenue stream is discounted to present value based upon the specific level of risk associated with achieving the forecasted asset earnings. The income approach focuses on the income producing capability of the acquired assets and best represents the present value of the future economic benefits expected to be derived from these assets.

  The Company determined that the acquired in-process technologies had not reached technological feasibility based on the status of design and development activities that required further refinement and testing. The development activities required to complete the acquired in-process technologies included additional coding, cross-platform porting and validation, quality assurance procedures and customer beta testing.

  The acquired technologies represent unique and emerging technologies, the application of which is limited to the Company's IT infrastructure strategy. Accordingly, these acquired technologies have no alternative future use.

  Effective March 1995, the Company acquired all of the outstanding capital stock of SQL Software Corporation ("SQL"), a provider of Windows-based development tools for managing multiple relational databases, for approximately $2,000,000; the assets of Viatech Development, Inc. ("Viatech"), a provider of electronic distribution tools, for approximately $5,300,000; and the assets of BrownStone Solutions, Inc. ("BrownStone"), a vendor of repository technology, for approximately $6,300,000. Also effective March 1995, the Company acquired all of the outstanding capital stock of RELTECH Group, Inc. ("Reltech"), a vendor of repository technology, for approximately $9,800,000 in cash plus 318,453 shares of Common Stock, which had a Market Value of approximately $7,500,000 at the time of the acquisition.

  Effective July 1995, the Company acquired all of the outstanding capital stock of Advanced Software Concepts, Inc. ("ASC"), a leading provider of distributed storage network management solutions for heterogeneous environments, for approximately $7,000,000.

  Effective November 1995, the Company acquired substantially all of the assets of ProtoSoft, Inc. ("ProtoSoft"), a pioneer in portable, object-oriented analysis and design software for building enterprise-wide applications and the developer of Paradigm Plus, for approximately $30,000,000 in cash plus 582,121 shares of Common Stock, which had a Market Value of approximately $10,000,000 at the time of the acquisition.

  Effective December 1995, the Company purchased all of the outstanding capital stock of AIB Software Corporation ("AIB"), a leader in multi-platform application development and testing tools, for approximately $2,200,000 in cash plus 478,045 shares of Common Stock, which had a Market Value of approximately $9,000,000 at the time of the acquisition; Protellicess Software, Inc. ("Protellicess"), a leader in enterprise project and process management software, in exchange for 822,077 shares of Common Stock, which had a Market Value of approximately $15,000,000 at the time of the acquisition; and BMS Computer, Inc. ("BMS"), a leader in integrated chargeback systems that provide job accounting, chargeback, cost analysis and resource reporting for heterogeneous environments, for approximately $6,900,000. In conjunction with the acquisitions of

AIB and Protellicess, the Company assumed stock options which converted into options to purchase 116,144 and 128,320 shares of Common Stock, respectively.

  During 1995, the Company also acquired certain software technologies with an aggregate purchase price of approximately $10,227,000.

  Internationally, during 1995, the Company acquired Echo-Soft Technologies Sarl, a software sales and consulting firm located in France, Krystal Software SA, an international affiliate of the Company in France, and Sequel UK Ltd., an international affiliate of the Company in the United Kingdom. The Company also terminated its agreements with four other international affiliates and established wholly-owned subsidiaries for these operations. The aggregate price for these transactions was approximately $11,563,000.

  Effective January 1996, the Company acquired all of the outstanding capital stock of Advanced Systems Technologies, Inc. ("AST"), a leading developer of performance management tools, in exchange for approximately $445,000 in cash plus 344,640 shares of Common Stock, which had a Market Value of approximately $5,800,000 at the time of the acquisition.

  Effective July 1996, the Company acquired all of the outstanding capital stock of Software Alternatives, Inc. (d/b/a System Software Alternatives) ("Software Alternatives"), a leading provider of production scheduling software, for approximately $1,900,000. Also effective July 1996, the Company acquired all of the outstanding capital stock of Grateful Data, Inc. (d/b/a TransCentury Data Systems) ("Grateful Data"), a Year 2000 solution provider, for $100,000 in cash plus 333,333 shares of Common Stock, which had a Market Value of approximately $4,000,000 at the time of the acquisition.

  Effective December 1996, the Company acquired all of the outstanding capital stock of VREAM, Inc. ("VREAM"), a leading provider of virtual reality software for the World Wide Web and other interactive environments, in exchange for 760,383 shares of Common Stock, which had a Market Value of approximately $10,300,000 at the time of the acquisition. In addition, the Company assumed stock options which converted into options to purchase 70,257 shares of Common Stock.

  During 1996, the Company also acquired certain software technologies for an aggregate purchase price of approximately $3,513,000.

  Internationally, effective December 1996, the Company acquired substantially all of the assets of the Access Manager business unit of the High Performance Systems division of International Computers Limited ("Access Manager"), a leading provider of single-sign-on security computer software for enterprise computing technology, in exchange for 2,286,222 shares of Common Stock, which had a Market Value of approximately $30,000,000 at the time of the acquisition.

  Effective February 1997, the Company acquired all of the outstanding capital stock of GEJAC, Inc. ("GEJAC"), a leading provider of UNIX and NT charge-back software, in exchange for 412,801 shares of Common Stock, which had a Market Value of approximately $6,800,000 at the time of the acquisition.

  Internationally, effective October 1997, the Company acquired all of the outstanding capital stock of ProMetrics Group Limited ("ProMetrics"), a leading provider of productivity management software, in exchange for approximately $8,000,000 in cash plus 364,396 shares of Common Stock, which had a Market Value of approximately $9,500,000 at the time of the acquisition, plus contingent consideration of approximately $11,000,000, as specified in the acquisition agreement. The Company's issuance of Common Stock was substantially used to retire approximately $7,000,000 of assumed debt under the acquisition agreement.

  On December 23, 1997, the Company and Intel Corporation ("Intel") entered into certain agreements providing for the sale and license to the Company by Intel of certain product technologies and the payment to the Company by Intel of certain cash consideration. In exchange, the Company agreed to issue to Intel 1,768,421 shares of the Company's Class II Series B Preferred Stock ("Preferred Stock"), which had a Market Value of approximately $42,000,000 on the date of the agreement, and to distribute certain products manufactured by Intel. Additionally, the Company licensed certain product technologies to Intel.

  During 1997, the Company also acquired certain other software technologies for an aggregate purchase price of approximately $6,800,000.

  The following unaudited pro forma summary presents the Company's results of operations as if the acquisitions accounted for as purchases had occurred at the beginning of each period. This summary is provided for informational purposes only. It does not necessarily reflect the actual results that would have occurred had the acquisitions been made as of those dates or of results that may occur in the future.

                                                              1997       1996
                                                            ---------  --------
                                                              (IN THOUSANDS,
                                                                  EXCEPT
                                                             PER SHARE DATA)
      Revenues............................................. $ 632,150  $485,456
      Net loss.............................................  (120,431)  (73,853)
      Net loss per share...................................     (1.92)    (1.27)

  The Company estimates aggregate payments for acquisition-related payables in connection with the acquisitions described above to be $15,717,000, $17,682,000 and $638,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

  The Company may be required to make additional payments in future years to various former owners of acquired businesses based upon the attainment of certain operating results by such businesses. The amount of these payments was not determinable at December 31, 1997. Additional payments will be charged to compensation expense or recorded as an adjustment to the respective purchase price in the periods in which such payments are determinable.

3. INVESTMENT SECURITIES

  At December 31, 1997, the Company classified its marketable debt and equity securities as either available-for-sale or trading. Available-for-sale securities represent those securities that do not meet the classification of held-to-maturity and are not actively traded. Trading securities represent those securities which the Company intends to buy or sell in the near term for the purpose of generating profits on increases in market values. At December 31, 1997, net unrealized holding gains from available-for-sale securities of $13,770,000, reduced by income taxes of approximately $5,508,000, were included as a separate component of stockholders' equity. For the year ended December 31, 1997, available-for-sale securities amounting to $24,972,000 were reclassified to trading securities. The Company reclassified its available-for-sale securities to trading securities during 1997, because the Company intended to sell the securities at various dates in the near future to benefit from increases in the market price of those securities. Unrealized holding gains from reclassified securities of approximately $19,829,000, previously reported as a separate component of stockholders' equity in the amount of $11,897,000 (net of income taxes), were recognized in pre-tax earnings for the year ended December 31, 1997. The Company sold a portion of its trading securities during 1997 and consequently reclassified the corresponding unrealized gains to realized gains. For the year ended December 31, 1997, the Company reported unrealized holding gains of approximately $12,581,000 in pre-tax earnings.

  During 1996, certain cost-basis equity investments became marketable equity securities and were reclassified as either available-for-sale or trading. The Company owns equity interests in certain technology companies that executed initial public offerings during 1996. As a result, the Company reclassified these investments based upon future trading intentions. The cost and unrealized gain, net of income taxes, on the investment transferred to the available-for-sale classification were approximately $8,383,000 and $17,805,000, respectively. The cost and unrealized gain on the investment transferred to the trading classification were approximately $1,125,000 and $920,000, respectively.

  The amortized cost, gross unrealized holding gains, gross unrealized holding losses and aggregate fair value of investment securities at December 31, 1997 were as follows:

                                               DECEMBER 31, 1997
                               -------------------------------------------------
                                             GROSS         GROSS
                               AMORTIZED  UNREALIZED     UNREALIZED
                                 COST    HOLDING GAINS HOLDING LOSSES FAIR VALUE
                               --------- ------------- -------------- ----------
                                                (IN THOUSANDS)
      Current:
        Available-for-sale--
          U.S. Government
           securities.........  $ 7,571     $     2        $ --        $ 7,573
          State and municipal
           bonds..............    1,356           4          (36)        1,324
          Corporate bonds.....   13,812          26           (2)       13,836
          Marketable equity
           securities.........    3,240      13,770          --         17,010
                                -------     -------        -----       -------
                                 25,979      13,802          (38)       39,743
                                -------     -------        -----       -------
        Trading securities--
          Marketable equity
           securities.........    4,338      13,867         (351)       17,854
                                -------     -------        -----       -------
                               $30,317      $27,669        $(389)      $57,597
                                =======     =======        =====       =======
      Non-current:
        Available-for-sale--
          State and municipal
           bonds..............  $25,498     $    55        $ --        $25,553
                                =======     =======        =====       =======

  The amortized cost, gross unrealized holding gains, gross unrealized holding losses and aggregate fair value of investment securities at December 31, 1996 were as follows:

                                               DECEMBER 31, 1996
                               -------------------------------------------------
                                             GROSS         GROSS
                               AMORTIZED  UNREALIZED     UNREALIZED
                                 COST    HOLDING GAINS HOLDING LOSSES FAIR VALUE
                               --------- ------------- -------------- ----------
                                                (IN THOUSANDS)
      Current:
        Available-for-sale--
          State and municipal
           bonds..............  $   402     $     1         $--        $   403
          Corporate bonds.....    2,002         --            (1)        2,001
          Marketable equity
           securities.........    8,383      29,923          --         38,306
                                -------     -------         ----       -------
                                 10,787      29,924           (1)       40,710
                                -------     -------         ----       -------
        Trading securities--
          Marketable equity
           securities.........    1,125         920          --          2,045
                                -------     -------         ----       -------
                                $11,912     $30,844         $ (1)      $42,755
                                =======     =======         ====       =======
      Non-current:
        Available-for-sale--
          State and municipal
           bonds..............  $ 2,122     $    51         $(38)      $ 2,135
                                =======     =======         ====       =======

  The contractual maturities of debt securities at December 31, 1997 were as follows:

                                                                    FAIR VALUE
                                                                  --------------
                                                                  (IN THOUSANDS)
      Due within one year........................................    $22,733
      Due after one year through five years......................        416
      Due after five years.......................................     25,137
                                                                     -------
                                                                     $48,286
                                                                     =======

  Using the specific identification method, the gross realized gains and gross realized losses on the sale of available-for-sale securities were approximately $44,000 and $0, respectively, for the year ended December 31, 1997, $1,032,000 and $0, respectively, for the year ended December 31, 1996 and $467,000 and $(135,000), respectively, for the year ended December 31, 1995. For the year ended December 31, 1997, the Company also sold investments classified as trading securities. Gross realized gains and gross realized losses related to these sales were $7,522,000 and $0, respectively.

4. PROPERTY AND EQUIPMENT

  Property and equipment are summarized as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
      Furniture and fixtures................................. $ 28,070 $ 26,568
      Computers and software.................................   65,717   62,338
      Transportation.........................................   11,445    8,117
      Leasehold improvements.................................   26,498   20,780
                                                              -------- --------
                                                               131,730  117,803
      Less accumulated depreciation and amortization.........   53,888   45,053
                                                              -------- --------
                                                              $ 77,842 $ 72,750
                                                              ======== ========

5. PURCHASED AND DEVELOPED SOFTWARE

  Purchased and developed software consists of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1997     1996
                                                              -------- --------
                                                               (IN THOUSANDS)
      Purchased software..................................... $ 47,238 $ 34,618
      Software development costs.............................  141,690   89,400
                                                              -------- --------
                                                               188,928  124,018
      Less accumulated amortization..........................   72,211   41,580
                                                              -------- --------
                                                              $116,717 $ 82,438
                                                              ======== ========

  During the years ended December 31, 1997, 1996 and 1995, $62,504,000, $38,555,000 and $19,867,000, respectively, of software development costs were capitalized. The Company recognized amortization expense applicable to internally developed capitalized software of $21,361,000, $11,309,000 and $6,276,000 during 1997, 1996 and 1995, respectively. The Company recognized amortization expense applicable to purchased software of $9,270,000, $6,237,000 and $3,084,000 during 1997, 1996 and 1995, respectively. During
1997, the Company wrote-off $10,214,000 of capitalized software development costs and $1,450,000 of purchased software related to the restructuring plan executed in May 1997. During 1996, the Company wrote off $654,000 of capitalized software development costs related to certain AIB, SII and other product technologies.

6. INSTALLMENT ACCOUNTS RECEIVABLE

  Installment accounts receivable consist of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1997      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
      Current installment receivables....................... $ 42,753  $ 19,763
      Allowance for uncollectible amounts...................     (878)     (395)
      Deferred maintenance fees.............................  (10,124)   (5,058)
      Unamortized discounts.................................   (1,708)     (707)
                                                             --------  --------
                                                             $ 30,043  $ 13,603
                                                             ========  ========
      Non-current installment receivables................... $ 58,889  $ 40,827
      Allowance for uncollectible amounts...................   (1,616)     (816)
      Deferred maintenance fees.............................  (27,603)  (16,347)
      Unamortized discounts.................................   (7,758)   (1,999)
                                                             --------  --------
                                                             $ 21,912  $ 21,665
                                                             ========  ========

  Installment accounts receivable represent amounts collectible on long-term financing arrangements and include fees for product licenses, upgrades and maintenance, sometimes also bundled with professional services contracts. Installment receivables are generally financed over three to five years and are recorded net of unamortized discounts, deferred maintenance fees and allowances for uncollectible amounts.

  The Company sells a significant portion of its installment receivables to third parties. When these receivables are sold, the Company reduces the gross installment receivable balance. Additionally, the Company reclassifies the deferred maintenance to an obligation, which was previously reflected as a reduction of the related installment receivable balance. The deferred maintenance is recognized ratably into income over the term of the maintenance agreement.

  Proceeds from the sale of installment receivables for 1997 and 1996 were approximately $206,916,000 and $129,328,000, respectively. There were no accounts receivable sold with recourse for the year ended December 31, 1997. Accounts receivable sold with recourse were $19,373,000 and $2,993,000 for the years ended
December 31, 1996 and 1995, respectively. As of December 31, 1997, there were no potential recourse obligations for accounts receivable sold with recourse. As of December 31, 1996 and 1995, potential obligations for accounts receivable sold with recourse were $16,817,000 and $5,177,000, respectively. In addition to accounts receivable sold with recourse, the Company has an agreement with a third party that provides for potential recourse obligations in the form of a loss pool based on the performance of the related accounts receivable portfolio. Based on the terms of that agreement, potential recourse obligations at December 31, 1997 and 1996 were $14,632,000 and $9,300,000, respectively. Based on the credit ratings of the underlying obligors to the accounts receivable and the performance history of the accounts receivable portfolio, the Company has assessed the exposure related to these recourse obligations and determined the potential liability to be minimal. The fair market value of the recourse obligations at December 31, 1997 was not determinable.

7. EMPLOYEE BENEFIT PLANS

  The Company has various defined contribution retirement plans (401(k) and profit sharing) for qualified employees. Employer contributions made under the plans totaled $1,511,000, $1,071,000 and $406,000 in 1997, 1996 and 1995,
respectively.

8. LINE OF CREDIT

  At December 31, 1997, the Company had an unsecured bank line of credit for $55,000,000, under which borrowings bear interest at rates ranging from approximately LIBOR plus 1% to the bank's prime rate. This line of credit is subject to limitations based upon certain financial covenants. At December 31, 1997, there were no borrowings outstanding under this line of credit.

  At December 31, 1997, the Company had aggregate letters of credit outstanding for approximately $2,623,000, with expiration dates ranging from March 1998 to December 1998. These letters of credit reduce the available line of credit balance.

9. STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

  As of December 31, 1997, the Company and its subsidiaries had seven stock option plans, which are described below, as well as several plans that have been assumed pursuant to acquisitions. The Company applies APB Opinion No. 25 in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans and its employee stock purchase plan (the "Stock Purchase Plan").

  Had compensation cost for the Company's stock option plans and the Stock Purchase Plan been determined consistent with SFAS No. 123, the Company's net loss and net loss per share would have been the pro forma amounts indicated below for the years ended December 31, 1997, 1996 and 1995:

                                                   1997       1996      1995
                                                 ---------  --------  ---------
                                                  (IN THOUSANDS, EXCEPT PER
                                                         SHARE DATA)
      Net loss:
        As reported............................. $(117,784) $(64,922) $(111,567)
        Pro forma...............................  (127,972)  (70,866)  (117,114)
      Net loss per share:
        As reported............................. $   (1.90) $  (1.14) $   (2.50)
        Pro forma...............................     (2.06)    (1.24)     (2.62)

  Under SFAS No. 123, the pro forma compensation expense related to the Company's stock option plans and Stock Purchase Plan, before effects for income taxes, was approximately $17,130,000, $9,940,000 and $9,326,000 in
1997, 1996 and 1995, respectively.

  Excluding stock option plans assumed pursuant to acquisitions, the Company has six stock option plans ("Company Plans"). The Employee Incentive Compensation Plan, 1994 Stock Incentive Plan, 1991 Option Plan and 1989 Option Plan provide for the granting of options to employees and non-employee directors for up to an aggregate of 16,160,000 shares. Under the Chief Executive Option Plan, the Company has authority to grant options for up to 1,600,000 shares to its Chief Executive Officer and President. Under the Directors' Option Plan, the Company may grant options for up to 500,000 shares to non-employee directors.

  In general, the options granted under the Company Plans, excluding the Directors' Option Plan, during 1997, 1996 and 1995 have similar provisions. Under these plans, the Company has granted both non-qualified and incentive stock options. These options have an exercise price equal to the closing market price of the Company's stock on the date of grant, have a legal life of ten years and typically vest in equal annual installments over a four-year period beginning one year from the date of grant. Certain options granted prior to 1995 have a legal life of fifteen years. The specific provisions of any grant are determined by the Compensation Committee of the Board of Directors or another designated committee.

  Under the Directors' Option Plan, only non-qualified options have been granted. These options have an exercise price equal to the closing market price of the Company's stock on the date of grant and have a legal life of ten years. The options granted in 1995 under this plan vested immediately, while those granted in 1996 and 1997 vest annually over a three-year period beginning one year from the date of grant.

  As discussed in Note 2, the Company has assumed various option grants related to certain acquisitions. The assumption of these option grants resulted in the deemed issuance by the Company of options for 67,937, 430,582 and 1,206,566 shares in 1997, 1996 and 1995, respectively. The options assumed reflect outstanding options at the time of acquisition. The provisions of the assumed options are generally the same as those provided for in the original option agreements.

  In 1996, the Company began offering the Stock Purchase Plan to its employees who work more than 20 hours per week. Under this Plan, the Company is authorized to issue up to 5,000,000 shares of Common Stock. Under terms of the Stock Purchase Plan and current policies of the administrative committee, employees may elect each year to withhold between one and 50 percent of their cash compensation through regular payroll deductions to purchase Common Stock, subject to Internal Revenue Service limitations. The purchase price of the stock is 85 percent of the lower of the price at the grant date, which is the beginning of the plan year (March 1 or September 1 for employees with a start date between March 1 and August 31) or the exercise date, which is the end of each plan quarter (February 28, May 31, August 31 and November 30). As of December 31, 1997, approximately 50% of eligible employees were participating in the Stock Purchase Plan. Under the Stock Purchase Plan, the Company sold 882,229 and 197,165 shares to employees in 1997 and 1996, respectively.

  The fair value of stock option grants is estimated using the Black-Scholes option-pricing model, with the following weighted-average assumptions used for stock option grants in 1997, 1996 and 1995, respectively: weighted-average option price, which equals the fair market value at date of grant, of $14.61, $12.03 and $16.56; expected dividend yields of 0% for all years; expected volatility of 61%, 55% and 55%; risk-free interest rates of 5.66%, 6.37% and 6.12%; and an expected life of five years for all years. The fair value of the employees' purchase rights pursuant to the Stock Purchase Plan are estimated using the Black-Scholes option-pricing model, with the following weighted-average assumptions used for purchase rights granted in 1997 and 1996, respectively: average fair market value of $13.75 and $10.75; average option price of $11.69 and $9.14; expected dividend yield of 0% for both years; expected volatility of 61% and 51%; average risk-free interest rate of 5.52% and 5.42%; and expected life of three months for both years.

  Stock option plan activity during the years ended December 31, 1997, 1996 and 1995 was as follows:

                                    1997                       1996                       1995
                          -------------------------- -------------------------- -------------------------
                                         WEIGHTED                   WEIGHTED                  WEIGHTED
                                         AVERAGE                    AVERAGE                   AVERAGE
     FIXED OPTIONS          SHARES    EXERCISE PRICE   SHARES    EXERCISE PRICE  SHARES    EXERCISE PRICE
     -------------        ----------  -------------- ----------  -------------- ---------  --------------
Outstanding at beginning
 of year................  10,143,622      $12.18      8,404,911      $11.87     6,813,468      $ 9.66
Granted.................   3,590,727       14.61      2,781,172       12.03     2,683,058       16.56
Exercised...............    (938,817)       8.91       (517,219)       4.60      (738,030)       6.27
Canceled................    (933,667)      13.49       (525,242)      13.80      (353,585)      14.02
                          ----------                 ----------                 ---------
Outstanding at end of
 year...................  11,861,865       13.08     10,143,622       12.18     8,404,911       11.87
                          ==========                 ==========                 =========
Options exercisable at
 end of year............   5,797,724                  5,488,725                 5,211,103
                          ==========                 ==========                 =========
Weighted-average grant-
 date fair value of op-
 tions granted during
 the year...............  $     8.35                 $     6.96                 $   11.36

  The following table summarizes information about fixed stock options outstanding at December 31, 1997:

                         OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
              ------------------------------------------ ------------------------
   RANGE OF               WEIGHTED-AVG.
   EXERCISE   NUMBER OF     REMAINING     WEIGHTED-AVG.  NUMBER OF WEIGHTED-AVG.
    PRICES      SHARES   CONTRACTUAL LIFE EXERCISE PRICE  SHARES   EXERCISE PRICE
   --------   ---------- ---------------- -------------- --------- --------------
   $.0025-
      9.75     1,419,229     3.87 years       $ 3.52     1,330,587     $ 3.39
    10.13-
     12.00     2,062,375     7.00              10.74     1,092,745      10.41
    12.38-
     14.00     4,174,778     7.75              13.08     1,462,639      12.95
    14.06-
     18.13     2,165,479     7.56              15.14     1,030,550      14.99
   $18.25-
     33.73     2,040,004     7.91              19.92       881,203      19.18
              ----------                                 ---------
              11,861,865     7.15              13.08     5,797,724      11.59
              ==========                                 =========

  During 1997, a wholly-owned subsidiary of the Company adopted a fixed stock option plan (the "1997 Option Plan"). The 1997 Option Plan provides for the granting of options to employees for up to an aggregate of 7,500,000 shares of the subsidiary's common stock. Under this plan, the subsidiary has granted non-qualified stock options. These options have an exercise price equal to the fair market value of the subsidiary's stock on the date of grant, have a legal life of ten years and vest on the sixth anniversary of the grant date. Options granted under the 1997 Option Plan are exercisable in shares of the subsidiary's common stock and are not convertible to the Company's Common Stock. During 1997, the subsidiary granted 5,170,000 options at a fair market value of $0.92. For the year ended December 31, 1997, 247,500 options were canceled. The weighted-average grant-date fair value of these options was $0.33 using the Minimum Value option-pricing method and a risk-free interest rate of 5.80%.

10. PREFERRED STOCK

  On December 23, 1997, the Company agreed, pursuant to a stock purchase agreement, to issue to Intel 1,768,421 shares of its Preferred Stock, which had a fair market value of approximately $42,000,000 on the date of subscription, for certain product technologies and other intangible assets. The shares of Preferred Stock were subscribed for as of December 31, 1997 and subsequently issued on January 14, 1998.

  The holders of the Preferred Stock have the option to convert, at any time, each share of Preferred Stock into one share of Common Stock. Each share of Preferred Stock will automatically convert into one share of Common Stock upon the tranfer by any holder of Preferred Stock in a non-permitted transfer. In the event of a liquidation of the Company, the holders of the Preferred Stock are entitled to receive $23.75 per share plus the amount of any declared but unpaid dividends. The conversion and liquidation terms are subject to adjustment based upon subsequent changes in equity interests.

  As of December 31, 1997, the Company had reserved 1,768,421 shares of its authorized Common Stock to be issued upon conversion of the Preferred Stock.

11. INCOME TAXES

  Income (loss) before income taxes for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                                   1997       1996      1995
                                                 ---------  --------  ---------
                                                        (IN THOUSANDS)
      U.S....................................... $(113,313) $(68,911) $(137,724)
      Non-U.S...................................    14,250    (5,256)    14,477
                                                 ---------  --------  ---------
          Total................................. $ (99,063) $(74,167) $(123,247)
                                                 =========  ========  =========

  Income tax expense (benefit) for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

                                                      1997     1996      1995
                                                     -------  -------  --------
                                                          (IN THOUSANDS)
      Current:
        Federal..................................... $   --    $  --   $    315
        State.......................................     241      175       133
        Foreign.....................................   2,309    2,035       740
      Deferred:
        Federal.....................................  22,096   (7,838)   (7,899)
        State.......................................  (3,295)  (3,617)   (4,969)
        Foreign.....................................  (2,630)     --        --
                                                     -------  -------  --------
                                                     $18,721  $(9,245) $(11,680)
                                                     =======  =======  ========

  The reconciliation of income taxes computed using the Federal statutory rate of 35% to the income tax provision is as follows for the years ended December 31, 1997, 1996 and 1995:

                                                   1997      1996      1995
                                                 --------  --------  --------
                                                       (IN THOUSANDS)
      Income tax computed at statutory rate..... $(34,672) $(25,959) $(43,137)
      State income tax, net of Federal tax
       benefit..................................   (3,053)   (3,442)   (4,836)
      Research and experimentation credits......   (3,514)   (1,491)   (1,213)
      Foreign tax credit........................     (117)      (59)     (239)
      Foreign taxes.............................    1,271       751       240
      Foreign sales corporation.................     (557)   (1,036)     (294)
      Municipal interest........................      (80)     (289)     (554)
      Stock acquisitions........................    9,953     6,281    11,450
      Nondeductible merger costs................      443     1,440     4,625
      Change in valuation allowance.............   45,064    12,608    22,856
      Other.....................................    3,983     1,951      (578)
                                                 --------  --------  --------
      Effective tax............................. $ 18,721  $ (9,245) $(11,680)
                                                 ========  ========  ========

  The tax effects of temporary differences and carryforwards that give rise to deferred tax assets and liabilities at December 31, 1997 and 1996 were as follows:

                                                             1997       1996
                                                           ---------  --------
                                                             (IN THOUSANDS)
      Deferred tax assets:
        Deferred revenue.................................. $   6,419  $  1,152
        Allowance for doubtful accounts...................       561       749
        Net operating loss carryforwards..................   118,475    95,190
        Foreign net operating losses......................     2,630       --
        General business, AMT and state tax credits.......    12,907     9,544
        Foreign tax credits...............................       952     1,138
        Accrued expenses and reserves.....................     9,097       157
        Rent abatement....................................     2,471     1,957
        Other.............................................     5,856     5,128
                                                           ---------  --------
          Total gross deferred tax assets.................   159,368   115,015
        Less valuation allowance..........................  (105,000)  (59,936)
                                                           ---------  --------
          Net deferred tax assets.........................    54,368    55,079
                                                           ---------  --------
      Deferred tax liabilities:
        Capitalized software, net.........................    36,420    23,908
        Installment sales.................................       819       826
        Acquired technology...............................     1,000     3,124
        Unrealized gain on marketable equity securities...    11,161    12,499
                                                           ---------  --------
          Total gross deferred tax liabilities............    49,400    40,357
                                                           ---------  --------
          Net deferred tax asset.......................... $   4,968  $ 14,722
                                                           =========  ========

  The net change in the valuation allowance during 1997, 1996 and 1995 was an increase of $45,064,000, $12,608,000 and $22,856,000, respectively.

  The Company has reduced gross deferred tax assets by a valuation allowance to reflect the estimated amount of deferred tax assets which will, more likely than not, be realized. The net deferred tax asset at December 31, 1997 reflects management's estimate of the amount that will be realized as a result of future profitability. The amount of the deferred tax asset considered realizable could be reduced if estimates of future taxable income are reduced.

  At December 31, 1997, the Company had approximately $294,715,000 of net operating loss carryforwards and $14,000,000 of tax credit carryforwards, which are available to reduce future Federal income taxes, if any, through the year 2012. The Company's ability to utilize the net operating loss carryforwards and available tax credits may be limited due to changes in ownership as a result of business combinations.

12. CONVERTIBLE SUBORDINATED NOTES

  In November 1996, the Company issued $115,000,000 of convertible subordinated notes (the "1996 Notes") due November 15, 2001, bearing interest at 6.75% annually. Interest is payable semi-annually on May 15 and November
15. The holders of the Notes have the option to convert them into shares of Common Stock, at any time prior to maturity, at a conversion price of $13.95 per share. The Notes are redeemable at the option of the Company, in whole or in part, at any time during the twelve-month period commencing November 15, 1999 at 102.7% of their principal amount and during the twelve-month period commencing November 15, 2000 at 101.35% of their principal amount. During 1997, $10,000 of the 1996 Notes were converted to Common Stock. As of December 31, 1997, $114,990,000 of the 1996 Notes were outstanding.

  The Company estimated the fair value of the 1996 Notes as of December 31, 1997 at approximately $236,879,000, based upon their trading price on the Nasdaq SmallCap Market on that date.

  In December 1997, the Company issued $150,000,000 of convertible subordinated notes (the "1997 Notes") due December 15, 2002, bearing interest at 6.25% annually. Interest is payable semi-annually on June 15 and December 15, commencing June 15, 1998. The holders of the 1997 Notes have the option to convert them into shares of Common Stock, at any time prior to maturity, at a conversion price of $36.05 per share. The 1997 Notes are redeemable at the option of the Company, in whole or in part, at any time during the twelve-month period commencing December 15, 2000 at 102.5% of their principal amount and during the twelve-month period commencing December 15, 2001 at 101.25% of their principal amount. As of December 31, 1997, $150,000,000 of the 1997 Notes were outstanding.

  The Company estimated the fair value of the 1997 Notes as of December 31, 1997 at approximately $159,375,000, based upon their bid price in the convertible debentures market on that date.

  For the years ended December 31, 1998, 1999, 2000, 2001 and 2002, aggregate annual maturities of the 1996 Notes and the 1997 Notes are $0, $0, $0, $114,990,000 and $150,000,000, respectively.

13. RESTRUCTURING

  In May 1997, the Company executed a restructuring plan to consolidate its sales, marketing, business development and product development operations to achieve cost efficiencies through the elimination of redundant functions. These redundancies resulted primarily from businesses acquired over the last three years. The Company also realigned its business units and inside sales force to redirect focus on its strongest product lines and better integrate the efforts of certain product development teams. As part of the plan, the Company reduced its worldwide work force by approximately 10%, eliminating approximately 400 positions primarily in the areas of product development and support, marketing and inside sales and, to a lesser extent, professional services and administration.

  The Company recorded a restructuring charge of $57,319,000 during the second quarter of 1997 related to the restructuring plan. The restructuring charge included the following expenses: facility-related costs, including a reserve for estimated lease obligations associated with the closing of office facilities; write-offs of excess equipment, furniture and fixtures; write-offs of capitalized software costs and other intangible assets related to the termination of development efforts for certain discontinued products, as well as penalties for the cancellation of distributorship agreements for such products; and severance and other employee-related costs of the terminated staff.

  The following table summarizes the Company's restructuring activity for the year ended December 31, 1997:

                                                       INTANGIBLE ASSETS AND  PROPERTY
                               EXCESS   SEVERANCE AND PENALTIES FOR CANCELLED    AND
                             FACILITIES   BENEFITS          AGREEMENTS        EQUIPMENT  TOTAL
                             ---------- ------------- ----------------------- --------- --------
                                                       (IN THOUSANDS)
   1997 restructuring
    charges:
     Cash-related charges..   $24,032      $10,364            $ 3,236          $  --    $ 37,632
     Non-cash charges......       --           --              16,177           3,510     19,687
                              -------      -------            -------          ------   --------
                              $24,032      $10,364            $19,413          $3,510     57,319
                              =======      =======            =======          ======
   Payments made in 1997..............................................................   (15,322)
   Write-offs taken in 1997...........................................................   (19,687)
                                                                                        --------
   Total accrued restructuring costs at December 31, 1997.............................    22,310
   Less current portion...............................................................     6,308
                                                                                        --------
   Long-term accrued restructuring costs .............................................  $ 16,002
                                                                                        ========

14. DERIVATIVE FINANCIAL INSTRUMENTS

  The Company conducts business on a global basis in numerous major international currencies and is, therefore, exposed to adverse movements in foreign currency exchange rates. The Company has established a foreign currency hedging program utilizing forward foreign exchange contracts to reduce certain currency exposures. These contracts hedge exposures associated with nonfunctional currency assets and liabilities denominated in Japanese, Australian, numerous Asian and various European currencies. At the present time, the Company hedges only those currency exposures associated with certain nonfunctional currency assets and liabilities resulting from intercompany balances and does not generally hedge anticipated foreign currency cash flows. The Company does not enter into forward exchange contracts for trading purposes.

  Gains and losses on the foreign currency forward exchange contracts are included in other income and offset foreign exchange gains and losses from the revaluation of intercompany balances denominated in currencies other than the functional currency of the reporting entity. The Company's forward contracts generally have original maturities of one month.

  The table below provides information as of December 31, 1997 about the Company's foreign currency forward exchange contracts, including notional values of outstanding forward contracts purchased and sold and the unrealized gains or losses recorded for each contract.

                                              NOTIONAL  NOTIONAL
                                                VALUE    VALUE      UNREALIZED
                                              PURCHASED   SOLD    GAINS (LOSSES)
                                              --------- --------  --------------
                                                       (IN THOUSANDS)
      European currencies...................   $4,407   $(20,649)     $(173)
      Asian currencies......................      --        (412)         4
      Japanese Yen..........................      --        (972)         4
      Australian Dollar.....................      --        (338)        11
                                                  --
                                               ------   --------      -----
          Total.............................   $4,407   $(22,371)     $(154)
                                               ======   ========      =====

  While the notional or contract amounts of the Company's forward exchange contracts provide one measure of the volume of these transactions, they do not represent the Company's full exposure to credit risk. The Company faces additional risks if the banking counterparties are unable to meet the terms of the agreements.

The Company has established policies to minimize such risks and will only execute forward exchange contracts with major financial institutions. The Company has assessed the potential exposure related to default by such institutions to be minimal.

15. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company leases office space and certain computer and telecommunications equipment under long-term lease agreements expiring through the year 2016. Total future minimum lease payments under noncancelable leases are as follows:

                                            AMOUNT
                                        --------------
                                        (IN THOUSANDS)
             1998......................    $ 40,980
             1999......................      33,133
             2000......................      24,727
             2001......................      20,067
             2002 and thereafter.......      35,226
                                           --------
                 Total.................    $154,133
                                           ========

  Future minimum lease payments have not been reduced by minimum sublease rentals of $603,000 due in the future under noncancelable subleases. Total rent expense under all operating leases, net of insignificant sublease rental income, amounted to $32,021,000, $22,510,000 and $15,659,000 in 1997, 1996 and
1995, respectively.

 Litigation

  The Company is subject to certain legal proceedings and claims that have arisen in the ordinary course of business and have not been fully adjudicated. Management currently believes the ultimate outcome of these matters will not have a material adverse effect on the Company's results of operations or financial position.

16. OTHER INCOME, NET

  Other income (expense), net, for the years ended December 31, 1997, 1996 and 1995 is comprised of the following:

                                                      1997     1996     1995
                                                    --------  -------  ------
                                                        (IN THOUSANDS)
      Interest income.............................. $  5,365  $ 5,163  $4,637
      Interest expense.............................   (9,130)  (1,825)   (782)
      Foreign exchange gains (losses)..............      469      (35)     64
      Net realized gains on sales of investments...    7,566    1,032     332
      Unrealized gains on marketable equity
       securities..................................   12,581      920     --
      Other........................................     (122)     (18)   (121)
                                                    --------  -------  ------
                                                    $ 16,729  $ 5,237  $4,130
                                                    ========  =======  ======

17. SEGMENT AND GEOGRAPHIC INFORMATION

  The Company operates in one industry segment. The Company markets and services its products in the United States and in foreign countries through its direct sales organization and affiliates (which are non-controlled product representatives).

  The following table presents information about the Company by geographic area for the years ended December 31, 1997, 1996 and 1995. Export sales and certain income and expense items are reported in the geographic area where the final sale is made rather than where the transaction originates.

                                        DOMESTIC    EUROPE    OTHER     TOTAL
                                        ---------  --------  -------  ---------
                                                   (IN THOUSANDS)
      1997
        Revenues....................... $ 444,577  $119,919  $59,007  $ 623,503
        Operating income (loss)........  (122,573)    4,135    2,646   (115,792)
        Identifiable assets............   690,127    89,958   54,092    834,177
      1996
        Revenues....................... $ 326,673  $ 97,708  $43,684  $ 468,065
        Operating loss.................   (74,742)   (1,892)  (2,770)   (79,404)
        Identifiable assets............   498,500    84,201   35,871    618,572
      1995
        Revenues....................... $ 222,568  $ 67,906  $35,937  $ 326,411
        Operating income (loss)........  (137,672)    9,885      410   (127,377)
        Identifiable assets............   365,799    59,465   27,003    452,267

  The revenues and operating income (loss) amounts above exclude the effect of intercompany royalties. The domestic operating losses in 1997, 1996 and 1995 include all merger costs, restructuring costs and acquired in-process technology charges.

  No single customer accounted for 10% or more of total revenues in 1997, 1996 or 1995.

18. SUBSEQUENT EVENTS

  On January 2, 1998, the Company entered into an agreement and plan of merger, pursuant to which the Company has agreed to acquire Learmonth and Burchett Management Systems PLC ("LBMS"), a leading provider of process management solutions. Under the terms of this acquisition, LBMS will become a wholly-owned subsidiary of the Company. The Company has agreed to exchange approximately 2,745,000 shares of Common Stock for all of the outstanding common shares of LBMS and has offered to exchange options to purchase approximately 468,000 shares of Common Stock for the outstanding LBMS options. This acquisition, which is expected to be consummated in the second quarter of 1998, is subject to the sanction of the English High Court, the approval of the shareholders of LBMS and customary legal and regulatory conditions.

  On February 18, 1998, the Company entered into an agreement and plan of merger, pursuant to which the Company has agreed to acquire Mastering, Inc. ("Mastering"), a leading provider of information technology training. Under the terms of this acquisition, Mastering will become a wholly-owned subsidiary of the Company. The Company has agreed to exchange approximately 6,165,000 shares of Common Stock for all of the outstanding common shares of Mastering and to assume stock options which will convert into options to purchase approximately 2,143,000 shares of Common Stock. This acquisition, which is expected to be consummated in the second quarter of 1998, is subject to the filing of a registration statement with the Securities and Exchange Commission, the approval of the stockholders of Mastering and customary legal and regulatory conditions.

  On March 14, 1998, the Company entered into an agreement and plan of merger, pursuant to which the Company has agreed to acquire Logic Works, Inc. ("Logic"), a leading provider of data modeling tools. Under the terms of this acquisition, Logic will become a wholly-owned subsidiary of the Company. The Company has agreed to exchange approximately 7,240,095 shares of Common Stock for all of the outstanding common shares of Logic and to assume stock options which will convert into options to purchase approximately 1,325,716 shares of Common Stock. This acquisition, which is expected to be consummated in mid-1998, is subject to the filing of a registration statement with the Securities and Exchange Commission, the approval of the stockholders of Logic and customary legal and regulatory conditions.

  The acquisitions of LBMS, Mastering and Logic are expected to be accounted for as poolings of interests. Costs incurred in connection with these transactions will be expensed in the periods in which the acquisitions are consummated.

  The following unaudited pro forma information shows total revenues and net income (loss) of PLATINUM, LBMS, Mastering and Logic during the three years ended December 31, 1997, 1996 and 1995, as if the transactions had been consummated as of the earliest period presented. This summary is provided for informational purposes only. It does not necessarily reflect the actual results that would have occurred had the acquisitions been made as of those dates or of results that may occur in the future.

                                    1997               1996                1995
                             ------------------  -----------------  ------------------
                                         NET                                    NET
                                       INCOME                                 INCOME
                             REVENUES  (LOSS)    REVENUES NET LOSS  REVENUES  (LOSS)
                             -------- ---------  -------- --------  -------- ---------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
   PLATINUM................  $623,503 $(117,784) $468,065 $(64,922) $326,411 $(111,567)
   LBMS....................    23,897     4,469    21,861  (16,318)   41,158      (784)
   Mastering...............    40,966     2,581    21,018   (2,892)   10,168       518
   Logic...................    50,513     4,605    42,540   (3,062)   30,688     1,407
                             -------- ---------  -------- --------  -------- ---------
       Total...............  $738,879 $(106,129) $553,484 $(87,194) $408,425 $(110,426)
                             ======== =========  ======== ========  ======== =========
       Net loss per share..           $   (1.36)          $  (1.22)          $   (2.04)
                                      =========           ========           =========

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                           PLATINUM TECHNOLOGY, INC.

                                      AND

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC.

                             DATED JANUARY 2, 1998

                     AGREEMENT AND PLAN OF REORGANIZATION

  This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of January , 1998, by and between Platinum technology, inc., a Delaware corporation ("Purchaser"), and Learmonth & Burchett Management Systems Plc, a company incorporated in England and Wales under the Companies Acts 1948 to 1976 (the "Company").

                                   RECITALS

  A. The Boards of Directors of each of the Company and Purchaser believe that it is in the best interests of each company and their respective shareholders that the Company be acquired by Purchaser (the "Acquisition").

  B. Pursuant to such acquisition, among other things, the Ordinary Shares of the Company shall be cancelled in consideration of shares of Common Stock of Purchaser being issued to Company shareholders at the rate determined herein, new shares of the Company will be issued to Purchaser, and the Company will become a wholly-owned subsidiary of Purchaser.

  C. The Company and Purchaser desire to make certain representations and warranties and other agreements in connection with the Acquisition.

  D. The parties intend that, for purpose of the laws of the United Kingdom ("U.K."), the Acquisition be effected by way of a Scheme of Arrangement under
Section 425 of the U.K. Companies Act of 1985 (the "Companies Act") in the form set out in Exhibit A (the "Scheme," which term shall include the Scheme with or subject to any modification, addition or condition approved or imposed by the High Court of Justice in England and Wales (the "High Court") and agreed between the parties) and, for purposes of the laws of the United States, that this Agreement constitutes the adoption of a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. THE ACQUISITION

  1.1 THE ACQUISITION. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law") and Companies Act, the issued Ordinary Shares of the Company will be cancelled in consideration of shares of Common Stock of Purchaser being issued to Company shareholders at the rate determined herein, new shares of the Company will be issued to Purchaser, and the Company will become a wholly-owned subsidiary of Purchaser.

  1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the closing of the Acquisition shall take place, subject to satisfaction or (where permitted under the terms of this (Agreement) waiver of the conditions set forth in Article VI, at the time and date on which an office copy of the Order of the High Court approving the Scheme under Section 425 of the Companies Act and confirming under Section 137 of the Companies Act the reduction of capital provided for in connection with the Scheme shall have been duly delivered to the Registrar of Companies in England and Wales for registration, such Court Order shall have been registered by him and the Companies Registry has issued its certificate of registration of the Court Order (the "Effective Time").

  1.3 EFFECT ON CAPITAL STOCK. At the Effective Time:

    (a) Cancellation of Company Ordinary Shares. Each of the Company's Ordinary Shares of 10 pence each (the "Company Ordinary Shares") (i) in issue at 6:00 p.m. (London time) on the last business day prior to the date of the meeting of holders of such Company Ordinary Shares convened pursuant to an Order of the High Court to approve the Scheme (or, if such meeting should be adjourned to a later date, on the last business day prior to that later date); and (ii) if any, issued thereafter and before 6:00 p.m. (London time) on the last business day before the hearing of the petition to sanction the Scheme (the "Hearing Date") on terms that the holder thereof is bound by the Scheme (together, the "Scheme Shares") will be cancelled, and in consideration for the cancellation of the Scheme Shares, Purchaser shall allot and issue to each of the persons who at 6:00 p.m. (London time) on the business day immediately preceding the Effective Time (the "Record Date") is the registered holder of Scheme Shares that number of shares (the "Conversion Shares") of Common Stock, par value $0.001 per share, of Purchaser (the "Purchaser Common Stock") which is determined by multiplying the number of Scheme Shares held by such person on the Record Date by
  0.1047 (the "Exchange Ratio").

    (b) Issuance of Ordinary Shares to Purchaser. Forthwith and contingently upon the said cancellation of capital taking effect: (i) the share capital of the Company shall be increased to its former amount by the creation of such number of ordinary shares of 10 pence each as shall be equal to the number of Scheme Shares cancelled; and (ii) the Company shall apply the reserve arising as a result of such cancellation of capital in paying up in full at par the ordinary shares of 10 pence each so created which shall be allotted and issued credited as fully paid to Purchaser.

    (c) Employee Stock Purchase Plan. The Company has not, and shall not, commence any "option periods" under its 1996 U.S. Employee Stock Purchase Plan (the "Stock Purchase Plan") after December 31, 1997, shall apply all amounts deducted and withheld thereunder on or prior to December 31, 1997 to purchase Company Ordinary Shares in accordance with the provisions thereof, and shall suspend the Stock Purchase Plan as of December 31, 1997 until the Effective Time. Purchaser shall have no obligation or duty in respect of the Stock Purchase Plan or the rights granted thereunder.

    (d) Adjustments to the Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock or Company Ordinary Shares), reorganization or other like change with respect to Purchaser Common Stock or Company Ordinary Shares occurring after the date hereof and prior to 6:00 p.m. (London Time) on the last business day before the Hearing Date.

    (e) Fractional Shares. No fraction of a share of Purchaser Common Stock will be issued by virtue of the Scheme, but in lieu thereof each holder of shares of Scheme Shares who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock to be received by such holder) shall receive from Purchaser an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $24.06 (the "Closing Share Value").

  1.4 ISSUANCE OF PURCHASER COMMON STOCK.


  (a) Exchange Agent. The Harris Trust and Savings Bank, or another similar institution selected by Purchaser, shall act as the exchange agent (the "Exchange Agent") in the Acquisition.

  (b) Intentionally left blank.

  (c) Exchange Procedures. Promptly after the Effective Time (and in any event within 21 days thereafter), Purchaser shall cause to be mailed to each person who was at 6:00 p.m. (London time) on the Record Date the registered holder of the Scheme Shares a certificate representing the number of whole shares of Purchaser Common Stock and a check in payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.3 (e) (in the case of joint holders, made payable to the first named joint holder).

  (d) No Liability. Notwithstanding anything to the contrary in this Section
1.4 none of the Exchange Agent, the Company or Purchaser shall be liable to a holder of shares of Purchaser Common Stock or Company Ordinary Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law, nor shall they be responsible for any loss in the transmission of documents of title or failure of the applicable postal system(s) for items sent in accordance with Clause 2.3 of the Scheme.

  1.5 NO FURTHER OWNERSHIP RIGHTS IN COMPANY ORDINARY SHARES. All shares of Purchaser Common Stock issued in consideration for the cancellation of the Scheme Shares in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Ordinary Shares and there shall be no further registration of transfers on the records of the Company of Company Ordinary Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company for any reason, they shall be cancelled as provided in this Article I.

  1.6 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that, for purposes of U.S. law, the Acquisition shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests.

  1.7 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Company and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to Purchaser, subject to the exceptions disclosed in writing in the disclosure letter supplied by the Company to Purchaser (the "Company Schedules") which identifies the Section numbers hereof to which the disclosures pertain and which is dated as of the date hereof, as set forth below. As used herein, the term the "Company" includes the Company and each direct and indirect subsidiary of the Company, unless otherwise provided.

  2.1 ORGANIZATION OF THE COMPANY. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by it, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company (as hereinafter defined). The Company Schedules contain a true and complete list of all of the Company's subsidiaries, the jurisdiction of organization of each subsidiary and each jurisdiction in which the Company or any subsidiary is authorized to do business. Except as set forth in the Company's Schedules, the Company owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock of each of its subsidiaries. Except as set forth in the Company Schedules, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity. Except for those subsidiaries listed in the Company Schedules as specifically not having had their governing instruments delivered or available to Purchaser ("Missing Subsidiaries"), the Company has delivered or made available to Purchaser a true and correct copy of the Memorandum of Association and Articles of Association of the Company, and Certificate (or Articles) of Incorporation and Bylaws, or similar governing instruments of each of its subsidiaries, each as amended to date. Each of the Missing Subsidiaries is currently not conducting any business.

  2.2 COMPANY CAPITAL STRUCTURE. The authorized share capital of the Company consists of 33,500,000 Company Ordinary Shares, 10 pence each, of which there were 26,153,738 such shares issued as of the date hereof. Of the Company Ordinary Shares issued and allotted credited as fully paid, a total of 16,098,849 are represented by 8,049,424 American Depository Shares ("ADSs") as of December 12, 1997. All shares of Company Ordinary Shares are duly authorized, validly issued and allotted, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Memorandum of Association or Articles of Association of the Company or any agreement or document to which the Company is a party or by which it is bound. As of the date hereof, the Company had reserved 6,934,483 Company Ordinary Shares, net of exercises, for issuance to employees and directors pursuant to the Company's 1996 Equity Incentive Plan, the Executive Share Option Scheme and ESOP Share Option Scheme (collectively referred to herein as the "Company Share Option Plans"), under which options are outstanding for 4,506,904 shares of Company Ordinary Shares (vested and unvested options under the Company Share Option Plans are referred to herein as the "Company Options"). All shares of Company Ordinary Shares, subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. The Company Schedules include a list as of the date hereof of all issuances of share capital by the Company since November 1, 1995 (other than issuances pursuant to any options under the Company Share Option Plans and the Company's Stock Purchase Plan referred to above) and also list for each outstanding option as of the date hereof, the following: (i) the name of the holder of such option, (ii) the number of shares subject to such option, (iii) the exercise price of such option, (iv) any repricing of options which has taken place since November 1, 1995, (v) the number of shares as to which such option will have been vested at the date hereof, and (vi) the vesting for the remainder of the shares covered by such option as of the date hereof and future dates. The Company Schedules also include a list of all of the participants in the Stock Purchase Plan and the number of shares of Company Ordinary Shares (or ADSs) which will be issuable to the participants therein for the option period ended December 31, 1997 (assuming the purchase price of such shares to be 85% of the fair market value of the Company Ordinary Shares on the first day of the current option period). There is no current option period under the Stock Purchase Plan, the most recent option period thereunder having expired on December 31, 1997, and except for the issuances of Company Ordinary Shares (or ADSs) with respect to option period ended December 31, 1997, there will be no further issuances under the Stock Purchase Plan until this Agreement is terminated. Except as set forth in the Company Schedules, since April 30, 1997, there have been no changes in the capital structure of the Company other than issuances of Company Ordinary Shares (i) upon the exercise of options granted under the Company Share Option Plans and (ii) pursuant to the Stock Purchase Plan.

  2.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in
Section 2.2 hereof, there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, and except as set forth on the Company Schedules, there are no equity securities of any class of any subsidiary of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 hereof, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional share capital of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the knowledge of the Company, except as set forth in the Company Schedules, there are no voting trusts, proxies or other agreements or understandings with respect to the share capital of the Company.

  2.4 AUTHORITY; NO CONFLICTS.

  (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining requisite shareholder approvals and sanction by the High Court of Justice of England and Wales (the "High Court"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to (i) the approval of the Acquisition as a Scheme under Section 425 of the Companies Act 1985 pursuant to U.K. law, by the vote of a majority in number, representing three-fourths in value, of the shareholders who vote (either in person or by proxy) at the meeting of the shareholders convened in accordance with the direction of the High Court for the purpose of considering and approving the Acquisition (the "Court Meeting"), (ii) the passing of a special resolution (the "Resolution") approving the entering into of this Agreement, approving the reduction of the Company's share capital in connection with the Acquisition, and creating and authorizing the issue of necessary Ordinary Shares of the Company to be issued to Purchaser and amending the Company's Articles of Association in accordance with Section 5.19 hereof, at an Extraordinary General Meeting of the Company (the "General Meeting"), (iii) sanction of the Acquisition as a Scheme, and confirmation of the reduction of capital involved therein, by the High Court, and (iv) registration of the Order of the High Court regarding the Scheme with the Registrar of Companies. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

  (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Memorandum of Association, Articles of Association of the Company, or the Certificate (or Articles) of Incorporation, as amended, or Bylaws, as amended, or similar governing instruments of any of its subsidiaries or (ii) any mortgage, indenture, lease, contract or other agreement disclosed or required to be disclosed in the Company Schedules pursuant to Section 2.14 or Section 2.15, which conflict, violation or default would, individually or collectively, be material or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its subsidiaries or their respective properties or assets, which conflict, violation or default would, individually or collectively, be material.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any U.S., U.K. or other foreign court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR Act"), (ii) the filing of a Form S-4 Registration Statement with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the direction of the High Court to convene the Court Meeting and the sanction of the Scheme and the confirmation of the reduction of capital involved therein by the High Court, (iv) registration of the Order of the High Court regarding the Scheme with the Registrar of Companies, (v) the filing of the Proxy Statement (as defined in Section 2.28 hereof) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (vi) the filing of a Form 8-K with the SEC, and (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, which is not obtained or made would have a Material Adverse Effect on the Company.

  2.5 SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

  (a) The Company has filed all forms, reports and documents required to be filed with the SEC since April 30, 1996, and has made available to Purchaser in the form filed with the SEC (i) its Annual Report on Form 10-K for the fiscal years ended April 30, 1996 and 1997, (ii) its Quarterly Reports on Form 10-Q for the periods ended July 31, 1997 and October 31, 1997 (the "October 1997 10-Q"), (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since October 31, 1996, (iv) all other reports or registration statements filed by the Company with the SEC since October 31, 1996, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC. All such required forms, reports and documents (including those enumerated in clauses (i) through (v) of the preceding sentence) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth above or in the Company's Schedules, neither the Company nor any of its subsidiaries is required to file any forms, reports or other documents with the SEC or with any similar foreign Governmental Entity with respect to the Company's or its subsidiaries securities.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including any Company SEC Reports filed after the date hereof until the Effective Time, (x) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and (z) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements are were or are subject to normal and recurring year-end adjustments, which as to the October 1997 10-Q are not expected to be material in amount. The audited balance sheet of the Company contained in the Company SEC Reports as of April 30, 1997 is hereinafter referred to as the "Company Balance Sheet."

  (c) There are no amendments or modifications to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, which have not yet been filed with the SEC but which are required to be filed.

  2.6 ABSENCE OF CERTAIN CHANGES OF EVENTS. Since the date of the Company Balance Sheet, except as disclosed in the Company's 10-Q's as of July 31, 1997 and October 31, 1997, and except with respect to the actions contemplated by this Agreement, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect on the Company or any development that reasonably would be expected to have a Material Adverse Effect on the Company; (ii) any damage, destruction or loss (whether or not covered by insurance) on the Company having a Material Adverse Effect on the Company; (iii) any material change by the Company in its accounting methods, principles or practices; (iv) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or deferred tax assets or writing off notes or accounts receivable other than in the ordinary course of business; and (v) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employee of the Company or any campaign being conducted to solicit authorization from employees to be represented by such labor union. In this Agreement, the term "Material Adverse Effect" used in connection with a party or any of such party's subsidiaries means any event, change or effect that is, or reasonably can be expected to be, materially adverse to the financial condition, properties, assets, liabilities, businesses, operations, or results of operations of such party and its subsidiaries, taken as a whole.

  2.7 BOOKS AND RECORDS. The stock record books of the Company are complete and correct and all other material records of the Company have been maintained in accordance with sound business practices. All Company minute books, stock record books and other material records have been made available to Purchaser. The minute books of the Company contain complete and accurate records of all meetings held of, and corporate action taken by, the shareholders, the boards of directors, and committees of the boards of directors of the Company, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Effective Time, all of those books and records will be in the possession of the Company. The Company Schedules contain a complete and accurate list of the top 15 customers or licensees of the Company, based on total license revenues for the fiscal year ended April 30, 1997.

  2.8 CONDITION AND SUFFICIENCY OF ASSETS. To the knowledge of the Company, the material equipment and other tangible personal property used by the Company in the conduct of its business, and the hearing, ventilation, and air-conditioning systems at each of the Company's facilities, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost, and are sufficient for the continued conduct of the Company's business after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

  2.9 ACCOUNTS RECEIVABLE. The accounting records of the Company, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices. For purposes of this Agreement, the term "Accounts Receivable" shall mean all accounts receivable of the Company that are reflected on the Company Balance Sheet or on the accounting records of the Company as of the Effective Time. All Accounts Receivable that represent trade receivables represent or will represent as of the Effective Time valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Substantially all Accounts Receivable of the Company are trade receivables. Unless paid prior to the Effective Time, the Accounts Receivable are or will be as of the Effective Time collectible in accordance with past practice net of the respective reserves shown on the Company Balance Sheet or on the accounting records of the Company as of the Effective Time (which reserves shown on the Company Balance Sheet are adequate and determined consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first becomes due and payable. There is no contest, claim, or contractual right of set-off, other than returns in the ordinary course of business, with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The Company Schedules relating to Accounts Receivable contains a complete and accurate list of all Accounts Receivable as of November 30, 1997 which list sets forth (i) the aging of such Accounts Receivable, (ii) with respect to Accounts Receivable for consulting services, the type of contract underlying such obligation (such as fixed-price or time and expense or a combination or variation thereof), and (iii) with respect to Accounts Receivable which arise from fixed-price consulting contracts, the amount by which the fixed-price deviates from the actual fees and disbursements incurred in connection with the contract. The Company Schedules set forth a description of the standard billing practices of the Company with respect to consulting services, including, without limitation, the billing periods and the types of contracts (such as fixed-price or time and expense or a combination or variation thereof). The Company Schedules set forth the fees and disbursements accrued but not yet billed by the Company as of November 30, 1997 ("Accrued Fees"). Except as set forth in the Company Schedules, all of the Accrued Fees are billable and collectible by the Company.

  2.10 NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Schedules, and except as set forth in the unaudited balance sheet of the Company included in the October 1997 10-Q, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other than liabilities or obligations reflected or adequately reserved against in the Company Balance Sheet, current liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet, and obligations under executory contracts that are set forth in the Company Schedules and that are not required to be so set forth and which obligations are to be performed in the ordinary course of business, which obligations are apparent from the plain reading of such contracts (none of which matters is a liability resulting from a breach of contract, breach of warranty, tort, infringement or lawsuit).

2.11 TAXES.

  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

  (b) Tax Returns and Audits. Except as disclosed in the Company Schedules:

    (i) The Company and each of its subsidiaries has filed all material federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries. All Taxes required to be paid by the Company and its subsidiaries payment for which is due on or before the date hereof have been paid, except for any failure to pay that would not have a Material Adverse Effect on the Company.

    (ii) Except to the extent that it would not have a Material Adverse Effect on the Company, The Company and each of its subsidiaries has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld by any Governmental Entity.

    (iii) Except to the extent that it would not have a Material Adverse Effect on the Company, neither the Company nor any of its subsidiaries is currently delinquent in the payment of any Tax. Except as set forth on the Company's Schedules, there is no Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax.

    (iv) Neither the Company nor any of its subsidiaries have received written or, to its knowledge, oral notice that any audit or other examination of any Return of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its subsidiaries been notified in writing or, to its knowledge, orally, of any request for such an audit or other examination.

    (v) Neither the Company nor any of its subsidiaries has any liability for unpaid federal, state, local or foreign Taxes which has not been accrued for or reserved on the Company Balance Sheet, in accordance with GAAP, which is material to the Company. There are no liens for Taxes on the assets of the Company or of any of its subsidiaries other than Taxes not yet due and payable.

    (vi) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

    (vii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
  Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

    (viii) The Company is not, and has not been during the applicable period specified in Section 897(i)(1)(A)(ii) of the Code, a "United States real property holding corporation" within the meaning of Section 8997(c)(2) of the Code.

    (ix) Neither the Company nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements.

    (x) Neither the Company nor any of its subsidiaries has ever been a member of an affiliate group of corporations within the meaning of Sections 1504 of the Code filing a consolidated federal income Tax Return.

    (xi) None of the assets of the Company or any of its subsidiaries is property that the Company of any of its subsidiaries is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

    (xii) None of the assets of the Company or any of its subsidiaries directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

    (xiii) Except as set forth in the Company Schedules, neither the Company nor any of its subsidiaries has agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

    (xiv) Neither the Company nor any of its subsidiaries has participated in an international boycott within the meaning of Section 999 of the Code.

    (xv) Except as set forth in the Company Schedules, neither the Company nor any of its United States subsidiaries has or, within the last three (3) years, had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

    (xvi) Except as set forth in the Company Schedules, neither the company nor any of its subsidiaries is a party to any joint venture, partnership, or other arrangement or contract that is or, to its knowledge, could reasonably be treated as a partnership for federal income tax purposes.

  2.12 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as disclosed in the Company Schedules, there is no agreement, judgment, injunction, order or decree binding upon the Company or its subsidiaries or the Company Intellectual Property Rights (as defined in Section 2.14), which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current or currently proposed business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

  2.13 ABSENCE OF LIENS AND ENCUMBRANCES. Except as disclosed in the Company Schedules, the Company and each of its subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets (whether real, personal or mixed, and whether tangible or intangible), necessary for the conduct of its business, free and clear of any liens or encumbrances except as reflected in the Company Financials and except for liens for taxes not yet due and payable.

2.14 INTELLECTUAL PROPERTY.

  (a) The Company or its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, sell or license all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, trade secrets, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding in each case Commercial Software as defined in Paragraph
(i) below) that are material to the business of the Company as currently conducted (the "Company Intellectual Property Rights").

  (b) The Company Schedules set forth a list of all patents, trademarks, copyrights, trade names and service marks, included in the Company Intellectual Property Rights, and specify, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. No person or entity has any right of renewal, reversion, or termination with respect to any patents, trademarks, copyrights, trade names or service marks included in the Company Intellectual Property Rights or any rights thereunder. Except as listed in the Company Schedules, none of the Company's currently marketed software products has been registered for copyright protection with the United States Copyright Office or any foreign offices, nor, to the knowledge of the Company, has the Company been requested to make any such registration, and the Company has made no application for such copyright.

  (c) The Company Schedules set forth a complete list of all licenses, sublicenses and other agreements as to which the Company or any of its subsidiaries is a party (as licensor, licensee or otherwise) and pursuant to which the Company or any other person is authorized to use, sell, or license any Company Intellectual Property Rights (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or other trade secret material to the Company, and includes the identity of all parties thereto. Neither the Company nor any of its subsidiaries is in material violation of any license, sublicense or agreement described on such list or under any End-User License. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company nor any of its subsidiaries to be in any violation or default under any such license, sublicense or agreement, nor limit in any way the Company's ability to conduct its business or use or provide the use of the Company Intellectual Property Rights or intellectual property rights of others.

  (d) Except for Embedded Products (as hereinafter defined), for which the Company has valid non-exclusive licenses which are disclosed in the Company Schedules and which are adequate for the Company's business as presently conducted, (and except for trademarks, service marks, know-how, trade secrets, for which this representation and warranty is given to the best of the Company's knowledge), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use and distribution therefor or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

  (e) Except as disclosed in the Company Schedules, no claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, threatened by any person, nor, to the knowledge of the Company, are there any valid grounds for any claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold or licensed or used in development or otherwise or proposed for manufacture, use, sale or licensing by the Company or any of its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, or requires the Company to pay any amounts on account of any such sale, license or use other than pursuant to its contractual obligations, (ii) against the use by the Company or any of its subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or in development or otherwise as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company or any of its subsidiaries, validity or effectiveness of any of the Company Intellectual Property Rights.

  (f) All registered trademarks, service marks and copyrights held by the Company or any of its subsidiaries are valid and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. Neither the Company nor any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing of any of the Company Intellectual Property Rights or product. Neither the Company nor any of its subsidiaries has entered into any agreement (other than exclusive distribution agreements identified as such in the Company Schedules) under which the Company or its subsidiaries is restricted from selling, licensing or otherwise distributing any products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

  (g) The Company has heretofore delivered to Purchaser copies of its standard form End-User License. Except as disclosed in the Company Schedules, the Company has not entered into any End-User Licenses which contain terms materially different than as set forth in the standard form of such agreements made available to Purchaser.

  (h) The Company has taken all reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Company Intellectual Property Rights. All consultants of the Company or any of its subsidiaries have executed and delivered to the Company or any of its subsidiaries an agreement regarding the assignment to the Company or any of its subsidiaries of all Company Intellectual Property Rights arising from the services performed for the Company or any of its subsidiaries by such persons. No current or prior officers, employees or consultants of the Company claim any ownership interest in any Company Intellectual Property Right as a result of having been involved in the development of such property which employed by or consulting to the Company, or otherwise. Except as set forth in the Company Schedules and except for the Embedded Products, all of the Company Intellectual Property Rights have been developed by employees of the Company, within the scope of their employment.

  (i) "Commercial Software" means packaged commercially available software programs generally available to the public which have been licensed to the Company pursuant to end-user licenses and which are used in the

Company's business. The Company Schedules set forth the following with respect to Commercial Software: (i) a complete list of all Commercial Software which is a component of or incorporated in or specifically required to develop or support any of the Company's products and related trademarks, technology and know-how ("Embedded Products"), and (ii) a list of any restrictions on the Company's or its subsidiaries' unrestricted right to use the Embedded Products. Each of the Company or its subsidiaries is licensed or otherwise possesses legally enforceable rights to use, sell and/or license the Embedded Products as now, or proposed to be, used, sold and/or licensed, and neither the Company nor any of its subsidiaries is in violation of any license, sublicense or agreement with respect to an Embedded Product, except such violations as do not materially impair the Company's or any of its subsidiaries' rights under such licenses, sublicenses or agreements.

  (j) The Company Schedules contain a complete list of all software products
(i) published and/or distributed by the Company or any of its subsidiaries (the "Company Published Products"), and (ii) under development or consideration by the Company or any of its subsidiaries with a scheduled public availability date on or prior to April 30, 1998 (the "Company Products Under Development" and, collectively with the Company Published Products, referred to as the "Company Products"). In addition, the Company Schedules set forth:

    (i) for the Company Products: (A) a list of all material contracts and agreements (including, without limitation, all development, trademark license, technology license, distribution or other agreements) relating to the Company Products (to the extent not already listed on another Company Schedule and excluding End-User Licenses); and (B) the advances paid or payable, and the royalties payable, to any third parties with respect to such Company Products;

    (ii) for each Company Product Under Development, the currently scheduled public availability date (which the Company believes as of the date hereof to be reasonable); and

    (iii) a list of revenues of the Company by Company Product Group for each of the last three fiscal years.

  (k) Neither the Company or any of its subsidiaries use any software development tools, not entirely developed internally in the development of any Company Products, except for tools that are generally available and are used in their generally available form, (such as standard compilers).

  (l) There are no defects in the Company Published Products, and there are no errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Company's software products (collectively, the "Design Documentation"), which defects or errors would in any material respect affect the Company's or any licensee's use of such software products or the functioning of such software products in accordance with the specifications therefor published by the Company; the Company's Published Products have all the features described in the Design Documentation or advertisements and materials made available to the Company's customers; and the Company's Published Products do not contain any "back door", "timebomb", "Trojan Horse", "worm", "drop dead device", "virus" (as these terms are commonly used in the computer software industry) or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware or data or to perform any other similar type of function. The occurrence in or use by the Company Published Products and Company Intellectual Property rights used internally, of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the software with respect to date dependent data, computations, output or other functions (including, without limitations, calculating, computing and sequencing) and the software will create, sort and generate output data related to or including Millennial Dates without errors or omissions.

  (m) No government funding or university or college facilities were used in the development of the Company's software products and the software was not developed pursuant to any contract or other agreement with any person or entity except pursuant to contracts or agreements listed in the Company Schedules.

  (n) The Company Schedules list all warranty claims (including any pending claims) related to the Company's products and the nature of such claims. Except as set forth in the Company Schedules, the Company has made no oral or written representations or warranties with respect to its products or services.

  2.15 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in the Company Schedules or in the schedule of Exhibits to the SEC Reports, neither the Company nor any of its subsidiaries has, nor is it a party to nor is it bound by:

    (a) any collective bargaining agreements;

    (b) any employment or consulting agreement, contract or commitment (including royalty agreements with employees) not terminable by the Company on thirty days notice without liability, except to the extent general principles of wrongful termination or other employment law may limit the Company's ability to terminate employees at will;

    (c) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement;

    (d) any agreement of indemnification or guaranty not entered into in the ordinary course of business with any party in excess of, or which could result in a payment of, $50,000 individually or in the aggregate, and any agreement or guarantee between the Company and of its officers or directors, irrespective of the amount of such agreement or guarantee;

    (e) Any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business, complete with any person, or sell any product, or following the consummation of the Acquisition would so limit Purchaser or the Company;

    (f) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000;

    (g) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business (within the last 3 years) or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

    (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than extensions of credit in the ordinary course of business from vendors in an amount not exceeding $50,000);

    (i) any joint marketing or development agreement (including any agreements with independent contractors);

    (j) any distribution, sales representative, reseller, or value-added reseller agreement, including in such Company Schedules an indication of those distributors, sales representatives, resellers or value-added resellers who have not met the quotas established in accordance with those agreements or whose agreements are otherwise currently terminable;

    (k) any other agreement, contract or commitment (excluding real and personal property leases) which involves payment by the Company of $50,000 or more in any twelve (12) month period or $100,000 in the aggregate and is not cancelable without penalty within thirty (30) days;

    (l) any escrow agreements involving Company Intellectual Property Rights (including source code escrow agreement);

    (m) any agreements to register its securities, or

    (n) any other material agreements, contracts or commitments.

  In addition, the Company Schedules set forth a description of all material proposed agreements, contracts and commitments which the Company or any of its subsidiaries is currently negotiating with any third party and which, if entered into, would be required to be included in the Company Schedules.

  2.16 NO DEFAULT. Except as disclosed in the Company Schedules, neither the Company nor any of its subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment listed or required to be listed on the Company Schedules pursuant to Section 2.14 or Section 2.15, in such manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Company thereunder, or would otherwise materially adversely affect the Company's rights thereunder. Each of such agreements, contracts and commitments that has not expired or been terminated in accordance with its terms is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto.

  2.17 GOVERNMENTAL AUTHORIZATION. The Company holds all permit, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the Company's business as currently conducted (the "Company Permits"). The Company is in compliance with the terms of the Company Permits, except for violations or possible violations which in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not have a Material Adverse Effect on the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

  2.18 LITIGATION. Except as disclosed in the Company Schedules, there is no suit, action, arbitration, demand, claim or proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries; nor is there any judgement, decree, injunction, rule or order or any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries. To the knowledge of the Company, there are no facts which could reasonably form the basis of any material claim against the Company or any of its subsidiaries. The Company has made available to Purchaser or its counsel correct complete copies of all correspondence prepared by its counsel for the Company's auditors in connection with the last two completed audits of the Company's financial statements and any such correspondence since the date of the last such audit.

  2.19 INSURANCE. The Company Schedules contain a complete and accurate list of all insurance policies (including "self-insurance" programs) now maintained by the Company (the "Insurance Policies") and all claims made, or with respect to which the Company had continuing obligations, under any such current or prior insurance policies during the past two (2) years. All of the Company's prior insurance policies were "claims made" policies. The Insurance Policies are in full force and effect, the Company is not in default under any Insurance Policy, and no claim for coverage under any Insurance Policy has been denied. All of the Insurance Policies will be maintained in full force and effect until the Effective Time.

  2.20 HEALTH, SAFETY AND ENVIRONMENT.

  (a) No Hazardous Material. The Company has never generated, transported, treated, stored, disposed of or otherwise handled any Hazardous Materials (as Hereinafter defined) at any site, location or facility in connection with its business, its assets or its owned or leased premises ("Company Premises") and, to the knowledge of the Company, no such Hazardous Materials are present on, in or under the Company Premises used in connection with the business or operations of the Company, and, to the knowledge of the Company, such property does not contain (including without limitation, containment by means of any underground storage tank) any Hazardous Materials in violation of any applicable Environmental and Safety Requirements (as hereinafter defined). There are no underground storage tanks on the Company Premises.

  (b) Compliance. The Company is (i) in compliance with all applicable Environmental and Safety Requirements, and (ii) possesses all required permits, licenses, certifications and approvals and has filed all notices or applications required thereby or pertaining thereto, except where the failure so to comply, possess or file would not have a Material Adverse Effect on the Company.

  (c) No Actions or Proceedings. The Company has never been subject to, or received any notice (written or oral) of, any private, administrative or judicial inquiry, investigation, order or action, or any notice (written or oral) of any intended or threatened private, administrative, or judicial inquiry, investigation, order or action relating to the presence or alleged presence of Hazardous Materials in, under or upon the Company Premises; and there are no pending or, to the Company's knowledge, threatened investigations, actions, orders or proceedings (or notices of potential investigations, actions, orders or proceedings) from any governmental agency or any other entity regarding any matter relating to Environmental and Safety Requirements.

  (d) Other Condition. To the Company's knowledge, no facts, events or conditions with respect to the past or present operations or facilities of the Company exist which could reasonably be expected to interfere with or prevent continued compliance with, or could give rise to any material common law or statutory liability or otherwise form the basis of any material claim, action, suit, proceeding, hearing or investigation against or involving the Company or the Company Premises under any Environmental and Safety Requirements or related common law theories based on any such fact, event or circumstance, including, without limitation, liability for investigation costs, cleanup costs, personal injury or property damage.

  (e) Definitions. For purposes of this Agreement, "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, laws, rules, regulations, codes, ordinances, orders, standards, permits, licenses, actions, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to protection, preservation or conservation of the environment and public or worker health and safety, all as amended, hereafter amended or reauthorized. For purposes of this Agreement, "Hazardous Materials" means (i) hazardous substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq.; (ii) hazardous wastes as defined by the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq.; (iii) petroleum, including without limitation, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (iv) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. (S)2011 et seq.; (v) asbestos in any form or condition; (vi) polychlorinated biphenyls ("PCBs"); and (vii) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental and Safety Requirements.

  2.21 LABOR MATTERS. The Company has complied in all material respects with all applicable laws, and there is no allegation, charge or complaint or proceeding pending or, to the Company's knowledge, threatened against the Company or any of its officers, directors or employees, relating to the employment of labor, including with respect to employment, equal employment opportunity, discrimination, harassment, immigration, wages, hours, benefits, collective bargaining, the payment of social security and other taxes, workers compensation or long term disability, and the Company has no knowledge of any basis for any such allegation, charge, complaint or proceeding. There has never been, there is not presently pending or existing, and to the Company's knowledge there is not threatened, any strike, slowdown, picketing, work stoppage, labor arbitration, or proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union with the National Labor Relations Board or any comparable governmental authority, organizational activity, or other labor dispute against or affecting the Company, and no application for certification of a collective bargaining agent is pending or, to the Company's knowledge, threatened. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. Neither the Company nor any of its subsidiaries has given to or received from any current employee of the Company or any of its subsidiaries notice of termination of employment or has the knowledge that any such employee intends to terminate such employment. The Company and each of its subsidiaries has good labor relations and has no knowledge of any facts that would indicate that the consummation of this transaction hereby will have a Material Adverse Effect on labor relations.

2.22 EMPLOYEE BENEFIT PLANS.

  (a) Except as is described in the Company Schedules with respect to current employees, former employees, independent contractors or any other persons, or the beneficiaries or dependents thereof, neither the Company nor any current or former Company Plan Affiliate (as hereinafter defined) has at any time maintained, made contributions to or had any other liability with respect to any of the following (whether written or unwritten and whether or not terminated): (i) any employee welfare benefit plan, as defined in Section 3(1) of ERISA (as hereinafter defined), including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan and sick leave; (ii) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including, but not limited to, any non-qualified deferred compensation or retirement plan or arrangement, any excess benefit plan, top hat plan or any qualified defined contribution or defined benefit arrangement; or (iii) any other plan, policy, program, arrangement or agreement providing benefits or perquisites to employees, former employees, directors, independent contractors or other persons, or the dependents or beneficiaries thereof, including, but not limited to, any severance agreement or plan, any material fringe benefit plan or program, any bonus or incentive plan, personnel policy, vacation time, holiday pay, service award, stock option, restricted stock, stock bonus, deferred bonus plan, salary reduction agreement, cafeteria plan or change-of-control agreement, any of the foregoing of which could result in Purchaser or the Company having any material liability, whether direct or indirect.

  (b) Except as specifically provided for in this Agreement, each Company Employee Benefit Plan (as hereinafter defined) and any related contract, insurance policy or other agreement or documentation necessary or appropriate for the customary operation of such plan, policy or agreement shall not be terminated or otherwise made inoperable or ineffective by the consummation of the transactions contemplated by this Agreement.

  (c) A complete copy of each written Company Employee Benefit Plan as amended to the date hereof, together with audited financial statements and/or actuarial reports for the three (3) most recent plan years, if any; each trust agreement, insurance contract, if any, or any other funding vehicle with respect to each such plan; the most recent determination letter or recognition of exemption and each other material letter, ruling or notice issued by a Governmental Entity with respect to such plan, if any; the Form 5500 Annual Report and any related schedules or attachments for the three (3) most recent plan years; each summary plan description or summary of material modifications; and each and any general explanation or communication which describes any relevant aspect of any such plan that is not disclosed in previously delivered materials; have been delivered to Purchaser. A description of the material terms of any unwritten Company Employee Benefit Plan or of any material oral or otherwise unwritten amendment or modification to any Company Employee Benefit Plan, is set forth in the Company Schedules.

  (d) Except to the extent that the failure to do so would not result in a material liability to the Company, each Company Employee Benefit Plan (i) has been and currently complies in form and in operations in all respects with all applicable requirements of ERISA, the Code and applicable U.K. law, and the regulations, administrative rulings and case law promulgated thereunder; (ii) has been and is in compliance with the reporting and disclosure requirements of applicable Federal, state and applicable U.K. laws and regulations and administrative rulings and case law promulgated thereunder; (iii) has been and is operated and administered in compliance with its terms (except as otherwise required by law); and (iv) has been and is operated, administered, maintained and funded in compliance with the applicable requirements of the Code, ERISA, and applicable U.K. law, in such a manner as to qualify, where appropriate, for both Federal, state and U.K. law purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto. Each Company Employee Benefit Plan has, if appropriate or intended, received a favorable determination letter or recognition of exemption from the Internal Revenue Service ("Service") or similar U.K. Governmental Entity, upon which it may rely.

  (e) With respect to each Company Employee Benefit Plan, there are no actions, suits or investigations or claims pending or, to the Company's knowledge, threatened with respect to the assets thereof (other than routine claims for benefits), and, to the Company's knowledge, there are no facts which could reasonably give rise to any liability, action, suit, investigation, or claim against any Company Employee Benefit Plan, any fiduciary or plan administrator or other person dealing with any Company Employee Benefit Plan or the assets of any such Company Employee Benefit Plan.

  (f) With respect to each Company Employee Benefit Plan, no person: (i) has entered into any "prohibited transaction," as such term is defined in ERISA or the Code and the regulations, administrative rulings and case law thereunder;
(ii) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (iii) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plan; or (iv) engaged in any transaction with respect to such plan which could subject either Purchaser, the Company, or any Plan Affiliate or Purchaser or the Company, or any fiduciary or plan administrator or any other person dealing with any such plan to liability under Sections 409 or 502 of ERISA or Sections 4972 or 4975 through 4980B of the Code.

  (g) Each Company Employee Benefit Plan may be amended, terminated, modified or otherwise revised by the Company or Purchaser, on and after the Closing, without further liability to the Company or Purchaser, except in the case of an "employee pension benefit" as defined in Section 3(2) of ERISA, the foregoing is true only with respect to benefits not yet accrued. For purposes of this paragraph, termination of a Company Employee Benefit Plan includes the requirement of a cessation of liability for claims incurred after the termination date regardless of any status having been obtained or achieved.

  (h) Neither the Company nor any current or former Company Plan Affiliate has at any time participated in, made contributions to or had any other liability with respect to any Company Employee Benefit Plan which is a "multi-employer plan" as defined in Section 4001 of ERISA, a "multi-employer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA or is subject to Title IV of ERISA or the funding requirements of Section 412 of the Code.

  (i) Neither the Company nor any current or former Company Plan Affiliate has ever maintained or contributed to or obligated itself to make contributions to (or had any other liability with respect to) any funded or unfunded employee welfare plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former employees, their spouses or dependents or any other persons (except for severance and limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the accompanying proposed regulations or state continuation coverage laws ("COBRA")).

  (j) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to each Company Employee Benefit Plan have been appropriately filed or distributed to participants, and the requirements of COBRA have been satisfied with respect to each Company Employee Benefit Plan.

  (k) there has been no oral or written communication or explanation with respect to any Company Employee Benefit Plan which would materially revise or amend any such plan, which has not previously been delivered or disclosed to Purchaser.

  (l) all contributions, payments, premiums, expenses, reimbursements or accruals for all periods ending prior to or as of the date hereof for each Company Employee Benefit Plan (including periods from the first day of the then current plan year to the date hereof) shall have been made or accrued on the Company Financials and each such plan otherwise has no unfunded liability which is not reflected on the Company Financials. All contributions made or accrued with respect to each Company Employee Benefit Plan is fully deductible by the Company or a Company Plan Affiliate.

  (m) the Company has otherwise performed all material obligations required to be performed by it under, is not in default under or in violation of, and has no knowledge of any default or violation by any other party to, each Company Employee Benefit Plan; neither the Company nor any current or former Company Plan Affiliate has otherwise incurred any liability to the PBGC, the Service, any multi-employer plan, the Department of Labor or otherwise with respect to any Company Employee Benefit Plan that has not been satisfied in full, and, to the Company's knowledge and the knowledge of any current or former Company Plan Affiliates, no condition exists that presents a material risk to the Company or Purchaser of incurring such a material liability.

  (n) As used in this Agreement, the following terms shall have the following respective meanings:

    (i) the term "Company Employee Benefit Plan" shall mean any plan described in (i), (ii) or (iii) of Section 2.22(a), whether or not scheduled, which the Company, or any current or former Company Plan Affiliate has at any time maintained, made contributions to or had any other liability with respect to, and which could result in Purchaser or the Company having any liability, whether direct or indirect.

    (ii) the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    (iii) with respect to any person ("First Person") the term "Plan Affiliate" shall mean any other person or entity with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or has been treated with the First Person as under common control or whose employees would be treated or have been treated as employed by the First Person, under Section 414 of the Code or Section 4001(b) of ERISA, and any regulations, administrative rulings and case law interpreting the foregoing.

  (o) There are no options outstanding under the 1996 Non-Employee Director's Share Option Plan.

  2.23 CERTAIN PAYMENTS. Neither the Company nor any director, officer, agent, or employee of the Company or any other person or entity associated with or acting for or on behalf of the Company, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured,
(c) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (d) in violation of any federal, state, local, municipal, foreign or other constitution, ordinance, regulation, statute, treaty, or other law, which could result in the Company or the Purchaser having any material liability. The Company has not established or maintained any fund or asset that has not been recorded in the books and records of the Company.

  2.24 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth in the section of the Company SEC Reports captioned "Security Ownership of Certain Beneficial Owners and Management" and "Other Information-Directors and their Interests'; Certain Transactions," and except for their equity interest in the Company and any claim for compensation and expense reimbursement for the current payroll or expense reimbursement period, the directors and officers of the Company and their Related Persons (as defined below) do not have any interest in any of the assets of the Company and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any person or entity that has (i) had material business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of products or services of the Company (a "Competing Business") in any market presently served by the Company, except a solely passive investment of less than three (3) percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in over-the-counter market. Except as set forth in the Company Schedules and except as set forth in the section of the Company SEC Reports captioned: "Other Information--Directors and their Interests'; Certain Transactions," no officer or director of the Company and none of their Related Persons is a party to any contract with, or has any claim or right against, the Company. All money owed by the Company to officers or directors or their "Related Persons" (other than for salary) are for bona fide debts. For purposes hereof, the term "Related Persons" shall mean: (a) each other member of such individual's Family; and (b) any person or entity that is directly or indirectly controlled by any one or more members of such individual's Family. For purposes of this definition, the "Family" of an individual includes (i) such individual, (ii) the individual's spouse, (iii) any lineal descendant of such individual, or (iv) a trust for the benefit of the foregoing.

  2.25 BANK ACCOUNTS. The Company Schedules contain a complete and accurate list of each bank or other financial institution at which the Company has an account or safe deposit box, the number of each such account or box, and the names of all persons authorized to draw on such accounts or to have access to such boxes.

  2.26 POOLING OF INTERESTS. To the knowledge of the Company, based on consultation with its independent accountants, neither the Company nor its directors, officers or shareholders has taken any action which would interfere with (i) Purchaser's ability to account for the Acquisition as a pooling of interests or (ii) Purchaser's or the Company's ability to continue to account for as a pooling of interests any past acquisition by the Company currently accounted for as a pooling of interests.

  2.27 CHANGE OF CONTROL PAYMENTS. Except for the acceleration of vesting and exercise of outstanding stock options in accordance with the terms of the Company Share Option Plans, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company or any of its subsidiaries from the Company or any of its subsidiaries, under any Company Employee Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Employee Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as disclosed in the Company Schedules.

  2.28 REGISTRATION STATEMENTS; PROXY STATEMENTS/PROSPECTUS. If the Registration Statement (as defined in Section 3.6) is filed, the information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the Court Meeting and the General Meeting (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date of the Proxy Statement is first mailed to the Company's shareholders, at the time of the Court Meeting or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Court Meeting or General Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Purchaser. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or concerning Purchaser which is contained in any of the foregoing documents.

  2.29 BOARD APPROVAL. The Board of Directors of the Company has, on or prior to the date hereof, unanimously approved this Agreement and the Acquisition.

  2.30 FAIRNESS OPINION. The Company has received a written opinion from Broadview Associates, dated as of the date hereof, that the Exchange Ratio contemplated by this Agreement is fair to the Company's shareholders from a financial point of view and has delivered to Purchaser a copy of such opinion.

  2.31 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for a fee due to Broadview Associates at the Effective Time pursuant to an agreement, a copy of which has been provided to Purchaser.

  2.32 REPRESENTATIONS AND STATEMENTS COMPLETE. None of the written or oral representations or warranties made by the Company or any of its officers or directors, nor any statement made in the Company Schedules, exhibits hereto, or certificate furnished by the Company or its officers, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

  Purchaser represents and warrants to the Company, subject to the exceptions specifically disclosed in the disclosure letter supplied by Purchaser to the Company (the "Purchaser Schedules") and dated as of the date hereof as follows:

  3.1 ORGANIZATION OF PURCHASER. Each of Purchaser and its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Purchaser. Accurate copies of the Certificate of Incorporation and Bylaws of Purchaser, each as amended to date, are filed as Exhibits to the Purchaser SEC Reports.

3.2 CAPITAL STRUCTURE.

  (a) The authorized stock of Purchaser consists of 180,000,000 shares of Common Stock, $.001 par value, of which 63,753,657 shares were issued and outstanding as of the date hereof, and 10,000,000 shares of Class II Preferred Stock, $.01 par value, 1,000,000 shares of which (subject to adjustment upward or downward by the Company's Board of Directors) have been designated as Series A Junior Participating Preferred Stock, and 1,775,000 of which (subject to adjustment upward or downward in accordance with the Purchaser's Certificate of Incorporation, as amended) have been designated as Class II Series B Preferred Stock. No shares of the Series A Junior Participating Preferred Stock are issued or outstanding. A total of 1,768,421 shares of Class II Series B Preferred Stock are issued and outstanding. A total of 1,768,421 shares of Class II Series B Preferred Stock are issued and outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The registered holders of Purchaser Common Stock have the right (a "Right") to purchase from Purchaser upon the occurrence of certain events, for each share of Purchaser Common Stock owned, one-hundredth of a share of Class II Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Rights Shares"), of Purchaser at a price of $125.00 per one-hundredth of a Preferred Rights Share, subject to adjustment. Each one-hundredth of a Preferred Rights Share is entitled to one vote, a dividend equal to the dividend per share paid on the Purchaser Common Stock, and a liquidation payment equal to the liquidation payment per share paid on the Purchaser Common Stock. The description and terms of the Rights are set forth in a Rights Agreement between Purchaser and Harris Trust and Savings Bank, as Rights Agent, a copy of which has been provided to the Company. As of the date hereof, Purchaser has also reserved (i) 1,075,034 shares of Common Stock for issuance to the Purchaser's officers, directors, employees or independent contractors or affiliates thereof under the Purchaser's 1989 Stock Option Plan, (ii) 115,000 shares of Common Stock for issuance to the Chief Executive Officer of the Purchaser under the Purchaser's Chief Executive Officer Stock Option Plan,
(iii) 2,815,274 shares of Common Stock for issuance to the Purchaser's officers, directors, employees or independent contractors or affiliates thereof under the Purchaser's 1991 Stock Option Plan, (iv) 100,000 shares of its Common Stock for issuance to non-employee directors of the Purchaser under the Purchaser's Directors' Stock Option Plan, (v) 1,000,000 shares of its Common Stock for issuance to officers, directors, employees, independent contractors or other service providers of the Purchaser under the 1995 Stock Incentive Plan, (vi) 8,600,000 shares of its Common Stock for issuance to officers, directors, employees, independent contractors or other service providers of the Purchaser under the Purchaser's 1995 Employee Incentive Compensation Plan, (vii) 1,768,421 shares (subject to adjustment upward or downward) of its Common Stock for issuance upon conversion of outstanding shares of Class II Series B Preferred Stock, and (viii) 8,243,726 shares of Common Stock for issuance upon the election by the holders of 6.25% Convertible Subordinated Notes to convert such notes into shares of Common Stock as provided therein. As of November 30, 1997, of the 13,379,526 shares of Purchaser Common Stock reserved for issuance upon exercise of options therefor, 11,699,167 shares remained subject to outstanding options and 1,680,359 shares were reserved for future grant. In addition, pursuant to Purchaser's Employee Stock Purchase Plan, 260,000 shares of Purchaser's Common Stock will be issuable to the participants therein for the offering period ending

February 28, 1998, [provided that all participants continue to contribute at current levels (assuming the purchase price of such shares to be 85% of the fair market value of Purchaser's Common Stock on the first day of the current offering period)]. In addition, there are outstanding (A) $115,000,000 (aggregate principal amount) of 6 3/4% Convertible Subordinated Notes Due 2001, which are (i) convertible at the option of the holder into shares of Purchaser Common Stock at any time prior to maturity at a conversion price of $13.95 per share (equivalent to a conversion rate of 71.685 shares per $1,000 principal amount of Notes), (ii) redeemable at the option of Purchaser at any time after November 15, 1999 and (iii) mature on November 15, 2001, and (B) $150,000,000 (aggregate principal amount) of 6.25% Convertible Subordinated Notes Due 2002, which (i) are redeemable at the option of the Purchaser at any time after December 15, 2000 and (ii) mature on December 15, 2002. All shares of Purchaser Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth above and for shares of Purchaser Common Stock issuable in connection with business combinations or acquisitions of technology pursuant to agreements entered into after the date hereof, there are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which Purchaser is a party or by which it is bound obligating Purchaser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Purchaser or obligating Purchaser to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

  (b) The shares of Purchaser Common Stock to be issued pursuant to the Acquisition will, upon assistance, be duly authorized, validly issued, fully paid and non-assessable.

  3.3 AUTHORITY

  (a) Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligations of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Purchaser or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on the ability of Purchaser to consummate the transactions contemplated hereby.

  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act, (ii) the filing of the From S-4 Registration Statement with the SEC, (iii) the filing of a Form 8-K with the SEC within 15 days after the Effective Time, (iv) listing of the Conversion Shares on the Nasdaq National Market, (v) any filings as may be required under applicable state securities laws and the laws of any foreign country, and (vi) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Purchaser.

  3.4 SEC FILINGS; PURCHASER FINANCIAL STATEMENTS

  (a) Purchaser and each of its subsidiaries has filed all material forms, reports and documents required to be filed with the SEC since January 1, 1996, and has made available to the Company, in the form filed with the

SEC, (i) its Annual Reports on From 10-K for the fiscal years ended 1995 and 1996, respectively, (ii) its Quarterly Reports on From 10-Q for the periods ended March 31, June 30, and September 30, 1997 (the "September 1997 10-Q"),
(iii) all proxy statements relating to Purchaser's meetings of stockholders (whether annual or special) held since December 31, 1995, (iv) all other reports or registration statements filed by Purchaser with the SEC since December 31, 1995, and (v) all amendments and supplements to all such reports and registration statements filed by Purchaser with the SEC. All such required forms, reports and documents (including those enumerated in clauses (i) through (iii) of the preceding sentence) are referred to herein as the "Purchaser SEC Reports." As of their respective dates, the Purchaser SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act. as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Purchaser's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Purchaser SEC Reports (the "Purchaser Financials"), including any Purchaser SEC Reports filed after the date hereof until the Closing, (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented the consolidated financial position of Purchaser and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments, which, as to September 1997 10-Q, are not expected to be material in amount. The audited balance sheet of the Company contained in the Purchaser SEC Reports as of December 31, 1996 is hereinafter referred to as the "Purchaser Balance Sheet."

  (c) Purchaser has heretofore furnished or made available to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Purchaser with the SEC pursuant to the Securities Act or the Exchange Act.

  3.5 POOLING OF INTERESTS. To Purchaser's knowledge, based on consultation with its independent accountants, neither Purchaser nor its directors, officers or stockholders nor any of its subsidiaries has taken any action which would interfere with Purchaser's ability to account for the Acquisition as a pooling of interests.

  3.6 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Provided that Purchaser determines to have a Form S-4 filed, and subject to the accuracy of the representations of the Company made in Section 2.28, the registration statement on Form S-4 (or such other or successor form as shall be appropriate), (including any amendments or supplements thereto, the "Registration Statement"), pursuant to which the shares of Purchaser Common Stock to be issued in the Acquisition may be registered with the SEC shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The information supplied by Purchaser for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders, at the time of the Court Meeting or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Court Meeting and General Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Purchaser, or any of their respective affiliates, officers or directors should be discovered by Purchaser which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Purchaser will promptly inform the Company. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

  3.7 BOARD APPROVAL. The Board of Directors of Purchaser has, as of the date hereof, unanimously approved this Agreement and the Acquisition.

  3.8 BROKERS' AND FINDERS' FEES. Purchaser has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Acquisition or any transaction contemplated hereby.

  3.9 ABSENCE OF CERTAIN CHANGES OF EVENTS. Since the date of the Purchaser Balance Sheet, except with respect to the actions contemplated by this Agreement, Purchaser has conducted its business in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Material Adverse Effect on Purchaser or any development that reasonably would be expected to have a Material Adverse Effect on the Purchaser.

  3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Purchaser Schedules, and except as set forth in the unaudited balance sheet of Purchaser included in the September 1997 10-Q, Purchaser has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other than liabilities or obligations reflected or adequately reserved against in the Purchaser Balance Sheet, current liabilities incurred in the ordinary course of business since the date of the Purchaser Balance Sheet, and obligations under executory contracts.

  3.11 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending, or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Purchaser or any of its subsidiaries, which reasonably would be expected to be material to Purchaser. To the knowledge of Purchaser, there are no facts which could reasonably from the basis of any material claim against the Company or any of its subsidiaries.

  3.12 TAX FREE REORGANIZATION. Purchaser will treat the transactions contemplated hereby as a tax-free reorganization under (S)368(a)(1)(B) of the Code for U.S. income tax purposes and will not take any contrary position, unless required to do so in order to comply with applicable federal and state law.

  3.13 REPRESENTATIONS AND STATEMENTS COMPLETE. None of the written or oral representations or warranties made by Purchaser or any of its officers or directors, nor any statement made in Purchaser Schedules, exhibits hereto, or certificates furnished by Purchaser or its officers, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4. CONDUCT PRIOR TO THE EFFECTIVE TIME

  4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company (which for the purposes of this Section 4.1 shall include the Company and each of its subsidiaries) agrees, except to the extent that Purchaser shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to keep financial records of the Company in accordance with sound business practices, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, to file all necessary and/or required forms, reports and documents required to be filed with the SEC ("Future SEC Reports") and to prepare such Future SEC Reports in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Future SEC Reports, including without limitation, Section 10(b)(5) of the Securities Act, and to use commercially reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, to the best of its ability and except as a result of announcement of the signing of this Agreement, to keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company, to the end that the Company's goodwill and ongoing businesses be unimpaired at the Effective Time. The Company shall promptly notify Purchaser of any event or occurrence not in the ordinary course of business of the Company, and will not enter into or amend any agreement or take any action which reasonably would be expected to have a Material Adverse Effect on the Company. Except as expressly provided for by this Agreement, the Company shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of Purchaser, which consent will not be unreasonably withheld:

    (a) Accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under the Company Share Option Plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Create any new subsidiaries, or enter into partnership arrangements, joint ventures, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standard" bodies;

    (c) Grant any severance or termination pay (i) to any executive officer or (ii) to any other employee except payments made in connection with the termination of employees who are not executive officers in amounts consistent with the Company's policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Purchaser or pursuant to written agreements consistent with the Company's past agreements under similar circumstances;

    (d) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (including rights to resell or relicense the Company Intellectual Property Rights) or enter into grants to future patent rights, other than End-User Licenses entered into in the ordinary course of business consistent with past practices (which End-User Licenses may include, without limitation, non-material changes, but may not include a right to modify, distribute or sublicense the software covered by such End-User Licenses, and which may include, or have in connection with such End-User License, a software escrow containing release conditions consistent with escrow agreements previously entered into by the Company);

    (e) Commence any litigation other than (i) for the routine collection of bills, (ii) for software piracy, or (iii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with the Purchaser prior to the filing of such a suit;

    (f) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its share capital, or split, combine or reclassify any of its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of share capital of the Company;

    (g) Repurchase or otherwise acquire, directly or indirectly, any Company Ordinary Shares;

    (h) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any Company Ordinary Shares or any other security of the Company, or of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or enter into other agreements or commitments of any character obligating it to issue, any such shares, securities or other convertible securities, other than (i) the issuance of shares of Company Ordinary Shares pursuant to the exercise of Company stock options or warrants therefor outstanding as of the date of this Agreement consistent with the terms of the applicable

  Company Share Option Plan, and (ii) shares of Company Ordinary Shares issuable to participants in the Stock Purchase Plan consistent with the terms of that Plan;

    (i) Cause, permit or propose any amendments to the Company's Memorandum of Association or Articles of Association or the Articles (or Certificates) of Incorporation or Bylaws of any of the Company's subsidiaries (other than any amendments specifically provided for in the Resolution);

    (j) Sell, lease, license, encumber or otherwise dispose of any of the Company's properties or assets which are material, individually or in the aggregate, to the business of the Company;

    (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or guarantee any debt securities of others;

    (l) Adopt or amend any Company Employee Benefit Plan or increase the salaries or wage rates of any of its employees (except for wage increases in the ordinary course of business and consistent with past practices), including but not limited to (but without limiting the generality of the foregoing), the adoption or amendment of any share purchase or option plan, the entering into of any employment contract or the payment of any special bonus or special remuneration in excess of $50,000 to any individual director or employee, or $400,000 to all directors and employees;

    (m) Revalue any of the Company's assets, including without limitation writing down the value of inventory, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

    (n) Except as set forth in the Company Schedules, pay, discharge or satisfy in an amount in excess of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), including, without limitation, under any employment contract or with respect to any bonus or special remuneration, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities and of the type reflected or reserved against in the Company Financials (or the notes thereto);

    (o) Except as set forth in the Company Schedules, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

    (p) Intentionally take any action, including the acceleration of vesting of any options, warrants, restricted shares or other rights to acquire shares of the Company Ordinary Shares, which would be reasonably likely to interfere with Purchaser's ability to account for the Acquisition as a pooling of interests;

    (q) Incur costs and expenses in excess of $1,250,000, in the aggregate, in connection with the preparation, negotiation and execution of this Agreement and the completion of the transactions contemplated hereby, including without limitation, costs and expenses of lawyers, accountants, investment bankers and other consultants or representatives, but excluding any filing fees and printing and mailing costs incurred in connection with the Registration Statement or Proxy Statement and fees and expenses which may be owed to Broadview Associates;

    (r) Enter into any mortgage, indenture, lease, contract or other agreement, the terms of which conflict with or are violated by, or under which a default occurs or will occur, by or as a result of this Agreement or the consummation of the Acquisition, which conflict, violation or default would, individually or collectively, be material;

    (s) Voluntarily enter into any agreement, judgment, injunction, order or decree binding upon the Company or its subsidiaries or the Company Intellectual Property Rights, which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current or currently proposed business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company;

    (t) Enter into any agreement that would have been required to be disclosed under Section 2.14 or 2.15 had the agreement been entered into prior to the date hereof (other than End-User Licenses which adhere to the provisions set forth in the second parenthetical of Section 4.1(d), and other than licenses for Embedded Products, which End-User Licenses and licenses for Embedded Products are generally available, will be used in their generally available form, and are entered into in ordinary course of business, consistent with past practices) or take any action which would constitute a material violation under any agreement or agreements, which are, individually or collectively, material to the Company;

    (u) Take any action which wilfully violates the proprietary rights of a third party;

    (v) Take any action which constitutes a violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company;

    (w) Take any action that would, if taken prior to the date hereof, constitute a violation of a representation and warranty contained in
  Section 2.23;

    (x) Agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through (x) above; or

    (y) Agree in writing or otherwise to take, any other action with would cause or would be reasonably likely to cause any of the conditions to the Acquisition set forth in Sections 6.1 or 6.3, not to be satisfied.

  4.2 COVENANT REGARDING AMENDMENT TO THE SCHEME. No amendment to the Scheme will be proposed by the Company without the consent of Purchaser (which consent will not be unreasonable withheld or delayed). If any amendment to the Scheme or the Resolution is proposed at the Court Hearing by the Court or any party (other than the Company), the Company will withdraw its application for the Scheme to be sanctioned by the Court, unless and until Purchaser will withdraw its application for the Scheme to be sanctioned by the Court, unless and until Purchaser consents to such amendment; provided that both the Company and Purchaser agree to accept any amendment to the Scheme required by the High Court if the amendment is (i) consistent with the provisions of this Agreement or (ii) not materially less favorable to the Company and Purchaser than the terms set forth in this Agreement.

  4.3 PURCHASER'S COVENANTS.

  (a) Except as expressly provided for in this Agreement, Purchaser shall not, prior to the Effective Time or earlier termination of this Agreement pursuant to its terms, without the prior written consent of the Company, which consent will not be unreasonably withheld, take, or agree in writing or otherwise to take, any action which would cause, or which would be reasonably likely to cause, any of the conditions to the Acquisition set forth in Sections 6.1 or 6.2, not to be satisfied.

  (b) Purchaser covenants to the Company (for itself and as trustee for holders of Scheme Shares) that it will instruct English Counsel to appear at the hearing of the petition to sanction the Scheme and, by such Counsel, that it shall undertake to the High Court to be bound by the Scheme and, subject to
Section 4.2 hereof, to execute and do, and to procure to be executed and done, all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to the Scheme.

  (c) For the avoidance of doubt, all and any UK Stamp Duty and/or Stamp Duty Reserve Tax payable in relation to the Acquisition shall be borne and paid by Purchaser. Purchaser further covenants to Company (for itself and as trustee for holders of Scheme Shares) to execute and do, and procure to be executed and done, all documents, acts and things (including the giving of undertakings to submit and/or the submission of documentation relating to the Scheme for Stamp Duty adjudication) as may be necessary or desirable to be executed or done for the purpose of enabling registration at the Registrar of Companies of the Order of the High Court sanctioning the Scheme and confirming the reduction of capital in connection with the Scheme to occur as expeditiously as possible, including in the event that the UK Inland Revenue or the Registrar of Companies shall allege that Stamp Duty or Stamp Duty Reserve Tax is payable in relation to the Acquisition.

  (d) Purchaser covenants to the Company that it shall not cause any split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock or Company Ordinary Shares), reorganization, recapitalization or other like change with respect to Purchaser Common Stock between the Hearing Date and the Effective Time.

  4.4 PAYMENT OF STAMP DUTY AFTER EFFECTIVE TIME. If, following the Effective Time, Purchaser shall acquire any Company Ordinary Shares (including such shares arising on exercise of Company Options), any U.K. Stamp Duty or Stamp Duty Reserve Tax shall be borne by Purchaser.

  4.5 COMPANY ACTIONS REGARDING CERTAIN COMPANY SHARE OPTION PLANS. Company hereby covenants that it shall enter into an agreement (to the extent it has not already done so) with LBMS Trustee Company Limited (the "Trustee"), as trustee under the LBMS Employees' Share Scheme Trust (the "Trust") to the effect that (a) the Company will provide Company Ordinary Shares to the Trustee to allow the Trustee to meet its commitment under the Trust to holders of Company Options to the extent it does not already possess such shares and
(b) the Trustee shall use its Company Ordinary Shares to also satisfy the Company's obligations to employees under the Employee Stock Purchase Plan. The Company shall prior to the Effective Time provide Purchaser with such agreement with the Trustee.

5. ADDITIONAL AGREEMENTS

  5.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Purchaser and the Company shall prepare, and file with the SEC, the Proxy Statement and, if Purchaser elects to file a registration statement with respect to the issuance of Purchaser Common Stock in respect of the Scheme Shares, which such election shall be made if Purchaser is required to do so in order to comply with applicable securities laws, Purchaser shall prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Subject to the preceding sentence, each of the Purchaser and Company shall use its best efforts to have the Registration Statement declared effective as soon thereafter as practicable; provided, however, that Purchaser shall have no obligation to agree to account for the Acquisition as a "purchase" in order to cause the Registration Statement to become effective. The Proxy Statement shall include the fairness opinion of Broadview Associates referred to in Section 2.30. The Proxy Statement shall, subject to the proper exercise of the fiduciary duties of the Directors of the Company, also include the recommendations of the Board of Directors of the Company in favor of the Acquisition which shall not be withdrawn, modified or withheld except in compliance with this Agreement.

  5.2 MEETINGS OF SHAREHOLDERS. Promptly after the date hereof, the Company shall take all action necessary in accordance with the U.K. and U.S. Law and its Memorandum of Association and Articles of Association to convene the Court Meeting and the General Meeting, to be held as promptly as practicable for the purpose of voting upon this Agreement and the Acquisition as a Scheme and the Resolution, respectively. The Proxy Statement shall contain the Scheme in the form set out in the Exhibit A, the notice of the Court Meeting in the form set out in Exhibit B and the notice convening the General Meeting in the form set out in Exhibit C, in each case subject to such changes and amendments as may be agreed between the Company and Purchaser and/or as may be directed by the High Court, together with an "Explanatory Statement" complying with the provisions of Section 426 of the Companies Act and otherwise in a form reasonably satisfactory to the Company and the Purchaser.

  5.3 ACCESS TO INFORMATION; CONFIDENTIALITY.

  (a) The Company shall afford Purchaser and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all information concerning the business, including the status of product development efforts, properties and personnel of the Company as Purchaser may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

  (b) The parties acknowledge that Purchaser and the Company have previously executed a Nondisclosure Agreement, dated October 10, 1997 (the "Nondisclosure Agreement") and a Non-Recruitment dated November 21, 1997, which Nondisclosure Agreement and Non-Recruitment Agreement shall continue in full force and effect in accordance with their respective terms.

  5.4 NO SOLICITATION.

  (a) From and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company and its subsidiaries will not, and will not permit their respective directors, officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly, (i) solicit, initiate or encourage submission of any inquiries, proposals or offers by, (ii) (save where required otherwise by applicable law or regulation) participate in any negotiations nor negotiations with, (iii) (save where required otherwise by applicable law or regulation) afford any access to the properties, books or records of the Company or any of its subsidiaries to, or (iv) otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than Purchaser and its affiliates, agents and representatives), in connection with any Acquisition Proposal. For the purposes of this Agreement, an "Acquisition Proposal" shall mean any proposal relating to any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Ordinary Shares, ADRs or ADSs, proxy solicitation, or other business combination involving the Company or any subsidiary thereof. In addition, from and after the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, (save where required otherwise by applicable law or regulation) the Company and its subsidiaries will not, and will not permit their respective directors, officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Purchaser). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

  (b) Notwithstanding the provisions of paragraph (a) above, prior to the approval of this Agreement and the Acquisition as a Scheme by the shareholders of the Company at the Court Meeting and the approval of Resolutions at the General Meeting, nothing contained in this Agreement shall prevent the Company from furnishing information concerning the Company and its business, properties and assets (but not encouraging the requests for such information) to any third party, provided that (i) such third party has delivered to the Company in writing an unsolicited, bona fide Superior Proposal (as hereinafter defined), (ii) the Company notifies Purchaser immediately of any disclosure of non-public information to any such third party, with a description of the information to be disclosed, and (iii) the Company provides such non-public information pursuant to a confidentiality agreement at least as restrictive as the Confidentiality Agreement. Notwithstanding the foregoing, the Company may not provide any non-public information to any third party if it has not prior to the date thereof provided such information to Purchaser or Purchaser's representatives.

  (c) In the event the Company receives an Acquisition Proposal which the Board of Directors of the Company in its good faith reasonable judgement determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the shareholders of the Company from a financial point of view than the Acquisition and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgement of the Board of Directors of the Company (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (a "Superior Proposal"), nothing contained in this Agreement shall prevent the Board of Directors of the Company from accepting or approving such Superior Proposal or recommending such Superior Proposal to the Company's shareholders, if the Board determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board may amend, withhold or withdraw its recommendation of the Acquisition. Subject to the right of termination set forth in Section 7.1(g), except to the extent expressly set forth in this Section 5.4, nothing shall relieve the Company from complying with all other terms of this Agreement. Notwithstanding the foregoing, the Company shall provide not less than five (5) business days prior written notice to Purchaser before accepting or approving a Superior Proposal.

  (d) The Company will (i) notify Purchaser immediately if any proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to Purchaser the principal terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror.

  (e) Nothing contained in this Section 5.4 shall prevent the Company or its Board of Directors from complying with the provisions of Rule 14e-2(a) and 14d-9 promulgated under the Exchange Act.

  5.5 EXPENSES. All fees and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Acquisition is consummated; provided, however, that Purchaser and the Company shall share equally all fees and expenses, other than attorneys', accountants' and financial advisor's fees, incurred in connection with the printing and filing of the Registration Statement (including financial statements and exhibits) and any amendment or supplements thereto.

  5.6 PUBLIC DISCLOSURE. Purchaser and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Acquisition or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market, and in any event in accordance with the terms of the Confidentiality Agreements.

  5.7 POOLING ACCOUNTING. Purchaser and the Company shall each use its reasonable commercial efforts to cause the business combination to be effected by the Acquisition to be accounted for as a pooling of interests. Each of Purchaser and the Company shall use its reasonable commercial efforts to cause its Affiliates (as defined in Section 5.9) not to take any action that would adversely affect the ability of Purchaser to account for the business combination to be effected by the Acquisition as a pooling of interests.

  5.8 AUDITORS' LETTERS. The Company shall use its reasonable commercial efforts to cause to be delivered to Purchaser a letter of Price Waterhouse LLP, independent auditors to the Company, dated a date within two business days before the date on which the Registration Statement (if any) becomes effective, and addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The Purchaser shall use its reasonable commercial efforts to be delivered to the Company a letter of KPMG Peat Marwick LLP, independent auditors to the Purchaser, dated a date within two business days before the date on which the Registration Statement (if any) becomes effective, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

  5.9 AFFILIATE AGREEMENTS. Set forth respectively in Purchaser's Schedules and the Company's Schedules is a list of those persons who are, in Purchaser's or the Company's reasonable judgment, as the case may be, "Affiliates" of Purchaser of the Company, as the case may be, within the meaning of Rule 145 (each such person who is an "affiliate" of Purchaser or the Company within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Each of Purchaser and the Company shall provide the other such information and documents as the other shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable commercial efforts to deliver or cause to be delivered to Purchaser, concurrently with the execution of this Agreement, from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit D (each, a "Company Affiliate Agreement" and, collectively, the "Company Affiliate Agreements"). Purchaser shall use its reasonable commercial efforts to deliver or cause to be delivered to the Company, concurrently with the execution of this Agreement, an Affiliate Agreement, executed by each of the Affiliates of Purchaser, in the form attached hereto as Exhibit E (the "Purchaser Affiliate Agreement"). Purchaser shall be entitled to place appropriate legends on the certificates evidencing any Purchaser Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Purchaser Common Stock, consistent with the terms of the Company Affiliate Agreements.

  5.10 LEGAL REQUIREMENTS. Each of Purchaser and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other public or private third party required to be obtained or made in connection with the Acquisition or taking of any action contemplated by this Agreement.

  5.11 BLUE SKY LAWS. Purchaser shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Purchaser Common Stock pursuant hereto. The Company shall use its reasonable commercial efforts to assist Purchaser as many be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Purchaser Common Stock pursuant hereto.

  5.12 REASONABLE COMMERCIAL EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall each use its reasonable commercial efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including resolution of any litigation prompted hereby). Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

  5.13 CERTAIN BENEFIT PLANS. Subject to compliance with pooling of interests accounting treatment of the Acquisition and the requirements of any applicable laws, Purchaser shall take such reasonable actions as are necessary or appropriate to allow eligible employees of the Company or its subsidiaries to participate in the benefit programs of Purchaser (or in alternative benefit programs on similar terms) as soon as is reasonably practicable after the Effective Time, in accordance with the terms of such programs.

  5.14 TAX-FREE REORGANIZATION. Purchaser and the Company shall each use all reasonable commercial efforts to cause the Acquisition to be treated for purposes of U.S. law as a reorganization within the meaning of Section 368 of the Code.

  5.15 NASDAQ LISTING. Purchaser agrees to authorize for listing on the Nasdaq National Market the shares of Purchaser Common Stock issuable, and those required to be reserved for issuance, in connection with the Acquisition, upon official notice of issuance.

  5.16 INDEMNIFICATION. For a period of two years after the Effective Time, the Company shall indemnify and hold harmless each person who has at any time prior to the Effective Time been an officer, director or employee of the Company or other person entitled to be indemnified by the Company pursuant to its Memorandum of Association or Articles of Association as they are currently in effect on the date hereof to the same extent as provided in such documents.

  5.17 NOTIFICATION. Between the date of this Agreement and the Effective Time, each party will promptly notify the other in writing if that party becomes aware of any fact or condition that causes or constitutes a breach of any of such party's representations and warranties as of the date of this Agreement, or if the party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

  5.18 DELISTING OF ADRS. Prior to the Effective Time, the Company will delist from the Nasdaq National Market, the American Depository Receipts ("ADRs") of the Company, evidencing ownership of American Depository Shares, which represent Company Ordinary Shares, which ADRs are traded on the Nasdaq National Market.

  5.19 AMENDMENT TO THE ARTICLES OF ASSOCIATION. The Resolution presented by the Company at the General Meeting shall include a proposal to amend the Articles of Association in the manner provided by paragraph C of the draft Resolution set out in Exhibit C, incorporating such changes thereto as Company shall determine, provided the written consent of Purchaser is obtained (such consent not to be unreasonably withheld or delayed).

  5.20 ISSUANCE OF COMPANY ORDINARY SHARES AFTER SCHEME. Purchaser covenants with the Company (for itself and as trustee for holders of options over the Company Ordinary Shares), in order to permit the proper operation of the Articles of Association (as amended by the Resolution), that, upon service of a Vendor Notice or a Purchaser Notice (as such terms are defined in the said Articles, as so amended), it will issue to the person from whom such new Company Ordinary Shares ("Later Shareholders") are acquired by Purchaser shares of Purchaser Common Stock in accordance with the Exchange Ratio, as may be adjusted pursuant to the Articles of Association (as so amended), in consideration of the transfer to Purchaser of such Company Ordinary Shares. No fraction of a share of Purchaser Common Stock will be issued to the Later Shareholders by virtue of the forgoing sentence, but in lieu thereof each Later Shareholder who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock to be received by such holder) shall receive from Purchaser an amount of cash calculated as set out in Article 4B of the Articles of Association (as so amended). The Purchaser Common Stock issued will be fully paid and non-assessable, will rank equally in all respects with all Purchaser Common Stock in issue at the time (other than as regards any dividend or other distribution payable by reference to a second date preceding the date of allotment).

  5.21 FORM S-8. Purchaser agrees to file a registration statement on Form S-8 for the shares of Purchaser Common Stock issuable to any Later Shareholders in accordance with Section 5.20 hereof no later than 10 days after the Effective Time.

  5.22 COMPANY SHARE OPTION PLANS.

  (a) Prior to the Effective Time, Purchaser will make a written offer to holders of outstanding options under the Company Share Option Plans, which offer will be subject to consummation of the Acquisition, to exchange their outstanding Company Options for options to purchase Purchaser Common Stock to be issued under Purchaser's Employee Incentive Compensation Plan ("Purchaser Options"). Any acceptance of such offer will be effective immediately after the Effective Time. The Purchaser Options offered by Purchaser to the holders of Company Options will have the following terms and conditions: (i) the vested or unvested status of the Purchaser Options and the vesting schedule shall be identical to that provided by the terms of the applicable Company Share Option Plan, giving effect to any accelerated vesting by virtue of a "change of control," it being understood that, to the extent applicable, the optionholder's acceptance of Purchaser's offer pursuant to this Section shall constitute an agreement to "release options" in consideration of the grant of "equivalent options" in Purchaser and, as a result, Purchaser Options will reflect the remaining vesting schedule of the Company Option, (ii) the term of the Purchaser Options shall be identical to that provided in the applicable Company Share Option Plan; provided, however, that if the terms of the applicable Company Share Option Plan provides that the Company Option will expire or terminate prior to the first anniversary of the Effective Time, whether due to a change of control or by virtue of termination of employment after the Effective Time, than the term of the Purchaser Option shall expire or terminate on the first anniversary of the Effective Time, and (iii) except as set forth above, the terms and conditions of the Purchaser Options shall be substantially identical to those set forth in the applicable Company Share Option Plan. Pursuant to the exchange offer, (1) Company Options shall be exercisable (when vested) for that number of whole shares of Purchaser Common Stock equal to the product of the number of shares of Company Ordinary Shares that were issuable upon exercise of such Company Options immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Purchaser Common Stock, and (2) the per share exercise price for the shares of Purchaser Common Stock issuable upon exercise of such Purchaser Options shall be equal to the quotient determined by dividing the exercise price per share of Company Ordinary Shares at which such Company Options were exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent. Purchaser shall make the offer in accordance with applicable securities laws, including, without limitation, requiring, where it believes necessary, the use of investor representatives for optionholders, and the Company shall cooperate with Purchaser in the offer.

  (b) Purchaser and the Company agree to consider in good faith including the exchange offer provided for in (a) above as part of the Scheme for purposes of obtaining the High Court's approval of the exchange offer.

6. CONDITIONS TO THE ACQUISITION

6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ACQUISITION. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, and the Order of the High Court regarding the Scheme shall not be filed with the U.K. Registrar of Companies until the following conditions have been met:

    (a) Shareholder Approval. The Agreement, the Acquisition as a Scheme, and the Resolution at the General Meeting, shall have been approved and adopted by the requisite vote under applicable law of the shareholders of the Company.

    (b) High Court Approval/Filing. The Scheme shall have been sanctioned, and the proposed reduction of the Company's share capital shall have been confirmed, by the High Court.

    (c) Registration Statement Effective. If a Registration Statement is filed, the SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

    (d) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

    (e) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

    (f) Opinion of Accountants. Each of the parties to this Agreement shall have received letters from its respective accountants with respect to pooling of interests that shall be satisfactory to the other party; provided, however, that the satisfaction of this condition shall not be required to enforce the obligation of Purchaser to effect the Acquisition if the non-satisfaction of this condition is due to an action or inaction of Purchaser which prevents treating the business combination to be effected by the Acquisition as a pooling of interests.

    (g) Nasdaq Listing. The shares of Purchaser Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Acquisition shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

  6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, and the Order of the High Court regarding the Scheme shall not be filed with the U.K. Registrar of Companies until the following conditions have been met, any of which may be waived, in writing, exclusively by the Company:

    (a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and the Company shall have received a certificate to such effect signed on behalf of Purchaser by the President, Chief Operating Officer or Chief Financial Officer of Purchaser.

    (b) Agreements and Covenants. Purchaser shall have performed or complied in all materials respect with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to Effective Time, and the Company shall have received a certificate to such effect signed by the President, Chief Operating Officer or Chief Financial Officer of Purchaser.

    (c) Legal Opinion. The Company shall have received a legal opinion from Katten Muchin & Zavis, legal counsel to Purchaser, in substantially the form attached hereto as Exhibit F.

    (d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Purchaser.

    (e) Affiliate Agreements. Each of the parties identified by Purchaser pursuant to Section 5.10 hereof as being an Affiliate of Purchaser shall have delivered to Purchaser an executed Purchaser Affiliate Agreement which shall be in full force and effect.

    (f) Tax Opinion. The Company shall have received a legal opinion from Ropes & Gray, legal counsel to the Company, to the effect that the Acquisition will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Code.

  6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, and the Order of the High Court regarding the Scheme shall not be filed with the U.K. Registrar of Companies until the following conditions have been met, any of which may be waived, in writing, exclusively by Purchaser:

    (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except for the representations and warranties in Section 2.5 (b), 2.7, 2.9 and 2.19 to the extent specifically given as of the Effective Time, and without giving effect to any notice thereof pursuant to Section 5.17 hereof; Purchaser shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company;

    (b) Agreement of Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Purchaser shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company.

    (c) Third Party Consents. Purchaser shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Purchaser's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of the Company and for the Company to consummate the transactions contemplated hereby except when the failure to receive such consents, etc. would not have a Material Adverse Effect on the Company.

    (d) Legal Opinions. Purchaser shall have received a legal opinion from Ropes & Gray, U.S. legal counsel to the Company, in substantially the form attached hereto as Exhibit G, a legal opinion from Macfarlanes, English legal counsel to the Company, in substantially the form attached hereto as Exhibit H, a legal opinion from Ziegler, Ziegler & Altman, legal counsel for Morgan Guaranty Trust Company of

  New York, the Depository for the Company's ADSs, in substantially the form attached hereto as Exhibit I, and a legal opinion of Hughes & Luce, additional legal counsel to the Company, in substantially the form attached hereto as Exhibit J.

    (e) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company; provided that, for purposes of this Section 6.3(e), a Material Adverse Effect on the Company shall not be deemed to have occurred as a result of
  (i) a decline in the actual or potential future financial condition, properties, assets, liabilities, businesses, operations or results of operations of the Company provided that the Company has operated its business in accordance with Section 4.1 and otherwise consistent with its past practices, (ii) losses of employees or other matters related to the transactions contemplated hereby (including, without limitation, the public announcement thereof), or (iii) actions taken by the Company at the specific request of Purchaser.

    (f) Affiliate Agreements. Each of the parties identified by the Company pursuant to Section 5.10 hereof as being an Affiliate of the Company shall have delivered to Purchaser an executed Company Affiliate Agreement which shall be in full force and effect.

    (g) Transfer of Minority Interests. Any minority interest in the Company subsidiaries not already held by the Company or a wholly-owned subsidiary of the Company shall have been validly transferred to a nominee of Purchaser.

    (h) Termination of the Stock Purchase Plan. The Company shall have terminated the Stock Purchase Plan.

7. TERMINATION, AMENDMENT AND WAIVER

  7.1 TERMINATION. This Agreement may be terminated and the Acquisition abandoned by notice served at any time prior to noon (London time) on the business day immediately following the date on which the High Court shall sanction the Scheme:

    (a) by mutual written consent of the Company and Purchaser;

    (b) by any party if the Company's shareholders do not approve the Acquisition at the Court Meeting or do not approve the Resolution at the General Meeting as provided in this Agreement;

    (c) by Purchaser if:

      (i) there has been a material breach of any representation, warranty, covenant or agreement, contained in this Agreement on the part of the Company and such breach has not been cured within ten (10) business days after written notice to the Company (provided, that Purchaser is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in
    Section 6.3(a) or Section 6.3(b), as the case may be, will not be satisfied, or

      (ii) the Board of Directors of the Company adversely amends, withholds or withdraws its recommendation of the Acquisition, or shall have resolved or publicly announced or disclosed to any third party its intention to do so, or the Acquisition is not submitted to the Company's shareholders as contemplated by this Agreement (provided that Purchaser is not in material breach of the terms of this Agreement);

    (d) by the Company if:

      (i) there has been a material breach of any representation, warranty, covenant or agreement, contained in this Agreement on the part of the Purchaser and such breach has not been cured within ten (10) business days after written notice to the Purchaser (provided, that the Company is not in material breach of the terms of this Agreement; and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in
    Section 6.2(a) or Section 6.2(b), as the case may be, will not be satisfied,

      (ii) the Board of Directors of Purchaser adversely amends, withholds or withdraws its recommendation of the Acquisition (provided that the Company is not in material breach of the terms of this Agreement), or

    (e) by any party hereto if: (i) there shall be a final, non-appealable order of a Federal or state court, or the High Court in effect preventing consummation of the Acquisition; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity which would make consummation of the Acquisition illegal or which would prohibit Purchaser's ownership or operation of all or a material portion of the business of the Company, or compel Purchaser to dispose of or hold separate all or a material portion of the business or assets of the Company or Purchaser as a result of the Acquisition;

    (f) by any party hereto if the Acquisition shall not have been consummated by August 31, 1998 (provided that if the Acquisition shall not have been consummated solely due to the waiting period, or any extension thereof, under the HSR Act not having expired or been terminated, then such date shall be extended to December 31, 1998); provided, further, that the right to terminate this Agreement under this Section 7.1(f) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and

    (g) by any party if the Board of Directors of the Company accepts or approves a Superior Proposal, or recommends a Superior Proposal to the shareholders of the Company.

  Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

  7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, the Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and, provided that the provisions of Sections 5.3(b) and 5.5 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

  7.3 NOTICE OF TERMINATION. Any termination of this Agreement under Section
7.1 above will be effective immediately upon the delivery of written notice made in accordance with Section 8.1 below by the terminating party to the other party hereto (which shall be copied by facsimile to Macfarlanes (attention: Tim Oldridge) and Clifford Chance (attention: Martin Richards).

  7.4. AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

  7.5. EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8. GENERAL PROVISIONS

  8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (a) if to Purchaser, to:
      1815 South Meyers Road
      Oak Brook Terrace, Illinois 60181
      Attention: Andrew J. Filipowski
      Telecopy No.: (630) 691-0710

      with a copy to:
      Katten Muchin & Zavis
      525 West Monroe, Suite 1600
      Chicago, Illinois 60661
      Attention: Matthew S. Brown, Esq.
      Telecopy No.: (312) 902-1061

    (b) if to Company, to:
      1800 West Loop South
      Houston, Texas 77027
      Attention: Chief Executive Officer
      Telecopy No.: (713) 625-9470

      with a copy to:
      Ropes & Gray
      One International Place
      Boston, Massachusetts 02110
      Attention: Gregory Moore, Esq.
      Telecopy No.: (617) 951-7050

  8.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

  8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  8.4 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Purchase Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Effective Time and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically set forth in Section 5.20.

  8.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provison.

  8.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

  8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

  8.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

  8.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties.

  IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

Platinum technolgy, inc.

                                          Learmonth & Burchett Management
                                          Systems PLC

By:                                       By:
Name:                                     Title:
Title:                                      Chief Executive Officer and
                                          President

                                 APPENDIX A-1
                                                                   9 March 1998

THIS SUPPLEMENTAL AGREEMENT is made on 9 March, 1998.

BETWEEN (1) PLATINUM technology inc., a Delaware Corporation ("PLATINUM")

        (2) LEARMONTH & BURCHETT MANAGEMENT SYSTEMS Plc, a company incorporated in England and Wales ("LBMS")

RECITALS(A) By an Agreement and Plan of Reorganisation dated as of 2 January,
            1998 ("the Agreement"), PLATINUM and LBMS have agreed, inter alia, terms for the acquisition by PLATINUM of LBMS.

        (B) LBMS and PLATINUM have agreed, inter alia, that the Section 7.1 Agreement shall be amended.

AGREEMENT

LBMS and PLATINUM hereby agree that:

1       the words:

        "This Agreement shall be terminated and the Acquisition abandoned by notice served at any time prior to noon (London time) on the business day immediately following the date on which the High Court shall sanction the Scheme:"

        where they appear at the commencement of Section 7.1 of the Agreement shall be replaced with the words

        "This Agreement may be terminated and the Acquisition abandoned by notice served at any time prior to 6.00 pm (London time) on the day immediately prior to the Hearing Date:";

2       the words:

        "The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, and the Order of the High Court regarding the Scheme shall not be filed with the UK Registrar of Companies until the following conditions have been met;"

        where they appear at the beginning of Section 6.1 of the Agreement shall be deleted and replaced with the words

        "The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction, immediately prior to 6.00 pm (London time) on the day immediately prior to the Hearing Date, or such later time as set forth below, of the following conditions, and if not so satisfied the Company shall withdraw its application for the Scheme to be sanctioned by the Court:";

3       the words:

        "The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, and the Order of the High Court regarding the Scheme shall not be filed with the UK Registrar of Companies until the following conditions have been met, any of which may be waived, in writing, exclusively by the Company:"

                                     A-1-1
        where they appear at the beginning of Section 6.2 of the Agreement shall be deleted and replaced with the words

        "The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction, immediately prior to the 6:00 pm (London time) on the day immediately prior to the Hearing Date, or such later time as set forth below, of the following conditions, and if not so satisfied, or waived, in writing, exclusively by the Company, the Company shall withdraw its application for the Scheme to be sanctioned by the Court:";

4       the words:

        "The obligations of Purchaser to consummate the effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, and the Order of the High Court regarding the Scheme shall not be filed with the UK Registrar of Companies until the following conditions have been met, any of which may be waived, in writing, exclusively by Purchaser."

        where they appear at the beginning of Section 6.3 of the Agreement shall be deleted and replaced with the words

        "The obligations of Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction, immediately prior to 6:00 pm (London time) on the day immediately prior to the Hearing Date, or such later time as set forth below, of the following conditions, and if not so satisfied, or waived, in writing, exclusively by Purchaser, the Company shall withdraw its application for the Scheme to be sanctioned by the Court:";

5       the words:

        "on the Hearing Date" are added at the end of Section 6.1.(b).

6       Section 6.3(g) is hereby deleted and replaced with the following:

        "The Company shall have delivered to Purchaser executed documents validly transferring any minority interest in the Company subsidiaries not already held by the Company or a wholly-owned subsidiary of the Company to a nominee of Purchaser, which documents shall be held in trust by Purchaser pending consummation of the Acquisition, and which shall be returned to the Company in the event that the Acquisition is not consummated."; and

7 that the Agreement be construed and interpreted accordingly and, in all other respects, the provisions of the Agreement shall continue in full and effect without amendment.

IN WITNESS WHEREOF, PLATINUM and LBMS have caused this Agreement to be signed by themselves as their duly authorised respective officers, all as of the date first written above.

PLATINUM technology inc.             Learmonth & Burchett Management Systems Plc

By:  /s/ Larry S. Freedman           By:  /s/ Michael S. Bennett
  -----------------------------         ---------------------------------------

Name:  Larry S. Freedman             Name:  Michael S. Bennett
   ----------------------------           -------------------------------------

Title:  Senior V.P. and
         General Counsel             Title:  CEO/President
  -----------------------------          --------------------------------------

                                     A-1-2

                                                              December 31, 1997

                                                                   CONFIDENTIAL

Board of Directors
Learmonth & Burchett Management Systems plc
Evelyn House
62 Oxford Street
London, W1N9LF
U.K.

Dear Members of the Board:

  We understand that Learmonth & Burchett Management Systems plc ("LBMS") and PLATINUM technology, inc. ("PLATINUM") propose to enter into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which (i) each ordinary share of LBMS, ten (10) pence each ("LMBS Ordinary Shares"), will be cancelled, (ii) shares of PLATINUM common stock, $0.001 par value per share ("PLATINUM Common Stock"), will be issued to LBMS shareholders in accordance with the Exchange Ratio (as defined in the Agreement) and (iii) new shares of LBMS Common Stock, representing one hundred percent of the outstanding LBMS Ordinary Shares will be issued to PLATINUM. The above described transaction (the "Transaction") for purposes of the laws of the United Kingdom ("U.K."), will be effected by way of a Scheme of Arrangement under Section 425 of the U.K. Companies Act 1985 and, for purposes of the laws of the United States, is intended to constitute a tax-free reorganization within the meaning of section 368(a) of the United States Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. The terms and conditions of the Transaction are more fully detailed in the Agreement.

  You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to LBMS shareholders.

  Broadview Associates focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to the LBMS Board of Directors and will receive a fee from LBMS upon the successful conclusion of the Transaction.

  In rendering our opinion, we have, among other things:

    1.) reviewed the terms of the Agreement and Plan of Reorganization and the associated schedules thereto in the form of the draft dated December 26, 1997 (the "Agreement") furnished to us by Ropes & Gray on December 29, 1997 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

    2.) reviewed LBMS' Form 10-K for its fiscal year ended April 30, 1996, including the audited financial statements included therein, and LBMS' Form 10-Q for the six months ended October 31, 1997, including the unaudited financial statements included therein;

    3.) reviewed financial projections for LBMS prepared and provided to us by LBMS management;

    4.) participated in discussions with LBMS management concerning the operations, business strategy, financial performance and prospects for LBMS;

    5.) discussed with LBMS management its view of the strategic rationale for the Transaction;

    6.) reviewed the reported closing prices and trading activity for LBMS' American Depository Shares;

    7.) compared certain aspects of the financial performance of LBMS with public companies we deemed comparable;

    8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

    9.) reviewed PLATINUM's annual report and Form 10-K for its fiscal year ended December 31, 1996, including the audited financial statements included therein, and PLATINUM's Form 10-Q for the nine months ended September 30, 1997, including the unaudited financial statements included therein;

    10.) participated in discussions with PLATINUM management concerning the operations, business strategy, financial performance and prospects for PLATINUM;

    11.) discussed with PLATINUM management its view of the strategic rationale for the Transaction;

    12.) reviewed the reported closing prices and trading activity for PLATINUM Common Stock;

    13.) compared certain aspects of the financial performance of PLATINUM with public companies we deemed comparable;

    14.) considered the total number of shares of PLATINUM Common Stock outstanding, the average weekly trading volume of PLATINUM Common Stock, and the maximum time period for LBMS shareholders to liquidate their PLATINUM Common Stock given SEC regulations;

    15.) reviewed recent equity analyst reports covering LBMS and PLATINUM;

    16.) analyzed the anticipated effect of the Transaction on the future financial performance of the consolidated entity;

    17.) participated in negotiations and discussions related to the Transaction among LBMS, PLATINUM and their legal advisors; and

    18.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by LBMS or PLATINUM. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of LBMS as to the future performance of LBMS. We have neither made nor obtained an independent appraisal or valuation of any of LBMS' assets. We have not reviewed any internal financial projections prepared by PLATINUM management as such projections have not been made available to us.

  Based upon and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to LBMS shareholders.

  For purposes of this opinion, we have assumed that neither LBMS nor PLATINUM is currently involved in any material transaction other the Transaction, other transactions of which we are aware and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions may impact this opinion. We express no opinion as to the price at which PLATINUM Common Stock will trade subsequent to the Effective Time (as defined in the Agreement).

  This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of LBMS in connection with its consideration of the Transaction and does not constitute a recommendation to any LBMS shareholder as to how such shareholder should vote on the Transaction. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview Associates hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to LBMS shareholders in connection with the Transaction.

                                          Sincerely,

                                          Broadway Associates llc

                                  APPENDIX C

IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

  The Private Securities Litigation Reform Act of 1995 provides a new "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Learmonth & Burchett Management Systems Plc (the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this exhibit in order to do so. Accordingly, the Company hereby identifies the following important factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecast or estimated by the Company in forward-looking statements.

  The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this report and presented elsewhere by management from time to time in Company filings with the Securities and Exchange Commission.

  (a) Restructuring--In August 1996, the Board of Directors approved a plan to restructure the Company's operations and made changes to executive management. Included in the restructuring was a shift in the Company's development and marketing efforts to focus substantially all its resources on the Company's Process Engineer product line, eliminating or substantially reducing its development and marketing investment in the System Engineer, Insight, GUI Guidelines and Client Server Guidelines product lines, and to discontinue its direct sales and service operations outside the U.S. The Company replaced its non-U.S. operations with third-party distributor relationships. There is no assurance that such distributors will be successful. Also, the Company discontinued its telesales operations in the U.S. The Company's future ability to generate sustained profitability is dependent on the Company's Process Engineer product line and the Company's direct sales operations in the U.S. There is no assurance that the Company will be able to generate or sustain profitability. The Company has not historically been successful in selling its Process Engineer product line outside the U.S.

  In connection with the Company's restructuring plan, the Company recorded a $17.6 million restructuring charge in the three months ended October 31, 1996. The restructuring charge was comprised primarily of lease costs, severance and other employee costs and impairment of certain operating assets, principally outside the U.S.

  The restructuring actions may result in a substantially reduction in the Company's cash balance. The estimated total cash requirements associated with the restructuring actions is substantial, however, currently, such cash requirements extend over several years. Additionally, the Company's restructuring plan could result in additional claims or liabilities which the Company has not anticipated or included in the restructuring charge. Unanticipated claims or liabilities could result in additional cash needs for the Company.

  Publicity concerning the Company's reported loss for fiscal 1997 and losses reported in previous years, could adversely affect the Company's operations and financial position including the ability to complete product sales and retain or attract key management and other personnel.

  (b) Fluctuations in Operating Results; Seasonality. The Company has experienced substantial fluctuations in quarterly operating results in the past, and future operating results could vary substantially from quarter to quarter. Fluctuations in operating results may result in volatility in the price of the ADSs. The Company generally fulfills orders as received and as a result typically has little or no product license backlog. Quarterly revenue and operating results therefore depend on the volume and timing of orders received during the quarter, which are difficult to forecast. In addition, the Company historically has recognized a substantial portion of its revenue in the last weeks of a quarter. To the extent this trend continues, the failure to achieve such revenue in the last weeks of any given quarter may have a material adverse effect on the Company's financial results for that quarter. The timing of sales and related revenue recognition is influenced by a number of other factors, including seasonal customer buying patterns, changes in product development and sales and marketing expenditures, and compensation incentives for sales teams. Because the Company's staffing and operating expenses are based on anticipated revenue levels and a high percentage of the Company's costs are fixed in the short-term, small variations in timing of recognition of specific revenue can cause significant variations in operating results from quarter to quarter. Results from quarter to quarter may not be indicative of future results. There can be no assurance that the Company will be able to sustain profitability on an annual or quarterly basis.

  (c) Need for Market Acceptance of Process Management. The Company's product lines are designed specifically for process management in the client/server environment. The Company's future financial performance will depend in large part on continued growth in the number of organizations using process management tools to manage their development processes. The Company believes that while the market for process management tools is growing, it is still immature. Even if broader market acceptance is achieved, there can be no assurance that the market will continue to grow or that the Company will be able to respond effectively to the evolving requirements of the market. The Company's reduced focus and investment on products other than process management could result in reduced opportunities for sales of process management products and adversely affect the Company's business, financial condition and results of operations.

  (d) Risks Relating to New Product Releases and Product Enhancements. The Company's future success will depend, in large part, upon the Company's ability to enhance its current process management product line and develop and introduce new products to meet customers' process management tool needs as well as emerging industry standards. There can be no assurance that the Company will be able to successfully develop and market a broader line of such products or that the Company will not encounter unexpected difficulties and delays in enhancing its existing products. The Company has introduced a new product, Deliverables Manager, which has required and will continue to require substantial development, marketing, management and other investment. There can be no assurance that Deliverables Manager or other new products or product enhancements will meet the requirements of the marketplace or achieve market acceptance.

  Software products such as the products offered by the Company often encounter development delays and may contain undetected errors or failures when introduced or when new versions are released. Because of the complexity of the Company's products and the possibility of unforeseen technical problems in the development process, the Company risks missing announced delivery dates for new products or product enhancements. The Company has in the past and may in the future experience delays in the introduction of new products and product enhancements. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of a new product or product enhancement of its functioning after release. Substantial delays in the availability of any of the Company's products could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, products such as those offered by the Company may contain undetected or unresolved software errors when they are first introduced or as new or enhanced versions are released. The Company has in the past discovered software errors in certain of its new products and product enhancements. Although the Company has not experienced any material adverse effects resulting from any such errors to date, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in new products or releases after commencement of commercial shipments resulting in loss of or delay in market acceptance, which could have a material adverse effect on the Company's business, financial condition and results of operations.

  (e) Rapid Technological Change. The market for process and asset management tools is characterized by rapid technological advances, evolving industry standards, changes in customer requirements and frequent new product introductions and enhancements. The Company's future success will depend in part on its ability to enhance its existing products and introduce new products that address changing customer requirements and emerging industry standards, such as new operating systems, including Windows 95. Any failure by the Company to anticipate or respond adequately to technology developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue. In addition, from time to time the Company or others may announce products, features or technologies which have the potential to shorten the life cycle or replace the Company's existing products. Such announcements could cause customers to defer the decision to buy, or determine not to buy, the Company's products, which would have a material adverse effect on the Company's business, financial condition and results of operations.

  (f) Competition. The process and asset management tools market is extremely competitive, fragmented and rapidly changing, and is characterized by a lack of standards and numerous competitors in the areas of tools, methodologies and services. The Company believes that its ability to compete depends on many factors both within and outside of its control, including corporate and product reputation, product architecture, functionality and features, product quality, performance, ease-of-use, quality of support, availability of product implementation and training services, and price.

  In addition, because of the complexities inherent in software development, software companies and the information technology departments of other business organizations may determine that it is more cost effective to develop their own software tools offering similar solutions to those products offered by the Company. Furthermore, the Company faces the risk that vendors of tools, databases and other elements of the client/server development market may add to their products some or all of the functionality that the Company's products provided to customers, thereby reducing the number of prospective customers in need of the Company's products. There can be no assurance that the loss of customers will not have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company expects competition from existing and additional competitors to increase. Many of the Company's competitors have, and new competitors may have, larger technical staffs, more established and larger marketing and sales organizations, better developed distribution systems and significantly greater financial resources than the Company. There can be no assurance that either existing or new competitors will not develop products that are superior to the Company's products or that achieve greater market acceptance. There can be no assurance that future competition will not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, distribution channels, technical requirements and levels and bases of competition may differ as the Company introduces new products, and there can be no assurance that the Company will be able to compete favorably. In addition, a proliferation of software products to meet the needs of the process and asset management tools market may have a downward pressure on the prices of such products. Such downward pressure on product prices could have an impact on the Company's operating margins. There can be no assurance that the Company could avoid these price pressures.

  (g) Risks Relating to Indirect Sales Channels. An important aspect of the Company's future sales and marketing strategy is to increase the effectiveness of current indirect sales channels outside the U.S. and develop indirect channels inside the U.S. Although the Company currently sells its products through indirect sales channels outside the U.S., revenue from such sales, particularly since the restructuring, has been minimal. There can be no assurance that the Company will be able to increase revenue from its current indirect sales channels or establish new indirect sales channels. There can be no assurance that any current distributor of the Company's products will continue to represent the Company's products, and the inability to improve the effectiveness of current indirect sales channels or establish new indirect sales channels could adversely affect the Company's business, financial condition and results of operations. The Company's strategy of marketing its products directly to end-users and indirectly through distributors may result in distribution channel conflicts, particularly in the U.S. The Company's direct sales efforts may compete with those of its indirect channels and to the extent different distributors target the same customers, distributors may also come into conflict with each other. Although the Company attempts to allocate the markets for its products among its distribution channels in a manner to avoid potential conflicts, there can be no assurance that channel conflict will not materially and adversely affect its relationship with existing distributors.

  (h) Dependence on Proprietary Technology. The Company's success is heavily dependent upon proprietary technology. The Company's products are licensed to customers under signed license agreements containing, among other things, provisions protecting against the unauthorized use, copying and transfer of the licensed program. In addition, the Company relies on a combination of trade secret, copyright and trademark laws, non-disclosure agreements and contractual provisions to protect its proprietary rights in its products and technology. The Company has no patents or patent applications pending, and existing trade secrets and copyright laws afford only limited protection. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the U.K. and the U.S. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies.

  The Company is not aware that any of its products, trademarks or other proprietary rights infringe the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. As the number of software products in the market increases and the functionality of these products further overlap, software developers may become increasingly subject to infringement claims. Any such claims against the Company, with or without merit, could be time-consuming and expensive to defend, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty agreements, if required, may not be available on terms acceptable to the Company, or at all, which could have a material adverse effect on the Company's business, financial condition and results of operations.

  (i) Dependence on Key Personnel. The Company's future success depends to a significant extent on the performance of a number of key management and technical personnel, the loss of one or more of whom could have a material adverse effect on the Company. The Company's success will also depend in part on its ability to attract and retain qualified professional, technical, managerial, sales and marketing and customer support personnel. Competition for such personnel in the software industry is intense. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop new and enhanced products and to conduct its operations successfully.

  (j) Risks Associated with Global Operations. Although the Company's restructuring strategy (discussed in (a) above) relies primarily on the U.S. marketplace, the Company's current and future efforts outside the U.S. are subject to risks inherent in international business activities, including, in particular, general economic conditions in each such country, overlapping of differing tax structures, managing an organization spread over various jurisdictions, unexpected changes in regulatory requirements and complying with a variety of foreign laws and regulations. Other risks associated with operations outside the U.S. in general include import and export licensing requirements, trade restrictions and changes in tariff and freight rates. There can be no assurance that these factors will not have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company's non-U.S. sales have historically been denominated in foreign currencies. To date, the Company has not established an exchange rate hedging policy and has not engaged in any significant exchange rate hedging activities to minimize the risks of exchange rate fluctuations. The Company may seek to implement hedging techniques in the future with respect to its foreign currency transactions. There can be no assurance that the Company will be successful in such hedging activities. Gains and losses on the translation and/or conversion of foreign transactions into U.S. dollars may contribute to fluctuations in the Company's results of operations. Although the Company has not experienced any material adverse impact to date from fluctuations in foreign currencies, there can be no assurance that the Company will not experience a material adverse affect on its business, financial condition and results of operations from fluctuations in foreign currencies in the future.

  (k) Prior Losses; Risks Associated with Management of Changing Business. The Company experienced losses in fiscal 1994, 1995, 1996 and 1997. While the Company has refocused its strategy, there can be no assurance that such reorientation will result in sustained profitability. Furthermore, in connection with such reorientation, the Company has experienced and will continue to experience a period of transition. This transition has placed, and may continue to place, a significant strain on its resources, including its personnel. If Company management is unable to manage these changes effectively, the Company's business, financial condition and results of operations will be materially adversely affected.

  Many of the foregoing factors discussed have been discussed in the Company's prior SEC filings and, had the Act become effective at a different time, would have been discussed in earlier SEC filings. The foregoing review of factors pursuant to the Private Litigation Securities Reform Act of 1995 should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of said Act.

IN THE HIGH COURT OF JUSTICE                                  NO. 001300 OF 1998
CHANCERY DIVISION
COMPANIES COURT

          IN THE MATTER OF LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC
                                      AND
                    IN THE MATTER OF THE COMPANIES ACT 1985
                 (UNDER SECTION 425 OF THE COMPANIES ACT 1985)

                               PINK FORM OF PROXY
       TO BE USED FOR THE COURT MEETING OF THE HOLDERS OF ORDINARY SHARES

I/We.........................................of................................
 ..................... (Please insert full name(s) and address in BLOCK CAPITALS)
being a holder/holders of Ordinary Shares of Learmonth & Burchett Management
Systems Plc ("LBMS") HEREBY APPOINT the Chairman of the Meeting .....(see note 5 below) as my/our proxy for me/us and on my/our behalf at the Meeting of the holders of Ordinary Shares of LBMS convened by the High Court of Justice of England and Wales to be held at 9:00 a.m. Houston time (3:00 p.m. London time) on 20 April, 1998 at LBMS' executive offices, 1800 West Loop South, Suite 900, Houston, Texas 77027, USA and at any adjournment thereof. The proxy is to vote as instructed in respect of the resolution specified below.

                             RESOLUTION                       FOR                         AGAINST
------------------------------------------------------------------------------------------------------------
Important:                   The Resolution      Signature (see notes 2 and 3) Signature (see notes 2 and 3)
 . If you wish to vote for    approving the
the                          Scheme of
 Scheme of Arrangement,      Arrangement dated
 sign in the box marked      27 March, 1998 as
 "FOR".                      contained in the
 . If you wish to vote        circular and proxy
against                      statement to        ............................. .............................
 the Scheme of Arrangement,  shareholders dated
 sign in the Box marked      27 March, 1998.
 "AGAINST".


Dated this ............. day of..............1998   IMPORTANT: SEE NOTES BELOW.

1. In the case of joint holders, only one signature is required. The vote of the senior who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority will be determined by the order in which the names stand in the Register of Members in respect of the joint holding.
2. If the member is a company or other corporation, this Form of Proxy must be executed under its common seal or under the hand of an officer or attorney duly authorized in writing.
3. This Form of Proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof may be completed, signed and deposited with LBMS' Registrars, Computershare Services plc, PO Box 82, Caxton House, Redcliffe Way, Bristol BS99 7YA, England, not later than 9:00 a.m. Houston time (3:00 p.m. London time) on 18 April, 1998. However, if this Form of Proxy is not so lodged, it will still be valid if it is handed to the Chairman of the Meeting.
4. United States holders of LBMS shares should note that they may alternatively return this Form of Proxy so that it is received at LBMS' executive offices in Houston by 12:00 p.m. Houston time on 16 April, 1998; LBMS has made arrangements to send completed Forms of Proxy received by it by such time and date by courier to its Registrars in England.
5. A member may appoint a proxy of his own choice. If such an appointment is made, delete the words "the Chairman of the Meeting", initial the alteration and insert the name of the person appointed as proxy in the space provided. The person to whom this Proxy is given need not be a member of the Company but must attend the Meeting in person to represent you.
6. Any alteration to this Form of Proxy must be initialled by the person who signs it.
7. This Form of Proxy is NOT for use by holders of LBMS American Depository Receipts.
8. Completion and return of this Form of Proxy will not prevent you from attending and voting at the Court Meeting should you subsequently decide to do so.

                  LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC

                              GREEN FORM OF PROXY
                TO BE USED AT THE EXTRAORDINARY GENERAL MEETING

I/We................................... of ....................................
 ...............................................................................
                     (Please insert full name(s) and address in BLOCK CAPITALS)

being a holder/holders of Ordinary Shares of Learmonth & Burchett Management Systems Plc ("LBMS") HEREBY APPOINT the Chairman of the
Meeting .............................. (see note 6 below) as my/our proxy for me/us and on my/our behalf at an Extraordinary General Meeting of LBMS to be held at 9:15 a.m. Houston time (3:15 p.m. London time) on 20 April, 1998 (or as soon thereafter as the Court Meeting of the holders of Scheme Shares (as defined in the Notice of the Extraordinary General Meeting) shall have concluded or been adjourned) at LBMS' executive offices, 1800 West Loop South, Suite 900, Houston, Texas 77027, USA and at any adjournment thereof. The proxy is to vote as instructed in respect of the resolution specified below.


  RESOLUTION                                                        FOR   AGAINST
---------------------------------------------------------------------------------
  The Special Resolution approving: (i) the Agreement and Plan of
  Reorganisation dated as of 2 January 1998; (ii) the Scheme of
  Arrangement dated 27 March 1998; (iii) the reduction of LBMS'
  share premium accounts and share capital; (iv) the authority to the directors of LBMS to allot shares; and (v) the amendment of the Articles of Association of LBMS.


Dated this    day of         Signature(s) ........... (see notes 2 and 3 below)
1998.

Notes

1. Please indicate how you wish your proxy to vote by placing a tick in the appropriate box. Unless otherwise indicated, the proxy will exercise his discretion either as to how he votes or as to whether or not he abstains from voting.

2. In the case of joint holders, the signature of one holder will be sufficient. The vote of the senior who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority will be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

3. If the member is a company or other corporation, this Form of Proxy must be executed under its common seal or under the hand of an officer or attorney duly authorised in writing.

4. To be valid this Form of Proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof must be completed, signed and deposited with LBMS' Registrars, Computershare Services plc, PO Box 82, Caxton House, Redcliffe Way, Bristol BS99 7YA, England, not later than 9:15 a.m. Houston time (3:15 p.m. London time) on 18 April, 1998.

5. United States holders of LBMS shares should note that they may alternatively return this Form of Proxy so that it is received at LBMS' executive offices in Houston by 12:00 p.m. Houston time on 16 April, 1998; LBMS has made arrangements to send completed Forms of Proxy received by it by such time and date by courier to its Registrars in England.

6. A member may appoint a proxy of his own choice. If such an appointment is made, delete the words "the Chairman of the Meeting", initial the alteration and insert the name of the person appointed as proxy in the space provided. The person to whom this Proxy is given need not be a member of the Company but must attend the Meeting in person to represent you.

7. Any alteration to this Form of Proxy must be initialled by the person who signs it.

8. This Form of Proxy is NOT for use by holders of LBMS American Depository Receipts.

9. Completion and return of this Form of Proxy will not prevent you from attending and voting at the Extraordinary General Meeting should you subsequently decide to do so.